PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 2, 2004)

                           $716,530,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2004-IQ8
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            CDC MORTGAGE CAPITAL INC.
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                           WASHINGTON MUTUAL BANK, FA
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            AS MORTGAGE LOAN SELLERS

                                 --------------
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-IQ8
                                 --------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2004-IQ8 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be
100 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial, multifamily and manufactured housing community properties. The
Series 2004-IQ8 Certificates are not obligations of Morgan Stanley Capital I
Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by
"institutional quality" whole loans.

                                 --------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                                 --------------

     Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL            INITIAL              PASS-THROUGH          RATINGS
   CLASS       CERTIFICATE BALANCE(1)     PASS-THROUGH RATE     RATE DESCRIPTION(2)     (S&P/FITCH)
-----------   ------------------------   -------------------   ---------------------   ------------

Class A-1           $ 10,000,000                 2.25%                 Fixed              AAA/AAA
Class A-2           $ 61,500,000                 3.96%                 Fixed              AAA/AAA
Class A-3           $119,000,000                 4.50%                 Fixed              AAA/AAA
Class A-4           $123,500,000                 4.90%                 Fixed              AAA/AAA
Class A-5           $354,129,000                 5.11%                 Fixed              AAA/AAA
Class B             $ 18,981,000                 5.19%                 Fixed               AA/AA
Class C             $ 21,828,000                 5.30%                 Fixed                A/A
Class D             $  7,592,000                 5.53%                 Fixed               A-/A-

                                 --------------

(1)  The certificate balances are approximate and may vary by up to 5%.

(2)  The pass-through rate for the Class A-5, Class B, Class C and Class D
     Certificates will be a per annum rate equal to the lesser of 5.11%, 5.19%,
     5.30% and 5.53%, respectively, and the weighted average net mortgage rate.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                --------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Greenwich Capital Markets, Inc. and WaMu Capital Corp. will act as co-managers with respect to the offered certificates. Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp., the
underwriters, will purchase the certificates offered to you from Morgan Stanley
Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about August 24, 2004. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $719,955,257, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley
Capital I Inc.

                                 --------------

                                 MORGAN STANLEY
RBS GREENWICH CAPITAL                                         WAMU CAPITAL CORP.
                                 August 11, 2004

                         MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-through Certificates, Series 2004-IQ8
                      Geographic Overview of Mortgage Pool

                                 [MAP OMITTED]

NEW YORK                                NEW MEXICO
3 properties                            5 properties
$44,179,002                             $9,299,931
5.8% of total                           1.2% of total

PENNSYLVANIA                            TEXAS
1 property                              6 properties
$2,138,602                              $20,214,077
0.3% of total                           2.7% of total

OHIO                                    MISSISSIPPI
7 properties                            1 property
$20,028,373                             $3,374,591
2.6% of total                           0.4% of total

MICHIGAN                                KENTUCKY
3 properties                            1 property
$4,160,344                              $1,088,373
0.5% of total                           0.1% of total

INDIANA                                 TENNESSEE
1 property                              5 properties
$1,009,128                              $15,467,846
0.1% of total                           2.0% of total

WISCONSIN                               FLORIDA
1 property                              5 properties
$2,601,448                              $31,091,601
0.3% of total                           4.1% of total

ILLINOIS                                GEORGIA
2 properties                            1 property
$72,630,000                             $5,659,330
9.6% of total                           0.7% of total

MINNESOTA                               NORTH CAROLINA
3 properties                            2 properties
$6,758,379                              $8,179,578
0.9% of total                           1.1% of total

NEBRASKA                                VIRGINIA
3 properties                            1 property
$6,355,452                              $50,207,136
0.8% of total                           6.6% of total

WASHINGTON                              MARYLAND
2 properties                            4 properties
$8,180,970                              $21,499,461
1.1% of total                           2.8% of total

OREGON                                  DISTRICT OF COLUMBIA
2 properties                            1 property
$12,364,772                             $94,923,896
1.6% of total                           12.5% of total

UTAH                                    NEW JERSEY
3 properties                            2 properties
$4,324,743                              $13,683,033
0.6% of total                           1.8% of total

NEVADA                                  CONNECTICUT
4 properties                            1 property
$63,822,898                             $2,696,757
8.4% of total                           0.4% of total

CALIFORNIA                              MASSACHUSETTS
20 properties                           2 properties
$190,395,185                            $13,893,111
25.1% of total                          1.8% of total

ARIZONA
6 properties
$9,512,571
1.3% of total

COLORADO
4 properties
$9,934,874
1.3% of total

HAWAII
1 property
$9,562,500
1.3% of total

--------------------------------------

[ ] (less than) 1.0%
    of Cut-Off Date Balance

[ ] 1.0% - 5.0%
    of Cut-Off Date Balance

[ ] 5.1% - 10.0%
    of Cut-Off Date Balance

[ ] (greater than) 10.0%
    of Cut-Off Date Balance

--------------------------------------

[PICTURE OMITTED]                       [PICTURE OMITTED]

COLUMBIA PLAZA, Washington, DC          ANAHEIM MARRIOTT, Anaheim, CA

                                        [PICTURE OMITTED]

[PICTURE OMITTED]                       [PICTURE OMITTED]

NORTHBRIDGE RETAIL, Chicago, IL         BEVERLY CENTER, Los Angeles, CA

[PICTURE OMITTED]                       [PICTURE OMITTED]

WESTCLIFF HOUSE OFFICE PARK, Las Vegas, NV

[PICTURE OMITTED]                       [PICTURE OMITTED]

MHC - MARALAGO CAY, Lantana, FL

                                        [PICTURE OMITTED]

[PICTURE OMITTED]                       [PICTURE OMITTED]

WORLD APPAREL CENTER, New York, NY      RENAISSANCE III, Las Vegas, NV

                                        [PICTURE OMITTED]

[PICTURE OMITTED]                       [PICTURE OMITTED]

CAPE MAY COURTHOUSE SUPER FRESH,        BULL RUN PLAZA, Manassas, VA
Cape May, NJ

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                ---------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2004-IQ8 Certificates are not obligations of Morgan Stanley
Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                                ---------------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                                ---------------

     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                ---------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
Persons"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

                                      S-3

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

         Distributions of Prepayment Premiums and Yield Maintenance

     The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and
         Authenticating Agent ..............................................S-88
         The Trustee .......................................................S-88
         The Fiscal Agent ..................................................S-88
         The Paying Agent, Certificate Registrar and Authenticating Agent ..S-88

         Certain Rights to Consult with and Direct the CSFB 2004-C1 Special

                                      S-5

APPENDIX III - SIGNIFICANT LOAN SUMMARIES .................................III-1
APPENDIX IV - TERM SHEET ...................................................IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS ........................V-1

                                      S-6

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

-------------------------------------------------------------------------------------------------------------------------
                               APPROXIMATE      APPROXIMATE                     APPROXIMATE
                                 INITIAL          INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                   CERTIFICATE      PASS-THROUGH       RATINGS         TOTAL        AVERAGE       WINDOW
CREDIT SUPPORT     CLASS         BALANCE            RATE         (S&P/FITCH)    CERTIFICATES  LIFE (YRS.)    (MONTHS)
-------------------------------------------------------------------------------------------------------------------------

  12.000%        Class A-1      $10,000,000        2.25%           AAA/AAA         1.32%           0.52          1 - 12
-------------------------------------------------------------------------------------------------------------------------
  12.000%        Class A-2      $61,500,000        3.96%           AAA/AAA         8.10%           3.40         12 - 59
-------------------------------------------------------------------------------------------------------------------------
  12.000%        Class A-3     $119,000,000        4.50%           AAA/AAA         15.67%          5.55         59 - 87
-------------------------------------------------------------------------------------------------------------------------
  12.000%        Class A-4     $123,500,000        4.90%           AAA/AAA         16.27%          7.79         87 - 111
-------------------------------------------------------------------------------------------------------------------------
  12.000%        Class A-5     $354,129,000        5.11%           AAA/AAA         46.64%          9.71        111 - 119
-------------------------------------------------------------------------------------------------------------------------
   9.500%         Class B       $18,981,000        5.19%            AA/AA          2.50%           9.96        119 - 120
-------------------------------------------------------------------------------------------------------------------------
   6.625%         Class C       $21,828,000        5.30%             A/A           2.87%          10.05        120 - 128
-------------------------------------------------------------------------------------------------------------------------
   5.625%         Class D        $7,592,000        5.53%            A-/A-          1.00%          11.24        128 - 142
-------------------------------------------------------------------------------------------------------------------------
   4.500%         Class E        $8,542,000        5.84%          BBB+/BBB+        1.13%          12.38        142 - 156
-------------------------------------------------------------------------------------------------------------------------
   3.875%         Class F        $4,745,000        5.84%           BBB/BBB         0.62%          13.27        156 - 163
-------------------------------------------------------------------------------------------------------------------------
   3.000%         Class G        $6,643,000        5.84%          BBB-/BBB-        0.87%          13.99        163 - 173
-------------------------------------------------------------------------------------------------------------------------
     ----        Class H-O      $22,777,960         ----            ----            ----          ----         ----
-------------------------------------------------------------------------------------------------------------------------
     ----        Class X-1         ----             ----           AAA/AAA          ----          ----         ----
-------------------------------------------------------------------------------------------------------------------------
     ----        Class X-2         ----             ----           AAA/AAA          ----          ----         ----
-------------------------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X-1 Certificates initially will be
     $759,237,960 and the notional amount of the Class X-2 Certificates initially will be $715,341,000.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class
     A-5 Certificates represent the approximate credit support for the Class
     A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates in the
     aggregate.

o    The initial certificate balance may vary by up to 5%.

o    The Class X-1 and Class X-2 Certificates (together, the "Class X
     Certificates) and the Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
     A-4 Certificates will be fixed at their respective per annum rates set forth above. The pass-through rates for the Class A-5, Class B, Class C and
     Class D Certificates will be equal to 5.11%, 5.19%, 5.30% and 5.53%, respectively, subject to a cap at the weighted average net mortgage rate.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans, (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates,
     (iii) payment in full on the "anticipated repayment date" or stated
     maturity date of each underlying mortgage loan, and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations"
     in this prospectus supplement.

o    The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.
     These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

                                      S-7

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

    --------
             Offered certificates.
    --------
    --------
             Certificates not offered pursuant to this prospectus supplement.
    --------

                                      S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by Morgan Stanley
                                            Capital I Inc. on the closing date.
                                            All payments to you will come only
                                            from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 100 mortgage loans
                                            secured by first mortgage liens on
                                            103 commercial, manufactured housing
                                            community and multifamily
                                            properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2004-IQ8.

MORTGAGE POOL.............................  The mortgage pool consists of 100 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of August 1, 2004, of
                                            approximately $759,237,960, which
                                            may vary by up to 5%. Each mortgage
                                            loan requires scheduled payments of
                                            principal and/or interest to be made
                                            monthly. For purposes of those
                                            mortgage loans that have a due date
                                            on a date other than the first of
                                            the month, we have assumed that
                                            those mortgage loans are due on the
                                            first of the month for purposes of
                                            determining their cut-off dates and
                                            cut-off date balances.

                                            As of August 1, 2004, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $744,556 to
                                            approximately $94,923,896 and the
                                            mortgage loans had an approximate
                                            average balance of $7,592,380.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust
                                            2004-IQ8.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National
                                            Association will act as master
                                            servicer with respect to all of the
                                            mortgage loans in the trust, other
                                            than the Non-Trust Serviced Pari
                                            Passu Loans.

SPECIAL SERVICER..........................  Midland Loan Services, Inc. will act as special servicer with respect to
                                            all of the mortgage loans in the
                                            trust, other than the Non-Trust
                                            Serviced Pari Passu Loans.

PRIMARY SERVICERS.........................  Union Central Mortgage Funding,
                                            Inc., with respect to those mortgage
                                            loans sold to us by Union Central
                                            Mortgage Funding, Inc., Principal
                                            Global Investors, LLC with respect
                                            to those mortgage loans sold to us
                                            by Principal Commercial Funding,
                                            LLC, Washington Mutual Bank, FA,
                                            with respect to those mortgage loans
                                            sold to us by Washington Mutual
                                            Bank, FA and John Hancock Real
                                            Estate Finance, Inc., with respect
                                            to those mortgage loans sold to us
                                            by John Hancock Real Estate Finance,
                                            Inc.

TRUSTEE...................................  LaSalle Bank National Association, a
                                            national banking association.

                                      S-9

FISCAL AGENT..............................  ABN AMRO Bank, N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the Trustee.

PAYING AGENT..............................  Wells Fargo Bank, N.A., which will also act as the certificate
                                            registrar. See "Description of the
                                            Offered Certificates--The Paying
                                            Agent, Certificate Registrar and
                                            Authenticating Agent" in this
                                            prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates outstanding at any time
                                            of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement. The
                                            initial operating adviser will be
                                            Citigroup Alternative Investments
                                            LLC.

                                            With respect to Mortgage Loan No. 4,
                                            the holders of the related C Note
                                            will initially be entitled to
                                            exercise certain rights of the
                                            operating adviser. With respect to
                                            Mortgage Loan No. 31, the holder of
                                            the related B Note will initially be
                                            entitled to exercise certain rights
                                            of the operating adviser. See
                                            "Servicing of the Mortgage
                                            Loans--Servicing of Certain Mortgage
                                            Loans with Other Financing" in this
                                            prospectus supplement.

                                            The operating adviser will not have
                                            any rights with respect to any
                                            Non-Trust Serviced Pari Passu Loan
                                            (other than, in limited
                                            circumstances, the World Apparel
                                            Center Pari Passu Loan) under any
                                            Other Pooling and Servicing
                                            Agreement, other than, in certain
                                            instances, certain consultation
                                            rights, as more fully discussed in
                                            this prospectus supplement.

SELLERS...................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 18 mortgage loans,
                                            representing 44.8% of the initial
                                            outstanding pool balance.

                                            CDC Mortgage Capital Inc., as to 7
                                            mortgage loans, representing 21.5%
                                            of the initial outstanding pool
                                            balance.

                                            Union Central Mortgage Funding,
                                            Inc., as to 49 mortgage loan,
                                            representing 11.3% of the initial
                                            outstanding pool balance.

                                            Principal Commercial Funding, LLC,
                                            as to 12 mortgage loans,
                                            representing 9.0% of the initial
                                            outstanding pool balance.

                                            Washington Mutual Bank, FA, as to 4
                                            mortgage loans, representing 8.7% of
                                            the initial outstanding pool
                                            balance.

                                            John Hancock Real Estate Finance,
                                            Inc., as to 10 mortgage loans,
                                            representing 4.8% of the initial
                                            outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated,
                                            Greenwich Capital Markets, Inc. and
                                            WaMu Capital Corp.

CUT-OFF DATE..............................  August 1, 2004. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices hereto), scheduled
                                            payments due in August 2004 with
                                            respect to mortgage loans not having
                                            payment dates on the first of each
                                            month have been deemed received on
                                            August 1, 2004, not the actual day
                                            on which such scheduled payments are
                                            due.

                                      S-10

CLOSING DATE..............................  On or about August 24, 2004.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in September 2004 (or if the 15th is
                                            not a business day, the next
                                            succeeding business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                            -----------------------------------
EXPECTED FINAL DISTRIBUTION DATES.........  Class A-1          August 15, 2005
                                            -----------------------------------
                                            Class A-2           July 15, 2009
                                            -----------------------------------
                                            Class A-3         November 15, 2011
                                            -----------------------------------
                                            Class A-4         November 15, 2013
                                            -----------------------------------
                                            Class A-5           July 15, 2014
                                            -----------------------------------
                                             Class B           August 15, 2014
                                            -----------------------------------
                                             Class C           April 15, 2015
                                            -----------------------------------
                                             Class D            June 15, 2016
                                            -----------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates. Mortgage loans with
                                            anticipated repayment dates are
                                            assumed to repay in full on such
                                            dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date
                                            in June 2040.

                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is
                                            offering the following 8 classes of
                                            its Series 2004-IQ8 Commercial
                                            Mortgage Pass-Through Certificates:

                                            o   Class A-l

                                            o   Class A-2

                                            o   Class A-3

                                            o   Class A-4

                                            o   Class A-5

                                            o   Class B

                                            o   Class C

                                            o   Class D

                                            The entire series will consist of a
                                            total of 24 classes, the following
                                            16 of which are not being offered by
                                            this prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class E, Class F, Class
                                            G, Class H, Class J, Class K, Class
                                            L, Class M, Class N, Class O, Class
                                            EI, Class R-I, Class R-II and Class
                                            R-III.

                                      S-11

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5%:

                                            -----------------------------------
                                            Class A-1              $10,000,000
                                            -----------------------------------
                                            Class A-2              $61,500,000
                                            -----------------------------------
                                            Class A-3             $119,000,000
                                            -----------------------------------
                                            Class A-4             $123,500,000
                                            -----------------------------------
                                            Class A-5             $354,129,000
                                            -----------------------------------
                                             Class B               $18,981,000
                                            -----------------------------------
                                             Class C               $21,828,000
                                            -----------------------------------
                                             Class D                $7,592,000
                                            -----------------------------------

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to that class.

                                            The Class X-1 and Class X-2
                                            Certificates, which are private
                                            certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class EI, Class R-I,
                                            Class R-II and Class R-III
                                            Certificates) outstanding from time
                                            to time.

                                            The notional amount of the Class X-2
                                            Certificates at any time on or
                                            before the distribution date
                                            occurring in August 2011 will be an
                                            amount equal to the then outstanding
                                            aggregate notional amount of the
                                            Class A-2, Class A-3, Class A-4,
                                            Class A-5, Class B, Class C, Class
                                            D, Class E, Class F, Class G, Class
                                            H, Class J and Class K components.
                                            After the distribution date
                                            occurring in August 2011, the
                                            notional amount of the Class X-2
                                            Certificates will be equal to zero.

                                            As of any distribution date, the
                                            notional amount of the Class A-2,
                                            Class A-3, Class A-4, Class A-5,
                                            Class B, Class C, Class D, Class E,
                                            Class F, Class G, Class H, Class J
                                            and Class K components will
                                            generally be equal to the lesser of
                                            (i) the certificate balance of the
                                            corresponding class of certificates
                                            as of such date (taking into account
                                            any distributions of principal made
                                            on, and any realized losses
                                            allocated to, such classes of
                                            certificates) and (ii) the amount
                                            specified for such component and
                                            such distribution date on Schedule B
                                            to this prospectus supplement.

                                            Accordingly, the notional amount of
                                            the Class X-1 Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class EI, Class R-I,
                                            Class R-II and Class R-III
                                            Certificates) outstanding from time
                                            to time. The notional amount of the
                                            Class X-2 Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to, any component
                                            and any class of certificates
                                            included in the calculation of the
                                            notional amount for the Class X-2
                                            Certificates on such distribution
                                            date, as described above, to the
                                            extent that such distribution or
                                            allocation of losses reduces the
                                            principal balance of the related
                                            class of certificates to a balance
                                            that is lower than the amount shown
                                            on Schedule B to this prospectus

                                      S-12

                                            supplement. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in August 2011.

                                            Upon initial issuance, the aggregate
                                            notional amount of the Class X-1
                                            Certificates will be $759,237,960
                                            and the aggregate notional amount of
                                            the Class X-2 Certificates will be
                                            $715,341,000, in each case, subject
                                            to a permitted variance of plus or
                                            minus 5%. The notional amount of
                                            each Class X-1 and Class X-2
                                            Certificate is used solely for the
                                            purpose of determining the amount of
                                            interest to be distributed on such
                                            certificate and does not represent
                                            the right to receive any
                                            distributions of principal.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                            -----------------------------------
                                            Class A-1         2.25% (Fixed)
                                            -----------------------------------
                                            Class A-2         3.96% (Fixed)
                                            -----------------------------------
                                            Class A-3         4.50% (Fixed)
                                            -----------------------------------
                                            Class A-4         4.90% (Fixed)
                                            -----------------------------------
                                            Class A-5     5.11% (Fixed/WAC Cap)
                                            -----------------------------------
                                             Class B      5.19% (Fixed/WAC Cap)
                                            -----------------------------------
                                             Class C      5.30% (Fixed/WAC Cap)
                                            -----------------------------------
                                             Class D      5.53% (Fixed/WAC Cap)
                                            -----------------------------------

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-4 Certificates will be fixed at
                                            their respective per annum rates set
                                            forth above. The pass-through rates
                                            for the Class A-5, Class B, Class C
                                            and Class D Certificates will be a
                                            per annum rate equal to the lesser
                                            of 5.11%, 5.19%, 5.30% and 5.53%,
                                            respectively, and the weighted
                                            average net mortgage rate.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.15% per annum.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective Class X-1 Strip Rates at
                                            which interest accrues from time to
                                            time on the respective components of
                                            the total notional amount of the
                                            Class X-1 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of one of the
                                            classes of the Principal Balance
                                            Certificates. In general, the
                                            certificate balance of each class of
                                            Principal Balance Certificates will
                                            constitute a separate component of
                                            the total notional amount of the
                                            Class X-1 Certificates; provided
                                            that, if a portion, but not all, of
                                            the certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            on Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate

                                      S-13

                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            on or before August 2011, and any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-1 Strip Rate"
                                            will be calculated as follows:

                                            o   if such particular component
                                                consists of the entire
                                                certificate balance of any class
                                                of Principal Balance
                                                Certificates, and if such
                                                certificate balance also
                                                constitutes, in its entirety, a
                                                component of the total notional
                                                amount of the Class X-2
                                                Certificates immediately prior
                                                to the related distribution
                                                date, then the applicable Class
                                                X-1 Strip Rate will equal the
                                                excess, if any, of (a) the
                                                weighted average net mortgage
                                                rate for such distribution date,
                                                over (b) the greater of (i) the
                                                rate per annum corresponding to
                                                such distribution date as set
                                                forth on Schedule A to this
                                                prospectus supplement and (ii)
                                                the pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates;

                                            o   if such particular component
                                                consists of a designated portion
                                                (but not all) of the certificate
                                                balance of any class of
                                                Principal Balance Certificates,
                                                and if such designated portion
                                                of such certificate balance also
                                                constitutes a component of the
                                                total notional amount of the
                                                Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the weighted average net
                                                mortgage rate for such
                                                distribution date, over (b) the
                                                greater of (i) the rate per
                                                annum corresponding to such
                                                distribution date as set forth
                                                on Schedule A to this prospectus
                                                supplement and (ii) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates;

                                            o   if such particular component
                                                consists of the entire
                                                certificate balance of any class
                                                of Principal Balance
                                                Certificates, and if such
                                                certificate balance does not, in
                                                whole or in part, also
                                                constitute a component of the
                                                total notional amount of the
                                                Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the weighted average net
                                                mortgage rate for such
                                                distribution date, over (b) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates; and

                                            o   if such particular component
                                                consists of a designated portion
                                                (but not all) of the certificate
                                                balance of any class of
                                                Principal Balance Certificates,
                                                and if such designated portion
                                                of such certificate balance does
                                                not also constitute a component
                                                of the total notional amount of
                                                the Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the weighted average net
                                                mortgage rate for such
                                                distribution date, over (b) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates.

                                      S-14

                                            For any distribution date occurring
                                            after August 2011, the certificate
                                            balance of each class of Principal
                                            Balance Certificates will constitute
                                            a separate component of the total
                                            notional amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the weighted
                                            average net mortgage rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will the
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.87% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            August 2011 will equal the weighted
                                            average of the respective Class X-2
                                            Strip Rates at which interest
                                            accrues from time to time on the
                                            respective components of the total
                                            notional amount of the Class X-2
                                            Certificates outstanding immediately
                                            prior to the related distribution
                                            date (weighted on the basis of the
                                            respective balances of such
                                            components outstanding immediately
                                            prior to such distribution date).
                                            Each of those components will be
                                            comprised of all or a designated
                                            portion of the certificate balance
                                            of a specified class of Principal
                                            Balance Certificates. If all or a
                                            designated portion of the
                                            certificate balance of any class of
                                            Principal Balance Certificates is
                                            identified on Schedule B to this
                                            prospectus supplement as being part
                                            of the total notional amount of the
                                            Class X-2 Certificates immediately
                                            prior to any distribution date, then
                                            that certificate balance (or
                                            designated portion thereof) will
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-2 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date. For any
                                            distribution date occurring on or
                                            before August 2011, and any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-2 Strip Rate"
                                            will equal the excess, if any, of:

                                            o   the lesser of (a) the rate per
                                                annum corresponding to such
                                                distribution date as set forth
                                                on Schedule A to this prospectus
                                                supplement and (b) the weighted
                                                average net mortgage rate for
                                                such distribution date, over

                                            o   the pass-through rate for such
                                                distribution date for the class
                                                of Principal Balance
                                                Certificates whose certificate
                                                balance, or a designated portion
                                                thereof, comprises such
                                                component.

                                            Under no circumstances will the
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The pass-through rates for the Class
                                            E, Class F and Class G Certificates
                                            will be equal to a rate equal to the
                                            weighted average net mortgage rate.
                                            The pass-through rates applicable to
                                            each of the Class H, Class J, Class
                                            K, Class L, Class M, Class N and
                                            Class O Certificates will, at all
                                            times, be equal to the lesser of
                                            4.79% per annum and the weighted
                                            average net mortgage rate.

                                            The "weighted average net mortgage
                                            rate" for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            minus a weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,

                                      S-15

                                            the primary servicing fee rate and
                                            the trustee fee rate related to such
                                            mortgage loans. The relevant
                                            weighting is based upon the
                                            respective scheduled principal
                                            balances of the mortgage loans as in
                                            effect immediately prior to the
                                            relevant distribution date. For
                                            purposes of calculating the weighted
                                            average net mortgage rate, the
                                            mortgage loan interest rates of such
                                            mortgage loans will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates of such mortgage
                                            loans will also be determined
                                            without regard to any loan term
                                            modifications agreed to by the
                                            special servicer or resulting from
                                            any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the weighted
                                            average net mortgage rate, if a
                                            mortgage loan does not accrue
                                            interest on a 30/360 basis, its
                                            interest rate for any month will, in
                                            general, be deemed to be the rate
                                            per annum that, when calculated on a
                                            30/360 basis, will produce the
                                            amount of interest that actually
                                            accrues on that mortgage loan in
                                            that month and as further adjusted
                                            as described in this prospectus
                                            supplement.

DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                            Step l/Class A and Class X: To
                                            interest on Classes A-1, A-2, A-3,
                                            A-4, A-5, X-1 and X-2, pro rata, in
                                            accordance with their interest
                                            entitlements.

                                            Step 2/Class A: To the extent of
                                            amounts then required to be
                                            distributed as principal, (i) first,
                                            to the Class A-1 Certificates, until
                                            the Class A-1 Certificates are
                                            reduced to zero, (ii) second, to the
                                            Class A-2 Certificates, until the
                                            Class A-2 Certificates are reduced
                                            to zero, (iii) third, to the Class
                                            A-3 Certificates, until the Class
                                            A-3 Certificates are reduced to
                                            zero, (iv) fourth, to the Class A-4
                                            Certificates, until the Class A-4
                                            Certificates are reduced to zero and
                                            (iv) fifth, to the Class A-5
                                            Certificates, until the Class A-5
                                            Certificates are reduced to zero. If
                                            the principal amount of each class
                                            of principal balance certificates
                                            other than Classes A-1, A-2, A-3,
                                            A-4 and A-5 has been reduced to zero
                                            as a result of losses on the
                                            mortgage loans or an appraisal
                                            reduction, principal will be
                                            distributed to Classes A-1, A-2,
                                            A-3, A-4 and A-5, pro rata, in
                                            accordance with their principal
                                            balances.

                                            Step 3/Class A and Class X: To
                                            reimburse Classes A-1, A-2, A-3, A-4
                                            and A-5 and, with respect to
                                            interest only, Class X-1 and Class
                                            X-2, pro rata, for any previously
                                            unreimbursed losses on the mortgage
                                            loans that were previously borne by
                                            those classes, together with
                                            interest at the applicable
                                            pass-through rate.

                                            Step 4/Class B: To Class B as
                                            follows: (a) to interest on Class B
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class B in the amount of its
                                            principal entitlement until its
                                            principal balance is reduced to
                                            zero; and (c) to reimburse Class B
                                            for any previously unreimbursed
                                            losses on the mortgage loans
                                            allocable to principal that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                      S-16

                                            Step 5/Class C: To Class C as
                                            follows: (a) to interest on Class C
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class C in the amount of its
                                            principal entitlement until its
                                            principal balance is reduced to
                                            zero; and (c) to reimburse Class C
                                            for any previously unreimbursed
                                            losses on the mortgage loans
                                            allocable to principal that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                            Step 6/Class D: To Class D as
                                            follows: (a) to interest on Class D
                                            in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class D in the amount of its
                                            principal entitlement until its
                                            principal balance is reduced to
                                            zero; and (c) to reimburse Class D
                                            for any previously unreimbursed
                                            losses on the mortgage loans
                                            allocable to principal that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                            Step 7/Subordinate Private
                                            Certificates: In the amounts and
                                            order of priority described in the
                                            pooling and servicing agreement.

                                            Each Certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................  A description of the interest entitlement payable to each class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            1 full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            non-recoverable advances, payment of
                                            compensation and reimbursement of
                                            certain costs and expenses will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to the sum of:

                                            o   the principal portion of all
                                                scheduled payments, other than
                                                balloon payments, to the extent
                                                received or advanced by the
                                                master servicer or other party
                                                (in accordance with the Pooling
                                                and Servicing Agreement) during
                                                the related collection period;

                                            o   all principal prepayments and
                                                the principal portion of balloon
                                                payments received during the
                                                related collection period;

                                            o   the principal portion of other
                                                collections on the mortgage
                                                loans received during the
                                                related collection period, such
                                                as liquidation proceeds,
                                                condemnation proceeds, insurance
                                                proceeds and income on "real
                                                estate owned"; and

                                            o   the principal portion of
                                                proceeds of mortgage loan
                                                repurchases received during the
                                                related collection period;

                                      S-17

                                            subject, however, to the adjustments
                                            described in this prospectus
                                            supplement. See the definition of
                                            "Principal Distribution Amount" in
                                            the "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X-1 and Class X-2
                                            Certificates, on the one hand, and
                                            the classes of certificates entitled
                                            to principal, on the other hand, is
                                            described in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement.

SUBORDINATION

A.   GENERAL..............................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with hyperamortizing
                                            loans) on any distribution date is
                                            depicted in descending order. The
                                            manner in which mortgage loan losses
                                            (including interest other than
                                            certain excess interest (over the
                                            amount of interest that would have
                                            accrued if the interest rate did not
                                            increase) in connection with
                                            hyperamortizing loans) are allocated
                                            is depicted in ascending order.

                                            ------------------------------------
                                              Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-5, Class X-1* and
                                                         Class X-2*
                                            ------------------------------------

                                            ------------------------------------
                                                          Class B
                                            ------------------------------------

                                            ------------------------------------
                                                          Class C
                                            ------------------------------------

                                            ------------------------------------
                                                          Class D
                                            ------------------------------------

                                            ------------------------------------
                                                        Classes E-O
                                            ------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            * Interest only certificates. No
                                            principal payments or realized loan
                                            losses of principal will be
                                            allocated to the Class X-1 and Class
                                            X-2 Certificates. However, any
                                            mortgage loan losses allocated to
                                            any class of principal balance
                                            certificates will reduce the
                                            notional amount of the Class X-1
                                            Certificates and any mortgage loan
                                            losses allocated to any component
                                            included in the calculation of the
                                            notional amount of the Class X-2
                                            Certificates in that period will
                                            reduce the notional amount of the
                                            Class X-2 Certificates.

                                      S-18

B.   SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will reduce amounts
                                            available for distribution and will
                                            be allocated in the same manner as
                                            mortgage loan losses:

                                            o   shortfalls resulting from
                                                compensation which the special
                                                servicer is entitled to receive;

                                            o   shortfalls resulting from
                                                interest on advances made by the
                                                master servicer, the special
                                                servicer, the trustee or the
                                                fiscal agent, to the extent not
                                                covered by default interest and
                                                late payment charges paid by the
                                                borrower (or, in the case of
                                                advances made with respect to
                                                the Pari Passu Loans, the
                                                portion of such amounts, if any,
                                                that is allocable to the trust);
                                                and

                                            o   shortfalls resulting from a
                                                reduction of a mortgage loan's
                                                interest rate by a bankruptcy
                                                court or other modification or
                                                from other unanticipated,
                                                extraordinary or default-related
                                                expenses of the trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            the cut-off date. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in August
                                            2004 have been deemed received on
                                            August 1, 2004.

B.   PRINCIPAL BALANCES...................  The trust's primary assets will be
                                            100 mortgage loans with an aggregate
                                            principal balance as of August 1,
                                            2004 of approximately $759,237,960.
                                            It is possible that the aggregate
                                            mortgage loan balance will vary by
                                            up to 5%. As of August 1, 2004, the
                                            principal balance of the mortgage
                                            loans in the mortgage pool ranged
                                            from approximately $744,556 to
                                            approximately $94,923,896 and the
                                            mortgage loans had an approximate
                                            average balance of $7,592,380.

C.   FEE SIMPLE/LEASEHOLD.................  99 mortgaged properties, securing mortgage loans representing 89.9% of
                                            the initial outstanding pool
                                            balance, are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a fee simple estate
                                            in such mortgaged properties. 2
                                            mortgaged properties, securing
                                            mortgage loans representing 0.8% of
                                            the initial outstanding pool
                                            balance, are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a fee/leasehold
                                            interest in such mortgaged
                                            properties. 2 mortgaged properties,
                                            securing mortgage loans representing
                                            9.3% of the initial outstanding pool
                                            balance, are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a leasehold
                                            interest in such mortgaged
                                            properties.

                                      S-19

D.   PROPERTY TYPES.......................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

           ---------------------------------------------------------------------
                                          PERCENTAGE OF      NUMBER OF MORTGAGED
                                       INITIAL OUTSTANDING    PROPERTIES IN THE
                 PROPERTY TYPE             POOL BALANCE         MORTGAGE POOL
           ---------------------------------------------------------------------
           Retail                              46.9%                  47
           ---------------------------------------------------------------------
           Office                              27.7%                  20
           ---------------------------------------------------------------------
           Hospitality                          9.9%                   1
           ---------------------------------------------------------------------
           Industrial                           7.7%                  24
           ---------------------------------------------------------------------
           Manufactured Housing
              Community                         2.8%                   1
           ---------------------------------------------------------------------
           Multifamily                          2.1%                   4
           ---------------------------------------------------------------------
           Self Storage                         1.7%                   4
           ---------------------------------------------------------------------
           Other Use                            0.9%                   1
           ---------------------------------------------------------------------
           Mixed Use                            0.3%                   1
           ---------------------------------------------------------------------

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            5 states and the District of
                                            Columbia with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                     PROPERTY LOCATION

           ---------------------------------------------------------------------
                                          PERCENTAGE OF
                                             INITIAL        NUMBER OF MORTGAGED
                                        OUTSTANDING POOL     PROPERTIES IN THE
                     STATE                   BALANCE           MORTGAGE POOL
           ---------------------------------------------------------------------
           California                          25.1%                 20
           ---------------------------------------------------------------------
           District of Columbia                12.5%                  1
           ---------------------------------------------------------------------
           Illinois                             9.6%                  2
           ---------------------------------------------------------------------
           Nevada                               8.4%                  4
           ---------------------------------------------------------------------
           Virginia                             6.6%                  1
           ---------------------------------------------------------------------
           New York                             5.8%                  3
           ---------------------------------------------------------------------

                                            The remaining mortgaged properties
                                            are located throughout 25 other
                                            states. None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 5.0% of the initial
                                            outstanding pool balance.

F.   OTHER MORTGAGE LOAN
     FEATURES.............................  As of August 1, 2004, the mortgage loans had the following
                                            characteristics:

                                            o   The most recent scheduled
                                                payment of principal and
                                                interest on any mortgage loan
                                                was not 30 days or more past
                                                due, and no mortgage loan has
                                                been 30 days or more past due in
                                                the past year.

                                            o   9 groups of mortgage loans are
                                                made to the same borrower or
                                                borrowers related through common
                                                ownership and where, in general,
                                                the related mortgaged properties
                                                are commonly managed. The 3
                                                largest groups represent 7.7%,
                                                2.4% and 1.2%, respectively, of
                                                the initial outstanding pool
                                                balance. See Appendix II
                                                attached hereto.

                                            o   29 of the mortgaged properties
                                                securing mortgage loans,
                                                representing 22.9% of the
                                                initial outstanding pool
                                                balance, are each leased to a
                                                single tenant.

                                      S-20

                                            o   All of the mortgage loans bear
                                                interest at fixed rates.

                                            o   No mortgage loan permits
                                                negative amortization or the
                                                deferral of accrued interest
                                                (except excess interest that
                                                would accrue in the case of
                                                hyperamortizing loans after the
                                                applicable anticipated repayment
                                                date for such loans).

G.   BALLOON LOANS/ARD LOANS..............  As of August 1, 2004, the mortgage loans had the following additional
                                            characteristics:

                                            o   51 of the mortgage loans,
                                                representing 87.0% of the
                                                initial outstanding pool
                                                balance, are "balloon loans"
                                                (including the hyperamortizing
                                                loans). For purposes of this
                                                prospectus supplement, we
                                                consider a mortgage loan to be a
                                                "balloon loan" if its principal
                                                balance is not scheduled to be
                                                fully or substantially amortized
                                                by the loan's maturity date or
                                                anticipated repayment date, as
                                                applicable. Of these 51 mortgage
                                                loans:

                                            o   1 mortgage loan, representing
                                                1.0% of the initial outstanding
                                                pool balance, is a
                                                hyperamortizing loan which
                                                provides for an increase in the
                                                mortgage rate and/or principal
                                                amortization at a specified date
                                                prior to stated maturity. This
                                                loan is structured this way to
                                                encourage the borrower to repay
                                                the loan in full by the
                                                specified date (which is prior
                                                to the loan's stated maturity
                                                date) upon which these increases
                                                occur.

                                            o   The remaining 49 mortgage loans,
                                                representing 13.0% of the
                                                initial outstanding pool
                                                balance, are fully amortizing
                                                and are expected to have less
                                                than 5% of the original
                                                principal balance outstanding as
                                                of their related stated maturity
                                                dates.

H.   INTEREST ONLY LOANS..................  As of August 1, 2004, the mortgage loans had the following additional
                                            characteristics:

                                            o   6 mortgage loans, representing
                                                18.0% of the initial outstanding
                                                pool balance, provides for
                                                monthly payments of interest
                                                only for a portion of its term
                                                and then provides for the
                                                monthly payment of principal and
                                                interest over its remaining
                                                term.

                                            o   2 mortgage loans, representing
                                                10.2% of the initial outstanding
                                                pool balance, provide for
                                                monthly payments of interest
                                                only for their entire term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................  As of August 1, 2004, each of the mortgage loans restricted voluntary
                                            principal prepayments in one of the
                                            following ways:

                                            o   32 mortgage loans, representing
                                                77.5% of the initial outstanding
                                                pool balance, prohibit voluntary
                                                principal prepayments for a
                                                period ending on a date
                                                specified in the related
                                                mortgage note, which period is
                                                referred to in this prospectus
                                                supplement as a lockout period,
                                                but permit the related borrower,
                                                after an initial period of at
                                                least 2 years following the date
                                                of issuance of the certificates,
                                                to defease the mortgage loan by
                                                pledging to the trust
                                                "government securities" as
                                                defined in the Investment
                                                Company Act of 1940, subject to
                                                rating agency approval, and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage.

                                      S-21

                                            o   49 mortgage loans, representing
                                                12.0% of the initial outstanding
                                                pool balance, have either no
                                                lockout period or the lockout
                                                period has expired and the
                                                mortgage loans permit voluntary
                                                principal prepayments at any
                                                time if, for a certain period of
                                                time, accompanied by a
                                                prepayment premium calculated as
                                                the greater of a yield
                                                maintenance formula and 1.0% of
                                                the amount prepaid, of these
                                                loans.

                                            o   17 mortgage loans, representing
                                                9.7% of the initial outstanding
                                                pool balance, prohibit voluntary
                                                principal prepayments during a
                                                lockout period, and following
                                                the lockout period permit
                                                principal prepayment if
                                                accompanied by a prepayment
                                                premium calculated as the
                                                greater of a yield maintenance
                                                formula and 1.0% of the amount
                                                prepaid.

                                            o   1 mortgage loan, representing
                                                0.6% of the initial outstanding
                                                pool balance, prohibits
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                provides for a prepayment
                                                premium or yield maintenance
                                                charge calculated on the basis
                                                of the greater of a yield
                                                maintenance formula and 1.0% of
                                                the amount prepaid, and also
                                                permits the related borrower,
                                                after an initial period of at
                                                least 2 years following the date
                                                of the issuance of the
                                                certificates, to defease the
                                                mortgage loan by pledging to the
                                                trust "government securities" as
                                                defined in the Investment
                                                Company Act of 1940 and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage.

                                            o   1 mortgage loan, representing
                                                0.2% of the Initial Pool
                                                Balance, has no lockout period
                                                and the loan permits voluntary
                                                principal prepayment at any time
                                                if accompanied by a prepayment
                                                premium calculated in accordance
                                                with a yield maintenance formula
                                                or a prepayment premium equal to
                                                2.5%, 1.0% or the greater of a
                                                yield maintenance formula and
                                                1.0% of the amount prepaid,
                                                depending upon the date of
                                                prepayment.

                                            Notwithstanding the above, the
                                            mortgage loans generally (i) permit
                                            prepayment in connection with
                                            casualty or condemnation and certain
                                            other matters without payment of a
                                            prepayment premium or yield
                                            maintenance charge and (ii) provide
                                            for a specified period commencing
                                            prior to and including the maturity
                                            date or the anticipated repayment
                                            date during which the related
                                            borrower may prepay the mortgage
                                            loan without payment of a prepayment
                                            premium or yield maintenance charge.
                                            See the footnotes to Appendix II for
                                            more details about the various yield
                                            maintenance formulas.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o   3 mortgage loans, representing
                                                2.3% of the initial outstanding
                                                pool balance, contain holdback
                                                reserves of up to $520,168,
                                                which may be applied by the
                                                lender towards amounts
                                                outstanding on the related
                                                mortgage loan if certain
                                                conditions relating to tenant
                                                occupancy, rental income,
                                                post-closing delivery
                                                obligations and certain work
                                                items set forth in the related
                                                mortgage loan documents do not
                                                take place prior to a specified
                                                date. Such allocation by the
                                                lender will result in a partial
                                                prepayment of the related
                                                mortgage loan.

                                      S-22

                                            o   2 mortgage loans, representing
                                                1.2% of the initial outstanding
                                                pool balance, allow the release
                                                of a portion of the collateral
                                                for such mortgage loans if
                                                certain conditions are met,
                                                including the prepayment of a
                                                portion of the outstanding
                                                principal balance of the related
                                                mortgage loan.

                                            See the footnotes to Appendix II of
                                            this prospectus supplement for more
                                            details concerning certain of the
                                            foregoing provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of August 1, 2004, the mortgage loans had the following additional
                                            characteristics:

         I.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from
                                            4.670% per annum to 6.990% per
                                            annum, and a weighted average
                                            mortgage interest rate of 5.748% per
                                            annum;

         II.  REMAINING TERMS               Remaining terms to scheduled
                                            maturity ranging from 59 months to
                                            299 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 119 months;

         III. REMAINING
              AMORTIZATION TERMS            Remaining amortization terms
                                            ranging from 111 months to 366
                                            months, and a weighted average
                                            remaining amortization term of 322
                                            months;

         IV.  LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as
                                            described in this prospectus
                                            supplement, ranging from 28.8% to
                                            80.0%, and a weighted average
                                            loan-to-value ratio, calculated as
                                            described in this prospectus
                                            supplement, of 67.8%;

                                            For each of the mortgage loans, the
                                            loan-to-value ratio was calculated
                                            according to the methodology set
                                            forth in this prospectus supplement
                                            based on the estimate of value from
                                            a third-party appraisal conducted
                                            after February 1, 2003.

                                            For detailed methodologies, see
                                            "Description of the Mortgage
                                            Pool--Assessments of Property Value
                                            and Condition--Appraisals" in this
                                            prospectus supplement.

         V.   DEBT SERVICE COVERAGE
              RATIOS                        Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.10x to 2.58x, and a weighted
                                            average debt service coverage ratio,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, of 1.65x.
                                            Such calculations are based on
                                            underwritable cash flow and actual
                                            debt service of the related mortgage
                                            loans as described in this
                                            prospectus supplement.

ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer (and the trustee or fiscal
                                            agent, if applicable) is required to
                                            advance delinquent monthly mortgage
                                            loan payments for the mortgage
                                            loans. None of the master servicer,
                                            the trustee or the fiscal agent will
                                            be required to advance (i) any
                                            additional interest accrued as a
                                            result of the imposition of any
                                            default rate,

                                      S-23

                                            (ii) prepayment premiums or yield
                                            maintenance charges, (iii) any
                                            additional interest accrued as a
                                            result of any rate increase after an
                                            anticipated repayment date, (iv)
                                            excess interest, (v) balloon
                                            payments or (vi) payments on the
                                            Serviced Companion Loan or any
                                            Non-Trust Serviced Companion Loan.
                                            If any balloon payment is not
                                            collected from the related borrower,
                                            subject to a recoverability
                                            determination described in this
                                            prospectus supplement, the master
                                            servicer (and the trustee or fiscal
                                            agent, if applicable) will be
                                            required to advance an amount equal
                                            to the scheduled payment that would
                                            have been due if the related balloon
                                            payment had not become due on such
                                            mortgage loan.

                                            If a P&I Advance is made, the master
                                            servicer will defer rather than
                                            advance its master servicing fee,
                                            the excess servicing fee and the
                                            primary servicing fee, but will
                                            advance the trustee fee.

                                            For an REO Property, subject to a
                                            recoverability determination
                                            described in this prospectus
                                            supplement, the master servicer (or
                                            the trustee or fiscal agent, if
                                            applicable) will be required to
                                            advance the scheduled payment that
                                            would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer, the trustee and the fiscal
                                            agent may also make servicing
                                            advances to pay delinquent real
                                            estate taxes, insurance premiums and
                                            similar expenses necessary to
                                            maintain and protect the mortgaged
                                            property, to maintain the lien on
                                            the mortgaged property or to enforce
                                            the mortgage loan documents;
                                            provided, however, that none of the
                                            master servicer, the trustee or the
                                            fiscal agent will be required to
                                            make servicing advances with respect
                                            to the Non-Trust Serviced Pari Passu
                                            Loans. In addition, the special
                                            servicer may, but is not required
                                            to, make servicing advances on an
                                            emergency basis. With respect to
                                            each Non-Trust Serviced Pari Passu
                                            Loan, the related Other Master
                                            Servicer and the related Other
                                            Trustee (and, if applicable, the
                                            related Other Fiscal Agent) will be
                                            required to make servicing advances,
                                            subject to a recoverability
                                            determination substantially similar
                                            to the recoverability determination
                                            described in this prospectus
                                            supplement.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicer, the special servicer, the
                                            trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal. Advances of
                                            principal and interest made in
                                            respect of mortgage loans which have
                                            grace periods that expire on or
                                            after the determination date will
                                            not begin to accrue interest until
                                            the day succeeding the expiration
                                            date of such applicable grace
                                            period; provided that if such
                                            advance is not reimbursed from
                                            collections received from the
                                            related borrower by the end of the
                                            applicable grace period, advance
                                            interest will accrue from the date
                                            such advance is made (which will be
                                            the master servicer remittance
                                            date).

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be required to make the advance and,
                                            if the trustee fails to make the
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations and with the same rights
                                            of the master servicer.

                                      S-24

E.   RECOVERABILITY.......................  None of the master servicer, the special servicer, the trustee or the
                                            fiscal agent will be required to
                                            make any advance if the master
                                            servicer, the special servicer, the
                                            trustee or the fiscal agent
                                            determines in its sole discretion
                                            that such advance would not be
                                            recoverable in accordance with the
                                            servicing standard (or, in the case
                                            of the trustee or the fiscal agent,
                                            its good faith business judgment),
                                            and the trustee and the fiscal agent
                                            may rely on any such determination
                                            made by the master servicer or the
                                            special servicer.

                                            With respect to the Beverly Center
                                            Senior Loan, if the master servicer
                                            receives written notice by any
                                            related Other Master Servicer that
                                            such Other Master Servicer has
                                            determined, with respect to any
                                            Beverly Center Companion Loan, that
                                            any proposed advance of scheduled
                                            principal and interest payments
                                            would be, or that any outstanding
                                            advance of scheduled principal and
                                            interest payments is, a
                                            nonrecoverable advance, then none of
                                            the master servicer, the trustee or
                                            the fiscal agent will be permitted
                                            to make any additional P&I Advances
                                            with respect to the Beverly Center
                                            Pari Passu Loan. Following receipt
                                            of such notice, such advancing
                                            parties may resume making P&I
                                            Advances with respect to such
                                            Beverly Center Pari Passu Loan if
                                            the master servicer has consulted
                                            with the related Other Master
                                            Servicer and they agree that
                                            circumstances with respect to the
                                            Beverly Center Senior Loan have
                                            changed such that a proposed future
                                            advance of scheduled principal and
                                            interest payments would not be a
                                            nonrecoverable advance.
                                            Notwithstanding the foregoing, the
                                            master servicer will continue to
                                            have the discretion to determine
                                            that any future P&I Advance would
                                            be, or that any outstanding P&I
                                            Advance is, as applicable, a
                                            Nonrecoverable Advance. Once such a
                                            determination is made by the master
                                            servicer or the master servicer
                                            receives written notice of such
                                            determination by the Other Master
                                            Servicer, the master servicer will
                                            be required to follow the process
                                            set forth in this paragraph before
                                            making any additional P&I Advances
                                            with respect to such Beverly Center
                                            Pari Passu Loan. With respect to the
                                            World Apparel Center Pari Passu Loan
                                            and the Northbridge Retail Pari
                                            Passu Loan, the master servicer will
                                            make a determination, independent
                                            from the related Other Master
                                            Servicer, as to whether a future
                                            advance of scheduled principal and
                                            interest payments would be a
                                            nonrecoverable advance and, upon
                                            such determination, the master
                                            servicer will be required to notify
                                            the related Other Master Servicer
                                            regarding such determination.

                                            With respect to each Non-Trust
                                            Serviced Pari Passu Loan, neither
                                            the related Other Master Servicer
                                            nor the related Other Trustee (and,
                                            if applicable, the Other Fiscal
                                            Agent) will make a servicing advance
                                            if it makes a determination
                                            substantially similar to the
                                            determination set forth in the
                                            second preceding paragraph.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the mortgage
                                            loan plus all other amounts due
                                            thereunder and interest on advances
                                            made with respect thereto exceeds
                                            90% of the value of the mortgaged
                                            property determined by an appraisal
                                            or other valuation, an appraisal
                                            reduction may be created in the
                                            amount of the excess as described in
                                            this prospectus supplement,
                                            provided, however, in the case of a
                                            Non-Trust Serviced Pari Passu Loan,
                                            an appraisal reduction will be

                                      S-25

                                            created by the appraisal or other
                                            valuation obtained by the related
                                            Other Special Servicer pursuant to
                                            the applicable Other Pooling and
                                            Servicing Agreement. If there exists
                                            an appraisal reduction for any
                                            mortgage loan, the interest portion
                                            of the amount required to be
                                            advanced on that mortgage loan will
                                            be proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest and principal on the
                                            most subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

NON-TRUST SERVICED
PARI PASSU LOANS..........................  Each of the Northbridge Retail Pari
                                            Passu Loan, the Beverly Center Pari
                                            Passu Loan and the World Apparel
                                            Center Pari Passu Loan will be
                                            serviced by the applicable Other
                                            Master Servicer and the applicable
                                            Other Special Servicer, pursuant to
                                            the terms of the applicable Other
                                            Pooling and Servicing Agreement. See
                                            "Description of the Mortgage
                                            Pool--The Northbridge Retail Pari
                                            Passu Loan," "--The Beverly Center
                                            Pari Passu Loan" and "--The World
                                            Apparel Center Pari Passu Loan" in
                                            this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Standard & Poor's
                                            Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc. and
                                            Fitch, Inc.

                                            -----------------------------------
                                                                      RATINGS
                                                  CLASS              S&P/FITCH
                                            -----------------------------------
                                            Class A-1                 AAA/AAA
                                            -----------------------------------
                                            Class A-2                 AAA/AAA
                                            -----------------------------------
                                            Class A-3                 AAA/AAA
                                            -----------------------------------
                                            Class A-4                 AAA/AAA
                                            -----------------------------------
                                            Class A-5                 AAA/AAA
                                            -----------------------------------
                                            Class B                    AA/AA
                                            -----------------------------------
                                            Class C                     A/A
                                            -----------------------------------
                                            Class D                    A-/A-
                                            -----------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of
                                            all classes of certificates is less
                                            than or equal to 1% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, the master
                                            servicer, the special servicer and
                                            any holder of a majority interest in
                                            the Class R-I Certificates, each in
                                            turn, will have the option to
                                            purchase all of the remaining
                                            mortgage loans, and all property
                                            acquired through exercise of
                                            remedies in respect of any mortgage
                                            loan, at the price specified in this
                                            prospectus supplement. Exercise of
                                            this option would terminate the
                                            trust and retire the then
                                            outstanding certificates at par plus
                                            accrued interest.

                                      S-26

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3,
                                            Class A-4 and Class A-5 Certificates
                                            will be offered in minimum
                                            denominations of $25,000. The Class
                                            B, Class C and Class D Certificates
                                            will be offered in minimum
                                            denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Banking, societe anonyme
                                            or the Euroclear System or through
                                            participants in The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates
                                            through:

                                            o   The Depository Trust Company in
                                                the United States; or

                                            o   Clearstream Banking or Euroclear
                                                in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Banking
                                            or Euroclear will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear will be effected in The
                                            Depository Trust Company through the
                                            relevant depositories of Clearstream
                                            Banking or Euroclear.

                                            All or any portion of the
                                            certificates offered to you may be
                                            converted to definitive certificates
                                            and reissued to beneficial owners or
                                            their nominees, rather than to The
                                            Depository Trust Company or its
                                            nominee, if we notify The Depository
                                            Trust Company of our intent to
                                            terminate the book-entry system and,
                                            upon receipt of notice of such
                                            intent from The Depository Trust
                                            Company, the participants holding
                                            beneficial interests in the
                                            certificates agree to initiate such
                                            termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear on or about the closing
                                            date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II and REMIC III--for federal income
                                            tax purposes. In the opinion of
                                            counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will constitute
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (above the amount of interest that
                                            would have accrued if the interest
                                            rate did not increase) and the
                                            related excess interest sub-account
                                            will be treated as a grantor trust
                                            for federal income tax purposes.

                                      S-27

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o   The regular interests will be
                                                treated as newly originated debt
                                                instruments for federal income
                                                tax purposes.

                                            o   Beneficial owners of offered
                                                certificates will be required to
                                                report income on the
                                                certificates in accordance with
                                                the accrual method of
                                                accounting.

                                            o   It is anticipated that the
                                                offered certificates will be
                                                issued at a premium for federal
                                                income tax purposes.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in
                                            this prospectus supplement and in
                                            the accompanying prospectus, the
                                            offered certificates may be
                                            purchased by persons investing
                                            assets of employee benefit plans or
                                            individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. Regulated entities
                                            should consult with their own
                                            advisors regarding these matters.

                                      S-28

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED AND
YOUR SOURCE FOR REPAYMENTS
IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS                    Payments under the mortgage loans
                                            and the certificates are not insured
                                            or guaranteed by any governmental
                                            entity or insurer. Accordingly, the
                                            sources for repayment of your
                                            certificates are limited to amounts
                                            due with respect to the mortgage
                                            loans.

                                            You should consider all of the
                                            mortgage loans to be nonrecourse
                                            loans. Even in those cases where
                                            recourse to a borrower or guarantor
                                            is permitted under the related
                                            mortgage loan documents, we have not
                                            necessarily undertaken an evaluation
                                            of the financial condition of any of
                                            these persons. If a default occurs,
                                            the lender's remedies generally are
                                            limited to foreclosing against the
                                            specific properties and other assets
                                            that have been pledged to secure the
                                            mortgage loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under a mortgage loan
                                            prior to its maturity or anticipated
                                            repayment date is primarily
                                            dependent on the sufficiency of the
                                            net operating income of the related
                                            mortgaged property. Payment of the
                                            balloon payment of a mortgage loan
                                            that is a balloon loan at its
                                            maturity, or on its anticipated
                                            repayment date, is primarily
                                            dependent upon the borrower's
                                            ability to sell or refinance the
                                            mortgaged property for an amount
                                            sufficient to repay the mortgage
                                            loan.

                                            In limited circumstances, Morgan
                                            Stanley Mortgage Capital Inc., CDC
                                            Mortgage Capital Inc., Union Central
                                            Mortgage Funding, Inc., Principal
                                            Commercial Funding, LLC, Washington
                                            Mutual Bank, FA and John Hancock
                                            Real Estate Finance, Inc., each as a
                                            seller, may be obligated to
                                            repurchase or replace a mortgage
                                            loan that it sold to us if its
                                            representations and warranties
                                            concerning that mortgage loan are
                                            materially breached or if there are
                                            material defects in the
                                            documentation for that mortgage
                                            loan. However, there can be no
                                            assurance that any of these entities
                                            will be in a financial position to
                                            effect a repurchase or substitution.
                                            The representations and warranties
                                            address certain characteristics of
                                            the mortgage loans and mortgaged
                                            properties as of the date of
                                            issuance of the certificates. They
                                            do not relieve you or the trust of
                                            the risk of defaults and losses on
                                            the mortgage loans.

                                      S-29

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE
VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                           The mortgage loans are secured by
                                            various types of income-producing
                                            commercial, manufactured housing
                                            community and multifamily
                                            properties. Commercial lending is
                                            generally thought to expose a lender
                                            to greater risk than one- to
                                            four-family residential lending
                                            because, among other things, it
                                            typically involves larger loans.

                                            99 mortgage loans, representing
                                            99.1% of the initial outstanding
                                            pool balance, were originated within
                                            12 months prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long standing payment
                                            history.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely
                                            affected, among other things, by any
                                            one or more of the following
                                            factors:

                                            o   the age, design and construction
                                                quality of the property;

                                            o   perceptions regarding the
                                                safety, convenience and
                                                attractiveness of the property;

                                            o   the proximity and attractiveness
                                                of competing properties;

                                            o   the adequacy of the property's
                                                management and maintenance;

                                            o   increases in operating expenses
                                                (including common area
                                                maintenance charges) at the
                                                property and in relation to
                                                competing properties;

                                            o   an increase in the capital
                                                expenditures needed to maintain
                                                the property or make
                                                improvements;

                                            o   the dependence upon a single
                                                tenant, or a concentration of
                                                tenants in a particular business
                                                or industry;

                                            o   a decline in the financial
                                                condition of a major tenant;

                                            o   the lack of operating history in
                                                the case of a newly built or
                                                renovated mortgaged property;

                                            o   an increase in vacancy rates;
                                                and

                                            o   a decline in rental rates as
                                                leases are renewed or entered
                                                into with new tenants.

                                      S-30

                                            Other factors are more general in
                                            nature, such as:

                                            o   national, regional or local
                                                economic conditions (including
                                                plant closings, military base
                                                closings, industry slowdowns and
                                                unemployment rates);

                                            o   local real estate conditions
                                                (such as an oversupply of
                                                competing properties, rental
                                                space or multifamily housing);

                                            o   demographic factors;

                                            o   decreases in consumer confidence
                                                (caused by events such as
                                                threatened or continuing
                                                military action, recent
                                                disclosures of wrongdoing or
                                                financial misstatements by major
                                                corporations and financial
                                                institutions and other factors);

                                            o   changes in consumer tastes and
                                                preferences; and

                                            o   retroactive changes in building
                                                codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o   the length of tenant leases;

                                            o   the creditworthiness of tenants;

                                            o   the level of tenant defaults;

                                            o   the ability to convert an
                                                unsuccessful property to an
                                                alternative use;

                                            o   new construction in the same
                                                market as the mortgaged
                                                property;

                                            o   rent control and stabilization
                                                laws;

                                            o   the number and diversity of
                                                tenants;

                                            o   the rate at which new rentals
                                                occur; and

                                            o   the property's operating
                                                leverage (which is the
                                                percentage of total property
                                                expenses in relation to
                                                revenue), the ratio of fixed
                                                operating expenses to those that
                                                vary with revenues, and the
                                                level of capital expenditures
                                                required to maintain the
                                                property and to retain or
                                                replace tenants.

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources (such as
                                            short-term or month-to-month leases)
                                            and may lead to higher rates of
                                            delinquency or defaults under
                                            mortgage loans secured by such
                                            properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER
MORTGAGED PROPERTIES
PRESENT ADDITIONAL
RISKS OF REPAYMENT                          1 mortgage loan, representing 0.9%
                                            of the initial outstanding pool
                                            balance is not newly originated and
                                            has been outstanding for 12 or more
                                            months prior to August 1, 2004.
                                            While seasoned mortgage loans

                                      S-31

                                            generally have the benefit of
                                            established payment histories, there
                                            are a number of risks associated
                                            with seasoned mortgage loans that
                                            are not present, or present to a
                                            lesser degree, with more recently
                                            originated mortgage loans. For
                                            example,

                                            o   property values and the
                                                surrounding neighborhood may
                                                have changed since origination;

                                            o   origination standards at the
                                                time the mortgage loan was
                                                originated may have been
                                                different than current
                                                origination standards;

                                            o   the market for any related
                                                business may have changed from
                                                the time the mortgage loan was
                                                originated;

                                            o   the current financial
                                                performance of the related
                                                borrower, its business, or the
                                                related mortgaged property in
                                                general, may be different than
                                                at origination; and

                                            o   the environmental and
                                                engineering characteristics of
                                                the mortgaged property or
                                                improvements may have changed.

                                            Among other things, such factors
                                            make it difficult to estimate the
                                            current value of the related
                                            mortgaged property, and estimated
                                            values of mortgaged properties
                                            discussed in this prospectus
                                            supplement, to the extent based upon
                                            or extrapolated from general market
                                            data, may not be accurate in the
                                            case of particular mortgaged
                                            properties.

CERTAIN MORTGAGE LOANS MAY HAVE A
LIMITED OPERATING HISTORY                   The properties securing certain of
                                            the mortgage loans are newly
                                            constructed and/or recently opened
                                            and, as such, have a limited
                                            operating history. There can be no
                                            assurance that any of the
                                            properties, whether newly
                                            constructed and/or recently opened
                                            or otherwise, will perform as
                                            anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE
USES MAY REQUIRE
SIGNIFICANT EXPENSES
WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may
                                            not be readily convertible to
                                            alternative uses if those properties
                                            were to become unprofitable for any
                                            reason. This is because:

                                            o   converting commercial properties
                                                to alternate uses or converting
                                                single-tenant commercial
                                                properties to multi-tenant
                                                properties generally requires
                                                substantial capital
                                                expenditures; and

                                            o   zoning or other restrictions
                                                also may prevent alternative
                                                uses.

                                            The liquidation value of a mortgaged
                                            property not readily convertible to
                                            an alternative use may be
                                            substantially less than would be the
                                            case if the mortgaged property were
                                            readily adaptable to other uses. If
                                            this type of mortgaged property were
                                            liquidated and a lower liquidation
                                            value were obtained, less funds
                                            would be available for distributions
                                            on your certificates.

                                      S-32

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE
IN CURRENT OPERATING INCOME                 Various factors may adversely affect
                                            the value of the mortgaged
                                            properties without affecting the
                                            properties' current net operating
                                            income. These factors include, among
                                            others:

                                            o   changes in the local, regional
                                                or national economy;

                                            o   changes in governmental
                                                regulations, fiscal policy,
                                                zoning or tax laws;

                                            o   potential environmental
                                                legislation or liabilities or
                                                other legal liabilities;

                                            o   proximity and attractiveness of
                                                competing properties;

                                            o   new construction of competing
                                                properties in the same market;

                                            o   convertibility of a property to
                                                an alternative use;

                                            o   the availability of refinancing;
                                                and

                                            o   changes in interest rate levels.

TENANT CONCENTRATION
INCREASES THE RISK THAT
CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single or large tenant or a small
                                            number of tenants, because rent
                                            payable by such tenants generally
                                            will represent all or a significant
                                            portion of the cash flow available
                                            to the borrower to pay its
                                            obligations to the lender. 29 of the
                                            mortgaged properties, representing
                                            22.9% of the initial outstanding
                                            pool balance, are leased to single
                                            tenants, and with respect to 11 of
                                            those mortgage loans, representing
                                            2.7% of the initial outstanding pool
                                            balance, the sole tenant is related
                                            to the borrower.

                                            Mortgaged properties leased to a
                                            single tenant or a small number of
                                            tenants are more susceptible to
                                            interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is so
                                            because:

                                            o   the financial effect of the
                                                absence of rental income may be
                                                severe;

                                            o   more time may be required to
                                                re-lease the space; and

                                            o   substantial capital costs may be
                                                incurred to make the space
                                                appropriate for replacement
                                                tenants.

                                            In addition to tenant concentration,
                                            another factor that you should
                                            consider is that retail, industrial
                                            and office properties also may be
                                            adversely affected if there is a
                                            concentration of tenants in the same
                                            or similar business or industry.

                                            For further information with respect
                                            to tenant concentrations, see
                                            Appendix II.

                                      S-33

LEASING MORTGAGED
PROPERTIES TO MULTIPLE
TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS
WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES                                If a mortgaged property has multiple
                                            tenants, re-leasing costs and costs
                                            of enforcing remedies against
                                            defaulting tenants may be more
                                            frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. These costs may cause a
                                            borrower to default in its
                                            obligations to a lender which could
                                            reduce cash flow available for debt
                                            service payments. Multi-tenanted
                                            mortgaged properties also may
                                            experience higher continuing vacancy
                                            rates and greater volatility in
                                            rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING MORTGAGED
PROPERTIES                                  Repayment of mortgage loans secured
                                            by retail, office and industrial
                                            properties will be affected by the
                                            expiration of leases and the ability
                                            of the related borrowers and
                                            property managers to renew the
                                            leases or to relet the space on
                                            comparable terms. Certain mortgaged
                                            properties may be leased in whole or
                                            in part to government sponsored
                                            tenants who have the right to cancel
                                            their leases at any time because of
                                            lack of appropriations. Certain
                                            tenants at the retail properties,
                                            including without limitation anchor
                                            tenants, may have the right to
                                            terminate their leases if certain
                                            other tenants are not operating, or
                                            if their sales at the property do
                                            not reach a specified level. Even if
                                            vacated space is successfully relet,
                                            the costs associated with reletting,
                                            including tenant improvements and
                                            leasing commissions, could be
                                            substantial and could reduce cash
                                            flow from the related mortgaged
                                            properties. 21 of the mortgaged
                                            properties, representing
                                            approximately 26.8% of the initial
                                            outstanding pool balance (excluding
                                            multifamily, manufactured housing
                                            community, self storage, hospitality
                                            and certain other property types),
                                            have reserves, as of the cut-off
                                            date, for tenant improvements and
                                            leasing commissions which may serve
                                            to defray such costs. There can be
                                            no assurances, however, that the
                                            funds (if any) held in such reserves
                                            for tenant improvements and leasing
                                            commissions will be sufficient to
                                            cover the costs and expenses
                                            associated with tenant improvements
                                            or leasing commission obligations.
                                            In addition, if a tenant defaults in
                                            its obligations to a borrower, the
                                            borrower may incur substantial costs
                                            and experience significant delays
                                            associated with enforcing rights and
                                            protecting its investment, including
                                            costs incurred in renovating or
                                            reletting the property.

THE CONCENTRATION OF
LOANS WITH THE SAME OR
RELATED BORROWERS
INCREASES THE POSSIBILITY
OF LOSS ON THE LOANS
WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               The effect of mortgage pool loan
                                            losses will be more severe:

                                            o   if the pool is comprised of a
                                                small number of loans, each with
                                                a relatively large principal
                                                amount; or

                                            o   if the losses relate to loans
                                                that account for a
                                                disproportionately large
                                                percentage of the aggregate
                                                principal balance of all
                                                mortgage loans.

                                      S-34

                                            Mortgage loans with the same
                                            borrower or related borrowers pose
                                            additional risks. Among other
                                            things, financial difficulty at one
                                            mortgaged real property could cause
                                            the owner to defer maintenance at
                                            another mortgaged real property in
                                            order to satisfy current expenses
                                            with respect to the troubled
                                            mortgaged real property; and the
                                            owner could attempt to avert
                                            foreclosure on one mortgaged real
                                            property by filing a bankruptcy
                                            petition that might have the effect
                                            of interrupting monthly payments for
                                            an indefinite period on all of the
                                            related mortgage loans.

                                            9 groups of mortgage loans are made
                                            to the same borrower or borrowers
                                            related through common ownership and
                                            where, in general, the related
                                            mortgaged properties are commonly
                                            managed. The related borrower
                                            concentrations of the 3 largest
                                            groups in the mortgage pool
                                            represent 7.7%, 2.4% and 1.2%,
                                            respectively, of the initial
                                            outstanding pool balance.

                                            The largest mortgage loan in the
                                            mortgage pool represents 12.5% of
                                            the initial outstanding pool
                                            balance. The second largest mortgage
                                            loan in the mortgage pool represents
                                            9.9% of the initial outstanding pool
                                            balance. The third largest mortgage
                                            loan in the mortgage pool represents
                                            9.0% of the initial outstanding pool
                                            balance. Each of the other mortgage
                                            loans represents less than 8.1% of
                                            the initial outstanding pool
                                            balance.

                                            In some cases, the sole or a
                                            significant tenant may be the parent
                                            or other affiliate of the subject
                                            borrower. For further information
                                            with respect to tenant
                                            concentrations, see Appendix II.

A CONCENTRATION OF LOANS
WITH THE SAME PROPERTY
TYPES INCREASES THE
POSSIBILITY OF LOSS ON
THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgage loans
                                            secured by the same property type
                                            can increase the risk that a decline
                                            in a particular industry will have a
                                            disproportionately large impact on
                                            the pool of mortgage loans. The
                                            following property types represent
                                            the indicated percentage of the
                                            initial outstanding pool balance:

                                            o   retail properties represent
                                                46.9%;

                                            o   office properties represent
                                                27.7%;

                                            o   hospitality properties represent
                                                9.9%;

                                            o   industrial properties represent
                                                7.7%;

                                            o   manufactured housing community
                                                properties represent 2.8%;

                                            o   multifamily properties represent
                                                2.1%;

                                            o   self storage properties
                                                represent 1.7%;

                                            o   other use properties represent
                                                0.9%; and

                                            o   mixed use properties represent
                                                0.3%.

                                      S-35

A CONCENTRATION OF
MORTGAGED PROPERTIES IN A
LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster or act of terrorism
                                            affecting a particular region of the
                                            country could increase the frequency
                                            and severity of losses on mortgage
                                            loans secured by those properties.
                                            In the past, several regions of the
                                            United States have experienced
                                            significant real estate downturns at
                                            times when other regions have not.
                                            Regional economic declines or
                                            adverse conditions in regional real
                                            estate markets could adversely
                                            affect the income from, and market
                                            value of, the mortgaged properties
                                            located in the region. Other
                                            regional factors--e.g., earthquakes,
                                            floods or hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            throughout 30 states and the
                                            District of Columbia. In particular,
                                            investors should note that mortgage
                                            loans representing 25.1% of the
                                            initial outstanding pool balance are
                                            secured by mortgaged properties
                                            located in California. Mortgaged
                                            properties located in California may
                                            be more susceptible to some types of
                                            special hazards that may not be
                                            covered by insurance (such as
                                            earthquakes) than properties located
                                            in other parts of the country. If a
                                            borrower does not have insurance
                                            against such risks and a severe
                                            casualty occurs at a mortgaged
                                            property, the borrower may be unable
                                            to generate income from the
                                            mortgaged property in order to make
                                            payments on the related mortgage
                                            loan. The mortgage loans generally
                                            do not require any borrowers to
                                            maintain earthquake insurance. None
                                            of the mortgaged properties have a
                                            seismic engineering report which
                                            indicates probable maximum loss to
                                            the related improvements in excess
                                            of 20%.

                                            Mortgage loans representing 25.1%,
                                            12.5%, 9.6%, 8.4%, 6.6% and 5.8% of
                                            the initial outstanding pool balance
                                            are secured by mortgaged properties
                                            located in California, District of
                                            Columbia, Illinois, Nevada, Virginia
                                            and New York, respectively, and
                                            concentrations of mortgaged
                                            properties, in each case,
                                            representing no more than 5.0% of
                                            the initial outstanding pool
                                            balance, also exist in several other
                                            states.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF
RETAIL PROPERTIES                           47 of the mortgaged properties,
                                            securing 46.9% of the initial
                                            outstanding pool balance, are retail
                                            properties. The quality and success
                                            of a retail property's tenants
                                            significantly affect the property's
                                            value. The success of retail
                                            properties can be adversely affected
                                            by local competitive conditions and
                                            changes in consumer spending
                                            patterns. A borrower's ability to
                                            make debt service payments can be
                                            adversely affected if rents are
                                            based on a percentage of the
                                            tenant's sales and sales decline or
                                            if the closure of one store gives
                                            rise to lease provisions permitting
                                            the closure of another store.

                                            An "anchor tenant" is
                                            proportionately larger in size than
                                            other tenants at a retail property
                                            and is considered to be vital in
                                            attracting customers to a retail
                                            property, whether or not the anchor
                                            tenant's premises are part

                                      S-36

                                            of the mortgaged property. 23 of the
                                            mortgaged properties, securing 40.2%
                                            of the initial outstanding pool
                                            balance, are properties considered
                                            by the applicable seller to be
                                            occupied by, leased to or adjacent
                                            to one or more anchor tenants.

                                            The presence or absence of an anchor
                                            store in a shopping center also can
                                            be important because anchor stores
                                            play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.
                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o   an anchor store's failure to
                                                renew its lease;

                                            o   termination of an anchor store's
                                                lease;

                                            o   the bankruptcy or economic
                                                decline of an anchor store or
                                                self-owned anchor or the parent
                                                company thereof; or

                                            o   the cessation of the business of
                                                an anchor store at the shopping
                                                center, even if, as a tenant, it
                                                continues to pay rent.

                                            There may be retail properties with
                                            anchor stores that are permitted to
                                            cease operating at any time if
                                            certain other stores are not
                                            operated at those locations.
                                            Furthermore, there may be non-anchor
                                            tenants that are permitted to offset
                                            all or a portion of their rent, pay
                                            rent based solely on a percentage of
                                            their sales, or terminate their
                                            leases if certain anchor stores
                                            and/or major tenants are either not
                                            operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets,
                                            which often have lower operating
                                            costs, could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located, which could
                                            adversely affect the rents
                                            collectible at the retail properties
                                            included in the mortgage pool, as
                                            well as the income from, and market
                                            value of, the mortgaged properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF
OFFICE PROPERTIES                           20 of the mortgaged properties,
                                            securing 27.7% of the initial
                                            outstanding pool balance, are office
                                            properties.

                                            A large number of factors may affect
                                            the value of these office
                                            properties, including:

                                            o   the quality of an office
                                                building's tenants;

                                            o   the diversity of an office
                                                building's tenants, reliance on
                                                a single or dominant tenant or
                                                tenants in a volatile industry
                                                (e.g., technology

                                      S-37

                                                and internet companies that have
                                                experienced or may in the future
                                                experience circumstances that
                                                make their businesses volatile);

                                            o   the physical attributes of the
                                                building in relation to
                                                competing buildings, e.g., age,
                                                condition, design, location,
                                                access to transportation and
                                                ability to offer certain
                                                amenities, such as sophisticated
                                                building systems;

                                            o   the desirability of the area as
                                                a business location;

                                            o   the strength and nature of the
                                                local economy (including labor
                                                costs and quality, tax
                                                environment and quality of life
                                                for employees); and

                                            o   the suitability of a space for
                                                re-leasing without significant
                                                build-out costs.

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.

                                            Included in the office properties
                                            referenced above are 3 medical
                                            office properties, which secure
                                            approximately 0.6% of the initial
                                            outstanding pool balance. The
                                            performance of a medical office
                                            property may depend on the proximity
                                            of such property to a hospital or
                                            other health care establishment and
                                            on reimbursements for patient fees
                                            from private or government-sponsored
                                            insurance companies. The sudden
                                            closure of a nearby hospital may
                                            adversely affect the value of a
                                            medical office property. In
                                            addition, the performance of a
                                            medical office property may depend
                                            on reimbursements for patient fees
                                            from private or government-sponsored
                                            insurers and issues related to
                                            reimbursement (ranging from non
                                            payment to delays in payment) from
                                            such insurers could adversely impact
                                            cash flow at such mortgaged
                                            properties. Moreover, medical office
                                            properties appeal to a narrow market
                                            of tenants and the value of a
                                            medical office property may be
                                            adversely affected by the
                                            availability of competing medical
                                            office properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES                   Hospitality properties secure 1
                                            mortgage loan, representing 9.9% of
                                            the initial outstanding pool
                                            balance. Various factors may
                                            adversely affect the economic
                                            performance of a hospitality
                                            property, including:

                                            o   adverse economic and social
                                                conditions, either local,
                                                regional, national or
                                                international which may limit
                                                the amount that can be charged
                                                for a room and reduce occupancy
                                                levels;

                                            o   the construction of competing
                                                hotels or resorts;

                                            o   continuing expenditures for
                                                modernizing, refurbishing and
                                                maintaining existing facilities
                                                prior to the expiration of their
                                                anticipated useful lives;

                                            o   franchise affiliation (or lack
                                                thereof);

                                            o   a deterioration in the financial
                                                strength or managerial
                                                capabilities of the owner and/or
                                                operator of a hotel; and

                                      S-38

                                            o   changes in travel patterns,
                                                terrorist attacks, increases in
                                                energy prices, strikes,
                                                relocation of highways or the
                                                construction of additional
                                                highways.

                                            Because hotel rooms generally are
                                            rented for short periods of time,
                                            the financial performance of hotels
                                            tends to be affected by adverse
                                            economic conditions and competition
                                            more quickly than are other types of
                                            commercial properties.

                                            Moreover, the hotel and lodging
                                            industry is generally seasonal in
                                            nature. This seasonality can be
                                            expected to cause periodic
                                            fluctuations in a hotel property's
                                            revenues, occupancy levels, room
                                            rates and operating expenses.

                                            The laws and regulations relating to
                                            liquor licenses generally prohibit
                                            the transfer of such license to any
                                            other person. In the event of a
                                            foreclosure of a hotel property with
                                            a liquor license, the trustee or a
                                            purchaser in a foreclosure sale
                                            would likely have to apply for a new
                                            license. There can be no assurance
                                            that a new liquor license could be
                                            obtained promptly or at all. The
                                            lack of a liquor license in a full
                                            service hotel could have an adverse
                                            impact on the revenue generated by
                                            the hotel.

                                            A mortgage loan secured by hotel
                                            property may be affiliated with a
                                            franchise company through a
                                            franchise agreement or a hotel
                                            management company through a
                                            management agreement. The
                                            performance of a hotel property
                                            affiliated with a franchise or hotel
                                            management company depends in part
                                            on the continued existence,
                                            reputation and financial strength of
                                            the franchisor or hotel management
                                            company and,

                                            o   the public perception of the
                                                franchise or management company
                                                or hotel chain service mark; and

                                            o   the duration of the franchise
                                                licensing agreement or
                                                management agreement.

                                            Any provision in a franchise
                                            agreement providing for termination
                                            because of the bankruptcy of a
                                            franchisor generally will not be
                                            enforceable. Replacement franchises
                                            may require significantly higher
                                            fees. The transferability of
                                            franchise license agreements is
                                            restricted. In the event of a
                                            foreclosure, the lender or its agent
                                            would not have the right to use the
                                            franchise license without the
                                            franchisor's consent.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES                    24 of the mortgaged properties,
                                            securing 7.7% of the initial
                                            outstanding pool balance, are
                                            industrial properties. Various
                                            factors may adversely affect the
                                            economic performance of these
                                            industrial properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o   reduced demand for industrial
                                                space because of a decline in a
                                                particular industry segment;

                                            o   increased supply of competing
                                                industrial space because of
                                                relative ease in constructing
                                                buildings of this type;

                                      S-39

                                            o   a property becoming functionally
                                                obsolete;

                                            o   insufficient supply of labor to
                                                meet demand;

                                            o   changes in access to the
                                                property, energy prices,
                                                strikes, relocation of highways
                                                or the construction of
                                                additional highways;

                                            o   location of the property in
                                                relation to access to
                                                transportation;

                                            o   suitability for a particular
                                                tenant;

                                            o   building design and
                                                adaptability;

                                            o   a change in the proximity of
                                                supply sources; and

                                            o   environmental hazards.

MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN
THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES                        1 of the mortgaged properties,
                                            securing 2.8% of the initial
                                            outstanding pool balance, is a
                                            manufactured housing community
                                            property. Various factors may
                                            adversely affect the economic
                                            performance of these manufactured
                                            housing community properties, which
                                            could adversely affect payments on
                                            your certificates, including:

                                            o   the physical attributes of the
                                                community (e.g., age, condition
                                                and design);

                                            o   the location of the community;

                                            o   the services and amenities
                                                provided by the community and
                                                its management (including
                                                maintenance and insurance);

                                            o   the strength and nature of the
                                                local economy (which may limit
                                                the amount that may be charged,
                                                the timely payments of those
                                                amounts, and may reduce
                                                occupancy levels);

                                            o   state and local regulations
                                                (which may affect the property
                                                owner's ability to increase
                                                amounts charged or limit the
                                                owner's ability to convert the
                                                property to an alternate use);

                                            o   competing residential
                                                developments in the local
                                                market, such as other
                                                manufactured housing
                                                communities, apartment buildings
                                                and single family homes;

                                            o   the property's reputation;

                                            o   the availability of public water
                                                and sewer facilities, or the
                                                adequacy of any such
                                                privately-owned facilities; and

                                            o   the property may not be readily
                                                convertible to an alternate use.

                                      S-40

LEASEHOLD INTERESTS
ENTAIL CERTAIN RISKS
WHICH MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES                           2 of the mortgaged properties,
                                            securing mortgage loans representing
                                            9.3% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a leasehold
                                            interest under a ground lease. 2 of
                                            the mortgaged properties, securing
                                            mortgage loans representing 0.8% of
                                            the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee/leasehold
                                            interest.

                                            Leasehold mortgage loans are subject
                                            to certain risks not associated with
                                            mortgage loans secured by a lien on
                                            the fee estate of the borrower. The
                                            most significant of these risks is
                                            that if the borrower's leasehold
                                            were to be terminated upon a lease
                                            default, the lender would lose its
                                            security. Generally, each related
                                            ground lease requires the lessor to
                                            give the lender notice of the
                                            borrower's defaults under the ground
                                            lease and an opportunity to cure
                                            them, permits the leasehold interest
                                            to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in
                                            some cases only upon the consent of
                                            the lessor, and contains certain
                                            other protective provisions
                                            typically included in a
                                            "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            for the rent otherwise payable under
                                            the lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of the lease, the leasehold lender
                                            could succeed to the
                                            lessee/borrower's position under the
                                            lease only if the lessor
                                            specifically grants the lender such
                                            right. If both the lessor and the
                                            lessee/borrowers are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's right to
                                            refuse to treat a ground lease
                                            rejected by a bankrupt lessor as
                                            terminated. In such circumstances, a
                                            lease could be terminated
                                            notwithstanding lender protection
                                            provisions contained therein or in
                                            the mortgage.

                                            In a recent decision by the United
                                            States Court of Appeals for the
                                            Seventh Circuit (Precision Indus. V.
                                            Qualitech Steel SBQ, LLC, 327 F.3d
                                            537 (7th Cir. 2003)) the court ruled
                                            with respect to an unrecorded lease
                                            of real property that where a
                                            statutory sale of the fee interest
                                            in leased property occurs under
                                            Section 363(f) of the Bankruptcy
                                            Code (11 U.S.C. Section 363(f)) upon
                                            the bankruptcy of a landlord, such
                                            sale terminates a lessee's
                                            possessory interest in the property,
                                            and the purchaser assumes title free
                                            and clear of any interest, including
                                            any leasehold estates. Pursuant to
                                            Section 363(e) of the Bankruptcy
                                            Code (11 U.S.C. Section 363(a)), a
                                            lessee may request the bankruptcy
                                            court to prohibit or condition the
                                            statutory sale of the property so as
                                            to provide adequate protection of
                                            the leasehold interests; however,
                                            the court ruled that this provision
                                            does not ensure continued possession
                                            of the property, but rather entitles
                                            the lessee to compensation for the
                                            value of its leasehold interest,
                                            typically from the sale proceeds.
                                            While there are certain
                                            circumstances under which a "free
                                            and clear" sale under Section 363(f)
                                            of the Bankruptcy Code would not be
                                            authorized (including that the
                                            lessee could not be compelled in a
                                            legal or equitable proceeding to
                                            accept a monetary satisfaction of
                                            his possessory interest, and that
                                            none of the other conditions of
                                            Section 363(f)(1)-(4) of the
                                            Bankruptcy Code otherwise permits
                                            the sale), we cannot provide

                                      S-41

                                            assurances that those circumstances
                                            would be present in any proposed
                                            sale of a leased premises. As a
                                            result, we cannot provide assurances
                                            that, in the event of a statutory
                                            sale of leased property pursuant to
                                            Section 363(f) of the Bankruptcy
                                            Doe, the lessee may be able to
                                            maintain possession of the property
                                            under the ground lease. In addition,
                                            we cannot provide assurances that
                                            the lessee and/or the lender will be
                                            able to recoup the full value of the
                                            leasehold interest in bankruptcy
                                            court.

                                            Some of the ground leases securing
                                            the mortgaged properties provide
                                            that the ground rent payable
                                            thereunder increases during the term
                                            of the lease. These increases may
                                            adversely affect the cash flow and
                                            net income of the borrower from the
                                            mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Two or more borrowers own the
                                            related mortgaged property as
                                            tenants-in-common. In general, with
                                            respect to a tenant-in-common
                                            ownership structure, each
                                            tenant-in-common owns an undivided
                                            interest in the property and if such
                                            tenant-in-common desires to sell its
                                            interest in the property (and is
                                            unable to find a buyer or otherwise
                                            needs to force a partition) the
                                            tenant-in-common has the ability to
                                            request that a court order a sale of
                                            the property and distribute the
                                            proceeds to each tenant-in-common
                                            proportionally.

                                            The bankruptcy, dissolution or
                                            action for partition by one or more
                                            of the tenants-in-common could
                                            result in an early repayment of the
                                            related mortgage loan, a significant
                                            delay in recovery against the
                                            tenant-in-common mortgagors, a
                                            material impairment in property
                                            management and a substantial
                                            decrease in the amount recoverable
                                            upon the related mortgage loan. In
                                            some cases, the related mortgage
                                            loan documents provide for full
                                            recourse to the related
                                            tenant-in-common borrower or the
                                            guarantor if a tenant-in-common
                                            files for partition or bankruptcy.
                                            In some cases, the related
                                            tenant-in-common borrower waived its
                                            right to partition, reducing the
                                            risk of partition. However, there
                                            can be no assurance that, if
                                            challenged, this waiver would be
                                            enforceable. In most cases, the
                                            related tenant-in-common borrower is
                                            a special purpose entity (in some
                                            cases bankruptcy-remote), reducing
                                            the risk of bankruptcy. The
                                            tenant-in-common structure may cause
                                            delays in the enforcement of
                                            remedies because each time a
                                            tenant-in-common borrower files for
                                            bankruptcy, the bankruptcy court
                                            stay will be reinstated. There can
                                            be no assurance that a bankruptcy
                                            proceeding by a single
                                            tenant-in-common borrower will not
                                            delay enforcement of this mortgage
                                            loan.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE
INCOME PRODUCED BY THE
PROPERTY AND MAY
ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain tenants at some of the
                                            mortgaged properties may have been,
                                            may currently be or may in the
                                            future become a party to a
                                            bankruptcy proceeding. The
                                            bankruptcy or insolvency of a major
                                            tenant, or a number of smaller
                                            tenants, in retail, industrial and
                                            office properties may adversely
                                            affect the income produced by the
                                            property. Under the federal
                                            bankruptcy code, a tenant/debtor has
                                            the option of affirming or rejecting
                                            any unexpired lease. If the tenant
                                            rejects the lease, the

                                      S-42

                                            landlord's claim for breach of the
                                            lease would be a general unsecured
                                            claim against the tenant, absent
                                            collateral securing the claim. The
                                            claim would be limited to the unpaid
                                            rent under the lease for the periods
                                            prior to the bankruptcy petition, or
                                            earlier surrender of the leased
                                            premises, plus the rent under the
                                            lease for the greater of 1 year, or
                                            15%, not to exceed 3 years, of the
                                            remaining term of such lease. The
                                            actual amount of the recovery could
                                            be less than the amount of the
                                            claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make
                                            a current or previous owner or
                                            operator of real property liable for
                                            the costs of removal or remediation
                                            of hazardous or toxic substances on,
                                            under or adjacent to such property.
                                            Those laws often impose liability
                                            whether or not the owner or operator
                                            knew of, or was responsible for, the
                                            presence of the hazardous or toxic
                                            substances. For example, certain
                                            laws impose liability for release of
                                            asbestos-containing materials into
                                            the air or require the removal or
                                            containment of asbestos-containing
                                            materials. In some states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure payment of the costs of
                                            cleanup. In some states, this lien
                                            has priority over the lien of a
                                            pre-existing mortgage. Additionally,
                                            third parties may seek recovery from
                                            owners or operators of real
                                            properties for cleanup costs,
                                            property damage or personal injury
                                            associated with releases of, or
                                            other exposure to hazardous
                                            substances related to the
                                            properties.

                                            The owner's liability for any
                                            required remediation generally is
                                            not limited by law and could,
                                            accordingly, exceed the value of the
                                            property and/or the aggregate assets
                                            of the owner. The presence of
                                            hazardous or toxic substances also
                                            may adversely affect the owner's
                                            ability to refinance the property or
                                            to sell the property to a third
                                            party. The presence of, or strong
                                            potential for contamination by,
                                            hazardous substances consequently
                                            can have a materially adverse effect
                                            on the value of the property and a
                                            borrower's ability to repay its
                                            mortgage loan.

                                            In addition, under certain
                                            circumstances, a lender (such as the
                                            trust) could be liable for the costs
                                            of responding to an environmental
                                            hazard.

ENVIRONMENTAL RISKS
RELATING TO SPECIFIC
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties
                                            securing mortgage loans that are the
                                            subject of a secured creditor
                                            impaired property policy, all of the
                                            mortgaged properties securing the
                                            mortgage loans have been subject to
                                            environmental site assessments, or
                                            in some cases an update of a
                                            previous assessment, in connection
                                            with the origination or
                                            securitization of the loans. In all
                                            cases, the environmental site
                                            assessment was a Phase I
                                            environmental assessment, which
                                            generally includes a site
                                            inspection, interview of
                                            knowledgeable persons, review of
                                            certain records and government
                                            databases, and preparation of a
                                            report by an environmental
                                            professional, but does not usually
                                            include sampling and laboratory
                                            analysis. In some cases, a Phase II
                                            site assessment was also performed.

                                      S-43

                                            With respect to each of the mortgage
                                            loans, the related seller has
                                            represented to us that, as of the
                                            cut-off date and subject to certain
                                            specified exceptions, it had no
                                            knowledge of any material and
                                            adverse environmental condition or
                                            circumstance affecting such
                                            mortgaged property that was not
                                            disclosed in such assessment.

                                            The environmental assessments
                                            generally did not disclose the
                                            presence or risk of environmental
                                            contamination that is considered
                                            materially adverse to the interests
                                            of the holders of the certificates
                                            and the value of the mortgage loan;
                                            however, in certain cases, such
                                            assessments did reveal conditions
                                            that resulted in requirements that
                                            the related borrowers establish
                                            operations and maintenance plans,
                                            monitor the mortgaged property or
                                            nearby properties, abate or
                                            remediate the condition, establish a
                                            reserve fund at the origination of
                                            the mortgage loan, provide
                                            additional security such as letters
                                            of credit or stand-alone secured
                                            creditor impaired property policies,
                                            and/or take other actions necessary
                                            to address such adverse conditions.
                                            We cannot assure you, however, that
                                            the environmental assessments
                                            revealed or accurately quantified
                                            all existing or potential
                                            environmental risks or that all
                                            adverse environmental conditions
                                            have been completely abated or
                                            remediated or that any reserves,
                                            insurance or operations and
                                            maintenance plans will be sufficient
                                            to remediate the environmental
                                            conditions. Moreover, we cannot
                                            assure you that: (i) future laws,
                                            ordinances or regulations will not
                                            impose any material environmental
                                            liability; or (ii) the current
                                            environmental condition of the
                                            mortgaged properties will not be
                                            adversely affected by tenants or by
                                            the condition of land or operations
                                            in the vicinity of the mortgaged
                                            properties (such as any leaking
                                            underground storage tanks).

                                            1 of the mortgaged properties,
                                            securing a mortgage loan
                                            representing 0.7% of the initial
                                            outstanding pool balance, is the
                                            subject of a stand alone policy
                                            providing coverage for certain
                                            losses that may arise from adverse
                                            environmental conditions that may
                                            exist at the related mortgaged
                                            property. Generally, environmental
                                            site assessments were not performed
                                            with respect to those mortgaged
                                            properties covered by the stand
                                            alone policy.

                                            Portions of some of the mortgaged
                                            properties securing the mortgage
                                            loans were previously operated as or
                                            are located near other properties
                                            currently or previously operated as
                                            on-site dry-cleaners or gasoline
                                            stations. Both types of operations
                                            involve the use and storage of
                                            hazardous materials, leading to an
                                            increased risk of liability to the
                                            tenant, the landowner and, under
                                            certain circumstances, a lender
                                            (such as the trust) under
                                            environmental laws. Dry-cleaners and
                                            gasoline station operators may be
                                            required to obtain various
                                            environmental permits or licenses in
                                            connection with their operations and
                                            activities and to comply with
                                            various environmental laws,
                                            including those governing the use
                                            and storage of hazardous materials.
                                            These operations incur ongoing costs
                                            to comply with environmental laws
                                            governing, among other things,
                                            containment systems and underground
                                            storage tank systems. In addition,
                                            any liability to borrowers under
                                            environmental laws, especially in
                                            connection with releases into the
                                            environment of gasoline,
                                            dry-cleaning solvents or other
                                            hazardous materials from underground
                                            storage tank systems or otherwise,
                                            could adversely impact the related
                                            borrower's ability to repay the
                                            related mortgage loan.

                                      S-44

                                            In addition, problems associated
                                            with mold may pose risks to real
                                            property and may also be the basis
                                            for personal injury claims against a
                                            borrower. Although, in general, the
                                            mortgaged properties are required to
                                            be inspected periodically, there is
                                            no set of generally accepted
                                            standards for the assessment of mold
                                            currently in place. Problems
                                            associated with mold could result in
                                            the interruption of cash flow,
                                            remediation expenses and litigation
                                            which could adversely impact
                                            collections from a mortgaged
                                            property. In addition, many of the
                                            insurance policies presently
                                            covering the mortgaged properties
                                            may specifically exclude losses due
                                            to mold.

                                            Before the special servicer acquires
                                            title to a mortgaged property on
                                            behalf of the trust or assumes
                                            operation of the property, it must
                                            obtain an environmental assessment
                                            of the property, or rely on a recent
                                            environmental assessment. This
                                            requirement will decrease the
                                            likelihood that the trust will
                                            become liable under any
                                            environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is
                                            obtained, or until any required
                                            remedial action is thereafter taken.
                                            There is accordingly some risk that
                                            the mortgaged property will decline
                                            in value while this assessment is
                                            being obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws. Any such
                                            potential liability could reduce or
                                            delay payments to the
                                            certificateholders.

IF A BORROWER IS UNABLE
TO REPAY ITS LOAN ON ITS
MATURITY DATE, YOU MAY
EXPERIENCE A LOSS                           51 of the mortgage loans,
                                            representing 87.0% of the initial
                                            outstanding pool balance, are
                                            balloon loans. For purposes of this
                                            prospectus supplement, we consider a
                                            mortgage loan to be a "balloon loan"
                                            if its principal balance is not
                                            scheduled to be fully or
                                            substantially amortized by the
                                            loan's respective anticipated
                                            repayment date (in the case of a
                                            hyperamortizing loan) or maturity
                                            date. We cannot assure you that each
                                            borrower will have the ability to
                                            repay the principal balance
                                            outstanding on the pertinent date,
                                            especially under a scenario where
                                            interest rates have increased from
                                            the historically low interest rates
                                            in effect at the time that most of
                                            the mortgage loans were originated.
                                            Balloon loans involve greater risk
                                            than fully amortizing loans because
                                            the borrower's ability to repay the
                                            loan on its anticipated repayment
                                            date or maturity date typically will
                                            depend upon its ability either to
                                            refinance the loan or to sell the
                                            mortgaged property at a price
                                            sufficient to permit repayment. A
                                            borrower's ability to achieve either
                                            of these goals will be affected by a
                                            number of factors, including:

                                            o   the availability of, and
                                                competition for, credit for
                                                commercial real estate projects;

                                            o   prevailing interest rates;

                                            o   the fair market value of the
                                                related mortgaged property;

                                            o   the borrower's equity in the
                                                related mortgaged property;

                                            o   the borrower's financial
                                                condition;

                                            o   the operating history and
                                                occupancy level of the mortgaged
                                                property;

                                      S-45

                                            o   tax laws; and

                                            o   prevailing general and regional
                                                economic conditions.

                                            The availability of funds in the
                                            credit markets fluctuates over time.

                                            None of the sellers or their
                                            respective affiliates are under any
                                            obligation to refinance any mortgage
                                            loan.

A BORROWER'S OTHER LOANS
MAY REDUCE THE CASH FLOW
AVAILABLE TO THE
MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                Mortgage Loan No. 3, described under
                                            "Description of the Mortgage
                                            Pool--The Northbridge Retail Pari
                                            Passu Loan," which represents 9.0%
                                            of the initial outstanding pool
                                            balance, is comprised of one out of
                                            a total of three pari passu notes,
                                            each of which is secured by the
                                            mortgaged property related to such
                                            mortgage loan. The remaining pari
                                            passu notes are not included in the
                                            trust.

                                            Mortgage Loan No. 4, described under
                                            "Description of the Mortgage
                                            Pool--The Beverly Center Pari Passu
                                            Loan," which represents 8.0% of the
                                            initial outstanding pool balance, is
                                            comprised of two out of a total of
                                            seven pari passu notes, each of
                                            which is secured by the mortgaged
                                            property related to such mortgage
                                            loan. Such mortgaged property also
                                            secures two subordinate notes. The
                                            remaining pari passu notes and the
                                            subordinate notes are not included
                                            in the trust.

                                            Mortgage Loan No. 6, described under
                                            "Description of the Mortgage
                                            Pool--The World Apparel Center Pari
                                            Passu Loan," which represents 4.7%
                                            of the initial outstanding pool
                                            balance, is comprised of one out of
                                            a total of four pari passu notes,
                                            each of which is secured by the
                                            mortgaged property related to such
                                            mortgage loan. The remaining pari
                                            passu notes are not included in the
                                            trust.

                                            Mortgage Loan No. 31, described
                                            under "Description of the Mortgage
                                            Pool--The President Plaza Mortgage
                                            Loan," which represents 0.7% of the
                                            initial outstanding pool balance, is
                                            comprised of a senior note, which is
                                            secured by the mortgaged property
                                            related to such mortgage loan. Such
                                            mortgaged property also secures a
                                            subordinate note. The subordinate
                                            note is not included in the trust.

                                            Except as set forth below, each of
                                            the sellers will represent that, to
                                            its knowledge, none of the other
                                            mortgaged properties secure any
                                            loans that are subordinate to the
                                            related mortgage loan unless such
                                            other loans are included in the
                                            trust. However, the sellers
                                            generally have not obtained updated
                                            title reports or otherwise taken
                                            steps to confirm that no such
                                            additional secured subordinate
                                            financing exists.

                                            7 mortgage loans, representing 2.6%
                                            of the initial outstanding pool
                                            balance, permit the related
                                            borrowers to incur future additional
                                            subordinate financing secured by the
                                            related mortgaged properties either
                                            without prior lender approval or
                                            upon the satisfaction of certain
                                            conditions.

                                            In general, the mortgage loans
                                            permit or do not prohibit additional
                                            financing that is not secured by the
                                            mortgaged property including, but
                                            not limited to, trade payables and
                                            indebtedness secured by equipment

                                      S-46

                                            or other personal property located
                                            at the mortgaged property and/or
                                            permit or do not prohibit the owners
                                            of the borrower to enter into
                                            financing that is secured by a
                                            pledge of equity interests in the
                                            borrower. In general, borrowers that
                                            have not agreed to certain special
                                            purpose covenants in the related
                                            mortgage loan documents may be
                                            permitted to incur additional
                                            financing that is not secured by the
                                            mortgaged property.

                                            2 mortgage loans, representing 2.6%
                                            of the initial outstanding pool
                                            balance, currently have mezzanine
                                            financing in place. With respect to
                                            Mortgage Loan No. 10, mezzanine
                                            financing in the amount of
                                            $1,554,591 is in place. With respect
                                            to Mortgage Loan No. 18, mezzanine
                                            financing in the amount of
                                            $1,250,000 is in place.

                                            4 mortgage loans, representing 25.0%
                                            of the initial outstanding pool
                                            balance, permit future mezzanine
                                            debt to be incurred upon the
                                            satisfaction of certain conditions.

                                            In the case of some or all of the
                                            Mortgage Loans with existing
                                            mezzanine debt, the holder of the
                                            mezzanine loan has the right to cure
                                            certain defaults occurring on the
                                            Mortgage Loan and/or the right to
                                            purchase the Mortgage Loan from the
                                            trust if certain defaults on the
                                            Mortgage Loan occur. The purchase
                                            price required to be paid in
                                            connection with such a purchase is
                                            generally equal to the outstanding
                                            principal balance of the Mortgage
                                            Loan, together with accrued and
                                            unpaid interest on, and all unpaid
                                            servicing expenses and advances
                                            relating to, the mortgage loan. The
                                            specific rights of the related
                                            mezzanine lender with respect to any
                                            future mezzanine debt will be
                                            specified in the related
                                            intercreditor agreement and may
                                            include rights substantially similar
                                            to the cure and repurchase rights
                                            described in the preceding sentence.

                                            No representation is made as to
                                            whether any other secured
                                            subordinate financing currently
                                            encumbers any mortgaged property or
                                            whether a third-party holds debt
                                            secured by a pledge of equity
                                            ownership interests in a related
                                            borrower. Debt that is incurred by
                                            the owner of equity in one or more
                                            borrowers and is secured by a
                                            guaranty of the borrower or by a
                                            pledge of the equity ownership
                                            interests in such borrowers
                                            effectively reduces the equity
                                            owners' economic stake in the
                                            related mortgaged property. The
                                            existence of such debt may reduce
                                            cash flow on the related borrower's
                                            mortgaged property after the payment
                                            of debt service and may increase the
                                            likelihood that the owner of a
                                            borrower will permit the value or
                                            income producing potential of a
                                            mortgaged property to suffer by not
                                            making capital infusions to support
                                            the mortgaged property.

                                            Generally all of the mortgage loans
                                            also permit the related borrower to
                                            incur other unsecured indebtedness,
                                            including but not limited to trade
                                            payables, in the ordinary course of
                                            business and to incur indebtedness
                                            secured by equipment or other
                                            personal property located at the
                                            mortgaged property.

                                            When a borrower, or its constituent
                                            members, also has one or more other
                                            outstanding loans, even if the loans
                                            are subordinated or are mezzanine
                                            loans not directly secured by the
                                            mortgaged property, the trust is
                                            subjected to additional risks. For
                                            example, the borrower may have
                                            difficulty servicing and repaying
                                            multiple loans. Also, the

                                      S-47

                                            existence of another loan generally
                                            will make it more difficult for the
                                            borrower to obtain refinancing of
                                            the mortgage loan and may thus
                                            jeopardize the borrower's ability to
                                            repay any balloon payment due under
                                            the mortgage loan at maturity.
                                            Moreover, the need to service
                                            additional debt may reduce the cash
                                            flow available to the borrower to
                                            operate and maintain the mortgaged
                                            property.

                                            Additionally, if the borrower, or
                                            its constituent members, are
                                            obligated to another lender, actions
                                            taken by other lenders could impair
                                            the security available to the trust.
                                            If the other lender files an
                                            involuntary bankruptcy petition
                                            against the borrower, or the
                                            borrower files a voluntary
                                            bankruptcy petition to stay
                                            enforcement by that lender, the
                                            trust's ability to foreclose on the
                                            property will be automatically
                                            stayed, and principal and interest
                                            payments might not be made during
                                            the course of the bankruptcy case.
                                            The bankruptcy of the other lender
                                            also may operate to stay foreclosure
                                            by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an agreement to the contrary,
                                            thereby causing a delay in payments
                                            and/or an involuntary repayment of
                                            the mortgage loan prior to maturity.
                                            The trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

                                            Even if a subordinate lender has
                                            agreed not to take any direct
                                            actions with respect to the related
                                            subordinate debt, including any
                                            actions relating to the bankruptcy
                                            of the borrower, and that the holder
                                            of the mortgage loan will have all
                                            rights to direct all such actions,
                                            there can be no assurance that in
                                            the event of the borrower's
                                            bankruptcy, a court will enforce
                                            such restrictions against a
                                            subordinate lender. In its decision
                                            in In re 203 North LaSalle Street
                                            Partnership, 246 B.R. 325 (Bankr.
                                            N.D. Ill. March 10, 2000), the
                                            United States Bankruptcy Court for
                                            the Northern District of Illinois
                                            refused to enforce a provision of a
                                            subordination agreement that allowed
                                            a first mortgagee to vote a second
                                            mortgagee's claim with respect to a
                                            Chapter 11 reorganization plans on
                                            the grounds prebankruptcy contracts
                                            cannot override rights expressly
                                            provided by the Bankruptcy Code.
                                            This holding, which at least one
                                            court has already followed,
                                            potentially limits the ability of a
                                            senior lender to accept or reject a
                                            reorganization plan or to control
                                            the enforcement of remedies against
                                            a common borrower over a
                                            subordinated lender's objections.

                                            For further information with respect
                                            to subordinate and other financing,
                                            see Appendix II.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER
CAN RESULT IN DISSOLUTION
OF THE BORROWER AND THE
ACCELERATION OF THE
RELATED MORTGAGE LOAN AND
CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code,
                                            the filing of a bankruptcy petition
                                            by or against a borrower will stay
                                            the commencement or continuation of
                                            a foreclosure action. In addition,
                                            if a court determines that the value
                                            of the mortgaged property is less
                                            than the principal balance of the
                                            mortgage loan it secures, the court
                                            may reduce the amount of secured

                                      S-48

                                            indebtedness to the then-current
                                            value of the mortgaged property.
                                            Such an action would make the lender
                                            a general unsecured creditor for the
                                            difference between the then-current
                                            value and the amount of its
                                            outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o   grant a debtor a reasonable time
                                                to cure a payment default on a
                                                mortgage loan;

                                            o   reduce monthly payments due
                                                under a mortgage loan;

                                            o   change the rate of interest due
                                                on a mortgage loan; or

                                            o   otherwise alter the terms of the
                                                mortgage loan, including the
                                                repayment schedule.

                                            Additionally, the trustee of the
                                            borrower's bankruptcy or the
                                            borrower, as debtor in possession,
                                            has special powers to avoid,
                                            subordinate or disallow debts. In
                                            some circumstances, the claims of
                                            the mortgage lender may be
                                            subordinated to financing obtained
                                            by a debtor-in-possession subsequent
                                            to its bankruptcy.

                                            The filing of a bankruptcy petition
                                            will also stay the lender from
                                            enforcing a borrower's assignment of
                                            rents and leases. The federal
                                            bankruptcy code also may interfere
                                            with the trustee's ability to
                                            enforce any lockbox requirements.
                                            The legal proceedings necessary to
                                            resolve these issues can be time
                                            consuming and costly and may
                                            significantly delay or reduce the
                                            lender's receipt of rents. A
                                            bankruptcy court may also permit
                                            rents otherwise subject to an
                                            assignment and/or lock box
                                            arrangement to be used by the
                                            borrower to maintain the mortgaged
                                            property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the
                                            recovery with respect to borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the
                                            aggregate amount ultimately
                                            collected may be substantially less
                                            than the amount owed.

                                            A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under some
                                            circumstances, the bankruptcy of a
                                            general partner of the partnership
                                            may result in the dissolution of
                                            that partnership. The dissolution of
                                            a borrower partnership, the winding
                                            up of its affairs and the
                                            distribution of its assets could
                                            result in an early repayment of the
                                            related mortgage loan.

                                            In addition, certain of the mortgage
                                            loans may have sponsors that have
                                            previously filed bankruptcy, which
                                            in some cases may have involved the
                                            same property which currently
                                            secures the mortgage loan. In each
                                            case, the related entity or person
                                            has emerged from bankruptcy.
                                            However, we cannot assure you that
                                            such sponsors will not be more
                                            likely than other sponsors to
                                            utilize their rights in bankruptcy
                                            in the event of any threatened
                                            action by the mortgagee to enforce
                                            its rights under the related loan
                                            documents.

CERTAIN OF THE MORTGAGE
LOANS WERE NOT
SPECIFICALLY ORIGINATED
FOR SECURITIZATION                          Certain of the mortgage loans were
                                            not originated specifically for
                                            securitization, and generally those
                                            mortgage loans lack many provisions
                                            which are customary in mortgage
                                            loans intended for securitization.
                                            Generally, the borrowers with
                                            respect to such mortgage

                                      S-49

                                            loans are not required to make
                                            payments to lockboxes or to maintain
                                            reserves for certain expenses, such
                                            as taxes, insurance premiums,
                                            capital expenditures, tenant
                                            improvements and leasing
                                            commissions, and the lenders under
                                            such mortgage loans do not have the
                                            right to terminate the related
                                            property manager upon the occurrence
                                            of certain events or require lender
                                            approval of a replacement property
                                            manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO
FILE BANKRUPTCY PETITIONS
AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES                           While many of the borrowers have
                                            agreed to certain special purpose
                                            covenants to limit the bankruptcy
                                            risk arising from activities
                                            unrelated to the operation of the
                                            property, some borrowers are not
                                            special purpose entities. The loan
                                            documents and organizational
                                            documents of such borrowers that are
                                            not special purpose entities
                                            generally do not limit the purpose
                                            of the borrowers to owning the
                                            mortgaged properties and do not
                                            contain the representations,
                                            warranties and covenants customarily
                                            employed to ensure that a borrower
                                            is a special purpose entity (such as
                                            limitations on indebtedness,
                                            affiliate transactions and the
                                            conduct of other businesses,
                                            restrictions on the borrower's
                                            ability to dissolve, liquidate,
                                            consolidate, merge or sell all of
                                            its assets and restrictions upon
                                            amending its organizational
                                            documents). Consequently, such
                                            borrowers may have other monetary
                                            obligations, and certain of the loan
                                            documents provide that a default
                                            under any such other obligations
                                            constitutes a default under the
                                            related mortgage loan. In addition,
                                            many of the borrowers and their
                                            owners do not have an independent
                                            director whose consent would be
                                            required to file a bankruptcy
                                            petition on behalf of such borrower.
                                            One of the purposes of an
                                            independent director is to avoid a
                                            bankruptcy petition filing that is
                                            intended solely to benefit a
                                            borrower's affiliate and is not
                                            justified by the borrower's own
                                            economic circumstances. Therefore,
                                            the borrowers described above may be
                                            more likely to file or be subject to
                                            voluntary or involuntary bankruptcy
                                            petitions which may adversely affect
                                            payments on your certificates.

THE OPERATION OF
COMMERCIAL PROPERTIES IS
DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real
                                            estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            generally responsible for:

                                            o   responding to changes in the
                                                local market;

                                            o   planning and implementing the
                                                rental structure;

                                            o   operating the property and
                                                providing building services;

                                            o   managing operating expenses; and

                                            o   assuring that maintenance and
                                                capital improvements are carried
                                                out in a timely fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more
                                            management-intensive than properties
                                            leased to creditworthy tenants under
                                            long-term leases.

                                      S-50

                                            A property manager, by controlling
                                            costs, providing appropriate service
                                            to tenants and seeing to property
                                            maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy,
                                            leasing and repair costs and
                                            preserve building value. On the
                                            other hand, management errors can,
                                            in some cases, impair short-term
                                            cash flow and the long-term
                                            viability of an income producing
                                            property.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers.
                                            Additionally, we cannot assure you
                                            that the property managers will be
                                            in a financial condition to fulfill
                                            their management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING
YIELD MAINTENANCE CHARGES
OR DEFEASANCE PROVISIONS
MAY NOT BE ENFORCEABLE                      Provisions prohibiting prepayment
                                            during a lockout period or requiring
                                            the payment of prepayment premiums
                                            or yield maintenance charges may not
                                            be enforceable in some states and
                                            under federal bankruptcy law.
                                            Provisions requiring the payment of
                                            prepayment premiums or yield
                                            maintenance charges also may be
                                            interpreted as constituting the
                                            collection of interest for usury
                                            purposes. Accordingly, we cannot
                                            assure you that the obligation to
                                            pay any prepayment premium or yield
                                            maintenance charge will be
                                            enforceable either in whole or in
                                            part. Also, we cannot assure you
                                            that foreclosure proceeds will be
                                            sufficient to pay an enforceable
                                            prepayment premium or yield
                                            maintenance charge.

                                            Additionally, although the
                                            collateral substitution provisions
                                            related to defeasance do not have
                                            the same effect on the
                                            certificateholders as prepayment, we
                                            cannot assure you that a court would
                                            not interpret those provisions as
                                            requiring a yield maintenance
                                            charge. In certain jurisdictions,
                                            those collateral substitution
                                            provisions might be deemed
                                            unenforceable under applicable law
                                            or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage loans generally do not
                                            require the related borrower to
                                            cause rent and other payments to be
                                            made into a lock box account
                                            maintained on behalf of the lender.
                                            If rental payments are not required
                                            to be made directly into a lock box
                                            account, there is a risk that the
                                            borrower will divert such funds for
                                            purposes other than the payment of
                                            the mortgage loan and maintaining
                                            the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE
CHALLENGED AND THE
BENEFITS OF THESE
PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage pool includes 1 group
                                            of mortgage loans, which represents
                                            1.2% of the initial outstanding pool
                                            balance, under which an aggregate
                                            amount of indebtedness is evidenced
                                            by multiple obligations that are
                                            cross-defaulted and
                                            cross-collateralized among a
                                            multiple mortgaged properties.

                                      S-51

                                            Cross-collateralization arrangements
                                            involving more than one borrower
                                            could be challenged as fraudulent
                                            conveyances if:

                                            o   one of the borrowers were to
                                                become a debtor in a bankruptcy
                                                case, or were to become subject
                                                to an action brought by one or
                                                more of its creditors outside a
                                                bankruptcy case;

                                            o   the related borrower did not
                                                receive fair consideration or
                                                reasonably equivalent value when
                                                it allowed its mortgaged real
                                                property or properties to be
                                                encumbered by a lien benefiting
                                                the other borrowers; and

                                            o   the borrower was insolvent when
                                                it granted the lien, was
                                                rendered insolvent by the
                                                granting of the lien or was left
                                                with inadequate capital, or was
                                                unable to pay its debts as they
                                                matured.

                                            Among other things, a legal
                                            challenge to the granting of the
                                            liens may focus on:

                                            o   the benefits realized by such
                                                borrower entity from the
                                                respective mortgage loan
                                                proceeds as compared to the
                                                value of its respective
                                                property; and

                                            o   the overall
                                                cross-collateralization.

                                            If a court were to conclude that the
                                            granting of the liens was an
                                            avoidable fraudulent conveyance,
                                            that court could subordinate all or
                                            part of the borrower's respective
                                            mortgage loan to existing or future
                                            indebtedness of that borrower. The
                                            court also could recover payments
                                            made under that mortgage loan or
                                            take other actions detrimental to
                                            the holders of the certificates,
                                            including, under certain
                                            circumstances, invalidating the loan
                                            or the related mortgages that are
                                            subject to such
                                            cross-collateralization.

                                            Furthermore, when multiple real
                                            properties secure a mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans, the amount of the
                                            mortgage encumbering any particular
                                            one of those properties may be less
                                            than the full amount of the related
                                            mortgage loan or group of
                                            cross-collateralized mortgage loans,
                                            generally, to minimize recording
                                            tax. This mortgage amount may equal
                                            the appraised value or allocated
                                            loan amount for the mortgaged real
                                            property and will limit the extent
                                            to which proceeds from the property
                                            will be available to offset declines
                                            in value of the other properties
                                            securing the same mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans.

                                            Moreover, 1 group of either
                                            cross-collateralized or
                                            multi-property mortgage loans,
                                            representing 1.2% of the initial
                                            outstanding pool balance, is secured
                                            by mortgaged properties located in
                                            various states. Foreclosure actions
                                            are brought in state court and the
                                            courts of one state cannot exercise
                                            jurisdiction over property in
                                            another state. Upon a default under
                                            any of these mortgage loans, it may
                                            not be possible to foreclose on the
                                            related mortgaged real properties
                                            simultaneously.

                                      S-52

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Many of the mortgage loans do not
                                            require the borrowers to set aside
                                            funds for specific reserves
                                            controlled by the lender. Even to
                                            the extent that the mortgage loans
                                            require any such reserves, we cannot
                                            assure you that any reserve amounts
                                            will be sufficient to cover the
                                            actual costs of items such as taxes,
                                            insurance premiums, capital
                                            expenditures, tenant improvements
                                            and leasing commissions (or other
                                            items for which such reserves were
                                            established) or that borrowers under
                                            the related mortgage loans will put
                                            aside sufficient funds to pay for
                                            such items. We also cannot assure
                                            you that cash flow from the
                                            properties will be sufficient to
                                            fully fund the ongoing monthly
                                            reserve requirements or to enable
                                            the borrowers under the related
                                            mortgage loans to fully pay for such
                                            items.

INADEQUACY OF TITLE
INSURERS MAY ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged
                                            property generally insures a lender
                                            against risks relating to a lender
                                            not having a first lien with respect
                                            to a mortgaged property, and in some
                                            cases can insure a lender against
                                            specific other risks. The protection
                                            afforded by title insurance depends
                                            on the ability of the title insurer
                                            to pay claims made upon it. We
                                            cannot assure you that:

                                            o   a title insurer will have the
                                                ability to pay title insurance
                                                claims made upon it;

                                            o   the title insurer will maintain
                                                its present financial strength;
                                                or

                                            o   a title insurer will not contest
                                                claims made upon it.

MORTGAGED PROPERTIES
SECURING THE MORTGAGE
LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Noncompliance with zoning and
                                            building codes may cause the
                                            borrower to experience cash flow
                                            delays and shortfalls that would
                                            reduce or delay the amount of
                                            proceeds available for distributions
                                            on your certificates. At origination
                                            of the mortgage loans, the sellers
                                            took steps to establish that the use
                                            and operation of the mortgaged
                                            properties securing the mortgage
                                            loans were in compliance in all
                                            material respects with all
                                            applicable zoning, land-use and
                                            building ordinances, rules,
                                            regulations, and orders. Evidence of
                                            this compliance may be in the form
                                            of legal opinions, confirmations
                                            from government officials, title
                                            policy endorsements, appraisals,
                                            zoning consultants' reports and/or
                                            representations by the related
                                            borrower in the related mortgage
                                            loan documents. These steps may not
                                            have revealed all possible
                                            violations and certain mortgaged
                                            properties that were in compliance
                                            may not remain in compliance.

                                            Some violations of zoning, land use
                                            and building regulations may be
                                            known to exist at any particular
                                            mortgaged property, but the sellers
                                            generally do not consider those
                                            defects known to them to be material
                                            or

                                      S-53

                                            have obtained policy endorsements
                                            and/or law and ordinance insurance
                                            to mitigate the risk of loss
                                            associated with any material
                                            violation or noncompliance. In some
                                            cases, the use, operation and/or
                                            structure of a mortgaged property
                                            constitutes a permitted
                                            nonconforming use and/or structure
                                            as a result of changes in zoning
                                            laws after such mortgaged properties
                                            were constructed and the structure
                                            may not be rebuilt to its current
                                            state or be used for its current
                                            purpose if a material casualty event
                                            occurs. Insurance proceeds may not
                                            be sufficient to pay the mortgage
                                            loan in full if a material casualty
                                            event were to occur, or the
                                            mortgaged property, as rebuilt for a
                                            conforming use, may not generate
                                            sufficient income to service the
                                            mortgage loan and the value of the
                                            mortgaged property or its revenue
                                            producing potential may not be the
                                            same as it was before the casualty.
                                            If a mortgaged property could not be
                                            rebuilt to its current state or its
                                            current use were no longer permitted
                                            due to building violations or
                                            changes in zoning or other
                                            regulations, then the borrower might
                                            experience cash flow delays and
                                            shortfalls or be subject to
                                            penalties that would reduce or delay
                                            the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be
                                            subject to use restrictions pursuant
                                            to reciprocal easement or operating
                                            agreements which could limit the
                                            borrower's right to operate certain
                                            types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the borrower to lease the
                                            mortgaged property on favorable
                                            terms.

CONDEMNATIONS WITH
RESPECT TO MORTGAGED
PROPERTIES SECURING THE
MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        From time to time, there may be
                                            condemnations pending or threatened
                                            against one or more of the mortgaged
                                            properties. There can be no
                                            assurance that the proceeds payable
                                            in connection with a total
                                            condemnation will be sufficient to
                                            restore the related mortgaged
                                            property or to satisfy the remaining
                                            indebtedness of the related mortgage
                                            loan. The occurrence of a partial
                                            condemnation may have a material
                                            adverse effect on the continued use
                                            of the affected mortgaged property,
                                            or on an affected borrower's ability
                                            to meet its obligations under the
                                            related mortgage loan. Therefore, we
                                            cannot assure you that the
                                            occurrence of any condemnation will
                                            not have a negative impact upon the
                                            distributions on your certificates.

IMPACT OF RECENT
TERRORIST ATTACKS AND
MILITARY OPERATIONS ON
THE FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United
                                            States was subjected to multiple
                                            terrorist attacks, resulting in the
                                            loss of many lives and massive
                                            property damage and destruction in
                                            New York City, the Washington, D.C.
                                            area and Pennsylvania. In its
                                            aftermath, there was considerable
                                            uncertainty in the world financial
                                            markets. The full impact of these
                                            events on financial markets is not
                                            yet known but could include, among
                                            other things, increased volatility
                                            in the price of securities,
                                            including the certificates. It is
                                            impossible to predict whether, or
                                            the extent to which, future
                                            terrorist activities may occur in
                                            the United States. According to
                                            publicly available reports, the
                                            financial markets have in the past
                                            responded to the uncertainty with
                                            regard to the scope, nature and
                                            timing of current and possible
                                            future military responses led by the
                                            United States, as well as to the
                                            disruptions in air travel,
                                            substantial losses

                                      S-54

                                            reported by various companies
                                            including airlines, insurance
                                            providers and aircraft makers, the
                                            need for heightened security across
                                            the country and decreases in
                                            consumer confidence that can cause a
                                            general slowdown in economic growth.

                                            In addition, on March 19, 2003 the
                                            government of the United States
                                            implemented full scale military
                                            operations against Iraq. The
                                            military operations against Iraq and
                                            the continued presence of United
                                            States military personnel in Iraq
                                            may prompt further terrorist attacks
                                            against the United States.

                                            It is uncertain what effects the
                                            aftermath of the recent military
                                            operations of the United States in
                                            Iraq, any future terrorist
                                            activities in the United States or
                                            abroad and/or any consequent actions
                                            on the part of the United States
                                            Government and others, including
                                            military action, will have on: (a)
                                            United States and world financial
                                            markets, (b) local, regional and
                                            national economies, (c) real estate
                                            markets across the United States,
                                            (d) particular business segments,
                                            including those that are important
                                            to the performance of the mortgaged
                                            properties that secure the mortgage
                                            loans and/or (e) insurance costs and
                                            the availability of insurance
                                            coverage for terrorist acts,
                                            particularly for large mortgaged
                                            properties, which could adversely
                                            affect the cash flow at such
                                            mortgaged properties. In particular,
                                            the decrease in air travel may have
                                            a negative effect on certain of the
                                            mortgaged properties, including
                                            hospitality mortgaged properties and
                                            those mortgaged properties in
                                            tourist areas which could reduce the
                                            ability of such mortgaged properties
                                            to generate cash flow. As a result,
                                            the ability of the mortgaged
                                            properties to generate cash flow may
                                            be adversely affected. These
                                            disruptions and uncertainties could
                                            materially and adversely affect the
                                            value of, and your ability to
                                            resell, your certificates.

THE ABSENCE OR INADEQUACY
OF INSURANCE COVERAGE ON
THE PROPERTY MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance
                                            (including acts of terrorism) or for
                                            which insurance coverage is not
                                            adequate or available at
                                            commercially reasonable rates. In
                                            addition, some of the mortgaged
                                            properties are located in California
                                            and in other coastal areas of
                                            certain states, which are areas that
                                            have historically been at greater
                                            risk of acts of nature, including
                                            earthquakes, fires, hurricanes and
                                            floods. The mortgage loans generally
                                            do not require borrowers to maintain
                                            earthquake, hurricane or flood
                                            insurance and we cannot assure you
                                            that borrowers will attempt or be
                                            able to obtain adequate insurance
                                            against such risks. If a borrower
                                            does not have insurance against such
                                            risks and a casualty occurs at a
                                            mortgaged property, the borrower may
                                            be unable to generate income from
                                            the mortgaged property in order to
                                            make payments on the related
                                            mortgage loan.

                                            Moreover, if reconstruction or major
                                            repairs are required following a
                                            casualty, changes in laws that have
                                            occurred since the time of original
                                            construction may materially impair
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase the cost
                                            thereof.

                                            As a result of these factors, the
                                            amount available to make
                                            distributions on your certificates
                                            could be reduced.

                                      S-55

                                            In light of the September 11, 2001
                                            terrorist attacks in New York City,
                                            the Washington, D.C. area and
                                            Pennsylvania, the comprehensive
                                            general liability and business
                                            interruption or rent loss insurance
                                            policies required by typical
                                            mortgage loans, which are generally
                                            subject to periodic renewals during
                                            the term of the related mortgage
                                            loans, have been affected. To give
                                            time for private markets to develop
                                            a pricing mechanism and to build
                                            capacity to absorb future losses
                                            that may occur due to terrorism, on
                                            November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted,
                                            which established the Terrorism
                                            Insurance Program. The Terrorism
                                            Insurance Program is administered by
                                            the Secretary of the Treasury and,
                                            through December 31, 2005, will
                                            provide some financial assistance
                                            from the United States Government to
                                            insurers in the event of another
                                            terrorist attack that resulted in an
                                            insurance claim. The program applies
                                            to United States risks only and to
                                            acts that are committed by an
                                            individual or individuals acting on
                                            behalf of a foreign person or
                                            foreign interest as an effort to
                                            influence or coerce United States
                                            civilians or the United States
                                            Government.

                                            The Treasury Department will
                                            establish procedures for the program
                                            under which the federal share of
                                            compensation will be equal to 90
                                            percent of that portion of insured
                                            losses that exceeds an applicable
                                            insurer deductible required to be
                                            paid during each program year. The
                                            federal share in the aggregate in
                                            any program year may not exceed $100
                                            billion (and the insurers will not
                                            be liable for any amount that
                                            exceeds this cap).

                                            Through December 2005, insurance
                                            carriers are required under the
                                            program to provide terrorism
                                            coverage in their basic "all-risk"
                                            policies. Any commercial property
                                            and casualty terrorism insurance
                                            exclusion that was in force on
                                            November 26, 2002 is automatically
                                            voided to the extent that it
                                            excludes losses that would otherwise
                                            be insured losses. Any state
                                            approval of such types of exclusions
                                            in force on November 26, 2002 are
                                            also voided.

                                            There can be no assurance that upon
                                            its expiration subsequent terrorism
                                            insurance legislation will be
                                            passed. Furthermore, because this
                                            program has only been recently
                                            passed into law, there can be no
                                            assurance that it or state
                                            legislation will substantially lower
                                            the cost of obtaining terrorism
                                            insurance. Because it is a temporary
                                            program, there is no assurance that
                                            it will create any long-term changes
                                            in the availability and cost of such
                                            insurance.

                                            To the extent that uninsured or
                                            underinsured casualty losses occur
                                            with respect to the related
                                            mortgaged properties, losses on
                                            commercial mortgage loans may
                                            result. In addition, the failure to
                                            maintain such insurance may
                                            constitute a default under a
                                            commercial mortgage loan, which
                                            could result in the acceleration and
                                            foreclosure of such commercial
                                            mortgage loan. Alternatively, the
                                            increased costs of maintaining such
                                            insurance could have an adverse
                                            effect on the financial condition of
                                            the mortgage loan borrowers.

                                            Certain of the mortgage loans may be
                                            secured by mortgaged properties that
                                            are not insured for acts of
                                            terrorism. If such casualty losses
                                            are not covered by standard casualty
                                            insurance policies, then in the
                                            event of a casualty from an act of
                                            terrorism, the amount available to
                                            make distributions on your
                                            certificates could be reduced.

                                      S-56

CERTAIN OTHER RISKS
RELATED TO CASUALTY AND
CASUALTY INSURANCE                          The loan documents for each mortgage
                                            loan generally require that (A) "all
                                            risk" insurance policies be
                                            maintained in an amount equal to
                                            either (i) not less than the full
                                            replacement cost of the related
                                            mortgaged property or (ii) the
                                            greater of the full replacement cost
                                            of each related mortgaged property
                                            and the outstanding principal
                                            balance of the mortgage loan or (B)
                                            the related borrower will maintain
                                            such insurance coverages in such
                                            amounts as the lender may reasonably
                                            require. Notwithstanding such
                                            requirement, however, under
                                            insurance law, if an insured
                                            property is not rebuilt, insurance
                                            companies are generally required to
                                            pay only the "actual cash value" of
                                            the property, which is defined under
                                            state law but is generally equal to
                                            the replacement cost of the property
                                            less depreciation. The determination
                                            of "actual cash value" is both
                                            inexact and heavily dependent on
                                            facts and circumstances.
                                            Notwithstanding the requirements of
                                            the loan documents, an insurer may
                                            refuse to insure a mortgaged
                                            property for the loan amount if it
                                            determines that the "actual cash
                                            value" of the mortgaged property
                                            would be a lower amount, and even if
                                            it does insure a mortgaged property
                                            for the full loan amount, if at the
                                            time of casualty the "actual cash
                                            value" is lower, and the mortgaged
                                            property is not restored, only the
                                            "actual cash value" will be paid.
                                            Accordingly, if a borrower does not
                                            meet the conditions to restore a
                                            mortgaged property and the mortgagee
                                            elects to require the borrower to
                                            apply the insurance proceeds to
                                            repay the mortgage loan, rather than
                                            toward restoration, there can be no
                                            assurance that such proceeds will be
                                            sufficient to repay the mortgage
                                            loan.

                                            Certain leases may provide that such
                                            leases are terminable in connection
                                            with a casualty or condemnation
                                            including in the event the leased
                                            premises are not repaired or
                                            restored within a specified time
                                            period.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties are
                                            covered by blanket insurance
                                            policies which also cover other
                                            properties of the related borrower
                                            or its affiliates. In the event that
                                            such policies are drawn on to cover
                                            losses on such other properties, the
                                            amount of insurance coverage
                                            available under such policies may
                                            thereby be reduced and could be
                                            insufficient to cover each mortgaged
                                            property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY
NOT REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants
                                            generally inspected the mortgaged
                                            properties and prepared engineering
                                            reports in connection with the
                                            origination or securitization of the
                                            mortgage loans to assess items such
                                            as structure, exterior walls,
                                            roofing, interior construction,
                                            mechanical and electrical systems
                                            and general condition of the site,
                                            buildings and other improvements.

                                            With respect to each of the
                                            mortgaged properties, the related
                                            seller has represented to us that,
                                            except as disclosed in the related
                                            report and subject to certain
                                            specified exceptions, each mortgaged
                                            property, to the seller's knowledge,
                                            is free and clear of any damage (or
                                            adequate reserves have been
                                            established) that would materially
                                            and adversely affect its value as
                                            security for the related mortgage
                                            loan.

                                      S-57

                                            We cannot assure you that all
                                            conditions requiring repair or
                                            replacement were identified. In
                                            those cases where a material and
                                            adverse condition was identified,
                                            such condition generally has been or
                                            is required to be remedied to the
                                            related seller's satisfaction or
                                            funds as deemed necessary by such
                                            seller, or the related engineering
                                            consultant, have been reserved to
                                            remedy the material and adverse
                                            condition or other resources for
                                            such repairs were available at
                                            origination. No additional property
                                            inspections were conducted by us in
                                            connection with the issuance of the
                                            certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE
VALUE OF THE MORTGAGED
PROPERTIES                                  In general, in connection with the
                                            origination or sale to us of each of
                                            the mortgage loans, the related
                                            mortgaged property was appraised.
                                            The resulting estimated property
                                            values represent the analysis and
                                            opinion of the person performing the
                                            appraisal and are not guarantees of
                                            present or future values. The person
                                            performing the appraisal may have
                                            reached a different conclusion of
                                            value than the conclusion that would
                                            be reached by a different appraiser
                                            appraising the same property.
                                            Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal was performed. In
                                            addition, appraisals seek to
                                            establish the amount a typically
                                            motivated buyer would pay a
                                            typically motivated seller. Such
                                            amount could be significantly higher
                                            than the amount obtained from the
                                            sale of a mortgaged property under a
                                            distress or liquidation sale. There
                                            is no assurance that the appraisal
                                            values indicated accurately reflect
                                            past, present or future market
                                            values of the mortgaged properties.

                                            For each of the mortgage loans, the
                                            loan-to-value ratio was calculated
                                            according to the methodology
                                            described in this prospectus
                                            supplement based on an estimate of
                                            value from a third-party appraisal
                                            conducted on or after February 1,
                                            2003.

THE TIMING OF MORTGAGE
LOAN AMORTIZATION MAY
CAUSE INCREASED POOL
CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        As principal payments or prepayments
                                            are made on mortgage loans, the
                                            remaining mortgage pool may be
                                            subject to increased concentrations
                                            of property types, geographic
                                            locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal on the
                                            certificates entitled to principal
                                            is generally payable in sequential
                                            order or alphabetical order, with
                                            such classes generally not being
                                            entitled to receive principal until
                                            the preceding class or classes
                                            entitled to receive principal have
                                            been retired.

                                      S-58

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT
THE TIMING OF PAYMENTS
AND THE APPLICATION OF
LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of subordinate
                                            certificates to receive payments of
                                            principal and interest otherwise
                                            payable on their certificates will
                                            be subordinated to such rights of
                                            the holders of the more senior
                                            certificates having an earlier
                                            alphabetical class designation.
                                            Losses on the mortgage loans will be
                                            allocated to the Class O, Class N,
                                            Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E,
                                            Class D, Class C and Class B
                                            Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated or cause
                                            shortfalls to the Class A-1, Class
                                            A-2, Class A-3, Class A-4 and Class
                                            A-5 Certificates, pro rata, and,
                                            solely with respect to losses of
                                            interest, to the Class X-1 and Class
                                            X-2 Certificates, in proportion to
                                            the amounts of interest or principal
                                            payable thereon.

THE OPERATION OF A
MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF
THE TRUST AND MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               If the trust acquires a mortgaged
                                            property as a result of a
                                            foreclosure or deed in lieu of
                                            foreclosure, the special servicer
                                            will generally retain an independent
                                            contractor to operate the property.
                                            Any net income from operations other
                                            than qualifying "rents from real
                                            property," or any rental income
                                            based on the net profits of a tenant
                                            or a sub-tenant or allocable to a
                                            non-customary service, will subject
                                            the trust to a federal tax on such
                                            income at the highest marginal
                                            corporate tax rate, which is
                                            currently 35%, and, in addition,
                                            possible state or local tax. In this
                                            event, the net proceeds available
                                            for distribution on your
                                            certificates will be reduced. The
                                            special servicer may permit the
                                            trust to earn such above described
                                            "net income from foreclosure
                                            property" but only if it determines
                                            that the net after-tax benefit to
                                            certificateholders is greater than
                                            under another method of operating or
                                            leasing the mortgaged property. In
                                            addition, if the trust were to
                                            acquire one or more mortgaged
                                            properties pursuant to a foreclosure
                                            or deed in lieu of foreclosure, upon
                                            acquisition of those mortgaged
                                            properties, the trust may in certain
                                            jurisdictions, particularly in New
                                            York, be required to pay state or
                                            local transfer or excise taxes upon
                                            liquidation of such properties. Such
                                            state or local taxes may reduce net
                                            proceeds available for distribution
                                            with respect to the offered
                                            certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF
PAYMENTS ON YOUR
CERTIFICATES                                Some states, including California,
                                            have laws prohibiting more than one
                                            "judicial action" to enforce a
                                            mortgage obligation. Some courts
                                            have construed the term "judicial
                                            action" broadly. In the case of any
                                            mortgage loan secured by mortgaged
                                            properties located in multiple
                                            states, the master servicer or the
                                            special servicer may be required to
                                            foreclose first on mortgaged
                                            properties located in states where
                                            these "one action" rules apply (and
                                            where non-judicial foreclosure is
                                            permitted) before foreclosing on
                                            properties located in states where
                                            judicial foreclosure is the only
                                            permitted method of foreclosure. As
                                            a result, the ability to realize
                                            upon the mortgage loans may be

                                      S-59

                                            significantly delayed and otherwise
                                            limited by the application of state
                                            laws.

THE BANKRUPTCY OR
INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        9 groups of mortgage loans, the 3
                                            largest of which represent 7.7%,
                                            2.4% and 1.2%, respectively, of the
                                            initial outstanding pool balance,
                                            were made to borrowers that are
                                            affiliated through common ownership
                                            of partnership or other equity
                                            interests and where, in general, the
                                            related mortgaged properties are
                                            commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or more other mortgaged
                                            properties in order to satisfy
                                            current expenses with respect to the
                                            mortgaged property experiencing
                                            financial difficulty, or it could
                                            attempt to avert foreclosure by
                                            filing a bankruptcy petition that
                                            might have the effect of
                                            interrupting monthly payments for an
                                            indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner, following
                                            foreclosure, as landlord under the
                                            lease, the leases may terminate upon
                                            the transfer of the property to a
                                            foreclosing lender or purchaser at
                                            foreclosure. Not all leases were
                                            reviewed to ascertain the existence
                                            of these provisions. Accordingly, if
                                            a mortgaged property is located in
                                            such a jurisdiction and is leased to
                                            one or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            Some of the leases at the mortgaged
                                            properties securing the mortgage
                                            loans included in the trust may not
                                            be subordinate to the related
                                            mortgage. If a lease is not
                                            subordinate to a mortgage, the trust
                                            will not possess the right to
                                            dispossess the tenant upon
                                            foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, an
                                            option to purchase the mortgaged
                                            property or a right of first refusal
                                            to purchase the mortgaged property,
                                            the provisions of the lease will
                                            take precedence over the provisions
                                            of the mortgage.

                                            Additionally, with respect to
                                            certain of the mortgage loans, the
                                            related borrower may have granted
                                            certain tenants a right of first
                                            refusal in the

                                      S-60

                                            event a sale is contemplated or a
                                            purchase option to purchase all or a
                                            portion of the mortgaged property.
                                            Such provisions, if not waived or
                                            subordinated, may impede the
                                            lender's ability to sell the related
                                            mortgaged property at foreclosure or
                                            adversely affect the foreclosure bid
                                            price.

LEGAL ACTION ARISING OUT
OF ORDINARY BUSINESS
COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               There may be pending or threatened
                                            legal actions, suits or proceedings
                                            against the borrowers and managers
                                            of the mortgaged properties and
                                            their respective affiliates arising
                                            out of their ordinary business. We
                                            cannot assure you that any such
                                            actions, suits or proceedings would
                                            not have a material adverse effect
                                            on your certificates.

RISKS RELATING TO
COMPLIANCE WITH THE
AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Under the Americans with
                                            Disabilities Act of 1990, public
                                            accommodations are required to meet
                                            certain federal requirements related
                                            to access and use by disabled
                                            persons. Borrowers may incur costs
                                            complying with the Americans with
                                            Disabilities Act. In addition,
                                            noncompliance could result in the
                                            imposition of fines by the federal
                                            government or an award of damages to
                                            private litigants. If a borrower
                                            incurs such costs or fines, the
                                            amount available to pay debt service
                                            would be reduced.

CONFLICTS OF INTEREST MAY
HAVE AN ADVERSE EFFECT ON
YOUR CERTIFICATES                           Conflicts between various
                                            Certificateholders. The special
                                            servicer is given considerable
                                            latitude in determining whether and
                                            in what manner to liquidate or
                                            modify defaulted mortgage loans. The
                                            operating adviser will have the
                                            right to replace the special
                                            servicer upon satisfaction of
                                            certain conditions set forth in the
                                            pooling and servicing agreement. At
                                            any given time, the operating
                                            adviser will be controlled generally
                                            by the holders of the most
                                            subordinate, or, if the certificate
                                            principal balance thereof is less
                                            than 25% of its original certificate
                                            balance, the next most subordinate,
                                            class of certificates, that is, the
                                            controlling class, outstanding from
                                            time to time (or, in certain cases
                                            with respect to Mortgage Loan No. 4,
                                            the holder of the related B Note or
                                            C Note, and in certain cases with
                                            respect to Mortgage Loan No. 31, the
                                            holder of the related B Note); such
                                            holders may have interests in
                                            conflict with those of some or all
                                            of the certificateholders. In
                                            addition, the operating adviser (or
                                            the holder of such B Note and/or C
                                            Note) will have the right to approve
                                            the determination of customarily
                                            acceptable costs with respect to
                                            insurance coverage and the right to
                                            advise the special servicer with
                                            respect to certain actions of the
                                            special servicer and, in connection
                                            with such rights, may act solely in
                                            the interest of the holders of
                                            certificates of the controlling
                                            class (or the holder of such B Note
                                            and/or C Note), without any
                                            liability to any certificateholder.
                                            For instance, the holders of
                                            certificates of the controlling
                                            class (or the holder of such B Note
                                            or C Note) might desire to mitigate
                                            the potential for loss to that class
                                            or such holder from a troubled
                                            mortgage loan by deferring
                                            enforcement in the hope of
                                            maximizing future proceeds. However,
                                            the interests of the trust may be
                                            better served by prompt action,
                                            since delay followed by a market
                                            downturn could result in less

                                      S-61

                                            proceeds to the trust than would
                                            have been realized if earlier action
                                            had been taken. In general, no
                                            servicer is required to act in a
                                            manner more favorable to the offered
                                            certificates than to the non-offered
                                            certificates.

                                            The master servicer, any primary
                                            servicer, the special servicer or an
                                            affiliate of any of them may hold
                                            subordinate notes or acquire certain
                                            of the most subordinated
                                            certificates, including those of the
                                            initial controlling class. Under
                                            such circumstances, the master
                                            servicer, a primary servicer and the
                                            special servicer may have interests
                                            that conflict with the interests of
                                            the other holders of the
                                            certificates. However, the pooling
                                            and servicing agreement and each
                                            primary servicing agreement provides
                                            that the mortgage loans are to be
                                            serviced in accordance with the
                                            servicing standard and without
                                            regard to ownership of any
                                            certificates by the master servicer,
                                            the primary servicers or the special
                                            servicer, as applicable. The initial
                                            operating adviser will be Citigroup
                                            Alternative Investments LLC. The
                                            initial special servicer will be
                                            Midland Loan Services, Inc.

                                            In addition, the controlling class
                                            with respect to each Non-Trust
                                            Serviced Pari Passu Loan is the most
                                            subordinate class of certificates in
                                            another securitization. The
                                            operating adviser will have no
                                            rights with respect to such mortgage
                                            loans other than the right to
                                            receive certain information and,
                                            with respect to the Northbridge
                                            Retail Pari Passu Loan, certain
                                            consultation rights, and with
                                            respect to the World Apparel Center
                                            Pari Passu Loan, certain consent
                                            rights so long as it is a member of
                                            the World Apparel Center Majority
                                            Lenders. In addition, with respect
                                            to the Beverly Center A/B/C Loan,
                                            the rights of the controlling class
                                            of such other securitization
                                            initially will be exercised by the
                                            holder(s) of the related B Note or C
                                            Note, as applicable. See
                                            "Description of the Mortgage
                                            Pool--The Beverly Center Pari Passu
                                            Loan" and "Servicing of the Mortgage
                                            Loans--Servicing of Certain Mortgage
                                            Loans with Other Financing--Rights
                                            of the Holders of the Beverly Center
                                            Subordinate Notes" in this
                                            prospectus supplement.

                                            Conflicts between borrowers and
                                            property managers. It is likely that
                                            many of the property managers of the
                                            mortgaged properties, or their
                                            affiliates, manage additional
                                            properties, including properties
                                            that may compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and managers themselves,
                                            also may own other properties,
                                            including competing properties. The
                                            managers of the mortgaged properties
                                            may accordingly experience conflicts
                                            of interest in the management of
                                            such mortgaged properties.

                                            Conflicts between the trust and
                                            sellers. The activities of the
                                            sellers or their affiliates may
                                            involve properties which are in the
                                            same markets as the mortgaged
                                            properties underlying the
                                            certificates. In such cases, the
                                            interests of such sellers or such
                                            affiliates may differ from, and
                                            compete with, the interests of the
                                            trust, and decisions made with
                                            respect to those assets may
                                            adversely affect the amount and
                                            timing of distributions with respect
                                            to the certificates. Conflicts of
                                            interest may arise between the trust
                                            and each of the sellers or their
                                            affiliates that engage in the
                                            acquisition, development, operation,
                                            financing and disposition of real
                                            estate if such sellers acquire any
                                            certificates. In particular, if
                                            certificates held by a seller are
                                            part of a class that is or becomes
                                            the controlling class, the seller,
                                            as part of the holders of the
                                            controlling class, would have the
                                            ability to influence certain actions
                                            of the special servicer under
                                            circumstances where the interests of
                                            the trust conflict

                                      S-62

                                            with the interests of the seller or
                                            its affiliates as acquirors,
                                            developers, operators, financers or
                                            sellers of real estate related
                                            assets.

                                            The primary servicers for certain of
                                            the mortgage loans will be Union
                                            Central Mortgage Funding, Inc.,
                                            Principal Global Investors, LLC,
                                            Washington Mutual Bank, FA and John
                                            Hancock Real Estate Finance, Inc. or
                                            affiliates thereof, who either are,
                                            or are affiliates of, loan sellers.
                                            The master servicer responsible for
                                            servicing the mortgage loans will
                                            delegate many of its servicing
                                            obligations to such primary
                                            servicers pursuant to certain
                                            primary servicing agreements. Under
                                            such circumstances, the primary
                                            servicers because they are, or are
                                            affiliated with, sellers, may have
                                            interests that conflict with the
                                            interests of the holders of the
                                            certificates.

                                            In addition, the B Note, the C Note,
                                            any mezzanine loans and/or any
                                            future mezzanine loans related to
                                            certain of the mortgage loans may be
                                            held by the respective sellers of
                                            such mortgage loan or affiliates
                                            thereof. The holders of such B Note,
                                            C Note or mezzanine loans may have
                                            interests that conflict with the
                                            interests of the holders of the
                                            certificates.

                                            Conflicts between
                                            Certificateholders, holders of other
                                            interests and the Other Master
                                            Servicer and/or the Other Special
                                            Servicer. Each Non-Trust Serviced
                                            Pari Passu Loan will be serviced and
                                            administered pursuant to the
                                            applicable Other Pooling and
                                            Servicing Agreement, each of which
                                            provides for servicing arrangements
                                            that are similar but not identical
                                            to those under the Pooling and
                                            Servicing Agreement. Consequently,
                                            the Non-Trust Serviced Pari Passu
                                            Loans will not be serviced and
                                            administered pursuant to the terms
                                            of the Pooling and Servicing
                                            Agreement. In addition, certain of
                                            the legal and/or beneficial owners
                                            of the Non-Trust Serviced Companion
                                            Loans secured by the mortgaged
                                            property relating to the applicable
                                            Non-Trust Serviced Pari Passu Loans,
                                            directly or through representatives,
                                            has certain rights under the
                                            applicable Other Pooling and
                                            Servicing Agreement and the related
                                            intercreditor agreement that affect
                                            the Non-Trust Serviced Pari Passu
                                            Loans and the Non-Trust Serviced
                                            Companion Loans, including with
                                            respect to the servicing thereof and
                                            the appointment of an Other Special
                                            Servicer with respect thereto. Those
                                            legal and/or beneficial owners may
                                            have interests that conflict with
                                            your interests. The holders of the
                                            related B Notes and C Note have
                                            certain rights under the related
                                            intercreditor agreements, including,
                                            in certain cases, with respect to
                                            the servicing thereof and/or the
                                            appointment of an Other Special
                                            Servicer with respect thereto. Such
                                            holders of the related B Notes and C
                                            Note may have interests that
                                            conflict with your interests. In
                                            addition, the potential for various
                                            conflicts of interest exists where
                                            the borrowers and/or guarantors of
                                            certain of the mortgage loans may be
                                            affiliated with the respective
                                            seller.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage loans. For this purpose,
                                            principal payments include both
                                            voluntary prepayments, if permitted,
                                            and involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of a
                                            seller's material breach of
                                            representations and warranties or
                                            material defects in a mortgage
                                            loan's documentation. In addition,

                                      S-63

                                            certain of the mortgage loans may
                                            require that, upon the occurrence of
                                            certain events, funds held in escrow
                                            or proceeds from letters of credit
                                            may be applied to the outstanding
                                            principal balance of such mortgage
                                            loans.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of
                                            the mortgage loans are prohibited
                                            for specified lockout periods or
                                            require payment of a prepayment
                                            premium or a yield maintenance
                                            charge or both, unless the
                                            prepayment occurs within a specified
                                            period prior to and including the
                                            anticipated repayment date or
                                            maturity date, as the case may be.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium or a yield
                                            maintenance charge or the amount of
                                            such premium or charge will be
                                            sufficient to compensate you for
                                            shortfalls in payments on your
                                            certificates on account of such
                                            prepayments. We also cannot assure
                                            you that involuntary prepayments
                                            will not occur or that borrowers
                                            will not default in order to avoid
                                            the application of lockout periods.
                                            The rate at which voluntary
                                            prepayments occur on the mortgage
                                            loans will be affected by a variety
                                            of factors, including:

                                            o   the terms of the mortgage loans;

                                            o   the length of any prepayment
                                                lockout period;

                                            o   the level of prevailing interest
                                                rates;

                                            o   the availability of mortgage
                                                credit;

                                            o   the applicable yield maintenance
                                                charges or prepayment premiums
                                                and the ability of the master
                                                servicer, a primary servicer or
                                                the special servicer to enforce
                                                the related provisions;

                                            o   the failure to meet requirements
                                                for release of escrows/reserves
                                                that result in a prepayment;

                                            o   the occurrence of casualties or
                                                natural disasters; and

                                            o   economic, demographic, tax or
                                                legal factors.

                                            2 mortgage loans, representing 1.2%
                                            of the initial outstanding pool
                                            balance, allow the release of a
                                            portion of the collateral for such
                                            mortgage loans if certain conditions
                                            are met, including the prepayment of
                                            a portion of the outstanding
                                            principal balance of the related
                                            mortgage loan.

                                            3 mortgage loans, representing 2.3%
                                            of the initial outstanding pool
                                            balance, contain holdback reserves
                                            of up to $520,168 which may be
                                            applied by the lender towards
                                            amounts outstanding on the related
                                            mortgage loan if certain conditions
                                            relating to tenant occupancy, rental
                                            income, post-closing delivery
                                            obligations and certain work items
                                            set forth in the related mortgage
                                            loan documents do not take place
                                            prior to a specified date. Such
                                            allocation by the lender will result
                                            in a partial prepayment of the
                                            related mortgage loan.

                                      S-64

                                            For further information concerning
                                            certain of the foregoing provisions,
                                            see the footnotes to Appendix II.

                                            Generally, no yield maintenance
                                            charge or prepayment premium will be
                                            required for prepayments in
                                            connection with a casualty or
                                            condemnation unless an event of
                                            default has occurred. In addition,
                                            if a seller repurchases any mortgage
                                            loan from the trust due to the
                                            material breach of a representation
                                            or warranty or a material document
                                            defect or such mortgage loan is
                                            otherwise purchased from the trust
                                            (including certain purchases by the
                                            holder of a B Note or mezzanine
                                            loan), the repurchase price paid
                                            will be passed through to the
                                            holders of the certificates with the
                                            same effect as if the mortgage loan
                                            had been prepaid in part or in full,
                                            except that no yield maintenance
                                            charge or prepayment premium will be
                                            payable. Any such repurchase or
                                            purchase may, therefore, adversely
                                            affect the yield to maturity on your
                                            certificates. Similarly, certain of
                                            the holders of the B Note, the C
                                            Note or a mezzanine loan have the
                                            right to purchase the related
                                            mortgage loans from the trust upon
                                            the occurrence of certain events
                                            (including a default), which will
                                            result in payment to holders of the
                                            certificates with the same effect as
                                            if the mortgage loan had been
                                            prepaid in full, except that no
                                            yield maintenance charge or
                                            prepayment premium will be payable.

                                            Although all of the mortgage loans
                                            have protection against voluntary
                                            prepayments in full in the form of
                                            lockout periods, defeasance
                                            provisions, yield maintenance
                                            provisions and/or prepayment premium
                                            provisions, there can be no
                                            assurance that (i) borrowers will
                                            refrain from fully prepaying
                                            mortgage loans due to the existence
                                            of a yield maintenance charge or
                                            prepayment premium, (ii) involuntary
                                            prepayments or repurchases will not
                                            occur or (iii) partial prepayments
                                            will not occur in the case of those
                                            loans that permit such prepayment
                                            without a yield maintenance charge
                                            or prepayment premium.

                                            In addition, the yield maintenance
                                            formulas are not the same for all of
                                            the mortgage loans that have yield
                                            maintenance charges. This can lead
                                            to substantial variance from loan to
                                            loan with respect to the amount of
                                            yield maintenance charge that is due
                                            on the related prepayment. Also, the
                                            description in the mortgage notes of
                                            the method of calculation of
                                            prepayment premiums and yield
                                            maintenance charges is complex and
                                            subject to legal interpretation and
                                            it is possible that another person
                                            would interpret the methodology
                                            differently from the way we did in
                                            estimating an assumed yield to
                                            maturity on your certificates as
                                            described in this prospectus
                                            supplement. See Appendix II attached
                                            hereto for a description of the
                                            various prepayment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment
                                            restrictions described herein,
                                            certain of the mortgage loans permit
                                            the release of a mortgaged property
                                            (or a portion of the mortgaged
                                            property) subject to the
                                            satisfaction of certain conditions
                                            described in Appendix II hereto. In
                                            order to obtain such release (other
                                            than with respect to the release of
                                            certain non-material portions of the
                                            mortgaged properties which may not
                                            require payment of a release price),
                                            the borrower is required (among
                                            other things) to pay a release
                                            price, which may include a
                                            prepayment premium or yield
                                            maintenance charge on all or a
                                            portion of such payment. See
                                            Appendix II attached hereto for
                                            further details regarding the
                                            various release provisions.

                                      S-65

THE YIELD ON YOUR
CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT
WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                                 The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by you
                                            and (2) the rate, timing and amount
                                            of distributions on your
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o   the interest rate for such
                                                certificate;

                                            o   the rate and timing of principal
                                                payments (including principal
                                                prepayments) and other principal
                                                collections (including loan
                                                purchases in connection with
                                                breaches of representations and
                                                warranties) on or in respect of
                                                the mortgage loans and the
                                                extent to which such amounts are
                                                to be applied or otherwise
                                                result in a reduction of the
                                                certificate balance of such
                                                certificate;

                                            o   the rate, timing and severity of
                                                losses on or in respect of the
                                                mortgage loans or unanticipated
                                                expenses of the trust;

                                            o   the rate and timing of any
                                                reimbursement of the master
                                                servicer, the special servicer,
                                                the trustee or fiscal agent, as
                                                applicable, out of the
                                                Certificate Account of
                                                nonrecoverable advances and
                                                interest thereon or advances
                                                remaining unreimbursed on a
                                                modified mortgage loan on the
                                                date of such modification;

                                            o   the timing and severity of any
                                                interest shortfalls resulting
                                                from prepayments to the extent
                                                not offset by a reduction in the
                                                master servicer's compensation
                                                as described in this prospectus
                                                supplement;

                                            o   the timing and severity of any
                                                reductions in the appraised
                                                value of any mortgaged property
                                                in a manner that has an effect
                                                on the amount of advancing
                                                required on the related mortgage
                                                loan; and

                                            o   the method of calculation of
                                                prepayment premiums and yield
                                                maintenance charges and the
                                                extent to which prepayment
                                                premiums and yield maintenance
                                                charges are collected and, in
                                                turn, distributed on such
                                                certificate.

                                            In addition, any change in the
                                            weighted average life of a
                                            certificate may adversely affect
                                            yield. Prepayments resulting in a
                                            shortening of weighted average lives
                                            of certificates may be made at a
                                            time of lower interest rates when
                                            you may be unable to reinvest the
                                            resulting payment of principal at a
                                            rate comparable to the effective
                                            yield anticipated when making the
                                            initial investment in certificates.
                                            Delays and extensions resulting in a
                                            lengthening of the weighted average
                                            lives of the certificates may occur
                                            at a time of higher interest rates
                                            when you may have been able to
                                            reinvest principal payments that
                                            would otherwise have been received
                                            by you at higher rates.

                                      S-66

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies
                                            or defaults on the mortgage loans
                                            could affect the following aspects
                                            of the offered certificates:

                                            o   the aggregate amount of
                                                distributions on them;

                                            o   their yields to maturity;

                                            o   their rates of principal
                                                payments; and

                                            o   their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans will be allocated to the Class
                                            O, Class N, Class M, Class L, Class
                                            K, Class J, Class H, Class G, Class
                                            F, Class E, Class D, Class C and
                                            Class B Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1, Class A-2, Class A-3, Class A-4
                                            and Class A-5 Certificates, pro
                                            rata, and, with respect to interest
                                            losses only, the Class X-1 and Class
                                            X-2 Certificates based on their
                                            respective entitlements.

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, that particular
                                            class will suffer a loss equal to
                                            the full amount of that excess up to
                                            the outstanding certificate balance
                                            of such class.

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually experienced and such losses
                                            are allocable to your certificates,
                                            your actual yield to maturity will
                                            be lower than the assumed yield.
                                            Under extreme scenarios, such yield
                                            could be negative. In general, the
                                            earlier a loss borne by your
                                            certificates occurs, the greater the
                                            effect on your yield to maturity.

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

                                            Also, if the related borrower does
                                            not repay a mortgage loan with a
                                            hyperamortization feature by its
                                            anticipated repayment date, the
                                            effect will be to increase the
                                            weighted average life of your
                                            certificates and may reduce your
                                            yield to maturity.

                                            Furthermore, if P&I Advances and/or
                                            Servicing Advances are made with
                                            respect to a mortgage loan after
                                            default and the mortgage loan is
                                            thereafter worked out under terms
                                            that do not provide for the
                                            repayment of those advances in full
                                            at the time of the workout, if at
                                            all, then any reimbursements of
                                            those advances prior to the actual
                                            collection of the amount for which
                                            the advance was made may also result
                                            in reductions in distributions of
                                            principal to the holders of the
                                            offered certificates for the current
                                            month.

                                      S-67

INTEREST ON ADVANCES AND
COMPENSATION TO THE
MASTER SERVICER, THE
SPECIAL SERVICER, THE
TRUSTEE AND THE FISCAL
AGENT MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer, the
                                            trustee or the fiscal agent (and the
                                            related master servicer, the special
                                            servicer, the trustee or the fiscal
                                            agent in respect of any Non-Trust
                                            Serviced Pari Passu Loans) will be
                                            entitled to receive interest at the
                                            "prime rate" on unreimbursed
                                            advances they have made with respect
                                            to delinquent monthly payments or
                                            that are made with respect to the
                                            preservation and protection of the
                                            related mortgaged property or
                                            enforcement of the mortgage loan.
                                            This interest will generally accrue
                                            from the date on which the related
                                            advance is made or the related
                                            expense is incurred to the date of
                                            reimbursement. No advance interest
                                            will accrue during the grace period,
                                            if any, for the related mortgage
                                            loan; however, if such advance is
                                            not reimbursed from collections
                                            received from the related borrower
                                            by the end of the applicable grace
                                            period, advance interest will accrue
                                            from the date such advance is made.
                                            This interest may be offset in part
                                            by default interest and late payment
                                            charges paid by the borrower in
                                            connection with the mortgage loan
                                            (or, in the case of advances made
                                            with respect to the Pari Passu
                                            Loans, the portion of such amounts,
                                            if any, that is allocable to the
                                            trust) or by certain other amounts.
                                            In addition, under certain
                                            circumstances, including
                                            delinquencies in the payment of
                                            principal and interest, a mortgage
                                            loan will be serviced by the special
                                            servicer, and the special servicer
                                            is entitled to compensation for
                                            special servicing activities. The
                                            right to receive interest on
                                            advances and special servicing
                                            compensation is senior to the rights
                                            of certificateholders to receive
                                            distributions. The payment of
                                            interest on advances and the payment
                                            of compensation to the special
                                            servicer may result in shortfalls in
                                            amounts otherwise distributable on
                                            the certificates.

THE SELLERS OF THE
MORTGAGE LOANS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE
LOANS                                       In the event of the insolvency of
                                            any seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that
                                            the conveyance of the mortgage loans
                                            would generally be respected in the
                                            event of insolvency of the sellers,
                                            which opinions are subject to
                                            various assumptions and
                                            qualifications, the sellers believe
                                            that such a challenge will be
                                            unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee,
                                            if applicable, or other interested
                                            party will not attempt to assert
                                            such a position. Even if actions
                                            seeking such results were not
                                            successful, it is possible that
                                            payments on the certificates would
                                            be delayed while a court resolves
                                            the claim.

                                      S-68

LIMITED LIQUIDITY AND
MARKET VALUE MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                Your certificates will not be listed
                                            on any securities exchange or traded
                                            on any automated quotation systems
                                            of any registered securities
                                            association, and there is currently
                                            no secondary market for the
                                            certificates. While the Underwriters
                                            currently intend to make a secondary
                                            market in the certificates, none of
                                            them is obligated to do so.
                                            Accordingly, you may not have an
                                            active or liquid secondary market
                                            for your certificates, which could
                                            result in a substantial decrease in
                                            the market value of your
                                            certificates. The market value of
                                            your certificates also may be
                                            affected by many other factors,
                                            including then-prevailing interest
                                            rates. Furthermore, you should be
                                            aware that the market for securities
                                            of the same type as the certificates
                                            has in the past been volatile and
                                            offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON
RATE ENTAIL RISKS WHICH
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The interest rates on certain of the
                                            certificates are based on a weighted
                                            average of the mortgage loan
                                            interest rates net of the
                                            administrative cost rate, which is
                                            calculated based upon the respective
                                            principal balances of the mortgage
                                            loans. The interest rates on certain
                                            of the certificates may be capped at
                                            such weighted average rate. This
                                            weighted average rate is further
                                            described in this prospectus
                                            supplement under the definition of
                                            "Weighted Average Net Mortgage
                                            Rate." Any class of certificates
                                            which is either fully or partially
                                            based upon the Weighted Average Net
                                            Mortgage Rate may be adversely
                                            affected by disproportionate
                                            principal payments, prepayments,
                                            defaults and other unscheduled
                                            payments on the mortgage loans.
                                            Because some mortgage loans will
                                            amortize their principal more
                                            quickly than others, the rate may
                                            fluctuate over the life of those
                                            classes of your certificates.

                                            In general, mortgage loans with
                                            relatively high mortgage interest
                                            rates are more likely to prepay than
                                            mortgage loans with relatively low
                                            mortgage interest rates. For
                                            instance, varying rates of
                                            unscheduled principal payments on
                                            mortgage loans which have interest
                                            rates above the Weighted Average Net
                                            Mortgage Rate may have the effect of
                                            reducing the interest rate of your
                                            certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-69

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2004-IQ8 Commercial Mortgage Pass-Through Certificates will be issued on or about August 24, 2004 pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 2004, among Morgan Stanley Capital I Inc., the master servicer, the special servicer, the trustee and the fiscal agent.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o  the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o  any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o  a security interest in any "government securities" as defined in the
        Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o  certain rights of Morgan Stanley Capital I Inc. under, or assigned to
        Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan
        Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on or about August 24, 2004 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of 24 classes, to be designated as:

     o  the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
        Certificates, the Class A-4 Certificates and the Class A-5 Certificates;

     o  the Class X-1 and the Class X-2 Certificates;

     o  the Class B Certificates, the Class C Certificates, the Class D
        Certificates, the Class E Certificates, the Class F Certificates, the
        Class G Certificates, the Class H Certificates, the Class J
        Certificates, the Class K Certificates, the Class L Certificates, the
        Class M Certificates, the Class N Certificates, the Class O Certificates
        and the Class EI Certificates; and

     o  the Class R-I Certificates, the Class R-II Certificates and the Class
        R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial
Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available
Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by
DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

                                      S-70

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description Of The Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                  APPROXIMATE PERCENT
                           APPROXIMATE INITIAL      OF INITIAL POOL            RATINGS              APPROXIMATE
         CLASS             CERTIFICATE BALANCE          BALANCE              (S&P/FITCH)          CREDIT SUPPORT
         -----             -------------------          -------              -----------          --------------

Class A-1                      $10,000,000                1.32%                AAA/AAA                 12.000%
Class A-2                      $61,500,000                8.10%                AAA/AAA                 12.000%
Class A-3                     $119,000,000               15.67%                AAA/AAA                 12.000%
Class A-4                     $123,500,000               16.27%                AAA/AAA                 12.000%
Class A-5                     $354,129,000               46.64%                AAA/AAA                 12.000%
Class B                        $18,981,000                2.50%                 AA/AA                   9.500%
Class C                        $21,828,000                2.87%                  A/A                    6.625%
Class D                        $7,592,000                 1.00%                 A-/A-                   5.625%

     The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates represent the approximate credit support for the Class A-1, Class
A-2, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

                                      S-71

     The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in August 2011 will be an amount equal to the then outstanding aggregate Notional Amount of the Class A-2, Class A-3, Class
A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J and Class K components. After the Distribution Date occurring in August
2011, the Notional Amount of the Class X-2 Certificates will be equal to zero.
As of any Distribution Date, the Notional Amount of the Class A-2, Class A-3,
Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J and Class K components will generally be equal to the lesser of
(i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any
Realized Losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates.

     The Notional Amount of the Class X-2 Certificates will be reduced on each
Distribution Date by any distributions of principal actually made on, and any
Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the
Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2
Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in August 2011.

     Upon initial issuance, the aggregate Notional Amount of the Class X-1
Certificates will be $759,237,960 and the aggregate Notional Amount of the Class
X-2 Certificates will be $715,341,000, in each case, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for each Distribution Date will be equal to 2.25%,
3.96%, 4.50% and 4.90% per annum, respectively. The pass-through rates for the
Class A-5, Class B, Class C and Class D Certificates will be equal to the lesser of 5.11%, 5.19%, 5.30% and 5.53%, respectively, and the Weighted Average Net
Mortgage Rate. The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.15% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of
Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2
Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution
Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any
Distribution Date occurring in or before August 2011, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                      S-72

     o  if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate
        Balance also constitutes, in its entirety, a component of the total
        Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate
        for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution
        Date for such class of Principal Balance Certificates;

     o  if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
        Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class
        X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution
        Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and
        (ii) the Pass-Through Rate for such Distribution Date for such class of
        Principal Balance Certificates;

     o  if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate
        Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1
        Strip Rate will equal the excess, if any, of (a) the Weighted Average
        Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
        Rate for such Distribution Date for such class of Principal Balance
        Certificates; and

     o  if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
        Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the
        Class X-2 Certificates immediately prior to the related Distribution
        Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution
        Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after August 2011, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.87% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in August 2011 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before August 2011, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o  the lesser of (a) the rate per annum corresponding to such Distribution
        Date as set forth on Schedule A attached hereto and (b) the Weighted
        Average Net Mortgage Rate for such Distribution Date, over

                                      S-73

     o  the Pass-Through Rate for such Distribution Date for the class of
        Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The pass-through rates for the Class E, Class F and Class G Certificates will be equal to a rate equal to the Weighted Average Net Mortgage Rate. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L,
Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of 4.79% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in September 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such class.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                      S-74

     Application of the Available Distribution Amount

       On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-5, Class X-1 and Class X-2 Certificates, the Distributable
     Certificate Interest Amount in respect of each such class for such
     Distribution Date, pro rata in proportion to the Distributable Certificate
     Interest Amount payable in respect of each such class;

          (ii) to the holders of the Class A-1 Certificates, the Principal
     Distribution Amount for such Distribution Date until the aggregate
     Certificate Balance of the Class A-1 Certificates has been reduced to zero;

          (iii) upon payment in full of the aggregate Certificate Balance of the
     Class A-1 Certificates, to the holders of the Class A-2 Certificates, the
     Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

          (iv) upon payment in full of the aggregate Certificate Balance of the
     Class A-2 Certificates, to the holders of the Class A-3 Certificates, the
     Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and Class A-2 Certificates;

          (v) upon payment in full of the aggregate Certificate Balance of the
     Class A-3 Certificates, to the holders of the Class A-4 Certificates, the
     Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

          (vi) upon payment in full of the aggregate Certificate Balance of the
     Class A-4 Certificates, to the holders of the Class A-5 Certificates, the
     Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-5 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
     Certificates;

          (vii) to the holders of the Class A Certificates and the Class X
     Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized
     Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class
     X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized
     Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

          (viii) to the holders of the Class B Certificates, the Distributable
     Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (ix) upon payment in full of the aggregate Certificate Balances of the
     Class A Certificates, to the holders of the Class B Certificates, the
     Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

                                      S-75

          (x) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

          (xi) to the holders of the Class C Certificates, the Distributable
     Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (xii) upon payment in full of the aggregate Certificate Balance of the
     Class B Certificates, to the holders of the Class C Certificates, the
     Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A or Class B Certificates;

          (xiii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

          (xiv) to the holders of the Class D Certificates, the Distributable
     Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

          (xv) upon payment in full of the aggregate Certificate Balance of the
     Class C Certificates, to the holders of the Class D Certificates, the
     Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B or Class C Certificates;

          (xvi) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate; and

          (xvii) to make payments to the holders of the private certificates
     (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
          Certificates, pro rata, in proportion to their respective Certificate
          Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such class is reduced to zero; and

     o    second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class
          A-5 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
          Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable
          Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 and Class X-2 Certificates, the
paying agent will apply the remaining portion, if any, of the Available
Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 and Class
X-2 Certificates and Residual Certificates, in alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses
(1), (2), and (3) below, in that order, to the holders of the Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

                                      S-76

     (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate
          Interest Amount in respect of such class of certificates for such
          Distribution Date;

     (2)  if the aggregate Certificate Balance of each other class of
          Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining
          Principal Distribution Amount for such Distribution Date; and

     (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such class of certificates.

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI
Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of,
Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan during the related Collection Period
(other than with respect to the Serviced Companion Loan) will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B,
Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 and Class X-2
Certificates. On or prior to the Distribution Date in August 2007, 88% of the
Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 Certificates and 12% of the Prepayment Premiums or
Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-2
Certificates. After the Distribution Date in August 2007, any Prepayment
Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class
X-1 Certificates.

     Prepayment Premiums and Yield Maintenance Charges collected with respect to the Serviced Companion Loan will be payable to the holder of such Serviced
Companion Loan in accordance with the related intercreditor agreement.

                                      S-77

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than
$2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if the special servicer is required to obtain such
MAI appraisal or internal valuation due to the receipt by the special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months. MAI appraisals and internal valuations with respect to the Non-Trust Serviced Pari Passu Loans will be obtained by the Other Special Servicer, pursuant to the terms of the related
Other Pooling and Servicing Agreement.

     As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than a Non-Trust Serviced Pari Passu
Loan) is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than a
Non-Trust Serviced Pari Passu Loan) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the
Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction (including, without limitation, any request by the holder of the President Plaza B Note or the
Operating Adviser on its behalf if there shall have been a determination that such holder will no longer be the "Directing Lender" under the President Plaza
Intercreditor Agreement).

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

     Each Non-Trust Serviced Pari Passu Loan is subject to provisions in the applicable Other Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the applicable Other Pooling and
Servicing Agreement in respect of a Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in

                                      S-78

respect of the applicable mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See "--Advances--P&I Advances"
below and "Description of the Mortgage Pool--The Northbridge Retail Pari Passu
Loan," "--The Beverly Center Pari Passu Loan" and "--The World Apparel Center
Pari Passu Loan" in this prospectus supplement.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Certificates of principal in an amount equal to the entire Certificate
Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A
Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G,
Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Certificates pro rata and, solely with respect to losses of interest, to the
Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional
Amount), pro rata with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in

                                      S-79

accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period.

     Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 of the applicable Pass-Through
Rate, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to each Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated in accordance with the related Other Pooling and Servicing
Agreement. Any additional trust expenses allocated to a Non-Trust Serviced Pari
Passu Loan under the applicable Other Pooling and Servicing Agreement will be paid out of collections on, and other proceeds of, such Non-Trust Serviced Pari
Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by the master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon.

     The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by the master servicer
(including any Specially Serviced Mortgage Loans) exceed the aggregate
Prepayment Interest Shortfalls for such mortgage loans for such Distribution
Date, such excess amount will be payable to the master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate
Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the
Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the

                                      S-80

paying agent on behalf of the trustee to the Certificateholders and the Rating
Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, the master servicer
(or the trustee or fiscal agent, if applicable) will be obligated to make a P&I
Advance, unless the master servicer, the special servicer, the trustee or the fiscal agent, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee or fiscal agent, exercised in accordance with its good faith business judgment), that the amount so advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in
respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o    the amount required to be advanced by the master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Trust Serviced Pari Passu
          Loan, the portion of the Appraisal Reduction that is allocable to such
          Non-Trust Serviced Pari Passu Loan) and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such
          Determination Date.

     In addition, the master servicer, the trustee and the fiscal agent will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance
Charges, default interest, Excess Interest or Balloon Payments or (ii) make any
P&I Advances on the Serviced Companion Loan or any Non-Trust Serviced Companion
Loan.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the Other Master Servicer, Other Trustee or Other Fiscal Agent, as
applicable, in respect of any Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and the Other Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under "--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of

                                      S-81

interest accrued thereon at the Advance Rate, equals an amount greater than the
Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal
Reductions with respect thereto.

     The right of the master servicer, the special servicer, the trustee and the fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I
Advance, in each case subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loans), the master servicer will be obligated to make Servicing Advances for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties
(other than REO Properties with respect to Non-Trust Serviced Pari Passu Loans), the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, the master servicer or the special servicer is required to provide notice of such determination to the master servicer or the special servicer and if the special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders and, in the case of the Serviced Loan Pair, the holder of the Serviced Companion Loan, as a collective whole, the master servicer is required to pay such amounts from amounts in the related Certificate Account.

     The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, the Serviced Companion Loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the Serviced Companion Loan)
or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from amounts on deposit in the Certificate Account or the Distribution Account. If the master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such
Servicing Advance, and if the trustee fails to make a required Servicing
Advance, the fiscal agent is required to make such Servicing Advance subject to the same

                                      S-82

limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to the Non-Trust Serviced Pari Passu Loans under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Other Master Servicer,
Other Special Servicer, Other Trustee or Other Fiscal Agent in accordance with the applicable Other Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to a Non-Trust Serviced Loan Pair under the applicable Other Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in such Other Pooling and Servicing Agreement, including in the event of a nonrecoverability determination by such Other Master Servicer, from general collections on all mortgage loans (up to the Non-Trust Serviced Pari Passu
Loan's pro rata portion of such Servicing Advance).

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Account allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Account. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that represent principal on the mortgage loans, net of any nonrecoverable advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the master servicer or the special servicer (exercised in accordance with the Servicing Standard) or the trustee or the fiscal agent (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the fiscal agent, the special servicer or the master servicer, the Operating Adviser, the Rating Agencies, the paying agent and us
(and, in the case of a Servicing Advance with respect to the Serviced Loan Pair, the holder of the Serviced Companion Loan) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or the special servicer's determination of nonrecoverability (or, with respect to any
P&I Advances on the Beverly Center Pari Passu Loan, the determination of nonrecoverability of a master servicer of any other commercial mortgage securitization into which the Beverly Center Companion Loans have been deposited) will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and fiscal agent will be entitled to rely conclusively on any determination by the master servicer (or, with respect to the Beverly Center Pari Passu

                                      S-83

Loan, any determination by a master servicer of any other commercial mortgage securitization into which the Beverly Center Companion Loans have been deposited) or the special servicer of nonrecoverability with respect to such
Advance and will have no obligation to make a separate determination of recoverability. With respect to the World Apparel Center Pari Passu Loan and the
Northbridge Retail Pari Passu Loan, the master servicer will make a determination, independent from the related Other Master Servicer, as to whether any future P&I Advance would be a nonrecoverable advance.

     With respect to the Beverly Center Senior Loan, if the master servicer receives written notice by any related Other Master Servicer that such Other
Master Servicer has determined, with respect to any Beverly Center Companion
Loan, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then none of the master servicer, the trustee or the fiscal agent will be permitted to make any additional P&I
Advances with respect to the Beverly Center Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to such Beverly Center Pari Passu Loan if the master servicer has consulted with the related Other Master Servicer and they agree that circumstances with respect to the Beverly Center Senior Loan have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. Notwithstanding the foregoing, the master servicer will continue to have the discretion to determine that any future P&I
Advance would be, or that any outstanding P&I Advance is, as applicable, a
Nonrecoverable Advance. Once such a determination is made by the master servicer or the master servicer receives written notice of such determination by the
Other Master Servicer, the master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to such Beverly Center Pari Passu Loan. With respect to the World
Apparel Center Pari Passu Loan and the Northbridge Retail Pari Passu Loan, upon making a nonrecoverability determination with respect to the related mortgage loan, the master servicer will be required to notify the related Other Master
Servicer regarding such determination.

     With respect to each Non-Trust Serviced Pari Passu Loan, neither the related Other Master Servicer nor the related Other Trustee will make a servicing advance if it makes a determination of recoverability substantially similar to the determination of recoverability set forth in the second preceding paragraph, in accordance with the related Other Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

       Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii) the amount of such distribution to holders of each class of
          REMIC Regular Certificates allocable to (A) interest and (B)
          Prepayment Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

               (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                    (A) delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C) delinquent 90 days or more,

                    (D)  as to which foreclosure proceedings have been
                         commenced, or

                                      S-84

                    (E) as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of
          the mortgage loan;

               (vi) as of the related Determination Date:

                    (A) as to any REO Property sold during the related
               Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                    (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate
               Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

               (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix) the Pass-Through Rate applicable to each class of REMIC
          Regular Certificates for such Distribution Date;

               (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers, the special servicer and the holders of the rights to Excess Servicing Fees;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense
          Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total
          Appraisal Reductions in effect as of such Distribution Date; and

               (xiv) such other information and in such form as will be
          specified in the Pooling and Servicing Agreement.

          (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii)
and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I
Inc. and its designees, the Rating Agencies, parties to the Pooling and
Servicing Agreement, the Underwriters, the Certificateholders and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.
For assistance with the paying agent's website, investors may call (301)
815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no

                                      S-85

responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual
Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders,
Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and
Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii)
the most recent mortgaged property/REO Property rent roll and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any
Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party
(other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies
(including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent, or with respect to the mortgage file, the trustee, make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of the Serviced Companion
Loan, each Rating Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

     o    the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

     o    the most recent mortgaged property rent rolls and annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the paying agent;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

     o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
          Advance was not or, if made, would not be, recoverable.

                                      S-86

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates assuming the certificates are issued in August 2004:

    The close of business on:

    August 1, 2004                (A)     Cut-off Date.
    August 31, 2004               (B)     Record Date for all classes of certificates.
    August 2-September 8          (C)     The Collection Period.  The master servicer receives Scheduled
                                          Payments due after the Cut-off
                                          Date and any Principal
                                          Prepayments made after the
                                          Cut-off Date and on or prior to
                                          September 8.
    September 8                   (D)     Determination Date (5 Business Days prior to the Distribution Date).
    September 14                  (E)     Master Servicer Remittance Date (1 Business Day prior to the
                                          Distribution Date).
    September 15                  (F)     Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the Certificate
     Account. Each subsequent Collection Period will begin on the day after the
     Determination Date in the month preceding the month of each Distribution
     Date and will end on the Determination Date in the month in which the
     Distribution Date occurs.

          (D) Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection
     Period.

                                      S-87

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

          (F) The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND
AUTHENTICATING AGENT

     The Trustee

     LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, is rated not less than "A+" by S&P and
"A1" by Moody's, unless the fiscal agent has a long-term unsecured debt rating that is at least "A2" by Moody's and "A+" by S&P, in which case the trustee's long-term unsecured debt will be permitted to be rated not less than "A3" by
Moody's and "A" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-IQ8. As of December 31, 2003 the trustee had assets of approximately $61 billion. See "Description Of The Agreements--Duties of the
Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and
"Description Of The Agreements--Resignation and Removal of the Trustee" in the
prospectus. As compensation for the performance of its duties as trustee,
LaSalle Bank National Association will be paid a portion of the monthly Trustee
Fee as set forth in the Pooling and Servicing Agreement.

     The Fiscal Agent

     ABN AMRO Bank, N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See
"--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of
December 31, 2003, the fiscal agent had consolidated assets of approximately
$705 billion. The long-term unsecured debt of ABN AMRO Bank, N.V. is rated "Aa3"
by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN
AMRO Bank, N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The Paying Agent, Certificate Registrar and Authenticating Agent

     Wells Fargo Bank, N.A. will act as the paying agent (in such capacity, the
"paying agent"). In addition, Wells Fargo Bank, N.A. will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating
Agent"). The paying agent maintains a corporate trust office (i) for certificate transfer purposes, at Sixth Street and Marquette

                                      S-88

Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services
(Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2004-IQ8), and (ii) for all other purposes, at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (Morgan
Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-IQ8). As compensation for the performance of its duties as paying agent,
Certificate Registrar and Authenticating Agent, Wells Fargo Bank, N.A. will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

     The trustee, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing
Agreement, the certificates and the mortgage loans.

     The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and
Servicing Agreement, the certificates and the mortgage loans.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in June 2040.

     The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o    to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
          Servicing Agreement (or the interest represented by the Class EI
          Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of residual certificates;

     o    to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o    to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

                                      S-89

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o    adversely affect in any material respect the interests of the Holders of the certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all certificates affected thereby;

     o    significantly change the activities of the trust, without the consent of the Holders of certificates representing more than 50% of all the voting rights;

     o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

     o    no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing
          Standard except as may be necessary or desirable to comply with
          Sections 860A through 860G of the Code and related Treasury
          Regulations and rulings promulgated thereunder; or

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100%
          of the Certificateholders (including the Class R-I, Class R-II and
          Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
          Agreement.

     The Pooling and Servicing Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the holder of the
Serviced Companion Loan without first obtaining the written consent of the holder of such Serviced Companion Loan, as the case may be.

                                      S-90

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
          Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative
Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or
Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining

                                      S-91

unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional
Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See
"Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D,
Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the

                                      S-92

applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class O
Certificates until the Certificate Balance thereof has been reduced to zero;
then to the other respective classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate
Interest otherwise payable to each such class; provided that Realized Losses and
Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class X-1 and Class X-2 Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment
Interest Shortfalls will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions,
Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance

                                      S-93

Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o    dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE            0%      25%      50%      75%       100%
         -----------------            --      ---      ---      ---       ----
Closing Date                         100%     100%     100%     100%      100%
August 2005                            0%       0%       0%       0%        0%
Weighted average life (years)        0.52     0.52     0.52     0.52      0.52

                                      S-94

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE             0%       25%      50%      75%       100%
         -----------------             --       ---      ---      ---       ----
Closing Date                          100%      100%     100%     100%      100%
August 2005                           100%      100%     100%     100%      100%
August 2006                            82%       82%      82%      82%       82%
August 2007                            61%       61%      61%      61%       61%
August 2008                            39%       39%      39%      39%       39%
August 2009                             0%        0%       0%       0%        0%
Weighted average life (years)         3.40      3.36     3.32     3.30      3.28

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE            0%       25%       50%       75%      100%
         -----------------            --       ---       ---       ---      ----
Closing Date                         100%      100%      100%      100%     100%
August 2005                          100%      100%      100%      100%     100%
August 2006                          100%      100%      100%      100%     100%
August 2007                          100%      100%      100%      100%     100%
August 2008                          100%      100%      100%      100%     100%
August 2009                           43%       43%       43%       43%      43%
August 2010                           30%       30%       30%       30%      30%
August 2011                            9%        9%        9%        8%       3%
August 2012                            0%        0%        0%        0%       0%
Weighted average life (years)        5.55      5.55      5.54      5.50     5.28

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE            0%       25%      50%       75%      100%
         -----------------            --       ---      ---       ---      ----
Closing Date                         100%      100%     100%      100%     100%
August 2005                          100%      100%     100%      100%     100%
August 2006                          100%      100%     100%      100%     100%
August 2007                          100%      100%     100%      100%     100%
August 2008                          100%      100%     100%      100%     100%
August 2009                          100%      100%     100%      100%     100%
August 2010                          100%      100%     100%      100%     100%
August 2011                          100%      100%     100%      100%     100%
August 2012                           16%       16%      16%       16%      16%
August 2013                            3%        2%       2%        1%       0%
August 2014                            0%        0%       0%        0%       0%
Weighted average life (years)        7.79      7.78     7.77      7.75     7.61

                                      S-95

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE            0%       25%      50%        75%      100%
         -----------------            --       ---      ---        ---      ----
Closing Date                         100%      100%     100%       100%     100%
August 2005                          100%      100%     100%       100%     100%
August 2006                          100%      100%     100%       100%     100%
August 2007                          100%      100%     100%       100%     100%
August 2008                          100%      100%     100%       100%     100%
August 2009                          100%      100%     100%       100%     100%
August 2010                          100%      100%     100%       100%     100%
August 2011                          100%      100%     100%       100%     100%
August 2012                          100%      100%     100%       100%     100%
August 2013                          100%      100%     100%       100%      95%
August 2014                            0%        0%       0%         0%       0%
Weighted average life (years)        9.71      9.69     9.67       9.64     9.42

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE             0%       25%       50%      75%      100%
         -----------------             --       ---       ---      ---      ----
Closing Date                          100%      100%      100%     100%     100%
August 2005                           100%      100%      100%     100%     100%
August 2006                           100%      100%      100%     100%     100%
August 2007                           100%      100%      100%     100%     100%
August 2008                           100%      100%      100%     100%     100%
August 2009                           100%      100%      100%     100%     100%
August 2010                           100%      100%      100%     100%     100%
August 2011                           100%      100%      100%     100%     100%
August 2012                           100%      100%      100%     100%     100%
August 2013                           100%      100%      100%     100%     100%
August 2014                             0%        0%        0%       0%       0%
Weighted average life (years)         9.96      9.95      9.94     9.92     9.73

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE             0%       25%      50%       75%      100%
         -----------------             --       ---      ---       ---      ----
Closing Date                          100%      100%     100%      100%     100%
August 2005                           100%      100%     100%      100%     100%
August 2006                           100%      100%     100%      100%     100%
August 2007                           100%      100%     100%      100%     100%
August 2008                           100%      100%     100%      100%     100%
August 2009                           100%      100%     100%      100%     100%
August 2010                           100%      100%     100%      100%     100%
August 2011                           100%      100%     100%      100%     100%
August 2012                           100%      100%     100%      100%     100%
August 2013                           100%      100%     100%      100%     100%
August 2014                            20%       20%      20%       20%      20%
August 2015                             0%        0%       0%        0%       0%
Weighted average life (years)        10.05     10.05    10.05     10.05     9.89

                                      S-96

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE            0%       25%       50%       75%      100%
         -----------------            --       ---       ---       ---      ----
Closing Date                         100%      100%      100%      100%     100%
August 2005                          100%      100%      100%      100%     100%
August 2006                          100%      100%      100%      100%     100%
August 2007                          100%      100%      100%      100%     100%
August 2008                          100%      100%      100%      100%     100%
August 2009                          100%      100%      100%      100%     100%
August 2010                          100%      100%      100%      100%     100%
August 2011                          100%      100%      100%      100%     100%
August 2012                          100%      100%      100%      100%     100%
August 2013                          100%      100%      100%      100%     100%
August 2014                          100%      100%      100%      100%     100%
August 2015                           70%       70%       70%       70%      70%
August 2016                            0%        0%        0%        0%       0%
Weighted average life (years)       11.24     11.24     11.24     11.24    11.24

                                      S-97

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 100 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $759,237,960, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $744,556 to $94,923,896, and the mortgage loans have an average
Cut-off Date Balance of $7,592,380.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between October 26, 2001 and July 30,
2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix III attached.

     99 mortgaged properties, securing mortgage loans representing 89.9% of the
Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 2 mortgaged properties, securing mortgage loans representing 0.8% of the initial outstanding pool balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee/leasehold interest in such mortgaged properties. 2 mortgaged properties, securing mortgage loans representing 9.3% of the Initial
Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See
"--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 42 mortgage loans, representing 82.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 58 of the mortgage loans, representing 17.1% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o    Retail - 47 of the mortgaged properties, which secure 46.9% of the
          Initial Pool Balance, are retail properties;

     o    Office - 20 of the mortgaged properties, which secure 27.7% of the
          Initial Pool Balance, are office properties;

                                      S-98

     o    Hospitality - 1 of the mortgaged properties, which secures 9.9% of the
          Initial Pool Balance, is a hospitality property;

     o    Industrial - 24 of the mortgaged properties, which secure 7.7% of the
          Initial Pool Balance, are industrial properties;

     o    Manufactured Housing Community - 1 of the mortgaged properties, which secures 2.8% of the Initial Pool Balance, is a manufactured housing community property;

     o    Multifamily - 4 of the mortgaged properties, which secure 2.1% of the
          Initial Pool Balance, are multifamily properties;

     o    Self Storage - 4 of the mortgaged properties, which secure 1.7% of the
          Initial Pool Balance, are self storage properties;

     o    Other Use - 1 of the mortgaged properties, which secures 0.9% of the
          Initial Pool Balance, is a leased fee property and

     o    Mixed Use - 1 of the mortgaged properties, which secures 0.3% of the
          Initial Pool Balance, is a mixed use property.

     Property Location

     The following 5 states and the District of Columbia contain the largest concentrations of mortgaged properties securing the mortgage loans: California, the District of Columbia, Illinois, Nevada, Virginia and New York:

     o    20 mortgaged properties, representing security for 25.1% of the
          Initial Pool Balance, are located in California;

     o    1 mortgaged property, representing security for 12.5% of the Initial
          Pool Balance, is located in the District of Columbia;

     o    2 mortgaged properties, representing security for 9.6% of the Initial
          Pool Balance, are located in Illinois;

     o    4 mortgaged properties, representing security for 8.4% of the Initial
          Pool Balance, are located in Nevada;

     o    1 mortgaged property, representing security for 6.6% of the Initial
          Pool Balance, is located in Virginia; and

     o    3 mortgaged properties, representing security for 5.8% of the Initial
          Pool Balance, are located in New York.

     Due Dates

     93 of the mortgage loans, representing 55.5% of the Initial Pool Balance, have Due Dates between the first and the fifth day of each calendar month. 4 of the mortgage loans, representing 36.1% of the Initial Pool Balance, have Due
Dates between the sixth and the tenth day of each calendar month. 3 of the mortgage loans, representing 8.4% of the Initial Pool Balance, have Due Dates between the eleventh and the fifteenth day of each calendar month. 94 of the mortgage loans, representing 94.4% of the Initial Pool Balance, have grace periods of between zero and five days. 5 of the mortgage loans, representing
4.7% of the Initial Pool Balance, have grace periods of 10 days. 1 of the mortgage loans, representing 0.9% of the Initial Pool Balance, has a grace period of 15 days.

     Amortization

     The mortgage loans have the following amortization features:

     o    51 of the mortgage loans, representing 87.0% of the Initial Pool
          Balance, are Balloon Loans. 1 of these mortgage loans, representing
          1.0% of the Initial Pool Balance, is an ARD Loan. The amount of the
          Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year

                                      S-99

          consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o    The remaining 49 mortgage loans, representing 13.0% of the Initial
          Pool Balance, are fully or substantially amortizing and are expected to have less than 5% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

     o    32 mortgage loans, representing 77.5% of the Initial Pool Balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the loan by pledging to the trust "government securities" as defined in the Investment
          Company Act of 1940, subject to rating agency approval and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    49 mortgage loans, representing 12.0% of the Initial Pool Balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o    17 mortgage loans, representing 9.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o    1 mortgage loan, representing 0.6% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lockout period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    1 mortgage loan, representing 0.2% of the Initial Pool Balance, has no lockout period and the loan permits voluntary principal prepayment at any time if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula or a prepayment premium equal to 2.5%, 1.0% or the greater of a yield maintenance formula and
          1.0% of the amount prepaid, depending upon the date of prepayment.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    3 mortgage loans, representing 2.3% of the Initial Pool Balance, contain holdback reserves of up to $520,168, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy, rental income, post-closing delivery obligations and certain

                                     S-100

          work items set forth in the related mortgage loan documents do not take place prior to a specified date. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

     o    2 mortgage loans, representing 1.2% of the Initial Pool Balance, allow the release of a portion of the collateral for such mortgage loans if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the related mortgage loan.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage.
However, the mortgage loans and the Serviced Companion Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans and the Serviced Companion Loan permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan or Serviced Companion Loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing
Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan or Serviced Companion Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing
Agreement.

     Subordinate and Other Financing

     The Northbridge Retail Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 3), representing 9.0% of the Initial
Pool Balance, currently is comprised of one out of a total of three pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining two pari passu notes are not included in the trust.

     The Beverly Center Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 4), representing 8.0% of the Initial
Pool Balance, currently is comprised of two out of a total of seven pari passu notes, each of which is secured by the mortgaged property related to such loan.
Such mortgaged property also secures two subordinate notes. The remaining five pari passu notes and the two subordinate notes are not included in the trust.

                                     S-101

     The World Apparel Center Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 6), representing 4.7% of the Initial
Pool Balance, currently is comprised of one out of a total of four pari passu notes, each of which is secured by the mortgaged property related to such mortgage loan. The remaining three pari passu notes are not included in the trust.

     The President Plaza Mortgage Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 31), representing 0.7% of the Initial
Pool Balance, currently is comprised of a senior note, which is secured by the mortgaged property related to such mortgage loan. Such mortgaged property also secures a subordinate note. The subordinate note is not included in the trust.

     Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     7 mortgage loans, representing 2.6% of the Initial Pool Balance, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

     2 mortgage loans, representing 2.6% of the Initial Pool Balance, currently have mezzanine financing in place. With respect to Mortgage Loan No. 10, mezzanine financing in the amount of $1,554,591 is in place. With respect to
Mortgage Loan No. 18, mezzanine financing in the amount of $1,250,000 is in place.

     4 mortgage loans, representing 25.0% of the initial outstanding pool balance, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

     In the case of some or all of the Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan has the right to cure certain defaults occurring on the Mortgage Loan and/or the right to purchase the Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal
Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the
prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow
Available To The Mortgaged Property Which May Adversely Affect Payment On Your
Certificates" in this prospectus supplement.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance,

                                     S-102

environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ARD LOANS

     1 of the mortgage loans, representing in the aggregate 1.0% of the Initial
Pool Balance, provides that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial
Rate. In addition, funds on deposit in lock box accounts relating to the ARD
Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

THE NORTHBRIDGE RETAIL PARI PASSU LOAN

     Mortgage Loan No. 3 (referred to herein as the "Northbridge Retail Pari
Passu Loan") is comprised of one note, with an original principal balance of
$68,300,000, representing approximately 9.0% of the Initial Pool Balance, and is secured by a mortgaged property on a pari passu basis with two other notes, with an aggregate original principal balance of $136,700,000 (the "Northbridge Retail
Companion Loans"), that are not included in the trust. The Northbridge Retail
Companion Loans are owned by the trust fund established pursuant to the LB-UBS
2004-C6 Pooling and Servicing Agreement. The Northbridge Retail Pari Passu Loan
and the Northbridge Retail Companion Loans have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the Northbridge Retail Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Northbridge Retail Pari Passu Loan and the
Northbridge Retail Companion Loans.

     The Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion
Loans will be serviced pursuant to the provisions of the LB-UBS 2004-C6 Pooling and Servicing Agreement. The LB-UBS 2004-C6 Master Servicer will make Servicing
Advances in respect of the mortgaged property securing the Northbridge Retail
Pari Passu Loan and the Northbridge Retail Companion Loans, but will make advances of principal and interest only in respect of the Northbridge Retail
Companion Loans. The LB-UBS 2004-C6 Master Servicer will remit collections on the Northbridge Retail Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make
P&I Advances with respect to the Northbridge Retail Pari Passu Loan pursuant to the Pooling and Servicing Agreement. Under the LB-UBS 2004-C6 Pooling and
Servicing Agreement, the servicing and administration of the Northbridge Retail
Pari Passu Loan and the Northbridge Retail Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the LB-UBS 2004-C6 Pooling and Servicing Agreement.

     The holders of the Northbridge Retail Pari Passu Loan and the Northbridge
Retail Companion Loans entered into an intercreditor agreement (the "Northbridge
Retail Intercreditor Agreement"). The Northbridge Retail Intercreditor Agreement
provides for the following:

     o    the Northbridge Retail Pari Passu Loan and the Northbridge Retail
          Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other;

     o    the LB-UBS 2004-C6 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Northbridge Retail Pari Passu Loan and the
          Northbridge Retail Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the
          Northbridge Retail Pari Passu Loan and the Northbridge Retail
          Companion Loans will be effected in accordance with the 2004-C6
          Pooling and Servicing Agreement);

     o    all payments, proceeds and other recoveries on or in respect of the
          Northbridge Retail Pari Passu Loan and/or the Northbridge Retail
          Companion Loans (in each case, subject to the rights of the LB-UBS
          2004-C6 Master Servicer, the LB-UBS 2004-C6 Special Servicer, the
          LB-UBS 2004-C6 Depositor or the LB-UBS 2004-C6 Trustee to payments and reimbursements pursuant to and in accordance with the terms of the
          LB-UBS 2004-C6 Pooling and Servicing Agreement and the rights of the master servicer, the special servicer, the trustee and the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Northbridge Retail Pari

                                     S-103

          Passu Loan and the Northbridge Retail Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of the Northbridge Retail Companion
          Loans to any person or entity, other than (i) to institutional lenders or certain other entities exceeding a minimum net worth requirement and entities controlled thereby, (ii) to any person or entity upon consent of the noteholders and receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, is generally prohibited; and

     o    the Operating Adviser will, as designee of the trust fund as holder of the Northbridge Retail Pari Passu Loan, have the ability to advise and consult with the LB-UBS 2004-C6 Master Servicer and/or LB-UBS 2004-C6
          Special Servicer, as applicable, with respect to any of the following actions:

          o    any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the mortgaged property securing the Northbridge Retail Pari Passu
               Loan and the Northbridge Retail Companion Loans;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the Northbridge Retail Pari Passu Loan and/or the Northbridge Retail Companion Loans;

          o    any proposed sale of the mortgaged property after it becomes REO property;

          o    any acceptance of a discounted payoff of the Northbridge Retail
               Pari Passu Loan and/or the Northbridge Retail Companion Loans;

          o    any determination to bring the mortgaged property (including if it is an REO Property) into compliance with applicable
               environmental laws or to otherwise address Hazardous Materials
               (as defined in the Northbridge Retail Intercreditor Agreement)
               located at the mortgaged property;

          o    any release of collateral for the Northbridge Retail Pari Passu
               Loan and the Northbridge Retail Companion Loans (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Northbridge Retail Pari
               Passu Loan and the Northbridge Retail Companion Loans;

          o    any acceptance of substitute or additional collateral for the
               Northbridge Retail Pari Passu Loan and the Northbridge Retail
               Companion Loans (other than in accordance with the terms of the
               Northbridge Retail Pari Passu Loan and the Northbridge Retail
               Companion Loans);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Northbridge Retail Pari Passu Loan and the
               Northbridge Retail Companion Loans;

          o    any acceptance of an assumption agreement releasing the borrower from liability under the Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion Loans;

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion Loans to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the approval of the holders of the Northbridge Retail Pari
               Passu Loan and the Northbridge Retail Companion Loans is required under the loan documents;

          o    any approval of a material capital expenditure, if the approval of the holders of the Northbridge Retail Pari Passu Loan and the
               Northbridge Retail Companion Loans is required under the loan documents;

                                     S-104

          o    any replacement of the property manager, if the approval of the holders of the Northbridge Retail Pari Passu Loan and the
               Northbridge Retail Companion Loans is required under the loan documents;

          o    any approval of the incurrence of additional indebtedness secured by the mortgaged property, if the approval of the holders of the
               Northbridge Retail Pari Passu Loan and the Northbridge Retail
               Companion Loans is required under the loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the borrower;
               and

     o    the LB-UBS 2004-C6 Master Servicer or the LB-UBS 2004-C6 Special
          Servicer, as applicable, will not be permitted to take any of the foregoing actions with respect to the Northbridge Retail Pari Passu
          Loan and the Northbridge Retail Companion Loans as to which the
          Operating Adviser, as designee of the trust fund as holder of the
          Northbridge Retail Pari Passu Loan, has objected, in writing, within
          10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, the Operating Adviser is acting as, or as part of, the Northbridge Retail Majority Lender(s);
          and provided that, in the event that the LB-UBS 2004-C6 Master
          Servicer or the LB-UBS 2004-C6 Special Servicer, as applicable, determines that an immediate action is necessary to protect the interests of the holders of the Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion Loans (as a collective whole), the
          LB-UBS 2004-C6 Master Servicer or the LB-UBS 2004-C6 Special Servicer,
          as applicable, may take any such action without waiting for the
          Northbridge Retail Majority Lenders' response.

THE BEVERLY CENTER PARI PASSU LOAN

     Mortgage Loan No. 4 (referred to herein as the "Beverly Center Pari Passu
Loan") is comprised of two notes with an aggregate original principal balance of
$61,000,000, representing approximately 8.0% of the Initial Pool Balance, and is secured by a mortgaged property on a pari passu basis with five other notes with an aggregate original principal balance of $245,500,000 (the "Beverly Center
Companion Loans") that are not included in the trust. One of the Beverly Center
Companion Loans is owned by the trust established pursuant to the CSFB 2004-C1
Pooling and Servicing Agreement. Two of the Beverly Center Companion Loans are
owned by the trust established pursuant to the MSCI 2004-IQ7 Pooling and
Servicing Agreement. The other Beverly Center Companion Loans are held by Column
Financial, Inc. The holders of the Beverly Center Companion Loans may sell or transfer each Beverly Center Companion Loan at any time subject to compliance with the requirements of the related intercreditor agreement. The Beverly Center
Companion Loans have the same interest rate, maturity date and amortization term as the Beverly Center Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Beverly Center Pari Passu
Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Beverly Center Pari Passu Loan and the
Beverly Center Companion Loans.

     In addition, with respect to the Beverly Center Pari Passu Loan and the
Beverly Center Companion Loans, the mortgage on the related mortgaged property also secures two subordinate notes which had an original principal balance of
$20,000,000 (the "Beverly Center B Note") and $21,000,000 (the "Beverly Center C
Note" and, together with the Beverly Center B Note, the "Beverly Center
Subordinate Notes"), respectively, of which the Beverly Center C Note is subordinate to the Beverly Center B Note. The Beverly Center B Note initially will be held by Landesbank Hessen-Thuringen Girozentrale, which holder may sell or transfer the Beverly Center B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Beverly Center C Note initially will be held by Hartford Life Insurance Company, which holder may sell or transfer the Beverly Center C Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Beverly Center
Subordinate Notes are not included in the trust. The Beverly Center Pari Passu
Loan together with the Beverly Center Companion Loans are referred to herein as the "Beverly Center Senior Loan." The Beverly Center Pari Passu Loan together with the Beverly Center Companion Loans and the Beverly Center Subordinate Notes
are collectively referred to herein as the "Beverly Center A/B/C Loan."

     The Beverly Center Pari Passu Loan, the Beverly Center Companion Loans and
the Beverly Center Subordinate Notes will be serviced pursuant to the provisions of the CSFB 2004-C1 Pooling and Servicing Agreement. The CSFB 2004-C1 Master
Servicer will make Servicing Advances in respect of the mortgaged property securing the Beverly Center Pari Passu Loan, the Beverly Center Companion Loans
and the Beverly Center Subordinate Notes,

                                     S-105

but will make advances of principal and interest only in respect of the related
Beverly Center Companion Loan that is an asset of the trust created under the
CSFB 2004-C1 Pooling and Servicing Agreement. The CSFB 2004-C1 Master Servicer
will remit collections on the Beverly Center Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the Beverly Center Pari Passu
Loan pursuant to the Pooling and Servicing Agreement. Under the CSFB 2004-C1
Pooling and Servicing Agreement, the servicing and administration of the Beverly
Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly
Center Subordinate Notes generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the CSFB 2004-C1 Pooling and
Servicing Agreement, taking into consideration the subordinate nature of the
Beverly Center Subordinate Notes.

     The initial holder of the Beverly Center Pari Passu Loan and the holder of the Beverly Center Companion Loans entered into an intercreditor agreement (the
"Beverly Center Senior Notes Intercreditor Agreement"). The initial holder of the Beverly Center Senior Loan, the initial holder of the Beverly Center B Note and the initial holder of the Beverly Center C Note entered into an A, B and C notes agreement among noteholders (the "Beverly Center A/B/C Intercreditor
Agreement" and, together with the Beverly Center Senior Notes Intercreditor
Agreement, the "Beverly Center Intercreditor Agreements").

THE BEVERLY CENTER INTERCREDITOR AGREEMENTS

     The Beverly Center Intercreditor Agreements collectively provide, among other things, for the application of payments among the Beverly Center Pari
Passu Loan and the Beverly Center Companion Loans.

     If no monetary event of default, and no non-monetary event of default as to which the Beverly Center A/B/C Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center A/B/C Loan (net of various payments and reimbursements to third parties, including the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer, the CSFB 2004-C1 Trustee, the master servicer, the special servicer and/or the trustee for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center
Pari Passu Loan and the Beverly Center Companion Loans will each receive, on a pari passu basis with each other, an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center A/B/C Loan) of all scheduled payments and prepayments of principal of the Beverly Center A/B/C Loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center
Subordinate Notes receive any such payments; and (b) the holder of the Beverly
Center B Note will receive an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center A/B/C Loan) of all scheduled payments and prepayments of principal of the Beverly Center A/B/C Loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C
Note receives any such payments.

     If a monetary event of default, or a non-monetary event of default as to which the Beverly Center A/B/C Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center A/B/C Loan (net of various payments and reimbursements to third parties, including the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer, the CSFB 2004-C1 Trustee, the master servicer, the special servicer and/or the trustee for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center
Pari Passu Loan and the Beverly Center Companion Loans will each receive, on a pari passu basis with each other, an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Subordinate Notes receive any such payments; and (b) the holder of the Beverly Center B Note will receive an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C Note receives any such payments.

                                     S-106

     Following the payment of all interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Beverly Center Pari Passu Loan and the Beverly Center Companion Loans as contemplated by the preceding two paragraphs, any remaining amounts available for distribution to the holders of such mortgage loans will be applied as follows: first, on a pro rata and pari passu basis, as default interest on the Beverly Center Pari Passu Loan and the
Beverly Center Companion Loans; second, as default interest on the Beverly
Center B Note; third, as default interest on the Beverly Center C Note; fourth, on a pro rata and pari passu basis, as prepayment consideration on the Beverly
Center Pari Passu Loan, the Beverly Center Companion Loans and the Beverly
Center Subordinate Notes; fifth, on a pro rata and pari passu basis, as late payment charges on the Beverly Center Pari Passu Loan, the Beverly Center
Companion Loans and the Beverly Center Subordinate Notes; and last, for such other purposes as are contemplated by the Beverly Center A/B/C Intercreditor
Agreement.

     The Beverly Center A/B/C Intercreditor Agreement also entitles a particular holder or group of holders of mortgage loans comprising the Beverly Center A/B/C
Loan (the "Beverly Center Controlling Holder(s)") to exercise, directly or through a representative, certain rights and powers with respect to the Beverly
Center A/B/C Loan. Under the Beverly Center Intercreditor Agreements, when read together, the "Beverly Center Controlling Holder(s)" will be:

     o    the Holder of the Beverly Center C Note, but only for so long as (a)
          an amount generally equal to the unpaid principal balance of the
          Beverly Center C Note, net of the portion of any amount of an
          Appraisal Reduction with respect to the Beverly Center A/B/C Loan that is allocable to the Beverly Center C Note, is greater than or equal to
          (b) 25% of the initial unpaid principal balance of the Beverly Center
          C Note;

     o    the Holder of the Beverly Center B Note, but only for so long as (a)
          the Holder of the Beverly Center C Note is no longer the Beverly
          Center Controlling Holder and (b)(i) an amount generally equal to the unpaid principal balance of the Beverly Center B Note, net of the portion of any amount of an Appraisal Reduction with respect to the
          Beverly Center A/B/C Loan that is allocable to the Beverly Center B
          Note, is greater than or equal to (ii) 25% of the initial unpaid principal balance of the Beverly Center B Note; or

     o    the holders (acting together) of such mortgage loans comprising the
          Beverly Center Senior Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire
          Beverly Center Senior Loan, but only if neither of the holders of the
          Beverly Center Subordinate Notes is the Beverly Center Controlling
          Holder.

     Pursuant to the Beverly Center Intercreditor Agreements, when read together, the Beverly Center Controlling Holder(s) will be entitled to--

     o    replace the CSFB 2004-C1 Special Servicer, with or without cause, solely in respect of the Beverly Center A/B/C Loan; and

     o    direct the CSFB 2004-C1 Special Servicer with respect to various servicing matters involving the Beverly Center A/B/C Loan;

provided that any holder of a mortgage loan comprising the Beverly Center A/B/C
Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center Pari Passu
Loan, that designee will be the Operating Adviser. In addition, the Operating
Adviser can replace the CSFB 2004-C1 Special Servicer, with or without cause, except that the Operating Adviser cannot replace any special servicer appointed with respect to the Beverly Center A/B/C Loan by the Beverly Center Controlling
Holder(s). The Beverly Center Subordinate Notes may be securitized. Any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of a Beverly Center Subordinate Note. It is expected that each Beverly Center Companion Loan will be securitized. Any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of the particular securitized Beverly Center Companion
Loan.

                                     S-107

     In addition, also pursuant to the Beverly Center Intercreditor Agreements, when read together, each holder of a mortgage loan comprising the Beverly Center
Senior Loan will be entitled to--

     o    consult with (but, except as contemplated by the prior paragraph and as described below, not direct) the CSFB 2004-C1 Special Servicer with respect to various servicing matters involving the Beverly Center
          A/B/C Loan; and

     o    purchase the other mortgage loans comprising the Beverly Center Senior
          Loan under various default scenarios.

     Furthermore, pursuant to the Beverly Center A/B/C Intercreditor Agreement,
each holder of a Beverly Center Subordinate Note will be entitled to--

     o    consult with (but, except as contemplated by the second preceding paragraph, not direct) CSFB 2004-C1 Special Servicer with respect to various servicing matters involving the Beverly Center A/B/C Loan;

     o    purchase all the more senior mortgage loans comprising the Beverly
          Center A/B/C Loan, including the Beverly Center Pari Passu Loan, under various default scenarios; and

     o    cure defaults with respect to all the more senior mortgage loans comprising the Beverly Center A/B/C Loan, including the Beverly Center
          Pari Passu Loan.

     Certain Rights to Consult with and Direct the CSFB 2004-C1 Special Servicer

     The Operating Adviser and the holders of the Beverly Center Companion Loans
(or their designees) will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, any of the following actions, to contact and consult with the
CSFB 2004-C1 Special Servicer regarding that action:

     o    any modification or waiver of a monetary term of the Beverly Center
          A/B/C Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the Beverly Center A/B/C Loan or the monthly debt service payment or prepayment consideration payable on any mortgage loan comprising the Beverly Center A/B/C Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the Beverly Center A/B/C Loan or a modification of any other monetary term of any mortgage loan comprising the Beverly Center
          A/B/C Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

     o    any modification of, or waiver with respect to, the Beverly Center
          A/B/C Loan that would result in a discounted payoff of any mortgage loan comprising the Beverly Center A/B/C Loan;

     o    any foreclosure upon or comparable transfer (which may include acquisition of an REO property) of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

     o    any sale of the related mortgaged property, including as an REO property;

     o    any release of the related borrower or any guarantor from liability with respect to the Beverly Center A/B/C Loan;

     o    any waiver of or determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the related mortgaged property, including as an
          REO property, into compliance with environmental laws;

                                     S-108

     o    any substitution or release of collateral for the Beverly Center A/B/C
          Loan, except as permitted by the related loan documents;

     o    any transfer of the related mortgaged property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related loan documents;

     o    any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

     o    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     o    any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related loan documents);

     o    the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

     o    any waiver of amounts required to be deposited into escrow or reserve accounts under the related loan documents, or any modification or amendment to any of the related loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the related loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

     o    the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Beverly Center A/B/C Loan
          (instead of rebuilding the related mortgaged property), if such repayment would not result in the payment in full of all amounts due and payable to the Beverly Center Controlling Holder(s); and

     o    any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents;

provided that, unless the Operating Adviser and the holders of the Beverly
Center Companion Loans (or their designees) are acting as, or as a part of, the
Beverly Center Controlling Holder, the CSFB 2004-C1 Special Servicer will not be required to follow any advice of any such party with respect to any of the foregoing actions or otherwise. In general, the CSFB 2004-C1 Special Servicer will not be permitted to take any of the foregoing actions with respect to the
Beverly Center A/B/C Loan or any related REO Property as to which the Beverly
Center Controlling Holder(s) has/have objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action.

     In addition, the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1 Special
Servicer, as applicable, will be required to consult with the Beverly Center
Controlling Holder(s) at any time with respect to proposals to take any significant action with respect to the Beverly Center A/B/C Loan or the related mortgaged property and to consider alternative actions recommended by the
Beverly Center Controlling Holder(s) in connection with (i) any adoption or implementation of a business plan submitted by the related borrower with respect to the related mortgaged property, (ii) the execution or renewal of any lease
(if a lender approval is provided for in the applicable mortgage loan documents), (iii) the release of any escrow held in conjunction with the Beverly
Center A/B/C Loan to the related borrower not expressly required by the related mortgage loan documents or under applicable law, (iv) material alterations on the related mortgaged property, if approval by the lender is required by the related mortgage loan documents, (v) material change in any ancillary mortgage loan documents, or (vi) the waiver of any notice provisions related to prepayment.

                                     S-109

     With respect to any proposed action requiring consultation with or approval of the Beverly Center Controlling Holder(s) as described above, the CSFB 2004-C1
Master Servicer or the CSFB 2004-C1 Special Servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination, and must provide to the Beverly
Center Controlling Holder(s) copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the
Beverly Center Controlling Holder(s), then the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1 Special Servicer, as applicable, must propose an alternate action (based on any counter-proposals received from the Beverly Center
Controlling Holder(s), to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the Beverly Center Controlling Holder(s) is obtained; provided that, if the applicable servicer and the Beverly Center
Controlling Holder(s) do not agree on a proposed course of action within 60 days after the date on which the CSFB 2004-C1 Master Servicer or the CSFB 2004-C1
Special Servicer, as applicable, first proposed a course of action, then such servicer must take such action as it deems appropriate in accordance with the servicing standard under the CSFB 2004-C1 Pooling and Servicing Agreement.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Beverly Center Controlling Holder(s), as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the CSFB 2004-C1 Pooling and Servicing Agreement or violate the REMIC provisions of the Code or violate any other provisions of the CSFB 2004-C1 Pooling and
Servicing Agreement or any provisions of the Beverly Center A/B/C Intercreditor
Agreement.

     In addition, the Beverly Center Intercreditor Agreements provides the holders of the respective mortgage loans comprising the Beverly Center Senior
Loan with additional non-binding consultation rights to those described above.

     Purchase Option

     If any event of default with respect to an obligation of the related borrower to pay money due under the Beverly Center A/B/C Loan, or any non-monetary event of default as to which the Beverly Center A/B/C Loan becomes specially serviced, has occurred, then each holder of a Beverly Center
Subordinate Note may purchase the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (i) the cure of the subject event of default, (ii) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the related mortgaged property,
(iii) modification of the related mortgage loan documents in accordance with the
CSFB 2004-C1 Pooling and Servicing Agreement (subject to the approval rights of the Beverly Center Controlling Holder(s)) and (d) the date that is 90 days after the holder of such Beverly Center Subordinate Note has been notified of the subject event of default. In the case of the Beverly Center Pari Passu Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued interest thereon (exclusive of default interest), plus any related unreimbursed servicing advances, plus any interest payable on related advances, plus any related special servicing compensation payable under the CSFB
2004-C1 Pooling and Servicing Agreement.

     Prior to entering into any modification of the Beverly Center A/B/C Loan that would materially affect the monetary terms of the Beverly Center A/B/C
Loan, the CSFB 2004-C1 Special Servicer or CSFB 2004-C1 Master Servicer, as
applicable, must provide the trust fund, as holder of the Beverly Center Pari
Passu Loan, and the holders of the Beverly Center Companion Loans with notice thereof and with all information that the CSFB 2004-C1 Special Servicer or CSFB
2004-C1 Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Operating Adviser (as designee of the trust as holder of the
Beverly Center Pari Passu Loan) and each holder of a Beverly Center Companion
Loan will each have the right to purchase the other mortgage loans comprising the Beverly Center Senior Loan. In the case of the Beverly Center Pari Passu
Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the
Beverly Center Pari Passu Loan (exclusive of any applicable liquidation fee).
The foregoing purchase option on the part of any particular party will generally terminate within five business days of

                                     S-110

receipt of the materials described in the first sentence of this paragraph. In the event that any party entitled to do so elects to exercise such purchase option, that party will be required to purchase all the other mortgage loans that comprise the Beverly Center Senior Loan and deliver the applicable purchase price to the CSFB 2004-C1 Master Servicer within three business days after the end of the five-business-day period referred to in the preceding sentence.

     Under the CSFB 2004-C1 Pooling and Servicing Agreement and the Beverly
Center Senior Notes Intercreditor Agreement, and subject to the purchase rights of the holder of any Beverly Center Subordinate Note, if any monetary event of default with respect to the Beverly Center A/B/C Loan has occurred, or the
Beverly Center A/B/C Loan is being specially serviced as a result of a bankruptcy, foreclosure or similar proceeding with respect to the related borrower, the Operating Adviser and each holder of one or more of the Beverly
Center Companion Loans (or its designee) may purchase the other mortgage loans comprising the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (i) the cure of such subject event of default, (ii) the
Beverly Center A/B/C Loan no longer being specially serviced as a result of such borrower bankruptcy or (iii) the consummation of a foreclosure, sale, sale by power of sale or delivery of deed in lieu of foreclosure of the related mortgaged property. In the case of the Beverly Center Pari Passu Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Pari Passu
Loan (exclusive of any applicable liquidation fee). Upon the delivery of the required notice to the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special
Servicer and any other appropriate party or parties, the relevant party exercising the purchase option is required to purchase such mortgage loans at the relevant purchase price, on a date not less than five business days nor more than 10 business days after the date of the required notice, which will be established by the CSFB 2004-C1 Special Servicer or the selling lender. The right of any party to purchase a mortgage loan that is part of the Beverly
Center Senior Loan under the first sentence of this paragraph will terminate at such time as that mortgage loan is liquidated, is converted to REO Property or ceases to be specially serviced.

     Any purchase of Beverly Center Companion Loans by the Operating Adviser as
described in the preceding two paragraphs would be for its own account and with its own funds.

THE WORLD APPAREL CENTER PARI PASSU LOAN

     Mortgage Loan No. 6 (referred to herein as the "World Apparel Center Pari
Passu Loan") is comprised of one note, with an original principal balance of
$35,770,000, representing approximately 4.7% of the Initial Pool Balance, and is secured by a mortgaged property on a pari passu basis with three other notes, with an aggregate original principal balance of $183,230,000 (the "World Apparel
Center Companion Loans"), that are not included in the trust. One of the World
Apparel Center Companion Loans with an outstanding principal balance of
$73,000,000 is owned by the trust fund established pursuant to the JPMorgan
2004-LN2 Pooling and Servicing Agreement. The other World Apparel Center
Companion Loans are owned by Lehman Brothers Bank, FSB and Morgan Stanley
Mortgage Capital Inc. The World Apparel Center Pari Passu Loan and the World
Apparel Center Companion Loans have the same interest rate, maturity date and amortization terms. For purposes of the information presented in this prospectus supplement with respect to the World Apparel Center Pari Passu Loan, the Debt
Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the World Apparel Center Pari Passu Loan and the World
Apparel Center Companion Loans.

     The World Apparel Center Pari Passu Loan will be serviced pursuant to the provisions of the JPMorgan 2004-LN2 Pooling and Servicing Agreement. The
JPMorgan 2004-LN2 Master Servicer will make Servicing Advances in respect of the mortgaged property securing the World Apparel Center Pari Passu Loan and the
World Apparel Center Companion Loans, but will make advances of principal and interest only in respect of the World Apparel Center Companion Loan that is deposited in the trust fund established pursuant to the JPMorgan 2004-LN2
Pooling and Servicing Agreement. The JPMorgan 2004-LN2 Master Servicer will remit collections on the World Apparel Center Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the World Apparel Center Pari
Passu Loan pursuant to the Pooling and Servicing Agreement. Under the JPMorgan
2004-LN2 Pooling and Servicing Agreement, the servicing and administration of the World Apparel Center Pari Passu Loan and the World Apparel Center Companion
Loans will generally be conducted as if such loans were a single "mortgage loan"
under the provisions of the JPMorgan 2004-LN2 Pooling and Servicing Agreement.

                                     S-111

     The holders of the World Apparel Center Pari Passu Loan and the World
Apparel Center Companion Loans entered into an intercreditor agreement (the
"World Apparel Center Intercreditor Agreement"). The World Apparel Center
Intercreditor Agreement provides for the following:

     o    the World Apparel Center Pari Passu Loan and the World Apparel Center
          Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other;

     o    the JPMorgan 2004-LN2 Pooling and Servicing Agreement and the World
          Apparel Center Intercreditor Agreement will exclusively govern the servicing and administration of the World Apparel Center Pari Passu
          Loan and the World Apparel Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the World Apparel Center Pari Passu Loan and the World
          Apparel Center Companion Loans will be effected in accordance with the
          JPMorgan 2004-LN2 Pooling and Servicing Agreement);

     o    all payments, proceeds and other recoveries on or in respect of the
          World Apparel Center Pari Passu Loan and/or the World Apparel Center
          Companion Loans (in each case, subject to the rights of the JPMorgan
          2004-LN2 Master Servicer, the JPMorgan 2004-LN2 Special Servicer, the
          JPMorgan 2004-LN2 Depositor or the JPMorgan 2004-LN2 Trustee to
          payments and reimbursements pursuant to and in accordance with the terms of the JPMorgan 2004-LN2 Pooling and Servicing Agreement and the
          rights of the master servicer, the special servicer, the trustee and the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the World Apparel Center Pari Passu Loan and the World
          Apparel Center Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of the World Apparel Center Companion
          Loans to any person or entity, other than (i) to institutional lenders or certain other entities exceeding a minimum net worth requirement and entities controlled thereby, (ii) with respect to World Apparel
          Center Companion Loans that are not securitized, to any person or entity upon consent of the noteholders, (iii) with respect to World
          Apparel Center Companion Loans that are securitized, to any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iv) to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, is generally prohibited;

     o    the Operating Adviser will, as designee of the trust fund as holder of the World Apparel Center Pari Passu Loan, have the ability to consult with the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2
          Special Servicer, as applicable, with respect to any of the following actions:

          o    any proposed or actual foreclosure upon or comparable conversion
               (which may include acquisitions of an REO Property) of the ownership of the mortgaged property securing the World Apparel
               Center Pari Passu Loan and the World Apparel Center Companion
               Loans as it comes into and continues in default;

          o    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the World Apparel Center Pari Passu Loan and/or the
               World Apparel Center Companion Loans or any extension of the maturity date of the World Apparel Center Pari Passu Loan and/or the World Apparel Center Companion Loans;

          o    any proposed sale of the related defaulted mortgage loan or REO
               Property for less than the applicable purchase price (other than any such sale pursuant to a fair value purchase option);

          o    any determination to bring the related REO Property into
               compliance with applicable environmental laws or to otherwise address Hazardous Materials (as defined in the World Apparel
               Center Intercreditor Agreement) located at the related REO
               Property;

          o    any release of collateral or any acceptance of substitute or additional collateral for the World Apparel Center Pari Passu
               Loan and/or the World Apparel Center Companion Loans or any
               consent to either of

                                     S-112

               the foregoing, other than pursuant to the specific terms of the
               World Apparel Center Pari Passu Loan and/or the World Apparel
               Center Companion Loans;

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the World Apparel Center Pari Passu Loan and the World
               Apparel Center Companion Loans or consent to a transfer of the related mortgaged property or interests in the related borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the holders of the World Apparel Center Pari Passu
               Loan and the World Apparel Center Companion Loans under the related mortgage loan documents;

          o    any property management company changes with respect to the World
               Apparel Center Pari Passu Loan and the World Apparel Center
               Companion Loans as to which the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, is required to consent or approve;

          o    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than those required pursuant to the specific terms of the World Apparel Center Pari
               Passu Loan and the World Apparel Center Companion Loans;

          o    any acceptance of an assumption agreement releasing the related borrower from liability under the World Apparel Center Pari Passu
               Loan and the World Apparel Center Companion Loans other than pursuant to the specific terms of the World Apparel Center Pari
               Passu Loan and the World Apparel Center Companion Loans;

          o    any determination of an Acceptable Insurance Default (as defined in the World Apparel Center Intercreditor Agreement);

          o    any approval of a material capital expenditure, if the approval of the holders of the World Apparel Center Pari Passu Loan and the World Apparel Center Companion Loans is required under the related mortgage loan documents; and

          o    any adoption or approval of a plan in bankruptcy of the related borrower; and

     o    the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special
          Servicer, as applicable, will not be permitted to take any of the foregoing actions with respect to the World Apparel Center Pari Passu
          Loan and the World Apparel Center Companion Loans as to which the
          Operating Adviser, as designee of the trust fund as holder of the
          World Apparel Center Pari Passu Loan, has objected, in writing, within
          30 days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, the Operating Adviser is acting as, or as part of, the World Apparel Center Majority Lender(s); and
          provided that, in the event that the JPMorgan 2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as applicable, determines that an immediate action is necessary to protect the interests of the holders of the World Apparel Center Pari Passu Loan and the World
          Apparel Center Companion Loans (as a collective whole), the JPMorgan
          2004-LN2 Master Servicer or the JPMorgan 2004-LN2 Special Servicer, as
          applicable, may take any such action without waiting for the World
          Apparel Center Majority Lenders' response.

THE PRESIDENT PLAZA MORTGAGE LOAN

     Mortgage Loan No. 31 (referred to herein as the "President Plaza Mortgage
Loan") is comprised of one note with an original principal balance of
$5,500,000, representing approximately 0.7% of the Initial Pool Balance, and is secured by the related mortgaged property. In addition, the mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $500,000 (the "President Plaza B Note"). The President
Plaza B Note initially will be held by Principal Life Insurance Company, which holder may sell or transfer the President Plaza B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The
President Plaza B Note is not included in the trust. The President Plaza
Mortgage Loan together with the President Plaza B Note is referred to herein as the "President Plaza A/B Loan."

                                     S-113

     The initial holder of the President Plaza Mortgage Loan and the initial holder of the President Plaza B Note entered into an intercreditor agreement dated as of July 7, 2004 (the "President Plaza Intercreditor Agreement").

THE PRESIDENT PLAZA INTERCREDITOR AGREEMENT

     The President Plaza Intercreditor Agreement provides, among other things, for the application of payments between the President Plaza Mortgage Loan and the President Plaza B Note, as follows:

     If neither a monetary event of default as to which the holder of the
President Plaza B Note or its designee is not curing in accordance with the
President Plaza Intercreditor Agreement has occurred and is continuing with respect to the President Plaza Mortgage Loan, nor a material non-monetary event of default as to which the holder of the President Plaza B Note or its designee is not curing in accordance with the President Plaza Intercreditor Agreement has occurred and is continuing, at a time when the President Plaza Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, trustee, paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the
President Plaza A/B Loan and/or the related REO Property will be applied as follows:

     o first, to the holder of the President Plaza Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder
(or any servicer, trustee, paying agent or certain other persons pursuant to the applicable servicing agreement) with respect to the President Plaza A/B Loan pursuant to the President Plaza Intercreditor Agreement or the applicable servicing agreement;

     o second, to the holder of the President Plaza Mortgage Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the
President Plaza Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee;

     o third, to the holder of the President Plaza Mortgage Loan, principal on the President Plaza Mortgage Loan, in an amount equal to (w) the portion of all scheduled payments of principal due on the President Plaza Mortgage Loan; (x)
the portion of all voluntary principal prepayments allocable to the President
Plaza Mortgage Loan in accordance with the loan documents; (y) the portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds allocable to the President Plaza Mortgage Loan in accordance with the loan documents; and (z) on the maturity date of the
President Plaza A/B Loan, the portion of all principal payments allocable to the
President Plaza Mortgage Loan in accordance with the loan documents;

     o fourth, to the holder of the President Plaza B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder (or any servicer, trustee, paying agent or certain other persons pursuant to the applicable servicing agreement) with respect to the President Plaza A/B Loan pursuant to the President Plaza Intercreditor Agreement or the applicable servicing agreement;

     o fifth, to the holder of the President Plaza B Note, in an amount equal to the accrued and unpaid interest on principal balance of the President Plaza B
Note;

     o sixth, to the holder of the President Plaza B Note, as principal on the
President Plaza B Note, in an amount equal to (w) the portion of all scheduled payments of principal due on the President Plaza B Note; (x) the portion of all voluntary principal prepayments allocable to the President Plaza B Note in accordance with the loan documents; (y) the portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds allocable to the President Plaza B Note in accordance with the loan documents;
and (z) on the maturity date of the President Plaza A/B Loan, the portion of all principal payments allocable to the President Plaza B Note in accordance with the loan documents;

     o seventh, to the holder of the President Plaza Mortgage Loan and the holder of the President Plaza B Note, on a pari passu basis, any prepayment premium attributable to the President Plaza A/B Loan in accordance with the loan documents, to the extent actually paid;

     o eighth, to (x) the holder of the President Plaza Mortgage Loan and (y)
the holder of the President Plaza B Note, any late charges (on a pari passu basis) and default interest (on a pari passu basis) due in respect of the
President Plaza A/B Loan (after application of such default interest pursuant to the applicable servicing agreement to

                                     S-114

offset any interest owed to the servicer, trustee or any other party entitled to a reimbursement of an advance under the applicable servicing agreement) all in accordance with the loan documents;

     o ninth, to the holder of the President Plaza B Note, the amount of any expenses or losses incurred by such holder or allocated to any amounts due in respect of the President Plaza B Note pursuant to the provisions of the
President Plaza Intercreditor Agreement where such agreement requires losses, expenses and costs to be borne first by the holder of the President Plaza B Note or to first be allocated to the amounts due in respect of the President Plaza B
Note; and

     o tenth, to the holder of the President Plaza Mortgage Loan and the holder of the President Plaza B Note, on a pro rata basis, any remaining amount allocated between such parties in accordance with the President Plaza
Intercreditor Agreement.

     If a monetary event of default as to which the holder of the President
Plaza B Note or its designee is not curing in accordance with the President
Plaza Intercreditor Agreement has occurred and is continuing with respect to the
President Plaza Mortgage Loan, or a material non-monetary event of default as to which the holder of the President Plaza B Note or its designee is not curing in accordance with the President Plaza Intercreditor Agreement has occurred and is continuing at a time when the President Plaza Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, trustee, paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the President Plaza A/B Loan and/or the related REO Property will be applied as follows:

     o first, to the holder of the President Plaza Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder
(or any servicer, trustee, paying agent or certain other persons pursuant to the applicable servicing agreement) with respect to the President Plaza A/B Loan pursuant to the President Plaza Intercreditor Agreement or the applicable servicing agreement;

     o second, to the holder of the President Plaza Mortgage Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the
President Plaza Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee;

     o third, to the holder of the President Plaza Mortgage Loan, in an amount equal to the principal balance outstanding of such mortgage loan, until such time as the principal balance of the President Plaza Mortgage Loan has been reduced to zero;

     o fourth, to the holder of the President Plaza B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder (or any servicer, trustee, paying agent or certain other persons pursuant to the applicable servicing agreement) with respect to the President Plaza A/B Loan pursuant to the President Plaza Intercreditor Agreement or the applicable servicing agreement;

     o fifth, to the holder of the President Plaza B Note, in an amount equal to the accrued and unpaid interest on principal balance of the President Plaza B
Note;

     o sixth, to the holder of the President Plaza B Note, in an amount equal to the principal balance outstanding of such note, until such time as the principal balance of the President Plaza B Note has been reduced to zero;

     o seventh, to the holder of the President Plaza Mortgage Loan and the holder of the President Plaza B Note, on a pari passu basis, any prepayment premium attributable to the President Plaza A/B Loan in accordance with the loan documents, to the extent actually paid;

     o eighth, to the holder of the President Plaza Mortgage Loan and the holder of the President Plaza B Note, any late charges (on a pari passu basis) and default interest (on a pari passu basis) due in respect of the President Plaza
A/B Loan (after application of such default interest pursuant to the applicable servicing agreement to offset any interest owed to any servicer, trustee or other party entitled to a reimbursement of an advance under the applicable servicing agreement) all in accordance with the loan documents;

                                     S-115

     o ninth, to the holder of the President Plaza Mortgage Loan any other amount paid by the borrower under such loan and due to them in respect of the
President Plaza Mortgage Loan;

     o tenth, to the holder of the President Plaza B Note, any other amount paid by the borrower under such note and due to them in respect to the President
Plaza B Note;

     o eleventh, to the holder of the President Plaza B Note, the amount of any expenses or losses incurred by such holder or allocated to any amounts due in respect to the President Plaza B Note pursuant to the provisions of the
President Plaza Intercreditor Agreement where such agreement requires losses, expenses and costs be borne first by the holder of the President Plaza B Note or to first be allocated to the amounts due in respect to the President Plaza B
Note; and

     o twelfth, to the holder of the President Plaza Mortgage Loan and the holder of the President Plaza B Note, on a pro rata basis, any remaining amount allocated between such parties in accordance with the President Plaza
Intercreditor Agreement.

     In general, all expenses and losses relating to the President Plaza A/B
Loan and the related mortgaged property (including losses of principal or interest, nonrecoverable Advances and any interest thereon, special servicing fees, liquidation fees and workout fees) will be allocated first to the
President Plaza B Note and then to the President Plaza Mortgage Loan, provided that, in general, REMIC or grantor trust specific taxes or expenses that result from the inclusion of all or any portion of the President Plaza Mortgage Loan in a REMIC or a grantor trust will not be borne by the holder of the President
Plaza B Note or allocated to the President Plaza B Note.

     The President Plaza Intercreditor Agreement also provides that the holder of the President Plaza B Note will, in certain circumstances (and unless certain conditions described below are satisfied), be entitled to exercise, directly or through a representative, certain rights and powers granted to the "Directing
Lender" of the President Plaza A/B Loan (the "President Plaza Directing Holder")
under the President Plaza Intercreditor Agreement. Pursuant to the President
Plaza Intercreditor Agreement, the holder of the President Plaza B Note will be the President Plaza Directing Holder and will be entitled to exercise such rights and powers as the President Plaza Directing Holder under the President
Plaza Intercreditor Agreement and the applicable servicing agreement unless each of the following conditions is satisfied as of the time the determination is made: (X)(a)(1) the initial unpaid principal balance of the President Plaza B
Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the President Plaza B Note, (y) any Appraisal Reduction in effect as of such date of determination and (z) any realized losses allocated to the President
Plaza B Note pursuant to the President Plaza Intercreditor Agreement and/or the
Pooling and Servicing Agreement is less than (b) 25% of (1) the initial unpaid principal balance of the President Plaza B Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the President Plaza B
Note; and (Y) the President Plaza Mortgage Loan has not been paid in full, and if such conditions are satisfied, the holder of the President Plaza Mortgage
Loan will instead be the President Plaza Directing Holder and will be entitled to exercise such rights and powers of the President Plaza Directing Holder.

     Pursuant to the President Plaza Intercreditor Agreement, the President
Plaza Directing Holder will be entitled to, among other things,

     o replace the special servicer with a qualified special servicer, with or without cause, solely in respect of the President Plaza A/B Loan;

     o consult and/or direct the special servicer with respect to various servicing matters involving the President Plaza A/B Loan (as described below);

     o purchase the President Plaza mortgage loan if it becomes specially serviced (as described below); and

     o cure defaults with respect to the President Plaza A/B Loan (as described below);

provided that such holder may designate a representative to exercise such rights and powers.

                                     S-116

     Certain Rights to Consult and Direct the Special Servicer

     Subject to the terms and provisions of the President Plaza Intercreditor
Agreement, the President Plaza Directing Holder is entitled to advise the master servicer and special servicer, as applicable (a) if an event of default under the President Plaza A/B Loan documents occurs, and (b) with respect to the actions the master servicer or special servicer, as applicable proposes to take
(and such servicer will be required to consider the alternative actions recommended by the President Plaza Directing Holder and to consult with the
President Plaza Directing Holder concerning determinations that such servicer makes in accordance with the terms of the Pooling and Servicing Agreement). In addition, subject to the terms and provisions of the President Plaza
Intercreditor Agreement, the President Plaza Directing Holder is entitled to advise the master servicer and special servicer, as applicable, at any time
(whether or not an event of default under the President Plaza A/B Loan documents has occurred) with respect to proposals to take any significant action with respect to the President Plaza A/B Loan and/or the related mortgaged property
(but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility for processing any such proposal), and in each case, the master servicer and special servicer, as applicable, will be required to consider the alternative actions recommended by the President Plaza Directing
Holder and to consult with the President Plaza Directing Holder concerning determinations made by such servicer in accordance with the terms of the Pooling and Servicing Agreement.

     Furthermore, neither the master servicer nor special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the President Plaza A/B Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the President Plaza Mortgage Loan and the holder of the
President Plaza B Note of such proposed action in writing, and the President
Plaza Directing Holder has not objected in writing within 5 business days if the
President Plaza A/B Loan is not a specially serviced mortgage loan, and if the
President Plaza A/B Loan is a specially serviced mortgage loan, within 10 business days, of the President Plaza Directing Holder having been notified and provided with all information the President Plaza Directing Holder reasonably requests with respect to such action:

     o any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO
Property) of the ownership of the related mortgaged property and the other collateral securing the President Plaza A/B Loan;

     o any modification, extension, amendment or waiver of a monetary term
(including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the
President Plaza A/B Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such President
Plaza A/B Loan);

     o any proposed sale of the related mortgaged property after it becomes REO
Property;

     o any acceptance of a discounted payoff of any portion of the President
Plaza A/B Loan;

     o any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

     o any release of material collateral for the President Plaza A/B Loan
(including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the President Plaza A/B Loan;

     o any acceptance of substitute or additional collateral for the President
Plaza A/B Loan (other than in accordance with the terms of the President Plaza
A/B Loan);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the President Plaza A/B Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the

                                     S-117

related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

     o any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the President
Plaza A/B Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the President
Plaza A/B Loan) from liability under the President Plaza A/B Loan;

     o any renewal or replacement of the then existing insurance policies with respect to the President Plaza A/B Loan to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents;

     o any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holder of the President Plaza Mortgage Loan and the holder of the President Plaza A/B Loan (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the
President Plaza Directing Holder's response.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the President Plaza Directing Holder may (and the master servicer or special servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in accordance with the Servicing Standard, will) require, cause or permit such servicer to (i) violate any provision of the President Plaza Intercreditor
Agreement or the Pooling and Servicing Agreement (including the master servicer's or special servicer's obligation, as applicable, to act in accordance with the Servicing Standard), the loan documents or applicable law; (ii)
endanger the status of any related REMIC pool as a REMIC under the REMIC provisions of the Internal Revenue Code of 1986, as amended, or cause the imposition of a tax on such related REMIC pool or any of its assets or transactions or (iii) impair the status of any related grantor trust as a grantor trust or cause the imposition of a tax on such related grantor trust or any of its assets or transactions.

     Furthermore, the master servicer or the special servicer, as applicable, will not be obligated to seek approval from the President Plaza Directing Holder for any actions to be taken by such servicer with respect to the workout or liquidation of the President Plaza A/B Loan if:

     o the applicable servicer has, as provided in the second preceding paragraph notified the President Plaza Directing Holder in writing of various actions that the applicable servicer proposes to take with respect to the workout or liquidation of the President Plaza Directing Holder's mortgage loan;
and

     o for 90 days following the first such notice, the President Plaza
Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the Servicing Standard.

     Purchase Option

     If and for so long as the President Plaza A/B Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the President Plaza B Note losing its designation as the President Plaza
Directing Holder under the President Plaza Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the holder of the President Plaza Mortgage Loan or the master servicer or special servicer, as applicable, on its behalf, the holder of the President Plaza B Note may, at its option, purchase or designate another person to purchase the President Plaza Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the President Plaza
Intercreditor Agreement. The purchase price for the President Plaza Mortgage
Loan payable by the holder of the President Plaza B Note in connection with the exercise of such purchase option will generally equal (i) the outstanding principal balance of the President Plaza Mortgage Loan (net of the principal portion of any cure payments made by the holder of the President Plaza B Note pursuant to the President Plaza Intercreditor

                                     S-118

Agreement), plus (ii) all accrued and unpaid interest on the President Plaza
Mortgage Loan (including the master servicing fee but excluding interest on the date of the purchase, but excluding any accrued and unpaid default interest, late charges and the interest portion of any cure payments made by the holder of the President Plaza B Note), plus (iii) all other sums then due and owing under the terms of the President Plaza Mortgage Loan (excluding any such accrued and unpaid default interest, prepayment premiums and late charges), plus (iv) all reasonable, out-of-pocket expenses associated with such purchase, plus (v) any amount in respect of servicing compensation, Advances and any advance interest thereon, which are, at the time of such purchase, payable or reimbursable to the holder of the President Plaza Mortgage Loan, the master servicer or the special servicer or any other person under the Pooling and Servicing Agreement or the
President Plaza Intercreditor Agreement. No workout fee, liquidation fee or similar fee payable to any master servicer or special servicer will be payable by the holder of the President Plaza B Note where (i) the Pooling and Servicing
Agreement does not expressly provide for payment of such liquidation fees by the holder of the President Plaza B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of the President Plaza B Note, the President Plaza Mortgage Loan is purchased within 90 days of the later of the transfer of the President Plaza A/B Loan to the special servicer and the receipt by the holder of the President Plaza B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of the President Plaza B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the President Plaza B Note do not extend to REO Property and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

     o    The loan-to-value ratios for each mortgage loan were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted on or after February 1, 2003.

     Environmental Assessments

     With respect to each of the mortgaged properties the related seller has represented to us that, as of the Cut-off Date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     Property Condition Assessments

     Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to each of the mortgaged properties, the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan. In those cases where a material and adverse property condition was identified, such property

                                     S-119

condition generally has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined. With respect to 1 mortgaged property, which secures a mortgage loan representing 0.3% of the Initial Pool Balance and which is located in an area where seismic risk is deemed material, the borrower was not required to obtain a seismic engineering report of the building and, therefore, a PML estimate was not determined.

     Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 1 mortgaged property, securing 0.7% of the Initial Pool
Balance, the related seller has obtained, and there will be assigned to the trust, an environmental policy covering certain environmental matters with respect to the related mortgaged property. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II hereto, and for a brief summary of the 10 largest loans in the
Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors"
elsewhere in this "Description of the Mortgage Pool" section and under "Legal
Aspects of Mortgage Loans and the Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

               (i) References to "DSCR" are references to "Debt Service Coverage
          Ratios" and references to "Implied DSCR" are references to "Implied
          Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a)
          Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 8% fixed constant and based on the outstanding unpaid principal balance at the time of recalculation (with respect to
          Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the

                                     S-120

          mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt
          Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt
          Service Coverage Ratio" (or group of cross-collateralized Mortgage
          Loans) is calculated pursuant to the definition thereof under the
          "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
          Coverage Ratio (unless otherwise indicated) reflects (a) with respect to Mortgage Loan Nos. 3, 4 and 6, the aggregate indebtedness evidenced by the Non-Trust Serviced Pari Passu Loan and each related Non-Trust
          Serviced Companion Loan or Serviced Companion Loan and (b) with respect to Mortgage Loan Nos. 4, 6, 8, 20, 21, 24 and 47, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

               (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage
          Ratios accurately reflect that ability.

               (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV,"
          "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value"
          for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement
          (unless otherwise indicated), the loan-to-value ratio reflects, with respect to Mortgage Loan Nos. 3, 4 and 6, the aggregate indebtedness evidenced by the Non-Trust Serviced Pari Passu Loan and each related
          Non-Trust Serviced Companion Loan or Serviced Companion Loan.

                                     S-121

               (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined using a third-party appraisal, as described above under "--Assessments of
          Property Value and Condition--Appraisals."

               (vii) No representation is made that any such value would
          approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

               (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein.
Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing Advance. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the master servicer as a Servicing Advance, subject to a determination of recoverability. Neither of the master servicer or the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the
Operating Adviser as set forth in the Pooling and Servicing Agreement.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicer will have the right, but not

                                     S-122

the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any
REO Property so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On
The Property May Adversely Affect Payments On Your Certificates" and "--Certain
Other Risks Related to Casualty and Casualty Insurance" in this prospectus supplement.

THE SELLERS

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan
Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of
MSMC are located at 1585 Broadway, New York, New York 10036.

     CDC Mortgage Capital Inc.

     CDC Mortgage Capital Inc. is a New York corporation that primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. CDC Mortgage Capital Inc. is a subsidiary of CDC
IXIS, a fully licensed bank under French laws.

     Union Central Mortgage Funding, Inc.

     Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a wholly owned subsidiary of The Union Central Life Insurance Company. Union Central
Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multifamily real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred by it to the trust.
The principal offices of Union Central Mortgage Funding, Inc. are located at 312
Elm Street, Cincinnati, Ohio 45202. The mortgage loans for which Union Central
Mortgage Funding, Inc. is the applicable mortgage loan seller were originated or acquired by Union Central Mortgage Funding, Inc.

     Principal Commercial Funding, LLC

     Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal
Global Investors, LLC, which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801
Grand Avenue, Des Moines, Iowa 50392.

     Washington Mutual Bank, FA

     With a history dating back to 1889, Washington Mutual Bank, FA is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2003, Washington
Mutual, Inc. and its subsidiaries, including Washington Mutual Bank, FA, had consolidated assets of $275.18 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The commercial real estate division of Washington Mutual Bank, FA provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties. On July 28, 2004, Washington Mutual Bank, FA announced a series of steps designed to alter the focus of its commercial real estate division's lines of business. While Washington Mutual Bank, FA's commercial real estate division will continue to serve commercial customers through lending to commercial real estate owners and investors, it will discontinue its proprietary commercial mortgage-backed securitization platform, through which it originated commercial mortgage loans for securitization.

     Washington Mutual Bank, FA originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the
Primary Servicer with respect to those mortgage loans.

                                     S-123

     John Hancock Real Estate Finance, Inc.

     John Hancock Real Estate Finance, Inc. ("JHREF") is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts. On April 28, 2004, John Hancock
Financial Services Inc., the parent company of John Hancock Life Insurance
Company merged into and became a subsidiary of Manulife Financial Corporation.

     JHREF presently has six offices across the country. The JHREF mortgage loans were underwritten and closed by JHREF at its headquarters in Boston,
Massachusetts. The principal offices of JHREF are located at 200 Clarendon
Street, 56th Floor, Boston, Massachusetts 02117.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc.,
in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase
Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee; provided, however, that with respect to each Non-Trust Serviced Pari Passu Loan, the related seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of "Mortgage File."

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan
(other than any Non-Trust Serviced Pari Passu Loan) and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     The mortgagee of record with respect to any Non-Trust Serviced Loan Pair will be the applicable Other Trustee.

REPRESENTATIONS AND WARRANTIES

  In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2)   such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3)   no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

     (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

                                     S-124

     (7)   the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

     (8)   the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And Engineering
           Reports May Not Reflect All Conditions That Require Repair On The
           Property";

     (9)   the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10)  the related mortgaged property is covered by an American Land Title
           Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12)  the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk
           Factors--Environmental Risks Relating To Specific Mortgaged
           Properties May Adversely Affect Payments On Your Certificates";

     (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14)  the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be)
           insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
           Agreement;

     (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16)  to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17)  no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b)
           the payment of a release price and prepayment consideration in connection therewith;

     (18)  to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

     (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property
           (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor)

                                     S-125

           permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

     (20)  the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

     (21)  at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.

                         REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

     o   repurchase the affected mortgage loan from the trust at the Purchase
         Price; or

     o   at its option, if within the 2-year period commencing on the Closing
         Date, replace such mortgage loan with a Qualifying Substitute Mortgage
         Loan; and

     o   pay an amount generally equal to the excess of the applicable Purchase
         Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

                                     S-126

     The related seller must cure any Material Document Defect or Material
Breach within the Permitted Cure Period; provided, however, that if such
Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu
Loans) and the Serviced Companion Loan in accordance with the Servicing
Standard. The applicable Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of such Non-Trust
Serviced Loan Pair will be effected in accordance with the applicable Other
Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loans, the servicing and administration of which will instead be governed by the applicable
Other Pooling and Servicing Agreement. The servicing standard for each Non-Trust
Serviced Loan Pair under the related Other Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or a Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or a Primary
Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the Servicing
Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by the master servicer, special servicer or Primary Servicer. In addition, the master servicer or the special servicer may, under limited

                                     S-127

circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not in and of itself cause the termination of any Primary
Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the
Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement.
However, any subservicing is subject to various conditions set forth in the
Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicers or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

     o   a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or the special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o   the master servicer or the special servicer bears all costs associated with its resignation and the related transfer of servicing; and

     o   the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

     The relationship of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance of the special servicer's duties, to the extent they are different entities, under the
Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance of the master servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement.

                                     S-128

     The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the Non-Trust Serviced
Pari Passu Loans). However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

     Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement.
Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loans under the applicable
Other Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage Loan" in the
"Glossary of Terms" hereto.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicer and the special servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, in addition to collections on, and other proceeds of, the mortgage loans, if and to the extent that the matter relates to the Serviced
Companion Loan, the amount allocable to such Serviced Companion Loan out of collections on, and other proceeds of, such Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the
Serviced Companion Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement. In addition, under the Pooling and Servicing Agreement, each Other Master Servicer and Other
Special Servicer is entitled to indemnification from the trust against the trust's pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the related Other Pooling and
Servicing Agreement and the related Non-Trust Serviced Pari Passu Loan, other than any losses incurred by reason of such Other Master Servicer's or Other
Special Servicer's, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the applicable Other Pooling and Servicing Agreement.

     With respect to each Non-Trust Serviced Pari Passu Loan, the applicable
Other Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the related
Non-Trust Serviced Loan Pair (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Pair will be effected in accordance with the applicable Other Pooling and Servicing
Agreement).

SERVICING OF CERTAIN MORTGAGE LOANS WITH OTHER FINANCING

     General

     The Northbridge Retail Pari Passu Loan and the Northbridge Retail Companion
Loans and any related REO Property are being serviced under the LB-UBS 2004-C6
Pooling and Servicing Agreement. The Beverly Center Pari Passu Loan, the Beverly
Center Companion Loans, the Beverly Center B Note and the Beverly Center C Note
and any related REO Property are being serviced under the CSFB 2004-C1 Pooling and Servicing Agreement. The World Apparel Center Pari Passu Loan and the World
Apparel Center Companion Loans and any related REO

                                     S-129

Property are being serviced under the JPMorgan 2004-LN2 Pooling and Servicing
Agreement (and, together with the LB-UBS 2004-C6 Pooling and Servicing Agreement and the CSFB 2004-C1 Pooling and Servicing Agreement, the "Other Pooling and
Servicing Agreements"). These agreements provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Other Pooling and Servicing Agreements are generally similar but not identical to the servicing arrangements under the
Pooling and Servicing Agreement.

     Servicing Advances and remittances of collections with respect to each
Non-Trust Serviced Pari Passu Loan will be made pursuant to the applicable Other
Pooling and Servicing Agreement by the related Other Master Servicer under such
Other Pooling and Servicing Agreement.

     Rights of the Holders of the Beverly Center Subordinate Notes

     The holders of the Beverly Center Subordinate Notes have certain rights under the CSFB 2004-C1 Pooling and Servicing Agreement and Beverly Center
Intercreditor Agreements.

     Any holder of a Beverly Center Subordinate Note that is also the Beverly
Center Controlling Holder will have the right to cure defaults with respect to the Beverly Center Senior Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holders of the Beverly
Center Senior Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the
Beverly Center A/B/C Loan and no single cure event may exceed three consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of a Beverly Center Subordinate Note elects to cure a default that can be cured by the payment of money, that party is required to make such payment to the CSFB 2004-C1 Master Servicer. The CSFB 2004-C1 Master
Servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust established by the CSFB 2004-C1 Pooling and Servicing Agreement. The right of the curing party to be reimbursed for any such payment of money in connection with the cure of a default (including the reimbursement by the curing party of a previous advance and interest thereon made by the CSFB 2004-C1 Master Servicer, the CSFB 2004-C1 Special Servicer or
the CSFB 2004-C1 Trustee) will be subordinate to the payment of all interest
(other than default interest) and principal due with respect to the Beverly
Center Senior Loan.

     The holders of the Beverly Center Subordinate Notes have certain additional rights, including the right to purchase the Beverly Center Senior Loan and rights concerning the administration and servicing of the Beverly Center A/B/C
Loan. See "Description of the Mortgage Pool--The Beverly Center Pari Passu
Loan--Beverly Center Intercreditor Agreements" and "--Certain Rights to Consult
with and Direct the CSFB 2004-C1 Special Servicer" in this prospectus supplement.

     Cure Rights of the Holder of the President Plaza B Note

     The holder of the President Plaza B Note will have the right, but not the obligation, to cure borrower defaults with respect to the President Plaza
Mortgage Loan; such cure must be completed, in the case of a monetary default, within 10 business days following the later of (i) receipt of notice of such event of default and (ii) the expiration of the applicable notice and grace periods available to the borrower under the mortgage loan documents, and in the case of a non-monetary default, within 30 days following the later of (i)
receipt of notice of such event of default and (ii) the expiration of the applicable notice and grace periods; and provided, that the holder of the
President Plaza B Note is entitled to (i) no more than 4 consecutive cure events and (ii) no more than 6 cure events, whether or not consecutive, in any 12-month period.

     At the time a cure payment is made and otherwise during any applicable notice and grace period, the holder of the President Plaza B Note will pay or reimburse the holder of the President Plaza Mortgage Loan, the master servicer, the special servicer, the trustee and any fiscal agent or paying agent, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by the holder of the

                                     S-130

President Plaza Mortgage Loan (including, without limitation, any interest accrued on any advances for monthly payments or servicing advances charged by any servicer, the trustee or any fiscal agent or paying agent, whether or not any such entity may be deemed to be the holder of the President Plaza Mortgage
Loan) during the period of time from the expiration of the applicable grace period until such cure payment is made (in the case of a cure of a monetary default) or the non-monetary default is cured. Notwithstanding the foregoing, the holder of the President Plaza B Note will not be required to pay or reimburse, any person for amounts that constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the President
Plaza A/B Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the President Plaza Intercreditor is made, or a non-monetary default exists for which the holder of the President Plaza B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the President Plaza Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer, as applicable; but such limitation will not prevent the master servicer or special servicer, as applicable from collecting default interest or late charges.

     The holder of the President Plaza B Note has certain additional rights, including certain rights concerning the administration and servicing of the
President Plaza A/B Loan as set forth in the President Plaza Intercreditor
Agreement. See "Description of the Mortgage Pool--The President Plaza
Intercreditor Agreement" and "--Certain Rights to Consult with and Direct the
Special Servicer" in this prospectus supplement.

     Successor Servicing Agreements

     Generally, if any Non-Trust Serviced Companion Loan (other than with respect to the Beverly Center Pari Passu Loan) that is currently an asset of the trust established by the applicable Other Pooling and Servicing Agreement no longer is subject to such Other Pooling and Servicing Agreement, then the related Non-Trust Serviced Pari Passu Loan, as applicable, will be serviced and administered under one or more new servicing agreements (or, with respect to the
Beverly Center Pari Passu Loan, the securitization servicing agreement that relates to the largest Beverly Center Companion Loan) (collectively, a
"Successor Servicing Agreement") entered into with the related Other Master
Servicer and, if applicable, the related Other Special Servicer on terms substantially similar to those in such Other Pooling and Servicing Agreement, unless such Other Master Servicer, such Other Special Servicer and the holders of the Non-Trust Serviced Loan Pair otherwise agree. Entry into any Successor
Servicing Agreement is conditioned upon receipt from the rating agencies rating the Series 2004-IQ8 Certificates, the certificates issued pursuant to the applicable Other Pooling and Servicing Agreement and any other certificates evidencing a direct beneficial ownership interest in the applicable Non-Trust
Serviced Loan Pair of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

THE MASTER SERVICER

     Master Servicer

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans (other than the Non-Trust Serviced Pari Passu
Loans) and the Serviced Companion Loan pursuant to the Pooling and Servicing
Agreement. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank, N.A., the paying agent and certificate registrar.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105. As of June 30, 2004, Wells Fargo was
responsible for servicing approximately 6,749 commercial and multifamily mortgage loans, totaling approximately $45.15 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for Wells Fargo.
Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-131

     The information set forth herein concerning Wells Fargo, as master servicer, has been provided by it. Accordingly, neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the
Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of the mortgage loans, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in its Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans and
Serviced Companion Loan to the extent provided in the Pooling and Servicing
Agreement.

     The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment
Interest Shortfall will be allocated as presented under "Description of the
Offered Certificates--Distributions--Prepayment Interest Shortfalls and
Prepayment Interest Excesses" in this prospectus supplement. If Prepayment
Interest Excesses for all mortgage loans and the Serviced Companion Loan serviced by the master servicer (including Specially Serviced Mortgage Loans)
exceed Prepayment Interest Shortfalls for such mortgage loans and Serviced
Companion Loan as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

     In the event that the master servicer resigns or is no longer the master servicer for any reason, the master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by the master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to the master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to the master servicer that it is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use

                                     S-132

commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph the master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of the master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

     Special Servicer

     Midland Loan Services, Inc. will initially be appointed as special servicer of the mortgage loans in the trust fund (other than Non-Trust Serviced Pari
Passu Loans), the Serviced Companion Loan and any related foreclosure properties.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building
82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks
Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of June 30, 2004, Midland was servicing approximately 13,930 commercial and multifamily loans with a principal balance of approximately $89.6 billion.
The collateral for such loans is located in all 50 states, the District of
Columbia, Puerto Rico, Guam and Canada. Approximately 9,441 of such loans, with a total principal balance of approximately $66.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.
As of June 30, 2004, Midland was named the special servicer in approximately 81 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $46.1 billion. With respect to such transactions as of such date, Midland was administering approximately 143 assets with an outstanding principal balance of approximately $973.5 million.

     The information set forth herein concerning Midland Loan Services, Inc., as special servicer, has been provided by it, and neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Special Servicer Compensation

     The special servicer will be entitled to receive:

     o   a Special Servicing Fee;

     o   a Workout Fee; and

     o   a Liquidation Fee.

                                     S-133

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If the special servicer is terminated or resigns for any reason, it will retain the right to receive any
Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially
Serviced Mortgage Loan or if the related mortgaged property becomes an REO
Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans and 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). The special servicer will generally be entitled to approve assumptions.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of certain actions of the special servicer, subject to the limitations described in this prospectus supplement.

     If a Non-Trust Serviced Pari Passu Loan becomes specially serviced under the related Other Pooling and Servicing Agreement, the Other Special Servicer
will be entitled to similar compensation pursuant to such Other Pooling and
Servicing Agreement. If funds received in respect of a Non-Trust Serviced Loan
Pair are insufficient to pay such compensation to the Other Special Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. The special servicer is not entitled to the foregoing fees with respect to any Non-Trust Serviced Pari Passu Loans.

     Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

     In addition to the termination of the special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

                                     S-134

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right (except with respect to the Non-Trust
Serviced Pari Passu Loans) to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the
Operating Adviser of, among other things:

     o   any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o   any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o   any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
         Certificates--Optional Termination";

     o   any determination to bring an REO Property into compliance with applicable environmental laws;

     o   any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o   any acceptance of a discounted payoff;

     o   any waiver of a "due on sale" or "due on encumbrance" clause;

     o   any acceptance of an assumption agreement;

     o   any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

     o   any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage
Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of the special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     In the case of the President Plaza A/B Loan, all rights of the Operating
Adviser will initially be exercised by the holder of the related B Note. See
"--Servicing of Certain Mortgage Loans with Other Financing--Rights of the
Holder of the President Plaza B Note" above.

     The Operating Adviser will not be entitled to exercise the rights set forth above with respect to any Non-Trust Serviced Pari Passu Loan. Similar rights will be exercised by the operating adviser or similar person appointed by the related controlling class under the related Other Pooling and Servicing
Agreement; provided, however, that with respect to the Beverly Center A/B/C
Loan, such rights will be initially exercised by the holder of the related B
Notes or C Note (either independently or jointly), as applicable, and then by the controlling class under the CSFB 2004-C1

                                     S-135

Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Servicing
of Certain Mortgage Loans with Other Financing--Rights of the Holders of the
Beverly Center Subordinate Notes" in this prospectus supplement. The Operating
Adviser will not have any rights under any Other Pooling and Servicing
Agreement.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicer or the special servicer, as applicable, then the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Trust
Serviced Pari Passu Loan) that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced
Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o   reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
         Yield Maintenance Charge;

     o   reduce the amount of the Scheduled Payment on any Specially Serviced
         Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o   forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o   extend the maturity date of any Specially Serviced Mortgage Loan;
         and/or

     o   accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan is part of the Serviced Companion Loan, increase the recovery to the Certificateholders and the holder of the Serviced Companion
Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o   extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o   if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

                                     S-136

     Modifications with respect to any Non-Trust Serviced Pari Passu Loans will be made subject to and in accordance with the terms of the applicable Other
Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c)
the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment).
The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer upon the request of any holder of the Option. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of the special servicer incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to the special servicer as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related seller pursuant to the Pooling and
Servicing Agreement or (v) has been purchased by the holder of the related B
Note or C Note, in each case pursuant to the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to the Beverly
Center Pari Passu Loan. The CSFB 2004-C1 Pooling and Servicing Agreement
provides for a comparable fair value call option for the Beverly Center Pari
Passu Loan, and anyone exercising the right to purchase the Beverly Center
Companion Loans under the CSFB 2004-C1 Pooling and Servicing Agreement must also purchase the Beverly Center Pari Passu Loan from the trust. In addition, the
Option is subject to the rights of each of the holders of a B Note or C Note, as applicable, with respect to the related mortgage loan. See "--Servicing of
Certain Mortgage Loans with Other Financing--Rights of the Holders of the
Beverly Center Subordinate Notes" and "--Rights of the Holder of the President
Plaza B Note" above.

FORECLOSURES

     The special servicer may at any time, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged property of a
Non-Trust Serviced Pari Passu Loan, all such actions shall be taken by the related Other Special Servicer in accordance with the applicable Other Pooling and Servicing Agreement.

     If any mortgaged property (other than the mortgaged property of a Non-Trust
Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO
Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to the Serviced Companion
Loan, for the holder thereof) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the
Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by

                                     S-137

the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the
REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final
Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan (other than the mortgaged property of a Non-Trust Serviced Pari Passu Loan), the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of
Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates.
Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of
REO Taxes in connection with the operation of commercial REO Properties by
REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess
Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered
REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o   the making of proper elections;

                                     S-138

     o   the accuracy of all representations made with respect to the mortgage loans;

     o   ongoing compliance with all provisions of the Pooling and Servicing
         Agreement and other related documents and no amendments thereof;

     o   the Other Pooling and Servicing Agreements related to each Non-Trust
         Serviced Pari Passu Loan are administered in accordance with their terms and the REMICs formed thereunder continue to be treated as
         REMICs; and

     o   compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI
Certificates will represent beneficial ownership of the assets of the grantor trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in
Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust," and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code (initially
4.9% of the Initial Pool Balance). However, if 95% or more of the related
REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding

                                     S-139

the possibility of making an election to amortize such premium. See "Federal
Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the offered certificates and the IRS. Prospective purchasers of those offered certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such offered certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of the master servicer.

                                     S-140

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 25.1% of the Initial Pool
Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements

                                     S-141

and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"--within the meaning of ERISA and Section 4975 of the
Code--could arise if certificates were acquired by, or with "plan assets" of, a
Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to certain of the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o   the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o   transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002 41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

     o   the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o   the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o   the trustee cannot be an affiliate of any member of the Restricted
         Group other than an Underwriter; the "Restricted Group" consists of the
         Underwriters, Morgan Stanley Capital I Inc., the master servicer, the special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Pair and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o   the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans;
         the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling
         and

                                     S-142

         Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o   the Plan investing in the certificates must be an "accredited investor"
         as defined in Rule 501(a)(1) of Regulation D of the Securities and
         Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc.
expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o   the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o   the Plan's investment in each class of certificates does not exceed 25%
         of all of the certificates outstanding of that class at the time of the acquisition; and

     o   immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to

                                     S-143

insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account.
Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-144

     We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp. Subject to
the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley
Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS       CLASS A-1     CLASS A-2     CLASS A-3      CLASS A-4     CLASS A-5      CLASS B       CLASS C     CLASS D
----------------------  ---------     ---------     ---------      ---------     ---------      -------       -------     -------

Morgan Stanley & Co...
   Incorporated....... $10,000,000   $61,500,000  $119,000,000   $123,500,000   $354,129,000  $18,981,000   $21,828,000  $7,592,000
Greenwich Capital
   Markets, Inc.......          $0            $0            $0             $0             $0           $0            $0           $0
WaMu Capital Corp.....          $0            $0            $0             $0             $0           $0            $0           $0
Total................. $10,000,000   $61,500,000  $119,000,000   $123,500,000   $354,129,000  $18,981,000   $21,828,000   $7,592,000
                       ===========   ===========  ============   ============   ============  ===========   ===========   ==========

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. WaMu Capital Corp. is an affiliate of Washington Mutual Bank, FA, one of the Sellers.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan
Stanley Capital I Inc., will be approximately $719,955,257, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the
Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about August
24, 2004, which is the ninth business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                     S-145

                                  LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for CDC Mortgage
Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for Union
Central Mortgage Funding, Inc. by Thacher Proffitt & Wood LLP, New York, New
York, for Principal Commercial Funding, LLC by Dechert LLP, New York, New York,
for Washington Mutual Bank, FA by Sidley Austin Brown & Wood LLP, New York, New
York and for John Hancock Real Estate Finance, Inc., by Cadwalader, Wickersham &
Taft LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Fitch.

                           CLASS                    S&P           FITCH
               ---------------------------       ---------       --------
               Class A-1..................          AAA            AAA
               Class A-2..................          AAA            AAA
               Class A-3..................          AAA            AAA
               Class A-4..................          AAA            AAA
               Class A-5..................          AAA            AAA
               Class B....................          AA             AA
               Class C....................           A              A
               Class D....................          A-             A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-146

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC
Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee, the Trustee Fee and, in the case of each Non-Trust Serviced Pari
Passu Loan, the related Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan or the Serviced
Loan Pair, not later than the earliest of the following:

     o   the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan or the Serviced Loan Pair if such delinquency remains uncured;

     o   the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o   the effective date of any modification to a Money Term of a mortgage loan or the Serviced Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o   the date 30 days following the date a mortgaged property becomes an REO
         Property.

     "Appraisal Reduction" will equal for any mortgage loan or the Serviced Loan
Pair, including a mortgage loan or the Serviced Loan Pair as to which the related mortgaged property has become an REO Property, an amount,

                                     S-147

calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

         the sum of:

     o   the Scheduled Principal Balance of such mortgage loan or Serviced Loan
         Pair or in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o   to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan or Serviced Loan Pair;

     o   all related unreimbursed Advances and interest on such Advances at the
         Advance Rate (and, in the case of the Serviced Loan Pair, all unreimbursed advances of principal and interest made with respect to the Serviced Companion Loan by the master servicer of the
         securitization that holds such Serviced Companion Loan, if any, and interest on such advances, at the rate required by the related pooling and servicing agreement); and

     o   to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the special servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO
         Property, as the case may be,

         over

     o   90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan or the Serviced Loan Pair that is cross-collateralized with any other mortgage loan or Serviced Loan Pair, the value of each mortgaged property that is security for each mortgage loan or
Serviced Loan Pair in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan or Serviced Loan Pair, shall be taken into account when calculating such Appraisal Reduction.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o   any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
         maturity date; or

     o   any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

                                     S-148

     "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o   Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o   Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o   amounts that are payable or reimbursable to any person other than the
         Certificateholders (including, among other things, amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent, as compensation or in reimbursement of outstanding Advances);

     o   amounts deposited in the Distribution Account in error; and

     o   if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest
         Reserve Account;

     (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest
Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the master servicer will be required to remit to the
Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the master servicer has received such payments from the applicable primary servicer, if any), and (ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon
Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the master servicer will be required to remit to the Distribution Account on the Master
Servicer Remittance Date occurring in such month any such Scheduled Payment
(including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date
(provided that the master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution
Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the
Distribution Date occurring in the applicable month.

     "B Note" means the Beverly Center B Note and the President Plaza B Note, as
applicable.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the

                                     S-149

related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan and the Serviced
Companion Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

     "Beverly Center A/B/C Loan" means the Beverly Center Pari Passu Loan, the
Beverly Center Companion Loans, the Beverly Center B Note and the Beverly Center
C Note.

     "Beverly Center A/B/C Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool--The Beverly Center Pari Passu
Loan" in this prospectus supplement.

     "Beverly Center B Note" means, with respect to the Beverly Center A/B/C
Loan, one of the related subordinate notes, which is not included in the trust and which is subordinated in right of payment to the Beverly Center A/B/C Loan to the extent set forth in the applicable intercreditor agreement. The Beverly
Center B Note is not a "mortgage loan."

     "Beverly Center C Note" means, with respect to the Beverly Center A/B/C
Loan, one of the related subordinate notes which is not included in the trust and which is subordinated in right of payment to the Beverly Center A/B/C Loan and the Beverly Center B Note to the extent set forth in the applicable intercreditor agreement. The Beverly Center C Note is not a "mortgage loan."

     "Beverly Center Companion Loans" mean one or more loans secured on a pari passu basis with the Beverly Center Pari Passu Loan pursuant to the related mortgage. The Beverly Center Companion Loans are not "mortgage loans."

     "Beverly Center Controlling Holder(s)" has the meaning assigned to that term under the "Description of the Mortgage Pool--The Beverly Center Pari Passu
Loan--Beverly Center Intercreditor Agreements" in this prospectus supplement.

     "Beverly Center Intercreditor Agreements" has the meaning assigned to that term under "Description of the Mortgage Pool--The Beverly Center Pari Passu
Loan" in this prospectus supplement.

     "Beverly Center Pari Passu Loan" means the mortgage loan designated as
Mortgage Loan No. 4, which is secured on a pari passu basis with the Beverly
Center Companion Loans and on a senior basis with the Beverly Center B Note and the Beverly Center C Note pursuant to the related mortgage.

     "Beverly Center Pari Passu Loan Servicing Fee Rate" means the master servicing fee rate or primary servicing fee rate payable with respect to the
Beverly Center Pari Passu Loan pursuant to the CSFB 2004-C1 Pooling and
Servicing Agreement.

     "Beverly Center Senior Notes Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool--The Beverly
Center Pari Passu Loan" in this prospectus supplement.

     "Beverly Center Senior Loan" means the Beverly Center Pari Passu Loan, together with the Beverly Center Companion Loans.

                                     S-150

     "Beverly Center Subordinate Notes" means the Beverly Center B Note and the
Beverly Center C Note.

     "C Note" means the Beverly Center C Note.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2
Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the
Class A-5 Certificates, collectively.

     "Class X Certificates" means the Class X-1 Certificates and the Class X-2
Certificates, collectively.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about August 24, 2004.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans serviced by the master servicer (but not including any Specially Serviced Mortgage Loan or any Non-Trust Serviced Pari Passu Loan)
resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any Non-Trust Serviced Companion Loan, the Beverly Center
Subordinate Notes or the President Plaza B Note) or (y) to the extent that the master servicer did not apply the proceeds thereof in accordance with the terms of the related mortgage loan documents, involuntary Principal Payments, during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by the master servicer (but not including any Specially Serviced Mortgage Loan or any Non-Trust Serviced Pari Passu Loan)
resulting from Principal Prepayments on such mortgage loans during the same
Collection Period; but such Compensating Interest shall not exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by the master servicer, including REO Properties.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan, and if applicable, (i) with respect to the mortgaged property securing any Non-Trust Serviced Pari Passu
Loan, only the portion of such amounts payable to the holder of such Non-Trust
Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing
Agreement, and (ii) with respect to the mortgaged property securing the Serviced
Loan Pair, exclusive of the portion of such amounts

                                     S-151

payable to the holder of the Serviced Companion Loan pursuant to the Pooling and
Servicing Agreement and the related intercreditor agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "CSFB 2004-C1 Depositor" means the "Depositor" under the CSFB 2004-C1
Pooling and Servicing Agreement, which as of the date hereof is Credit Suisse
First Boston Mortgage Securities Corp.

     "CSFB 2004-C1 Master Servicer" means the "Master Servicer No. 1" under the
CSFB 2004-C1 Pooling and Servicing Agreement, with respect to the Beverly Center
A/B/C Loan, which as of the date hereof is Midland Loan Services, Inc.

     "CSFB 2004-C1 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of March 11, 2004 among the CSFB 2004-C1 Depositor, the CSFB 2004-C1 Master Servicer, NCB, FSB, as a master servicer, KeyCorp Real
Estate Capital Markets, Inc., as a master servicer, the CSFB 2004-C1 Special
Servicer, National Consumer Bank Cooperative Bank, as a special servicer, the
CSFB 2004-C1 Trustee and the CSFB 2004-C1 Fiscal Agent, pursuant to which the
CSFB Commercial Mortgage Pass-Through Certificates, Series 2004-C1, were issued.

     "CSFB 2004-C1 Special Servicer" means the "Special Servicer No. 1" under the CSFB 2004-C1 Pooling and Servicing Agreement, with respect to the Beverly
Center A/B/C Loan, which as of the date hereof is Lennar Partners, Inc.

     "CSFB 2004-C1 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the CSFB 2004-C1 Pooling and Servicing
Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     "Cut-off Date" means August 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in August 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on August 1,
2004, not the actual day which such scheduled payments are due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

                                     S-152

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii)
the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o   any Net Aggregate Prepayment Interest Shortfalls allocated to such class; and

     o   Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable
         Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing Agreement; and

o    the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution
     Date; and

o    if the aggregate Certificate Balance is reduced because amounts in the
     Certificate Account allocable to principal have been used to reimburse a nonrecoverable advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the
     Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

                                     S-153

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

     o   any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement;

     o   any failure by the master servicer to make a required deposit to the
         Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o   any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley
         Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o   any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Capital I Inc.
         or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of
         60 days;

     o   the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

     o   the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

                                     S-154

     o   the trustee shall receive written notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

     o   the master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of
         Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to the Serviced Loan
Pair, a prepayment in full had been made with respect to each mortgage loan or the Serviced Companion Loan in such Serviced Loan Pair) on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to the master servicer or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc.
and WaMu Capital Corp., as amended.

     "Expense Losses" means, among other things:

     o   any interest paid to the master servicer, the special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

     o   all Special Servicer Compensation paid to the special servicer (to the extent not collected from the related borrower);

     o   other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I
         Inc., the master servicer, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

     o   any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

     o   with respect to each Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of each of the foregoing items, as such expenses are incurred by the trust formed pursuant to the related
         Other Pooling and Servicing Agreement or the parties thereto.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

                                     S-155

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous
Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the
Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.
1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

     "Implied Debt Service Coverage Ratio" or "Implied DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to debt service payable based on a 8% fixed constant.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$759,237,960.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy including (i) with respect to a mortgaged property securing a
Non-Trust Serviced Loan Pair, any portion of such amounts payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable
Other Pooling and Servicing Agreement and (ii) with respect to the mortgaged property securing the Serviced Loan Pair, any portion of such amounts payable to the holder of the President Plaza Mortgage Loan pursuant to the Pooling and
Servicing Agreement and the related intercreditor agreement, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicer, the master servicer, Morgan
Stanley Capital I Inc., the holder of any related junior indebtedness, the
Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "JPMorgan 2004-LN2 Depositor" means the "Depositor" under the JPMorgan
2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is J.P.
Morgan Chase Commercial Mortgage Securities Corp.

     "JPMorgan 2004-LN2 Master Servicer" means the "Servicer" under the JPMorgan
2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is GMAC
Commercial Mortgage Corporation.

     "JPMorgan 2004-LN2 Paying Agent" means the "Paying Agent", the "Certificate
Registrar" and the "Authenticating Agent" under the JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National
Association.

     "JPMorgan 2004-LN2 Pooling and Servicing Agreement" means the pooling and servicing agreement anticipated to be dated on or about August 20, 2004 by and among the JPMorgan 2004-LN2 Depositor, the JPMorgan 2004-LN2 Master Servicer,
the JPMorgan 2004-LN2 Special Servicer, the JPMorgan 2004-LN2

                                     S-156

Trustee and the JPMorgan 2004-LN2 Paying Agent, pursuant to which the J.P.
Morgan Chase Commercial Mortgage Securities Corp., Series 2004-LN2 Commercial
Mortgage Pass-Through Certificates were issued.

     "JPMorgan 2004-LN2 Special Servicer" means the "Special Servicer" under the
JPMorgan 2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     "JPMorgan 2004-LN2 Trustee" means the "Trustee," under the JPMorgan
2004-LN2 Pooling and Servicing Agreement, which as of the date hereof is Wells
Fargo Bank, N.A.

     "LB-UBS 2004-C6 Depositor" means the "Depositor" under the LB-UBS 2004-C6
Pooling and Servicing Agreement, which as of the date hereof is Structured Asset
Securities Corporation II.

     "LB-UBS 2004-C6 Fiscal Agent" means the "Fiscal Agent" under the LB-UBS
2004-C6 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO
Bank, N.V.

     "LB-UBS 2004-C6 Master Servicer" means the "Master Servicer" under the
LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is
Wachovia Bank, National Association.

     "LB-UBS 2004-C6 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of August 11, 2004 by and among the LB-UBS 2004-C6
Depositor, the LB-UBS 2004-C6 Master Servicer, the LB-UBS 2004-C6 Special
Servicer, the LB-UBS 2004-C6 Trustee and the LB-UBS 2004-C6 Fiscal Agent,
pursuant to which the LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
Mortgage Pass-Through Certificates Series 2004-C6, were issued.

     "LB-UBS 2004-C6 Special Servicer" means the "Special Servicer" under the
LB-UBS 2004-C6 Pooling and Servicing Agreement, which as of the date hereof is
Lennar Partners, Inc.

     "LB-UBS 2004-C6 Trustee" means the "Trustee" under the LB-UBS 2004-C6
Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank
National Association.

     "Liquidation Fee" means, generally, 1.00% (with respect to a Specially
Serviced Mortgage Loan with a principal balance of less than $20,000,000) or
0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage
Loan or related REO Property and/or any Condemnation Proceeds or Insurance
Proceeds received by the trust (other than Liquidation Proceeds received in connection with any Non-Trust-Serviced Pari Passu Loan, except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO
Property by a seller due to a Material Breach or a Material Document Defect);
provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or the Serviced Loan Pair or related REO Property, net of expenses
(or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan). With respect to any Non-Trust Serviced Loan Pair, the
Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the related Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and Servicing Agreement.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which (a) the master servicer is entitled in compensation for servicing the mortgage loans, including REO Mortgage Loans or (b)

                                     S-157

the Other Master Servicers are entitled in compensation for servicing the
Non-Trust Serviced Pari Passu Loans, as applicable.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o   the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o   the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o   the original or a copy of any related assignment(s) of rents and leases
         (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o   an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o   an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o   an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

     o   when relevant, the related ground lease or a copy thereof;

     o   when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o   when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 100 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $759,237,960, which may vary by up to 5%.

                                     S-158

     "MSCI 2004-IQ7 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of May 1, 2004 by and among Morgan Stanley Capital
I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as master servicer with respect to certain mortgage loans,
Midland Loan Services, Inc., as general special servicer, National Consumer
Cooperative Bank, as special servicer with respect to certain mortgage loans,
LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank, N.V., as fiscal agent, pursuant to which the Series
2004-IQ7 Mortgage Pass-Through Certificates were issued.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and the master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of the mortgage loans serviced by the master servicer (including Specially Serviced Mortgage Loans) during any
Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a
Compensating Interest Payment paid by the master servicer and Primary Servicer, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360
Loan:

     o   the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

     o   the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2005)
         will be adjusted to take into account the related withdrawal from the
         Interest Reserve Account for the preceding January (if applicable) and
         February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan or
Serviced Companion Loan that accrues interest other than on the basis of a
360-day year consisting of 12 30-day months.

     "Non-Trust Serviced Companion Loan" means the Northbridge Retail Companion
Loans, the Beverly Center Companion Loans and the World Apparel Center Companion
Loans.

     "Non-Trust Serviced Loan Pair" means (i) the Northbridge Retail Pari Passu
Loan and the Northbridge Retail Companion Loans, (ii) the Beverly Center Pari
Passu Loan, the Beverly Center Companion Loans, the Beverly Center B Note and
the Beverly Center C Note and (iii) the World Apparel Center Pari Passu Loan and
the World Apparel Center Companion Loans.

     "Non-Trust Serviced Pari Passu Loan" means the Northbridge Retail Pari
Passu Loan, the Beverly Center Pari Passu Loan and the World Apparel Center Pari
Passu Loan.

     "Northbridge Retail Companion Loans" means one or more loans secured on a pari passu basis with the Northbridge Retail Pari Passu Loan pursuant to the related mortgage. The Northbridge Retail Companion Loans are not "mortgage loans."

     "Northbridge Retail Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool--The Northbridge Retail Pari
Passu Loan" in this prospectus supplement.

     "Northbridge Retail Majority Lenders" has the meaning assigned to that term under "Description of the Mortgage Pool--The Northbridge Retail Pari Passu Loan"
in this prospectus supplement.

                                     S-159

     "Northbridge Retail Pari Passu Loan" means the mortgage loan designated as
Mortgage Loan No. 3, which is secured on a pari passu basis with the Northbridge
Retail Companion Loans pursuant to the related mortgage.

     "Northbridge Retail Pari Passu Loan Servicing Fee Rate" means the master servicing fee rate or primary servicing fee rate payable with respect to the
Northbridge Retail Pari Passu Loan pursuant to the LB-UBS 2004-C6 Pooling and
Servicing Agreement.

     "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

     "Other Master Servicer" means the LB-UBS 2004-C6 Master Servicer, the CSFB
2004-C1 Master Servicer or the JPMorgan 2004-LN2 Master Servicer, as applicable.

     "Other Pooling and Servicing Agreement" means the LB-UBS 2004-C6 Pooling and Servicing Agreement, the CSFB 2004-C1 Pooling and Servicing Agreement or the
JPMorgan 2004-LN2 Pooling and Servicing Agreement, as applicable.

     "Other Special Servicer" means the LB-UBS 2004-C6 Special Servicer, the
CSFB 2004-C1 Special Servicer or the JPMorgan 2004-LN2 Special Servicer, as
applicable.

     "Other Trustee" means the LB-UBS 2004-C6 Trustee, the CSFB 2004-C1 Trustee or the JPMorgan 2004-LN2 Trustee, as applicable.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Default
Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer
Remittance Date), in each case subject to a nonrecoverability determination.

     "Pari Passu Loan Servicing Fee Rate" means the Northbridge Retail Pari
Passu Loan Servicing Fee Rate, the Beverly Center Pari Passu Loan Servicing Fee
Rate and/or the World Apparel Center Pari Passu Loan Servicing Fee Rate, as
applicable.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance
or

                                     S-160

Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such class.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such
Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material
Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage
Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of August 1, 2004, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland
Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank, N.V., as fiscal agent and Wells Fargo Bank, National
Association, as paying agent and certificate registrar.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment other than in connection with the foreclosure or liquidation of a mortgage loan) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee
Fee, in the case of any Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the applicable Other Pooling and
Servicing Agreement and, if the related mortgage loan is a Specially Serviced
Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any
servicing fee payable in connection with any related Non-Trust Serviced Pari
Passu Loan, the Special Servicing Fee, if the related mortgage loan is a
Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the certificates, if applicable. In such a case, the Prepayment
Interest Shortfall will generally equal the excess of:

     o   the aggregate amount of interest that would have accrued at the Net
         Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal
         Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o   the aggregate interest that did so accrue at the Net Mortgage Rate through the date such payment was made.

                                     S-161

     "Prepayment Premium" means, with respect to any mortgage loan for any
Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "President Plaza A/B Loan" means the President Plaza Mortgage Loan and the
President Plaza B Note.

     "President Plaza B Note" means, with respect to the President Plaza
Mortgage Loan, the related subordinate note, which is not included in the trust and which is subordinated in right of payment to the President Plaza Mortgage
Loan to the extent set forth in the applicable intercreditor agreement.
The President Plaza B Note is not a "mortgage loan."

     "President Plaza Directing Lender" has the meaning assigned to that term under the "Description of the Mortgage Pool--The President Plaza Mortgage
Loan--President Plaza Intercreditor Agreement" in this prospectus supplement.

     "President Plaza Intercreditor Agreement" has the meaning assigned to that term under the "Description of the Mortgage Pool--The President Plaza Mortgage
Loan--President Plaza Intercreditor Agreement" in this prospectus supplement.

     "President Plaza Mortgage Loan" means the mortgage loan designated as
Mortgage Loan No. 31, which is secured on a senior basis with the President
Plaza B Note pursuant to the related mortgage.

     "Primary Servicer" means any of Union Central Mortgage Funding, Inc.,
Principal Global Investors, LLC, Washington Mutual Bank, FA and John Hancock
Real Estate Finance, Inc. and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N
and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

     o   the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
         Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans
         (but not in respect of the Serviced Companion Loan or its successor REO
         Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; and

     o   all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of the Serviced Companion Loan)
         and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds),
         Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of the Serviced Companion Loan or its successor REO Mortgage Loan) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

     o   if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the

                                     S-162

         related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal
         Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the Collection Period in which the subsequent recovery occurs); and

     o   if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable
         (with advance interest thereon) first from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the Collection Period in which the subsequent recovery occurs).

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances,
Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the
Primary Servicers, the special servicer, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any
Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means S&P and Fitch.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o   the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

                                     S-163

     o   the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer (or in the case of a Non-Trust Serviced Pari Passu Loan, the applicable
Other Special Servicer) or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a
Realized Loss. Any reimbursements of advances determined to be nonrecoverable
(and interest on such advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal
Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that Collection
Period.

     In the case of the President Plaza A/B Loan, Realized Losses will be allocated first to the related B Note (up to the principal balance thereof) and then to the related mortgage loan. In the case of the Beverly Center A/B/C Loan,
Realized Losses will be allocated first to the related C Note (up to the principal balance thereof), then to the related B Note (up to the principal balance thereof), and then pro rata among the related Beverly Center Pari Passu
Loan and the related Beverly Center Companion Loans according to their respective principal balances and in accordance with the CSFB 2004-C1 Pooling and Servicing Agreement.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan or Serviced Loan Pair that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan or Serviced
Loan Pair as to which an Appraisal Event has occurred is a Rehabilitated
Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing
Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Trust Serviced Loan Pair (if the related
Other Special Servicer has foreclosed upon the mortgaged property securing the related Non-Trust Serviced Pari Passu Loan), the REO Income shall include only the portion of such net income that is paid to the holder of the related
Non-Trust Serviced Pari Passu Loan pursuant to the applicable Other Pooling and
Servicing Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

                                     S-164

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan or the
Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or Serviced Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or the Serviced
Companion Loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

     o   any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan or Serviced Companion Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection
         Period; and

     o   the principal portion of any Realized Loss incurred in respect of such mortgage loan or Serviced Companion Loan during any preceding
         Collection Period.

     "Serviced Companion Loan" means the President Plaza B Note.

     "Serviced Loan Pair" means the President Plaza A/B Loan.

     "Senior Certificates" means the Class A Certificates and the Class X
Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of the mortgage loan and/or (if applicable) the related Serviced Companion Loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means the higher of the following standards of care:

     o   in the same general manner in which, and with the same care, skill, prudence and diligence with which, the master servicer, any Primary
         Servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer servicing mortgage loans which are similar to the mortgage loans (or the Serviced
         Companion Loan) and to the maximization of the net present value of the mortgage loans and the Serviced Companion Loan (as a collective whole)
         (taking into account the subordination of the related B Note to the related mortgage loan); or

     o   the care, skill, prudence and diligence the master servicer, the applicable Primary Servicer or the special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans (or the Serviced Companion Loan), giving due consideration to the maximization of the net present value of the mortgage loans and the
         Serviced Companion Loan (as a collective whole) (taking into account the subordination of the related B Note to the related mortgage loan),

     but in either case without regard to:

     o   any other relationship that the master servicer, the special servicer, any sub-servicer or any Primary Servicer, Morgan Stanley Capital I Inc.
         or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan Stanley Capital I Inc. or the seller;

                                     S-165

     o   the ownership of any certificate by the master servicer, any sub-servicer, any Primary Servicer, the special servicer or any affiliate of any of them;

     o   the master servicer's obligation to make Advances or to incur servicing expenses with respect to the mortgage loans (so long as such Advances and expenses are not determined to be nonrecoverable);

     o   the master servicer's, the special servicer's, any Primary Servicer's or any sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

     o   the ownership or servicing or management for others by the master servicer, the special servicer, any sub-servicer or any Primary
         Servicer of any other mortgage loans or property;

     o   any obligation of the master servicer or the special servicer or an affiliate thereof to pay any indemnity with respect to any repurchase obligation;

     o   any option to purchase any mortgage loan or the Serviced Companion Loan it may have; or

     o   the ownership of any junior indebtedness by the master servicer or the special servicer or any affiliate with respect to the borrower or any affiliate thereof with respect to any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or the Serviced Companion Loan to become a
Specially Serviced Mortgage Loan.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o   any failure by the special servicer to remit to the paying agent or the master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
         Agreement;

     o   any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
         Pooling and Servicing Agreement which failure continues unremedied for
         1 business day following the date on which such deposit or remittance was first required to be made;

     o   any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure the failure, provided that such cure period may not exceed 90 days;

     o   any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan
         Stanley Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

                                     S-166

     o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o   the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

     o   the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o   the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates; or

     o   the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum (with respect to each Specially Serviced
Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced
Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means any mortgage loan (other than any
Non-Trust-Serviced Pari Passu Loan) or Serviced Companion Loan as to which:

     o   a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan or Serviced Companion Loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the
         Operating Adviser prior to the end of such 90 day period, and (iii)
         such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o   to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o   the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o   the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of such Serviced
         Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

                                     S-167

     o   the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o   in the judgment of the master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the Serviced Companion Loan.

     "Structuring Assumptions" means the following assumptions:

     o   the mortgage rate on each mortgage loan in effect as of the Closing
         Date remains in effect until maturity or its Anticipated Repayment
         Date;

     o   the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

     o   the closing date for the sale of the certificates is August 24, 2004;

     o   distributions on the certificates are made on the 15th day of each month, commencing in September 2004;

     o   there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o   Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o   the trust does not experience any Expense Losses;

     o   no Principal Prepayment on any mortgage loan is made during its Lockout
         Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
         Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o   no Prepayment Interest Shortfalls occur;

     o   no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

     o   each ARD Loan pays in full on its Anticipated Repayment Date;

     o   any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

     o   no holder of a B Note or a C Note exercises its option to purchase any mortgage loan.

     "Subordinate Certificates" means the Class B Certificates, the Class C
Certificates, the Class D Certificates, the Class E Certificates, the Class F
Certificates, the Class G Certificates, the Class H Certificates, the Class J
Certificates, the Class K Certificates, the Class L Certificates, the Class M
Certificates, the Class N Certificates, and the Class O Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

                                     S-168

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses
(such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.
Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich Capital
Markets, Inc. and WaMu Capital Corp.

     "Underwriting Agreement" means that agreement, dated August 11, 2004, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and WaMu Capital Corp.

      "Unpaid Interest" means, on any Distribution Date with respect to any class of certificates, other than the Residual Certificates and the Class EI
Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan with a principal balance of less than $20,000,000, equal to 1.00%
and payable with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more, equal to 0.75% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "World Apparel Center Companion Loans" means the loans which are secured on a pari passu basis with the World Apparel Center Pari Passu Loan pursuant to the related mortgage. The World Apparel Center Companion Loans are not "mortgage loans."

     "World Apparel Center Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool--The World Apparel Center Pari
Passu Loan" in this prospectus supplement.

     "World Apparel Center Majority Lenders" means any of the holders of the
World Apparel Center Companion Loans and the World Apparel Center Pari Passu
Loan that then represent greater than 50% of the aggregate amount of the World
Apparel Center Companion Loans and the World Apparel Center Pari Passu Loan.

     "World Apparel Center Pari Passu Loan" means the mortgage loan designated as Mortgage Loan No. 6, which is secured on a pari passu basis with the World
Apparel Center Companion Loans pursuant to the related mortgage.

     "World Apparel Center Pari Passu Loan Servicing Fee Rate" means the "Master
Servicing Fee Rate" applicable to the World Apparel Center Pari Passu Loan as defined in the JPMorgan 2004-LN2 Pooling and Servicing Agreement.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-169

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A
                                   ----------

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

         09/15/2004         5.80729%               04/15/2008         5.80497%
         10/15/2004         5.65009%               05/15/2008         5.63822%
         11/15/2004         5.80715%               06/15/2008         5.80489%
         12/15/2004         5.64986%               07/15/2008         5.63766%
         01/15/2005         5.64973%               08/15/2008         5.80482%
         02/15/2005         5.64962%               09/15/2008         5.80480%
         03/15/2005         5.64985%               10/15/2008         5.63684%
         04/15/2005         5.80675%               11/15/2008         5.80473%
         05/15/2005         5.64917%               12/15/2008         5.63630%
         06/15/2005         5.80660%               01/15/2009         5.63602%
         07/15/2005         5.64888%               02/15/2009         5.64449%
         08/15/2005         5.80646%               03/15/2009         5.64496%
         09/15/2005         5.80639%               04/15/2009         5.80451%
         10/15/2005         5.64842%               05/15/2009         5.64413%
         11/15/2005         5.80624%               06/15/2009         5.80443%
         12/15/2005         5.64809%               07/15/2009         5.64391%
         01/15/2006         5.64790%               08/15/2009         5.91251%
         02/15/2006         5.64773%               09/15/2009         5.91269%
         03/15/2006         5.64831%               10/15/2009         5.75209%
         04/15/2006         5.80583%               11/15/2009         5.91303%
         05/15/2006         5.64724%               12/15/2009         5.75227%
         06/15/2006         5.80576%               01/15/2010         5.75235%
         07/15/2006         5.64697%               02/15/2010         5.75244%
         08/15/2006         5.80569%               03/15/2010         5.75325%
         09/15/2006         5.80567%               04/15/2010         5.91389%
         10/15/2006         5.64614%               05/15/2010         5.75270%
         11/15/2006         5.80560%               06/15/2010         5.91425%
         12/15/2006         5.64524%               07/15/2010         5.75289%
         01/15/2007         5.64479%               08/15/2010         5.91461%
         02/15/2007         5.64436%               09/15/2010         5.91480%
         03/15/2007         5.64727%               10/15/2010         5.75317%
         04/15/2007         5.80538%               11/15/2010         5.91518%
         05/15/2007         5.64303%               12/15/2010         5.75335%
         06/15/2007         5.80531%               01/15/2011         5.75345%
         07/15/2007         5.64218%               02/15/2011         5.75354%
         08/15/2007         5.80523%               03/15/2011         5.75442%
         09/15/2007         5.80521%               04/15/2011         5.91612%
         10/15/2007         5.64096%               05/15/2011         5.75382%
         11/15/2007         5.80515%               06/15/2011         5.91651%
         12/15/2007         5.64016%               07/15/2011         5.75402%
         01/15/2008         5.80508%               08/15/2011         5.91691%
         02/15/2008         5.63938%
         03/15/2008         5.64019%

                                      A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE B
                                   ----------

                            COMPONENT NOTIONAL AMOUNT

----------------------------------------------------------------------------------------------------------------------------
 DISTRIBUTION DATES (INCLUSIVE)       CLASS A-2     CLASS A-3       CLASS A-4      CLASS A-5        CLASS B        CLASS C
----------------------------------------------------------------------------------------------------------------------------

September 2004 to August 2005         $38,043,00   $119,000,000    $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
September 2005 to February 2006       $11,685,00   $119,000,000    $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
March 2006 to August 2006                    $0    $104,105,000    $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
September 2006 to February 2007              $0    $76,255,000     $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
March 2007 to August 2007                    $0    $50,455,000     $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
September 2007 to February 2008              $0    $27,257,000     $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
March 2008 to August 2008                    $0    $5,598,000      $123,500,000   $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
September 2008 to February 2009              $0    $0              $55,447,000    $354,129,000    $18,981,000    $21,828,000
----------------------------------------------------------------------------------------------------------------------------
March 2009 to August 2009                    $0    $0              $28,528,000    $354,129,000    $18,981,000    $19,517,000
----------------------------------------------------------------------------------------------------------------------------
September 2009 to February 2010              $0    $0              $10,693,000    $354,129,000    $18,981,000    $14,869,000
----------------------------------------------------------------------------------------------------------------------------
March 2010 to August 2010                    $0    $0              $0             $348,461,000    $18,981,000    $10,459,000
----------------------------------------------------------------------------------------------------------------------------
September 2010 to February 2011              $0    $0              $0             $333,682,000    $18,981,000    $6,284,000
----------------------------------------------------------------------------------------------------------------------------
March 2011 to August 2011                    $0    $0              $0             $314,074,000    $18,981,000    $2,330,000
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
  DISTRIBUTION DATES (INCLUSIVE)         CLASS D         CLASS E         CLASS F       CLASS G        CLASS H
----------------------------------------------------------------------------------------------------------------

September 2004 to August 2005           $7,592,000      $8,542,000     $4,745,000     $6,643,000     $5,695,000
----------------------------------------------------------------------------------------------------------------
September 2005 to February 2006         $7,592,000      $8,542,000     $4,745,000     $6,643,000     $5,695,000
----------------------------------------------------------------------------------------------------------------
March 2006 to August 2006               $7,592,000      $8,542,000     $4,745,000     $6,643,000     $5,695,000
----------------------------------------------------------------------------------------------------------------
September 2006 to February 2007         $7,592,000      $8,542,000     $4,745,000     $6,643,000     $1,196,000
----------------------------------------------------------------------------------------------------------------
March 2007 to August 2007               $7,592,000      $8,542,000     $4,745,000     $959,000       $0
----------------------------------------------------------------------------------------------------------------
September 2007 to February 2008         $7,592,000      $7,715,000     $0             $0             $0
----------------------------------------------------------------------------------------------------------------
March 2008 to August 2008               $7,592,000      $1,533,000     $0             $0             $0
----------------------------------------------------------------------------------------------------------------
September 2008 to February 2009         $3,261,000      $0             $0             $0             $0
----------------------------------------------------------------------------------------------------------------
March 2009 to August 2009               $0              $0             $0             $0             $0
----------------------------------------------------------------------------------------------------------------
September 2009 to February 2010         $0              $0             $0             $0             $0
----------------------------------------------------------------------------------------------------------------
March 2010 to August 2010               $0              $0             $0             $0             $0
----------------------------------------------------------------------------------------------------------------
September 2010 to February 2011         $0              $0             $0             $0             $0
----------------------------------------------------------------------------------------------------------------
March 2011 to August 2011               $0              $0             $0             $0             $0
----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
  DISTRIBUTION DATES (INCLUSIVE)            Class J      Class K
------------------------------------------------------------------

September 2004 to August 2005           $2,847,000     $3,796,000
------------------------------------------------------------------
September 2005 to February 2006         $2,847,000     $3,796,000
------------------------------------------------------------------
March 2006 to August 2006               $2,741,000     $0
------------------------------------------------------------------
September 2006 to February 2007         $0             $0
------------------------------------------------------------------
March 2007 to August 2007               $0             $0
------------------------------------------------------------------
September 2007 to February 2008         $0             $0
------------------------------------------------------------------
March 2008 to August 2008               $0             $0
------------------------------------------------------------------
September 2008 to February 2009         $0             $0
------------------------------------------------------------------
March 2009 to August 2009               $0             $0
------------------------------------------------------------------
September 2009 to February 2010         $0             $0
------------------------------------------------------------------
March 2010 to August 2010               $0             $0
------------------------------------------------------------------
September 2010 to February 2011         $0             $0
------------------------------------------------------------------
March 2011 to August 2011               $0             $0
------------------------------------------------------------------

                                      B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY                 WEIGHTED            WEIGHTED
                                                                   AGGREGATE    WEIGHTED      AVERAGE             AVERAGE  WEIGHTED
                                       NUMBER OF     AGGREGATE       CUT-OFF     AVERAGE      AVERAGE  WEIGHTED   CUT-OFF   AVERAGE
                                        MORTGAGE  CUT-OFF DATE          DATE    MORTGAGE    REMAINING   AVERAGE      DATE   BALLOON
LOAN SELLER                                LOANS    BALANCE ($)   BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.          18   340,400,008          44.8       5.573          105      1.92      64.8      56.5
CDC Capital Mortgage Inc.                      7   163,077,243          21.5       5.903           98      1.54      74.6      66.1
Union Central Mortgage Funding, Inc.          49    85,459,192          11.3       5.782          184      1.21      64.5       4.9
Principal Commercial Funding, LLC             12    68,043,279           9.0       6.131          134      1.62      62.5      43.7
Washington Mutual Bank, FA                     4    65,893,090           8.7       5.927          119      1.26      78.5      66.5
John Hancock Real Estate Finance, Inc.        10    36,365,148           4.8       5.565          160      1.49      62.9      30.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       100  $759,237,960        100.0%      5.748%          119     1.65X     67.8%     51.2%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                  PERCENT BY                 WEIGHTED            WEIGHTED
                                                                   AGGREGATE    WEIGHTED      AVERAGE             AVERAGE  WEIGHTED
                                       NUMBER OF     AGGREGATE       CUT-OFF     AVERAGE      AVERAGE  WEIGHTED   CUT-OFF   AVERAGE
                                        MORTGAGE  CUT-OFF DATE          DATE    MORTGAGE    REMAINING   AVERAGE      DATE   BALLOON
CUT-OFF DATE BALANCE ($)                   LOANS    BALANCE ($)   BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                                 47     69,914,903          9.2       5.823          174      1.27      63.4      12.5
2,500,001 - 5,000,000                         25     87,583,091         11.5       5.793          157      1.38      67.7      31.2
5,000,001 - 7,500,000                          9     56,024,897          7.4       5.996          128      1.62      65.0      46.1
7,500,001 - 10,000,000                         9     76,209,339         10.0       5.805          110      1.49      70.6      60.1
10,000,001 - 12,500,000                        1     11,796,916          1.6       5.420          115      1.38      77.6      65.2
20,000,001 - 30,000,000                        2     41,899,002          5.5       5.817          113      1.39      76.5      66.3
30,000,001 - 40,000,000                        2     65,964,286          8.7       5.716          119      1.88      66.4      57.9
50,000,001 - 60,000,000                        1     50,207,136          6.6       5.890          119      1.20      79.9      67.8
60,000,001 - 70,000,000                        2    129,300,000         17.0       4.868           85      2.39      57.1      53.8
70,000,001 (greater than or equal to)          2    170,338,390         22.4       6.230          104      1.61      71.4      61.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       100   $759,237,960       100.0%      5.748%          119     1.65X     67.8%     51.2%
====================================================================================================================================

Minimum: $744,556
Maximum: $94,923,896
Weighted Average: $7,592,380

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
                              MORTGAGED   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
STATE                        PROPERTIES     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California - Southern                17    183,196,212            24.1       5.862          124      1.78          61.1        46.2
California - Northern                 3      7,198,974             0.9       5.452          179      1.11          68.0         0.5
District of Columbia                  1     94,923,896            12.5       5.940           92      1.65          74.7        67.0
Illinois                              2     72,630,000             9.6       4.757           63      2.44          60.1        59.2
Nevada                                4     63,822,898             8.4       5.775          112      1.29          76.4        65.3
Virginia                              1     50,207,136             6.6       5.890          119      1.20          79.9        67.8
New York                              3     44,179,002             5.8       5.486          121      2.24          58.0        50.4
Florida                               5     31,091,601             4.1       5.964          118      1.45          78.7        64.3
Maryland                              4     21,499,461             2.8       6.126          176      1.52          68.7        31.7
Texas                                 6     20,214,077             2.7       5.683          135      1.42          67.1        39.4
Ohio                                  7     20,028,373             2.6       6.038          144      1.24          73.0        35.4
Tennessee                             5     15,467,846             2.0       6.019          124      1.61          61.0        36.0
Massachusetts                         2     13,893,111             1.8       5.779          119      1.79          65.6        54.1
New Jersey                            2     13,683,033             1.8       5.405          124      1.36          76.1        56.3
Oregon                                2     12,364,772             1.6       5.712          117      1.53          75.1        63.4
Colorado                              4      9,934,874             1.3       6.271          118      1.32          72.4        54.5
Hawaii                                1      9,562,500             1.3       5.793          120      1.38          70.8        59.8
Arizona                               6      9,512,571             1.3       6.108          180      1.23          63.6        17.1
New Mexico                            5      9,299,931             1.2       5.444          179      1.24          62.4         0.5
Washington                            2      8,180,970             1.1       6.002          118      1.91          44.8        33.4
North Carolina                        2      8,179,578             1.1       6.835           91      1.24          63.7        51.9
Minnesota                             3      6,758,379             0.9       5.671          237      1.27          71.8         0.5
Nebraska                              3      6,355,452             0.8       5.961          134      1.50          64.7        35.2
Georgia                               1      5,659,330             0.7       6.050          114      1.35          74.5        60.8
Utah                                  3      4,324,743             0.6       5.770          237      1.17          71.0         0.5
Michigan                              3      4,160,344             0.5       5.748          176      1.14          70.6        15.3
Mississippi                           1      3,374,591             0.4       5.040          178      1.12          70.3         0.6
Connecticut                           1      2,696,757             0.4       6.314          119      1.43          62.7        49.3
Wisconsin                             1      2,601,448             0.3       5.680          286      1.33          73.3         0.5
Pennsylvania                          1      2,138,602             0.3       5.700          115      1.51          75.2        58.4
Kentucky                              1      1,088,373             0.1       5.770          117      1.23          70.2        31.1
Indiana                               1      1,009,128             0.1       5.670          177      1.11          74.2         0.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              103   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
====================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                                NUMBER OF      AGGREGATE     AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
                                MORTGAGED   CUT-OFF DATE  CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
PROPERTY TYPE                  PROPERTIES     BALANCE ($)   BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                            18    291,145,490          38.3       5.415          107      1.81          66.7        57.1
   Unanchored                          21     46,785,230           6.2       5.911          153      1.36          67.2        31.7
   Free Standing                        5      9,393,338           1.2       6.156          145      1.13          68.9        25.0
   Shadow Anchored                      3      9,050,100           1.2       5.770          117      1.50          71.7        58.5
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                         47   $356,374,158          46.9%      5.509%         114      1.73x         66.9%       53.0%
Office
   Urban                                2    130,693,896          17.2       5.820           99      1.86          69.4        62.3
   Suburban                            13     63,523,885           8.4       5.869          133      1.46          65.1        44.2
   Call Center                          1      9,300,000           1.2       6.057           59      1.82          59.6        59.6
   Medical                              3      4,318,531           0.6       5.581          181      1.15          68.6         8.2
   Office/Retail                        1      2,548,461           0.3       6.500          235      1.10          66.5         0.5
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                         20   $210,384,773          27.7%      5.849%         111      1.71x         67.6%       54.8%
Hospitality
   Full Service Hotel                   1     75,414,494           9.9       6.595          119      1.57          67.3        53.4
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                          1    $75,414,494           9.9%      6.595%         119      1.57x         67.3%       53.4%
Industrial
   Light Industrial                     8     21,112,873           2.8       5.574          138      1.31          70.5        37.2
   Flex Industrial                      6     20,328,104           2.7       5.613          153      1.27          69.5        25.6
   Warehouse                           10     16,919,470           2.2       5.585          143      1.44          66.1        26.3
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                         24    $58,360,447           7.7%      5.591%         145      1.34x         68.9%       30.0%
Manufactured Housing Community
   Manufactured Housing Community       1     21,600,000           2.8       6.020          111      1.48          80.0        71.0
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                          1    $21,600,000           2.8%      6.020%         111      1.48x         80.0%       71.0%
   Multifamily
   Garden                               1      5,600,000           0.7       5.900          120      1.40          74.7        63.3
   Student Housing                      1      3,996,561           0.5       5.860          119      1.46          78.4        66.4
   Low-Rise                             1      3,956,662           0.5       5.280          177      1.35          46.5         0.4
   Mid-Rise                             1      2,077,248           0.3       5.280          177      1.27          44.2         0.4
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               4    $15,630,471           2.1%      5.650%         142      1.39x         64.5%       39.8%
Self Storage
   Self Storage                         4     12,683,896           1.7       5.736          147      1.45          72.7        42.9
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                          4    $12,683,896           1.7%      5.736%         147      1.45x         72.7%       42.9%
Other
   Leased Fee                           1      6,600,000           0.9       6.600          240      1.16          75.0         0.6
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                               1     $6,600,000           0.9%      6.600%         240      1.16x         75.0%        0.6%
Mixed Use
   Office/Retail                        1      2,189,722           0.3       5.370          238      1.31          54.7         0.4
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                          1     $2,189,722           0.3%      5.370%         238      1.31x         54.7%        0.4%
------------------------------------------------------------------------------------------------------------------------------------
Total:                                103   $759,237,960        100.0%      5.748%          119     1.65x         67.8%       51.2%
====================================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                             NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
                              MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)                LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 5.000        1     68,300,000             9.0       4.670           59      2.51          59.5        59.5
5.001 - 5.500                       27    145,984,211            19.2       5.254          133      1.78          60.9        38.1
5.501 - 6.000                       39    342,650,395            45.1       5.812          117      1.53          71.9        57.2
6.001 - 6.500                       29    112,227,426            14.8       6.145          136      1.45          69.3        46.0
6.501 - 7.000                        4     90,075,929            11.9       6.626          125      1.51          67.7        49.9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             100   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
===================================================================================================================================

Minimum: 4.670%
Maximum: 6.990%
Weighted Average: 5.748%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------

                                                           PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                             NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
ORIGINAL TERM TO              MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
STATED MATURITY (MOS.)           LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 60                               2     77,600,000            10.2       4.836           59      2.43          59.5        59.5
61 - 120                            51    578,508,764            76.2       5.858          112      1.62          69.5        58.7
121 - 180                           31     64,314,246             8.5       5.699          177      1.29          61.4         4.5
181 - 240                           14     33,886,763             4.5       6.022          238      1.22          69.0         0.5
241 - 300                            2      4,928,188             0.6       5.926          292      1.38          70.5         0.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             100   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 121 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
REMAINING TERM TO              MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
STATED MATURITY (MOS.)            LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 60                                2     77,600,000            10.2       4.836           59      2.43          59.5        59.5
61 - 120                             51    578,508,764            76.2       5.858          112      1.62          69.5        58.7
121 - 180                            31     64,314,246             8.5       5.699          177      1.29          61.4         4.5
181 - 240                            14     33,886,763             4.5       6.022          238      1.22          69.0         0.5
241 - 300                             2      4,928,188             0.6       5.926          292      1.38          70.5         0.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              100   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
====================================================================================================================================

Minimum: 59 mos.
Maximum: 299 mos.
Weighted Average: 119 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
ORIGINAL                       MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
AMORTIZATION TERM (MOS.)          LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                       2     77,600,000            10.2       4.836           59      2.43          59.5        59.5
  121 - 180                           5     11,083,139             1.5       5.615          162      1.29          52.8         6.3
  181 - 240                           7     16,444,510             2.2       5.971          142      1.55          54.6        27.0
  241 - 300                          12    124,834,623            16.4       6.291          127      1.60          66.5        49.9
  301 - 360                          29    349,421,291            46.0       5.678          115      1.63          69.8        60.1
  361 - 400                           1     94,923,896            12.5       5.940           92      1.65          74.7        67.0
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            56   $674,307,460           88.8%      5.737%          109     1.71X         68.1%       57.4%
------------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
  60 - 120                            3      3,686,367             0.5       5.498          112      1.10          53.4         0.6
  121 - 180                          27     48,045,384             6.3       5.684          176      1.21          63.9         0.5
  181 - 240                          13     30,501,993             4.0       6.054          237      1.22          69.4         0.5
  241 - 300                           1      2,696,757             0.4       6.314          119      1.43          62.7        49.3
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            44    $84,930,501           11.2%      5.829%          194     1.21X         65.4%        2.1%
------------------------------------------------------------------------------------------------------------------------------------
Total:                              100   $759,237,960          100.0%      5.748%          119     1.65x         67.8%       51.2%
====================================================================================================================================

Minimum: 120 mos.
Maximum: 367 mos.
Weighted Average:  324 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
REMAINING                      MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
AMORTIZATION TERM (MOS.)          LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                       2     77,600,000            10.2       4.836           59      2.43          59.5        59.5
  121 - 180                           5     11,083,139             1.5       5.615          162      1.29          52.8         6.3
  181 - 240                           7     16,444,510             2.2       5.971          142      1.55          54.6        27.0
  241 - 300                          12    124,834,623            16.4       6.291          127      1.60          66.5        49.9
  301 - 360                          29    349,421,291            46.0       5.678          115      1.63          69.8        60.1
  361 - 400                           1     94,923,896            12.5       5.940           92      1.65          74.7        67.0
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            56   $674,307,460           88.8%      5.737%          109     1.71X         68.1%       57.4%
------------------------------------------------------------------------------------------------------------------------------------

FULLY AMORTIZING LOANS
  60 - 120                            3      3,686,367             0.5       5.498          112      1.10          53.4         0.6
  121 - 180                          27     48,045,384             6.3       5.684          176      1.21          63.9         0.5
  181 - 240                          13     30,501,993             4.0       6.054          237      1.22          69.4         0.5
  241 - 300                           1      2,696,757             0.4       6.314          119      1.43          62.7        49.3
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            44    $84,930,501           11.2%      5.829%          194     1.21X         65.4%        2.1%
------------------------------------------------------------------------------------------------------------------------------------
Total:                              100   $759,237,960          100.0%      5.748%          119     1.65x         67.8%       51.2%
====================================================================================================================================

Minimum: 111 mos.
Maximum: 366 mos.
Weighted Average:  322 mos.

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
DEBT SERVICE                   MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
COVERAGE RATIO (X)                LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 1.15         21     38,847,111             5.1       5.780          171      1.12          66.8         8.0
1.16 - 1.25                          21    126,237,466            16.6       5.967          141      1.21          76.3        49.6
1.26 - 1.35                          19     78,194,794            10.3       5.895          144      1.30          69.8        43.0
1.36 - 1.50                          18    104,439,503            13.8       5.726          120      1.42          74.7        60.1
1.51 - 1.75                           8    198,914,911            26.2       6.154          105      1.61          70.9        60.2
1.76 - 2.00                           7     33,146,669             4.4       5.927          122      1.86          56.4        44.6
2.01 (greater than or equal to)       6    179,457,506            23.6       5.051           94      2.39          55.7        51.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              100   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
====================================================================================================================================

Minimum: 1.10x
Maximum: 2.58x
Weighted Average: 1.65x

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
                               MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 30.0          1      1,644,031             0.2       5.400          179      1.88          28.8         0.2
30.1 - 40.0                           2      6,583,838             0.9       5.978          119      2.05          33.6        21.8
40.1 - 50.0                          10     21,063,712             2.8       5.590          148      1.73          45.1        15.3
50.1 - 55.0                           4     66,290,730             8.7       5.128          121      2.17          54.4        43.7
55.1 - 60.0                           9    132,544,577            17.5       5.167           88      2.32          58.0        52.7
60.1 - 65.0                           9     29,624,016             3.9       5.618          124      1.56          63.7        41.4
65.1 - 70.0                          23    133,048,626            17.5       6.373          141      1.44          67.4        38.9
70.1 - 75.0                          27    200,387,926            26.4       5.846          120      1.47          73.7        54.2
75.1 - 80.0                          15    168,050,504            22.1       5.875          117      1.31          79.2        67.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              100   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
====================================================================================================================================

Minimum: 28.8%
Maximum: 80.0%
Weighted Average: 67.8%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                            PERCENT BY    WEIGHTED     WEIGHTED                WEIGHTED    WEIGHTED
                              NUMBER OF      AGGREGATE       AGGREGATE     AVERAGE      AVERAGE  WEIGHTED       AVERAGE     AVERAGE
BALLOON                        MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS     BALANCE ($)     BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.0 - 30.0                           52    107,125,306            14.1       5.806          194      1.28          62.4         2.1
30.1 - 40.0                           5     18,436,179             2.4       5.847          144      1.99          51.5        33.8
40.1 - 50.0                           8    115,315,192            15.2       5.348          116      2.20          56.2        48.3
50.1 - 60.0                          12    198,698,199            26.2       5.708           94      1.90          64.6        56.7
60.1 - 70.0                          22    298,063,084            39.3       5.882          108      1.41          76.4        66.0
70.1 - 80.0                           1     21,600,000             2.8       6.020          111      1.48          80.0        71.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              100   $759,237,960          100.0%      5.748%          119     1.65X         67.8%       51.2%
====================================================================================================================================

Minimum: 0.2%
Maximum: 71.0%
Weighted Average: 51.2%

                                      I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             AUG-04        AUG-05         AUG-06         AUG-07         AUG-08         AUG-09
---------------------------------------------------------------------------------------------------------------------

Locked Out                          87.83%        88.13%         84.00%         84.36%         83.70%         78.95%
Greater of YM and 1.00%             12.17%        11.87%         16.00%         15.64%         16.30%         21.05%
Penalty Points:
                  2.50%              0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
                  1.00%              0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
Penalty Points Total                 0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
Open                                 0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%       100.00%        100.00%        100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $759,237,960  $749,233,232   $737,968,005   $725,424,437   $711,779,897   $619,583,871
% Initial Pool Balance             100.00%        98.68%         97.20%         95.55%         93.75%         81.61%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             AUG-10        AUG-11         AUG-12         AUG-13         AUG-14         AUG-15
---------------------------------------------------------------------------------------------------------------------

Locked Out                          79.44%        79.70%         78.28%         74.87%          6.76%          7.33%
Greater of YM and 1.00%             20.56%        19.20%         21.72%         20.83%         93.24%         92.67%
Penalty Points:
                  2.50%              0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
                  1.00%              0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
Penalty Points Total                 0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
Open                                 0.00%         1.10%          0.00%          4.29%          0.00%          0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%       100.00%        100.00%        100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $604,102,726  $579,219,507   $464,619,235   $448,381,682    $54,610,307    $48,041,343
% Initial Pool Balance              79.57%        76.29%         61.20%         59.06%          7.19%          6.33%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             AUG-16        AUG-17         AUG-18         AUG-19         AUG-20         AUG-21
---------------------------------------------------------------------------------------------------------------------

Locked Out                           3.96%         0.00%          0.00%          0.00%          0.00%          0.00%
Greater of YM and 1.00%             96.04%        99.39%         99.65%        100.00%        100.00%        100.00%
Penalty Points:
                  2.50%              0.00%         0.61%          0.00%          0.00%          0.00%          0.00%
                  1.00%              0.00%         0.00%          0.35%          0.00%          0.00%          0.00%
Penalty Points Total                 0.00%         0.61%          0.35%          0.00%          0.00%          0.00%
Open                                 0.00%         0.00%          0.00%          0.00%          0.00%          0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%       100.00%        100.00%        100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $41,082,972   $33,711,440    $25,902,364    $14,927,502    $12,439,150     $9,796,747
% Initial Pool Balance               5.41%         4.44%          3.41%          1.97%          1.64%          1.29%
---------------------------------------------------------------------------------------------------------------------

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-9

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                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE         CMSA            CMSA       MORTGAGE                                                                   ORIGINAL
  LOAN NO.       LOAN NO.      PROPERTY NO.   LOAN SELLER(1)  PROPERTY NAME(2)                                            BALANCE
----------------------------------------------------------------------------------------------------------------------------------

      1              1             1-001      CDCMC           Columbia Plaza                                          $95,000,000
      2              2             2-001      MSMC            Anaheim Marriott                                        $75,500,000
      3              3             3-001      MSMC            Northbridge Retail                                      $68,300,000
      4              4             4-001      MSMC            Beverly Center                                          $61,000,000
      5              5             5-001      WAMU            Bull Run Plaza                                          $50,250,000
      6              6             6-001      MSMC            World Apparel Center                                    $35,770,000
      7              7             7-001      CDCMC           Renaissance III                                         $30,250,000
      8              8             8-001      MSMC            MHC-Maralago Cay                                        $21,600,000
      9              9             9-001      MSMC            Westcliff House Office Park                             $20,400,000
     10             10            10-001      MSMC            Cape May Courthouse Super Fresh                         $11,858,000
     11             11            11-001      CDCMC           Waikoloa Highlands                                       $9,562,500
     12             12            12-001      CDCMC           Silverado Business Park                                  $9,500,000
     13             13            13-001      CDCMC           River Rock Business Center                               $9,300,000
                    14                                        All Seasons Portfolio
     14                           14-001      MSMC            All Seasons Portfolio - Hagerstown East (I)(A)           $3,921,000
     15                           14-002      MSMC            All Seasons Portfolio - Hagerstown West (I)(A)           $3,303,000
     16             15            15-001      MSMC            All Seasons Portfolio - Quakertown (A)                   $2,154,000
     17             16            16-001      WAMU            Kings Plaza                                              $8,400,000
     18             17            17-001      PCF             7400 Broadview Road                                      $8,200,000
     19             18            18-001      MSMC            Gateway Village Phase II                                 $7,900,000
                    19                                        Ridglea Village/Bedford Place
     20                           19-001      JHREF           Ridglea Village Shopping Center (II)                     $5,475,000
     21                           19-002      JHREF           Bedford Place (II)                                       $2,400,000
     22             20            20-001      MSMC            Tanasbourne Business Park                                $7,800,000
     23             21            21-001      PCF             Seneca Meadows Corporate Center II                       $7,750,000
     24             22            22-001      PCF             Edinburgh Center                                         $7,000,000
     25             23            23-001      MSMC            Waldbaums Southampton                                    $6,800,000
     26             24            24-001      PCF             601 E. 33rd Street                                       $6,600,000
     27             25            25-001      PCF             13400 Riverside Drive                                    $6,000,000
     28             26            26-001      PCF             James Village                                            $5,800,000
     29             27            27-001      PCF             1550 North Brown Road Office Building                    $5,700,000
     30             28            28-001      CDCMC           Britany Village Apartments                               $5,600,000
     31             29            29-001      PCF             President Plaza                                          $5,500,000
     32             30            30-001      JHREF           Best Buy Montclair                                       $4,700,000
     33             31            31-001      UCMFI           Exhibit Concepts                                         $4,750,000
     34             32            32-001      WAMU            Pacific Place Center                                     $4,600,000
     35             33            33-001      PCF             Lakeside Plaza Phase II                                  $4,500,000
     36             34            34-001      PCF             Albany Square Shopping Center                            $4,330,000
     37             35            35-001      CDCMC           Tuscany Village                                          $4,000,000
     38             36            36-001      JHREF           Rochester Avenue Apartments                              $4,000,000
     39             37            37-001      JHREF           Imperial Business Center                                 $3,900,000
     40             38            38-001      MSMC            Sun West Center                                          $3,832,500
     41             39            39-001      UCMFI           East LA Civic Center Plaza                               $3,850,000
     42             40            40-001      PCF             3700 35th Avenue                                         $3,800,000
     43             41            41-001      UCMFI           Lyman Lumber Warehouse                                   $3,700,000
     44             42            42-001      JHREF           White Rock Self Storage                                  $3,400,000
     45             43            43-001      UCMFI           Camp Creek Center                                        $3,400,000
     46             44            44-001      UCMFI           Redwood Lab                                              $3,250,000
     47             45            45-001      JHREF           Cerritos Industrial Center                               $3,100,000
     48             46            46-001      PCF             5100 Eastern Avenue                                      $3,000,000
     49             47            47-001      MSMC            Marianna Center                                          $2,950,000
     50             48            48-001      UCMFI           Yale Place Retail                                        $2,800,000
     51             49            49-001      UCMFI           8333 Washington                                          $2,800,000
     52             50            50-001      UCMFI           Cabot Industrial                                         $2,800,000
     53             51            51-001      UCMFI           Redwood Biotech                                          $2,725,000
     54             52            52-001      WAMU            Whalley Avenue Retail                                    $2,700,000
     55             53            53-001      JHREF           Walgreens - Stoughton, WI                                $2,610,000
     56             54            54-001      UCMFI           7th Gate Center                                          $2,575,000
     57             55            55-001      JHREF           Walgreens - Spring, TX                                   $2,550,000
     58             56            56-001      MSMC            Universal Steel Building                                 $2,400,000
     59             57            57-001      JHREF           Walgreens Union City                                     $2,330,000
     60             58            58-001      MSMC            1890 Wynkoop                                             $2,250,000
     61             59            59-001      UCMFI           Mossman Center                                           $2,200,000
     62             60            60-001      UCMFI           Meridian Office Building                                 $2,100,000
     63             61            61-001      JHREF           Goshen Avenue Apartments                                 $2,100,000
     64             62            62-001      UCMFI           Florence Medical Building                                $1,900,000
     65             63            63-001      UCMFI           Dugan's Corner Shopping Center                           $1,900,000
     66             64            64-001      UCMFI           Harbor Square Retail                                     $1,900,000
     67             65            65-001      UCMFI           Wolff Industrial                                         $1,900,000
     68             66            66-001      UCMFI           Lyman Lumber Office Building                             $1,800,000
     69             67            67-001      UCMFI           Zanesville Tractor Supply                                $1,700,000
     70             68            68-001      UCMFI           900 Walt Whitman Road                                    $1,650,000
     71             69            69-001      MSMC            The Shoppes at Glendale Northwest                        $1,635,000
                    70                                        Mechenbier Portfolio II
     72                           70-001      UCMFI           Mechenbier Portfolio II A (III)                          $1,229,367
     73                           70-002      UCMFI           Mechenbier Portfolio II B (III)                            $470,633
     74             71            71-001      UCMFI           Kaysville Shopping Center                                $1,600,000
     75             72            72-001      UCMFI           Precision Thermo Building                                $1,625,000
     76             73            73-001      UCMFI           60th Avenue Industrial                                   $1,600,000
     77             74            74-001      UCMFI           Germantown Road Office                                   $1,600,000
     78             75            75-001      MSMC            Marketplace at Settlers Walk Outlot #7                   $1,480,000
     79             76            76-001      UCMFI           Mesadan Auto Center                                      $1,500,000
     80             77            77-001      UCMFI           Coopersville Tractor Supply                              $1,475,000
     81             78            78-001      UCMFI           American Auto Care (Service Stop Auto Mall)              $1,400,000
     82             79            79-001      UCMFI           Tooele Landing                                           $1,400,000
     83             80            80-001      UCMFI           Ogden Clinic                                             $1,350,000
     84             81            81-001      UCMFI           Keego Harbor Square Shopping Center                      $1,320,000
     85             82            82-001      UCMFI           Blake Center                                             $1,300,000
     86             83            83-001      UCMFI           Crye-Leike Plaza                                         $1,260,000
     87             84            84-001      UCMFI           LIMN Furniture                                           $1,250,000
     88             85            85-001      UCMFI           South Tech 1                                             $1,250,000
     89             86            86-001      UCMFI           Cary Eckerd                                              $1,300,000
     90             87            87-001      UCMFI           Big Creek Plaza                                          $1,200,000
     91             88            88-001      UCMFI           Viewridge Court Industrial                               $1,200,000
     92             89            89-001      UCMFI           Gateway Retail Center                                    $1,125,000
     93             90            90-001      UCMFI           MacKenzie Office                                         $1,100,000
     94             91            91-001      UCMFI           Cordova Station South                                    $1,050,000
     95             92            92-001      UCMFI           OKI Systems Building - Evansville                        $1,020,000
     96             93            93-001      UCMFI           Southwest Gas Building                                   $1,000,000
     97             94            94-001      UCMFI           Metro Mechanical                                         $1,000,000
     98             95            95-001      UCMFI           Omaha Johnstone Supply                                     $990,000
     99             96            96-001      UCMFI           Johnstone Supply - Lincoln                                 $930,000
     100            97            97-001      UCMFI           Del Amo Building                                           $875,000
     101            98            98-001      UCMFI           Tanner Office Warehouse                                    $875,000
     102            99            99-001      UCMFI           West Holly Industrial Buildings                            $800,000
     103            100           100-001     UCMFI           2111-2125 South Santa Fe Street                            $750,000

TOTAL/ WEIGHTED AVERAGE:                                                                                             $761,306,000

------------------------------------------------------------------------------------------------------------------------
       MORTGAGE              CUT-OFF DATE            NOI            NCF         IMPLIED       CUT-OFF DATE      BALLOON
       LOAN NO.                 BALANCE(3)        DSCR(4)        DSCR(4)         DSCR(5)             LTV(4)       LTV(4)
------------------------------------------------------------------------------------------------------------------------

          1                   $94,923,896           1.65           1.65            1.46              74.7%        67.0%
          2                   $75,414,494           1.57           1.57            1.61              67.3%        53.4%
          3                   $68,300,000           2.56           2.51            1.48              59.5%        59.5%
          4                   $61,000,000           2.33           2.25            1.46              54.4%        47.5%
          5                   $50,207,136           1.29           1.20            1.07              79.9%        67.8%
          6                   $35,770,000           2.60           2.42            1.69              55.4%        49.7%
          7                   $30,194,286           1.30           1.24            1.12              79.5%        67.6%
          8                   $21,600,000           1.51           1.48            1.13              80.0%        71.0%
          9                   $20,299,002           1.41           1.30            1.13              72.8%        61.4%
          10                  $11,796,916           1.45           1.38            1.17              77.6%        65.2%
          11                   $9,562,500           1.47           1.38            1.22              70.8%        59.8%
          12                   $9,500,000           1.54           1.42            1.18              74.8%        66.7%
          13                   $9,300,000           1.86           1.82            1.39              59.6%        59.6%

          14                   $3,886,547           1.55           1.51            1.43              75.2%        58.4%
          15                   $3,273,977           1.55           1.51            1.43              75.2%        58.4%
          16                   $2,138,602           1.55           1.51            1.43              75.2%        58.4%
          17                   $8,393,111           1.44           1.28            1.16              79.9%        68.1%
          18                   $8,193,539           1.28           1.25            1.15              79.5%        68.0%
          19                   $7,877,567           1.45           1.38            1.21              71.6%        60.5%

          20                   $5,475,000           1.98           1.60            1.10              64.0%        55.7%
          21                   $2,400,000           1.98           1.60            1.10              64.0%        55.7%
          22                   $7,768,685           1.57           1.40            1.21              78.3%        66.0%
          23                   $7,738,937           2.04           1.85            1.80              57.3%        33.6%
          24                   $6,952,565           1.45           1.26            1.27              66.9%        61.0%
          25                   $6,764,972           1.40           1.37            1.16              78.7%        66.1%
          26                   $6,600,000           1.17           1.16            1.31              75.0%         0.6%
          27                   $6,000,000           2.35           2.00            1.74              56.4%        47.5%
          28                   $5,787,506           2.51           2.17            2.34              33.4%        21.7%
          29                   $5,659,330           1.50           1.35            1.28              74.5%        60.8%
          30                   $5,600,000           1.56           1.40            1.24              74.7%        63.3%
          31                   $5,500,000           2.83           2.58            2.34              43.7%        32.8%
          32                   $4,670,992           1.75           1.66            1.44              62.3%        52.7%
          33                   $4,666,613           1.36           1.19            1.52              66.5%         0.6%
          34                   $4,596,087           1.87           1.76            1.57              69.6%        59.1%
          35                   $4,481,403           1.73           1.61            1.54              64.0%        49.7%
          36                   $4,330,000           1.38           1.29            1.26              69.3%        54.0%
          37                   $3,996,561           1.48           1.46            1.29              78.4%        66.4%
          38                   $3,956,662           1.39           1.35            1.66              46.5%         0.4%
          39                   $3,876,273           1.59           1.44            1.26              73.1%        62.0%
          40                   $3,829,609           1.39           1.32            1.24              74.7%        64.2%
          41                   $3,809,849           1.26           1.18            1.32              69.6%         0.5%
          42                   $3,800,000           1.16           1.15            1.15              77.6%        60.9%
          43                   $3,682,974           1.51           1.31            1.36              72.2%         0.5%
          44                   $3,384,770           1.30           1.27            1.34              65.7%         0.5%
          45                   $3,374,591           1.24           1.12            1.34              70.3%         0.6%
          46                   $3,238,242           1.23           1.12            1.37              70.4%         0.6%
          47                   $3,100,000           2.28           2.06            1.32              64.6%        58.5%
          48                   $3,000,000           2.11           1.80            1.60              41.7%        35.3%
          49                   $2,941,507           1.52           1.38            1.20              79.5%        67.1%
          50                   $2,776,004           1.35           1.21            1.33              74.2%        48.9%
          51                   $2,759,375           1.56           1.36            1.69              64.0%         0.5%
          52                   $2,749,772           1.21           1.13            1.42              69.6%         0.6%
          53                   $2,715,141           1.23           1.11            1.35              66.2%         0.5%
          54                   $2,696,757           1.51           1.43            1.43              62.7%        49.3%
          55                   $2,601,448           1.34           1.33            1.27              73.3%         0.5%
          56                   $2,548,461           1.38           1.10            1.24              66.5%         0.5%
          57                   $2,496,016           1.18           1.17            1.50              65.4%         0.6%
          58                   $2,393,463           1.45           1.27            1.13              72.5%        61.6%
          59                   $2,326,740           1.44           1.43            1.41              67.4%         0.4%
          60                   $2,250,000           1.78           1.75            1.60              68.2%        58.2%
          61                   $2,189,722           1.77           1.31            1.35              54.7%         0.4%
          62                   $2,086,264           1.42           1.17            1.26              66.9%         0.5%
          63                   $2,077,248           1.29           1.27            1.55              44.2%         0.4%
          64                   $1,886,371           1.30           1.10            1.36              65.0%         0.5%
          65                   $1,886,117           1.37           1.22            1.49              67.0%         0.5%
          66                   $1,867,417           1.31           1.17            1.53              55.5%         0.5%
          67                   $1,860,142           1.35           1.11            1.43              53.9%         0.5%
          68                   $1,791,717           1.41           1.28            1.32              71.7%         0.5%
          69                   $1,670,944           1.22           1.12            1.46              68.5%         0.6%
          70                   $1,644,031           2.26           1.88            2.30              28.8%         0.2%
          71                   $1,627,190           1.45           1.40            1.24              79.0%        67.0%

          72                   $1,157,820           1.22           1.10            1.87              57.6%         0.7%
          73                     $443,243           1.22           1.10            1.87              57.6%         0.7%
          74                   $1,592,577           1.36           1.21            1.25              70.8%         0.5%
          75                   $1,591,501           1.43           1.29            1.68              73.0%         0.6%
          76                   $1,577,585           1.42           1.26            1.60              67.1%         0.6%
          77                   $1,555,978           1.30           1.14            1.50              66.2%         0.6%
          78                   $1,467,475           1.40           1.32            1.29              78.9%        61.8%
          79                   $1,464,842           1.70           1.44            1.93              47.6%        22.0%
          80                   $1,449,790           1.21           1.11            1.45              69.0%         0.6%
          81                   $1,393,595           1.39           1.12            1.17              69.7%        44.7%
          82                   $1,388,378           1.21           1.13            1.26              70.1%         0.5%
          83                   $1,343,788           1.29           1.16            1.20              72.2%         0.5%
          84                   $1,316,959           1.34           1.19            1.23              73.2%         0.5%
          85                   $1,283,687           1.27           1.13            1.27              70.7%         0.5%
          86                   $1,246,377           1.22           1.10            1.36              62.3%         0.5%
          87                   $1,245,591           1.26           1.11            1.38              65.6%         0.5%
          88                   $1,240,866           1.77           1.39            1.70              54.0%         0.4%
          89                   $1,227,013           1.16           1.11            1.95              45.4%         0.5%
          90                   $1,197,433           1.33           1.22            1.32              72.6%        47.4%
          91                   $1,187,026           1.35           1.23            1.52              46.6%         0.4%
          92                   $1,108,870           1.36           1.27            1.45              58.3%        39.2%
          93                   $1,088,373           1.36           1.23            1.55              70.2%        31.1%
          94                   $1,038,751           1.61           1.47            1.84              49.5%         0.4%
          95                   $1,009,128           1.22           1.11            1.39              74.2%         0.6%
          96                     $989,483           1.30           1.20            1.52              70.7%         0.6%
          97                     $975,948           1.35           1.22            1.61              67.3%         0.6%
          98                     $966,307           1.29           1.17            1.54              69.0%         0.6%
          99                     $907,743           1.48           1.32            1.73              63.9%         0.6%
         100                     $867,615           2.15           1.92            2.13              45.7%         0.3%
         101                     $858,291           1.20           1.10            1.80              56.8%         0.6%
         102                     $796,332           2.00           1.16            1.21              35.4%        22.7%
         103                     $744,556           1.25           1.10            1.34              49.3%         0.4%

TOTAL/ WEIGHTED AVERAGE:     $759,237,960          1.74X          1.65X           1.41X              67.8%        51.2%

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       MORTGAGE
       LOAN NO.        STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

          1            2401 E Street, N.W.
          2            700 Convention Way
          3            520 and 540 North Michigan Avenue, 516 Rush Street, 43 and 50 East Ohio Street, 10 - 57 East Grand Avenue
          4            8500 Beverly Boulevard
          5            7788 Sudley Road
          6            1411 Broadway
          7            3300 East Flamingo Road
          8            6280 Ash Lane
          9            201-401 North Buffalo Drive
          10           20 Cape May Court House and South Dennis Road
          11           68-1845 Waikoloa Road
          12           4114, 4168 & 4216 Pecos Road
          13           300 River Rock Blvd

          14           201 All Star Court
          15           17100 Cole Road
          16           777 North West End Blvd.
          17           1000 Kings Highway
          18           7400 Broadview Road
          19           3610-3670 Grand Avenue

          20           6008-6150 Camp Bowie Boulevard
          21           1903 Central Drive
          22           20811, 20827, 20795 NW Cornell Road
          23           20401-20411, 20419-20435 Seneca Meadows Parkway
          24           113, 117, 125, and 130 Edinburgh Drive South
          25           167 Jagger Lane
          26           601 E. 33rd Street
          27           13400 Riverside Drive
          28           19312 60th Avenue West
          29           1550 North Brown Road
          30           2008 Jenkins Road
          31           225-235 Quincy Avenue
          32           8960 Central Avenue
          33           700 Crossroads Court
          34           9989 SW Nimbus Avenue
          35           17150-17154 Lakeside Hills Plaza, 2506-2530 South 171st Court, 17390-17396 West Center Road and 2555-2591
                         South 171st Court
          36           4445 N. Pulaski Road
          37           235 S. Ocala Road
          38           12340 Rochester Avenue
          39           13503-13535 Pumice Street
          40           8879 S. Eastern Avenue
          41           131-323 South Mednik Avenue
          42           3700 35th Avenue
          43           18400 West 77th Street
          44           7820 Garland Road
          45           8110 Camp Creek Boulevard
          46           3650 Westwind Boulevard
          47           13101-13111 Moore Street
          48           5100 Eastern Avenue
          49           Malloy Road and Highway 71
          50           2670-2680-2690 S. Havana Street
          51           8333 Washington Place N.E.
          52           5401 Venice Avenue NE
          53           3700-3730 Westwind Boulevard
          54           60 & 84 Whalley Ave.
          55           1705 US Highway 51
          56           1601 North 7th Street
          57           19302 Kuykendahl Road
          58           111 Third Street N.W.
          59           700 East Reelfoot Avenue
          60           1890 Wynkoop Street
          61           7400 & 7410 Montgomery Boulevard
          62           401 West Baseline Road
          63           11901 Goshen Avenue
          64           8505-8535 East Florence Avenue
          65           514 State Highway 33 West
          66           100 & 120 South Harbor Boulevard
          67           1161 East Sandhill Avenue
          68           300 Morse Avenue
          69           3660 North Maple Avenue
          70           900 Walt Whitman Road
          71           8271 West Union Hills Drive

          72           4848 Tramway Ridge, NE
          73           8920 Adams Street, NE
          74           200 North 275 West
          75           3765 St. Johns Road
          76           13955 NW 60th Avenue
          77           894 Germantown Parkway
          78           780-788 North Main Street
          79           63 East McKellips Road
          80           1050 W. Randall Street
          81           37502-37578 Van Dyke Avenue
          82           1181-1191 North Main Street
          83           1159 12th Street
          84           2170 Cass Lake Road
          85           152-176 Blake Road
          86           9931-9941 Highway 64
          87           501 Arden Way
          88           3000-3090 South Tech Boulevard
          89           2711 Jones Franklin Road
          90           10211-10239 Brookpark Road
          91           4619 Viewridge Avenue
          92           16495 East 40th Circle
          93           351 Centre View Boulevard
          94           990 North Germantown Parkway
          95           2540 Diego Drive
          96           7017 East 30th Street
          97           12120 Metro Parkway
          98           4444 South 108th Street
          99           2829 N. 33rd Street
         100           6402-6426 Del Amo Boulevard
         101           11323 Tanner Road
         102           1818-2020 & 1901-1911 N. 25th Dr. / 2515-2523 West Holly St.
         103           2111-2125 South Santa Fe Street

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.        CITY                     STATE     ZIP CODE     PROPERTY TYPE                        PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1            Washington                DC         20241      Office                               Urban
   2            Anaheim                   CA         92802      Hospitality                          Full Service Hotel
   3            Chicago                   IL         60611      Retail                               Anchored
   4            Los Angeles               CA         90048      Retail                               Anchored
   5            Manassas                  VA         20109      Retail                               Anchored
   6            New York                  NY         10018      Office                               Urban
   7            Las Vegas                 NV         89121      Retail                               Anchored
   8            Lantana                   FL         33462      Manufactured Housing Community       Manufactured Housing Community
   9            Las Vegas                 NV         89101      Office                               Suburban
   10           Cape May                  NJ         08210      Retail                               Anchored
   11           Waikoloa                  HI         96738      Retail                               Anchored
   12           Las Vegas                 NV         89121      Industrial                           Light Industrial
   13           Murfreesboro              TN         37128      Office                               Call Center

   14           Hagerstown                MD         21740      Self Storage                         Self Storage
   15           Hagerstown                MD         21740      Self Storage                         Self Storage
   16           Quakertown                PA         18951      Self Storage                         Self Storage
   17           New Bedford               MA         02745      Retail                               Anchored
   18           Parma                     OH         44134      Retail                               Anchored
   19           Chino Hills               CA         91709      Retail                               Anchored

   20           Ft. Worth                 TX         76116      Retail                               Unanchored
   21           Bedford                   TX         76021      Office                               Suburban
   22           Hillsboro                 OR         97124      Industrial                           Flex Industrial
   23           Germantown                MD         20876      Office                               Suburban
   24           Cary                      NC         27511      Office                               Suburban
   25           Southhampton              NY         11968      Retail                               Anchored
   26           Baltimore City            MD         21218      Other                                Leased Fee
   27           Sherman Oaks              CA         91423      Office                               Suburban
   28           Lynnwood                  WA         98036      Retail                               Anchored
   29           Lawrenceville             GA         30043      Office                               Suburban
   30           Pasadena                  TX         77506      Multifamily                          Garden
   31           Quincy                    MA         2169       Retail                               Anchored
   32           Montclair                 CA         91763      Retail                               Anchored
   33           Vandalia                  OH         45377      Industrial                           Flex Industrial
   34           Beaverton                 OR         97005      Retail                               Unanchored
   35           Omaha                     NE         68130      Retail                               Shadow Anchored
   36           Chicago                   IL         60638      Retail                               Unanchored
   37           Tallahasse                FL         32304      Multifamily                          Student Housing
   38           West Los Angeles          CA         90025      Multifamily                          Low-rise
   39           Norwalk                   CA         90650      Industrial                           Warehouse
   40           Las Vegas                 NV         89123      Retail                               Unanchored
   41           East Los Angeles          CA         90022      Retail                               Unanchored
   42           Evans                     CO         80526      Retail                               Free Standing
   43           Chanhassen                MN         55317      Industrial                           Light Industrial
   44           Dallas                    TX         75218      Self Storage                         Self Storage
   45           Olive Branch              MS         38654      Retail                               Unanchored
   46           Santa Rosa                CA         95403      Office                               Suburban
   47           Cerritos                  CA         90703      Industrial                           Warehouse
   48           Commerce                  CA         90040      Office                               Suburban
   49           Marianna                  FL         32448      Retail                               Shadow Anchored
   50           Aurora                    CO         80014      Retail                               Anchored
   51           Albuquerque               NM         87109      Industrial                           Warehouse
   52           Albuquerque               NM         87113      Industrial                           Flex Industrial
   53           Santa Rosa                CA         95403      Industrial                           Flex Industrial
   54           New Haven                 CT         06511      Retail                               Anchored
   55           Stoughton                 WI         53589      Retail                               Anchored
   56           Phoenix                   AZ         85004      Office                               Office/Retail
   57           Spring                    TX         77379      Retail                               Anchored
   58           Auburn                    WA         98001      Industrial                           Light Industrial
   59           Union City                TN         38261      Retail                               Anchored
   60           Denver                    CO         80202      Retail                               Unanchored
   61           Albuquerque               NM         87110      Mixed Use                            Office/Retail
   62           Tempe                     AZ         85283      Office                               Suburban
   63           Los Angeles               CA         90049      Multifamily                          Mid-rise
   64           Downey                    CA         90240      Office                               Medical
   65           Millstone                 NJ         07726      Retail                               Unanchored
   66           Santa Ana                 CA         92704      Retail                               Unanchored
   67           Carson                    CA         90746      Industrial                           Light Industrial
   68           Excelsior                 MN         55331      Office                               Suburban
   69           Zanesville                OH         43701      Retail                               Free Standing
   70           Melville                  NY         11747      Office                               Suburban
   71           Glendale                  AZ         85308      Retail                               Shadow Anchored

   72           Albuquerque               NM         87111      Office                               Suburban
   73           Albuquerque               NM         87113      Industrial                           Warehouse
   74           Kaysville                 UT         84037      Retail                               Unanchored
   75           Lima                      OH         45804      Industrial                           Warehouse
   76           Miami Lakes               FL         33014      Industrial                           Warehouse
   77           Cordova                   TN         38018      Office                               Suburban
   78           Springboro                OH         45066      Retail                               Unanchored
   79           Mesa                      AZ         85201      Retail                               Unanchored
   80           Coopersville              MI         49404      Retail                               Free Standing
   81           Sterling Heights          MI         48038      Retail                               Unanchored
   82           Tooele                    UT         84074      Retail                               Unanchored
   83           Ogden                     UT         84404      Office                               Medical
   84           Keego Harbor              MI         48320      Retail                               Unanchored
   85           Hopkins                   MN         55343      Retail                               Unanchored
   86           Memphis                   TN         38002      Retail                               Unanchored
   87           Sacramento                CA         95815      Retail                               Free Standing
   88           Springboro                OH         45342      Industrial                           Flex Industrial
   89           Cary                      NC         27511      Retail                               Free Standing
   90           Parma                     OH         44130      Retail                               Unanchored
   91           San Diego                 CA         92123      Industrial                           Flex Industrial
   92           Aurora                    CO         80011      Retail                               Unanchored
   93           Crestview Hills           KY         41017      Office                               Medical
   94           Cordova                   TN         38018      Retail                               Unanchored
   95           Evansville                IN         47715      Industrial                           Warehouse
   96           Yuma                      AZ         85365      Industrial                           Light Industrial
   97           Fort Myers                FL         33912      Industrial                           Light Industrial
   98           Omaha                     NE         68137      Industrial                           Light Industrial
   99           Lincoln                   NE         68504      Industrial                           Warehouse
  100           Lakewood                  CA         90713      Retail                               Unanchored
  101           Houston                   TX         77041      Industrial                           Warehouse
  102           Phoenix                   AZ         85009      Industrial                           Warehouse
  103           Santa Ana                 CA         92705      Industrial                           Light Industrial

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                       PERCENT    PERCENT LEASED
    LOAN NO.          UNITS/SF(6)      YEAR BUILT          YEAR RENOVATED         LEASED(7)   AS OF DATE(7)     SECURITY TYPE(8)
------------------------------------------------------------------------------------------------------------------------------------

       1                 511,500          1975                  1990                100.0%      05/01/2004              Fee
       2                   1,031       1981/1982                2003                 68.5%      04/30/2004              Fee
       3                 682,418          2000                   NAP                 88.7%      03/15/2004              Fee
       4                 855,015          1982                  2003                 99.1%      10/20/2003           Leasehold
       5                 416,722          1987                   NAP                 97.2%      05/01/2004              Fee
       6               1,150,705          1970           1998-1999/2001-2002         97.9%      05/01/2004              Fee
       7                 225,973       1987-1999                2003                 94.7%      04/29/2004              Fee
       8                     603          1968                   NAP                 93.5%      05/01/2004              Fee
       9                 134,907       1994-1996                 NAP                 88.8%      05/01/2004              Fee
       10                123,948          1980                  1994                 93.5%      02/16/2004              Fee
       11                 73,302          1990                   NAP                 78.4%      06/07/2004              Fee
       12                164,656          2001                   NAP                100.0%      06/29/2004              Fee
       13                158,220          1980                  2003                100.0%      05/01/2004           Leasehold

       14                117,750          2000                   NAP                 91.3%      06/17/2004              Fee
       15                 69,725       1991-2000                 NAP                 93.4%      06/17/2004              Fee
       16                 41,700          1983                  1995                 88.7%      06/17/2004              Fee
       17                168,245          1970                  2000                100.0%      05/01/2004              Fee
       18                 62,724          2003                   NAP                100.0%      06/15/2004              Fee
       19                 37,786          2003                   NAP                100.0%      05/01/2004              Fee

       20                100,236          1943                  1993                 91.0%      06/01/2004              Fee
       21                 39,887          1986                   NAP                 71.8%      06/01/2004              Fee
       22                112,953       1996/1998                 NAP                 98.0%      08/01/2004              Fee
       23                 94,304          2002                   NAP                 90.9%      06/24/2004              Fee
       24                115,318       1984-1990                 NAP                 77.2%      05/15/2004              Fee
       25                 28,425          1970                   NAP                100.0%      02/16/2004              Fee
       26                 64,185          2004                   NAP                100.0%      07/09/2004              Fee
       27                 70,515          1977                   NAP                 92.9%      06/29/2004              Fee
       28                144,488          1960                  1991                100.0%      06/23/2004              Fee
       29                 69,672          2001                   NAP                 84.8%      06/28/2004              Fee
       30                    232          1976                  2003                 90.5%      04/25/2004              Fee
       31                131,924     1966/1988/1991              NAP                100.0%      07/07/2004              Fee
       32                 45,263          1998                   NAP                100.0%      01/12/2004              Fee
       33                192,200     1993/1998/1999              NAP                100.0%      02/19/2004              Fee
       34                 41,479       1984/1997                2004                 97.1%      04/28/2004              Fee
       35                 41,227       2002-2003                 NAP                 80.1%      07/08/2004              Fee
       36                 30,300          1989                   NAP                100.0%      07/07/2004              Fee
       37                     24          2003                   NAP                 96.9%      04/29/2004              Fee
       38                     58          1969                   NAP                 98.3%      04/02/2004              Fee
       39                 81,736          1979                   NAP                100.0%      12/10/2003              Fee
       40                 16,324          2004                   NAP                100.0%      03/26/2004              Fee
       41                 25,540          2003                   NAP                 97.3%      03/01/2004         Fee/Leasehold
       42                 14,820          2003                   NAP                100.0%      07/01/2004              Fee
       43                106,584          1988                  2004                100.0%      05/13/2004              Fee
       44                 86,354     1998/2000/2002              NAP                 64.6%      03/12/2004              Fee
       45                 33,244       2001-2002                 NAP                 96.3%      04/30/2004              Fee
       46                 28,466          2000                   NAP                100.0%      06/01/2004              Fee
       47                 72,000          2001                   NAP                100.0%      03/31/2004              Fee
       48                 47,021          1988                   NAP                100.0%      07/07/2004              Fee
       49                 23,600          2002                   NAP                100.0%      06/22/2004              Fee
       50                 36,417       1978/1981                2003                 89.0%      03/12/2004              Fee
       51                 99,400          1986                   NAP                100.0%      03/10/2004              Fee
       52                 42,450          2004                   NAP                100.0%      02/23/2004              Fee
       53                 28,466          2000                   NAP                100.0%      06/01/2004              Fee
       54                 27,268       1994/1995                 NAP                100.0%      04/01/2004              Fee
       55                 13,650          2003                   NAP                100.0%      05/15/2004              Fee
       56                 42,474          1985                   NAP                 87.8%      01/01/2004              Fee
       57                 13,650          2003                   NAP                100.0%      12/18/2003         Fee/Leasehold
       58                 85,680       1951-1976                 NAP                100.0%      03/10/2004              Fee
       59                 14,560          2004                   NAP                100.0%      02/09/2004              Fee
       60                 11,200          2001                   NAP                100.0%      06/01/2004              Fee
       61                 52,879     1958/1985/1986              NAP                 96.2%      05/06/2004              Fee
       62                 30,582          1985                   NAP                 86.7%      04/16/2004              Fee
       63                     21          1970                  2002                100.0%      04/02/2004              Fee
       64                 33,997       1967-1969                 NAP                 96.3%      05/03/2004              Fee
       65                 22,626          2001                   NAP                100.0%      05/26/2004              Fee
       66                 23,536       1982/1987                 NAP                100.0%      03/01/2004              Fee
       67                 59,036          1976                   NAP                100.0%      01/29/2004              Fee
       68                 26,000  1971/1984/1999-2000            NAP                100.0%      05/13/2004              Fee
       69                 22,670          2004                   NAP                100.0%      02/10/2004              Fee
       70                 44,906          1965                2002-2003              86.4%      05/06/2004              Fee
       71                  6,786          2003                   NAP                100.0%      07/15/2004              Fee

       72                 18,865          1999                   NAP                100.0%      05/31/2004              Fee
       73                 13,160          1998                   NAP                100.0%      10/06/2003              Fee
       74                 15,234          2001                   NAP                100.0%      05/25/2004              Fee
       75                 62,000       1997-1998                 NAP                100.0%      01/06/2004              Fee
       76                 42,000          1964                  1999                100.0%      02/26/2004              Fee
       77                 20,058       1988/2000                 NAP                100.0%      10/24/2003              Fee
       78                 11,205          2003                   NAP                100.0%      01/13/2004              Fee
       79                 41,630          1987                   NAP                 87.3%      08/01/2003              Fee
       80                 22,672          2004                   NAP                100.0%      02/10/2004              Fee
       81                 29,550          1990                   NAP                 90.7%      04/01/2004              Fee
       82                 10,989          2003                   NAP                 83.3%      06/17/2004              Fee
       83                 13,680          1996                   NAP                100.0%      05/19/2004              Fee
       84                 11,850          1989                   NAP                100.0%      06/01/2004              Fee
       85                 18,351          1966                  2002                100.0%      06/30/2004              Fee
       86                 12,000          2001                   NAP                100.0%      02/01/2004              Fee
       87                 16,700          1955                1998-1999             100.0%      06/10/2004              Fee
       88                 56,858          1988                   NAP                 90.2%      04/30/2004              Fee
       89                 10,908          1997                   NAP                100.0%      09/09/2003              Fee
       90                 12,333          1973                  1995                100.0%      06/22/2004              Fee
       91                 19,021          1984                  2003                100.0%      04/06/2004              Fee
       92                  8,000          2003                   NAP                100.0%      12/09/2003              Fee
       93                 11,025          1993                   NAP                100.0%      04/06/2004              Fee
       94                 10,640          2003                   NAP                 82.3%      04/07/2004              Fee
       95                 20,000          2004                   NAP                100.0%      04/06/2004              Fee
       96                 12,000          2004                   NAP                100.0%      04/01/2004              Fee
       97                 21,600          2001                   NAP                100.0%      12/16/2003              Fee
       98                 28,641       1986/2000                 NAP                100.0%      11/26/2003              Fee
       99                 27,000          1997                   NAP                100.0%      11/26/2003              Fee
      100                 12,107          1976                   NAP                100.0%      04/02/2004              Fee
      101                 27,500          2002                   NAP                100.0%      04/15/2004              Fee
      102                 70,725       1968-1972                 NAP                 78.8%      05/17/2004              Fee
      103                 16,454          1968                   NAP                100.0%      05/20/2004              Fee

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                        RELATED                        CUT-OFF DATE BALANCE                          FIRST PAYMENT
    LOAN NO.       LIEN POSITION    BORROWER LIST                        PER UNIT OR SF       NOTE DATE            DATE (P&I)
------------------------------------------------------------------------------------------------------------------------------------

       1               First        NAP                                            $186      06/10/2004            08/07/2004
       2               First        NAP                                         $73,147      06/18/2004            08/09/2004
       3               First        NAP                                            $300      06/14/2004               NAP
       4               First        NAP                                            $358      02/11/2004            03/11/2006
       5               First        17                                             $120      06/30/2004            08/01/2004
       6               First        NAP                                            $190      06/18/2004            08/07/2007
       7               First        NAP                                            $134      06/01/2004            07/01/2004
       8               First        NAP                                         $35,821      10/17/2003            12/01/2005
       9               First        NAP                                            $150      02/03/2004            04/01/2004
       10              First        25                                              $95      02/27/2004            04/01/2004
       11              First        NAP                                            $130      07/09/2004            09/01/2004
       12              First        NAP                                             $58      07/30/2004            09/05/2004
       13              First        NAP                                             $59      06/10/2004               NAP

       14              First        15, 16                                          $41      01/15/2004            03/01/2004
       15              First        14, 16                                          $41      01/15/2004            03/01/2004
       16              First        15, 16                                          $41      02/20/2004            04/01/2004
       17              First        5                                               $50      06/30/2004            08/01/2004
       18              First        NAP                                            $131      06/15/2004            08/02/2004
       19              First        NAP                                            $208      04/05/2004            06/01/2004

       20              First        NAP                                             $56      03/11/2004            05/01/2006
       21              First        NAP                                             $56      03/11/2004            05/01/2006
       22              First        NAP                                             $69      03/16/2004            05/01/2004
       23              First        NAP                                             $82      06/24/2004            08/01/2004
       24              First        NAP                                             $60      10/26/2001            12/01/2003
       25              First        10                                             $238      02/27/2004            04/01/2004
       26              First        NAP                                            $103      07/09/2004            09/01/2004
       27              First        NAP                                             $85      06/29/2004            09/01/2004
       28              First        NAP                                             $40      06/25/2004            08/01/2004
       29              First        NAP                                             $81      01/23/2004            03/01/2004
       30              First        NAP                                         $24,138      07/27/2004            09/01/2004
       31              First        NAP                                             $42      07/07/2004            09/03/2004
       32              First        NAP                                            $103      01/22/2004            03/01/2004
       33              First        NAP                                             $24      02/26/2004            04/01/2004
       34              First        NAP                                            $111      06/29/2004            08/01/2004
       35              First        NAP                                            $109      04/16/2004            06/01/2004
       36              First        NAP                                            $143      07/07/2004            09/01/2004
       37              First        NAP                                        $166,523      06/11/2004            08/01/2004
       38              First        63                                          $68,218      04/22/2004            06/01/2004
       39              First        NAP                                             $47      01/15/2004            03/01/2004
       40              First        NAP                                            $235      06/18/2004            08/01/2004
       41              First        NAP                                            $149      02/04/2004            04/01/2004
       42              First        NAP                                            $256      07/01/2004            09/01/2004
       43              First        68                                              $35      05/13/2004            07/01/2004
       44              First        NAP                                             $39      05/17/2004            07/01/2004
       45              First        NAP                                            $102      05/14/2004            07/01/2004
       46              First        53                                             $114      06/15/2004            08/01/2004
       47              First        NAP                                             $43      05/12/2004            07/01/2008
       48              First        NAP                                             $64      07/07/2004            09/01/2004
       49              First        NAP                                            $125      04/21/2004            06/01/2004
       50              First        NAP                                             $76      03/23/2004            05/01/2004
       51              First        NAP                                             $28      03/23/2004            05/01/2004
       52              First        NAP                                             $65      03/01/2004            04/01/2004
       53              First        46                                              $95      06/15/2004            08/01/2004
       54              First        NAP                                             $99      06/24/2004            08/01/2004
       55              First        NAP                                            $191      05/21/2004            07/01/2004
       56              First        NAP                                             $60      02/13/2004            04/01/2004
       57              First        NAP                                            $183      12/31/2003            03/01/2004
       58              First        NAP                                             $28      04/29/2004            06/01/2004
       59              First        NAP                                            $160      06/30/2004            08/01/2004
       60              First        NAP                                            $201      07/02/2004            09/01/2004
       61              First        NAP                                             $41      05/19/2004            07/01/2004
       62              First        NAP                                             $68      04/27/2004            06/01/2004
       63              First        38                                          $98,917      04/22/2004            06/01/2004
       64              First        NAP                                             $55      05/05/2004            07/01/2004
       65              First        NAP                                             $83      05/27/2004            07/01/2004
       66              First        NAP                                             $79      03/11/2004            04/15/2004
       67              First        NAP                                             $32      01/29/2004            03/01/2004
       68              First        43                                              $69      05/13/2004            07/01/2004
       69              First        80                                              $74      02/25/2004            04/01/2004
       70              First        NAP                                             $37      06/18/2004            08/01/2004
       71              First        NAP                                            $240      02/04/2004            04/01/2004

       72              First        NAP                                             $50      10/06/2003            12/01/2003
       73              First        NAP                                             $50      10/06/2003            12/01/2003
       74              First        84                                             $105      05/28/2004            07/01/2004
       75              First        NAP                                             $26      01/15/2004            03/01/2004
       76              First        NAP                                             $38      03/02/2004            05/01/2004
       77              First        NAP                                             $78      11/10/2003            01/01/2004
       78              First        NAP                                            $131      01/27/2004            03/01/2004
       79              First        NAP                                             $35      12/17/2003            02/01/2004
       80              First        69                                              $64      02/26/2004            04/01/2004
       81              First        NAP                                             $47      05/11/2004            07/01/2004
       82              First        NAP                                            $126      03/16/2004            05/01/2004
       83              First        NAP                                             $98      05/19/2004            07/01/2004
       84              First        74                                             $111      06/03/2004            08/01/2004
       85              First        NAP                                             $70      01/29/2004            03/01/2004
       86              First        NAP                                            $104      04/30/2004            06/01/2004
       87              First        NAP                                             $75      06/15/2004            08/01/2004
       88              First        NAP                                             $22      05/27/2004            07/01/2004
       89              First        NAP                                            $112      10/09/2003            12/01/2003
       90              First        NAP                                             $97      06/23/2004            08/01/2004
       91              First        NAP                                             $62      04/29/2004            06/01/2004
       92              First        NAP                                            $139      12/15/2003            02/01/2004
       93              First        NAP                                             $99      04/08/2004            06/01/2004
       94              First        NAP                                             $98      04/23/2004            06/01/2004
       95              First        NAP                                             $50      04/21/2004            06/01/2004
       96              First        NAP                                             $82      04/16/2004            06/01/2004
       97              First        NAP                                             $45      12/19/2003            02/01/2004
       98              First        99                                              $34      12/04/2003            02/01/2004
       99              First        98                                              $34      12/04/2003            02/01/2004
      100              First        NAP                                             $72      04/06/2004            05/15/2004
      101              First        NAP                                             $31      04/21/2004            06/01/2004
      102              First        NAP                                             $11      05/21/2004            07/01/2004
      103              First        NAP                                             $45      05/24/2004            07/01/2004

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE       FIRST PAYMENT                                         GRACE                   LOCKBOX      LOCKBOX  ORIGINAL TERM
    LOAN NO.         DATE (IO)         MATURITY DATE      DUE DATE     PERIOD(9)     ARD LOAN    STATUS       TYPE       TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------

       1                NAP             04/07/2012            7            0            No       In Place     Hard           93
       2                NAP             07/09/2014            9            0            No       In Place     Hard          120
       3            08/10/2004          07/10/2009           10            0            No       In Place     Hard           60
       4            03/11/2004          02/11/2014           11            0            No       In Place     Hard          120
       5                NAP             07/01/2014            1            5            No       None         None          120
       6            08/07/2004          07/07/2014            7            0            No       In Place     Hard          120
       7                NAP             06/01/2014            1            5            No       In Place     Hard          120
       8            12/01/2003          11/01/2013            1           10            No       In Place     Hard          120
       9                NAP             03/01/2014            1            0            No       In Place     Soft          120
       10               NAP             03/01/2014            1            5            No       In Place     Hard          120
       11               NAP             08/01/2014            1            5            No       Springing    Hard          120
       12               NAP             08/05/2011            5            0            No       Springing    Hard           84
       13           08/01/2004          07/01/2009            1            5            No       In Place     Hard           60

       14               NAP             02/01/2014            1            5            No       None         None          120
       15               NAP             02/01/2014            1            5            No       None         None          120
       16               NAP             03/01/2014            1            5            No       None         None          120
       17               NAP             07/01/2014            1            5            No       None         None          120
       18               NAP             07/02/2014            2            0            No       None         None          120
       19               NAP             05/01/2014            1            5            No       None         None          120

       20           05/01/2004          04/01/2012            1           10           Yes       In Place     Hard           96
       21           05/01/2004          04/01/2012            1           10           Yes       In Place     Hard           96
       22               NAP             04/01/2014            1            5            No       None         None          120
       23               NAP             07/01/2019            1            0            No       None         None          180
       24           12/01/2001          11/01/2011            1           15            No       None         None          120
       25               NAP             03/01/2014            1            5            No       In Place     Hard          120
       26               NAP             08/01/2024            1            0            No       None         None          240
       27               NAP             08/01/2014            1            3            No       None         None          120
       28               NAP             07/01/2014            1            0            No       None         None          120
       29               NAP             02/01/2014            1            0            No       None         None          120
       30               NAP             08/01/2014            1            5            No       Springing    Soft          120
       31               NAP             08/03/2014            3            0            No       None         None          120
       32               NAP             02/01/2014            1            5            No       None         None          120
       33               NAP             03/01/2019            1            5            No       None         None          180
       34               NAP             07/01/2014            1            5            No       None         None          120
       35               NAP             05/01/2014            1            0            No       None         None          120
       36               NAP             08/01/2014            1            0            No       None         None          120
       37               NAP             07/01/2014            1            5            No       Springing    Soft          120
       38               NAP             05/01/2019            1            5            No       None         None          180
       39               NAP             02/01/2014            1            5            No       None         None          120
       40               NAP             07/01/2014            1            5            No       None         None          120
       41               NAP             03/01/2024            1            5            No       None         None          240
       42               NAP             08/01/2014            1            0            No       None         None          120
       43               NAP             06/01/2024            1            5            No       None         None          240
       44               NAP             06/01/2024            1            5            No       None         None          240
       45               NAP             06/01/2019            1            5            No       None         None          180
       46               NAP             07/01/2019            1            5            No       None         None          180
       47           07/01/2004          06/01/2014            1            5            No       None         None          120
       48               NAP             08/01/2014            1            0            No       None         None          120
       49               NAP             05/01/2014            1            5            No       None         None          120
       50               NAP             04/01/2014            1            5            No       None         None          120
       51               NAP             04/01/2019            1            5            No       None         None          180
       52               NAP             03/01/2019            1            5            No       None         None          180
       53               NAP             07/01/2019            1            5            No       None         None          180
       54               NAP             07/01/2014            1           10            No       None         None          120
       55               NAP             06/01/2028            1            5            No       None         None          288
       56               NAP             03/01/2024            1            5            No       None         None          240
       57               NAP             02/01/2019            1           10            No       None         None          180
       58               NAP             05/01/2014            1            5            No       None         None          120
       59               NAP             07/01/2029            1            5            No       None         None          300
       60               NAP             08/01/2014            1            5            No       None         None          120
       61               NAP             06/01/2024            1            5            No       None         None          240
       62               NAP             05/01/2024            1            5            No       None         None          240
       63               NAP             05/01/2019            1            5            No       None         None          180
       64               NAP             06/01/2019            1            5            No       None         None          180
       65               NAP             06/01/2019            1            5            No       None         None          180
       66               NAP             03/15/2019           15            0            No       None         None          180
       67               NAP             02/01/2019            1            5            No       None         None          180
       68               NAP             06/01/2024            1            5            No       None         None          240
       69               NAP             03/01/2019            1            5            No       None         None          180
       70               NAP             07/01/2019            1            5            No       None         None          180
       71               NAP             03/01/2014            1            5            No       None         None          120

       72               NAP             11/01/2013            1            5            No       None         None          120
       73               NAP             11/01/2013            1            5            No       None         None          120
       74               NAP             06/01/2024            1            5            No       None         None          240
       75               NAP             02/01/2019            1            5            No       None         None          180
       76               NAP             04/01/2019            1            5            No       None         None          180
       77               NAP             12/01/2018            1            5            No       None         None          180
       78               NAP             02/01/2014            1            5            No       None         None          120
       79               NAP             01/01/2014            1            5            No       None         None          120
       80               NAP             03/01/2019            1            5            No       None         None          180
       81               NAP             06/01/2014            1            5            No       None         None          120
       82               NAP             04/01/2024            1            5            No       None         None          240
       83               NAP             06/01/2024            1            5            No       None         None          240
       84               NAP             07/01/2024            1            5            No       None         None          240
       85               NAP             02/01/2024            1            5            No       None         None          240
       86               NAP             05/01/2019            1           10            No       None         None          180
       87               NAP             07/01/2019            1            5            No       None         None          180
       88               NAP             06/01/2019            1            5            No       None         None          180
       89               NAP             11/01/2013            1            5            No       In Place     Hard          120
       90               NAP             07/01/2014            1            5            No       None         None          120
       91               NAP             05/01/2019            1            5            No       None         None          180
       92               NAP             01/01/2014            1            5            No       None         None          120
       93               NAP             05/01/2014            1            5            No       None         None          120
       94               NAP             05/01/2019            1            5            No       None         None          180
       95               NAP             05/01/2019            1            5            No       None         None          180
       96               NAP             05/01/2019            1            5            No       None         None          180
       97               NAP             01/01/2019            1            5            No       None         None          180
       98               NAP             01/01/2019            1            5            No       None         None          180
       99               NAP             01/01/2019            1            5            No       None         None          180
      100               NAP             04/15/2024           15            0            No       None         None          240
      101               NAP             05/01/2014            1            5            No       None         None          120
      102               NAP             06/01/2014            1            5            No       None         None          120
      103               NAP             06/01/2019            1            5            No       None         None          180

                                                                                                                            121

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE    REMAINING TERM         ORIGINAL         REMAINING           MORTGAGE               MONTHLY             MONTHLY
    LOAN NO.      TO MATURITY       AMORT. TERM(10)    AMORT. TERM              RATE          PAYMENT (P&I)(11)    PAYMENT (IO)(11)
------------------------------------------------------------------------------------------------------------------------------------

       1              92                  367              366                5.940%              $562,029                 NAP
       2              119                 300              299                6.595%              $514,272                 NAP
       3              59                  IO                IO                4.670%                   NAP            $269,469
       4              114                 360              360                5.090%              $328,275            $262,702
       5              119                 360              359                5.890%              $297,730                 NAP
       6              119                 360              360                5.502%              $203,143            $166,283
       7              118                 360              358                5.970%              $180,781                 NAP
       8              111                 360              360                6.020%              $129,781            $109,865
       9              115                 360              355                5.600%              $117,112                 NAP
       10             115                 360              355                5.420%               $66,734                 NAP
       11             120                 360              360                5.793%               $56,066                 NAP
       12             84                  360              360                5.300%               $52,754                 NAP
       13             59                  IO                IO                6.057%                   NAP             $47,594

       14             114                 300              294                5.750%               $24,667                 NAP
       15             114                 300              294                5.750%               $20,779                 NAP
       16             115                 300              295                5.700%               $13,486                 NAP
       17             119                 360              359                6.040%               $50,578                 NAP
       18             119                 360              359                6.190%               $50,169                 NAP
       19             117                 360              357                5.730%               $46,002                 NAP

       20             92                  300              300                5.500%               $33,621             $25,094
       21             92                  300              300                5.500%               $14,738             $11,000
       22             116                 360              356                5.600%               $44,778                 NAP
       23             179                 300              299                6.070%               $50,266                 NAP
       24             87                  360              351                6.990%               $46,524             $41,341
       25             115                 360              355                5.420%               $38,269                 NAP
       26             240                 240              240                6.600%               $49,597                 NAP
       27             120                 360              360                5.680%               $34,748                 NAP
       28             119                 240              239                6.040%               $41,687                 NAP
       29             114                 324              318                6.050%               $35,745                 NAP
       30             120                 360              360                5.900%               $33,216                 NAP
       31             120                 300              300                5.380%               $33,382                 NAP
       32             114                 360              354                5.630%               $27,071                 NAP
       33             175                 180              175                5.870%               $39,750                 NAP
       34             119                 360              359                5.900%               $27,284                 NAP
       35             117                 300              297                5.840%               $28,555                 NAP
       36             120                 300              300                6.130%               $28,243                 NAP
       37             119                 360              359                5.860%               $23,623                 NAP
       38             177                 180              177                5.280%               $32,372                 NAP
       39             114                 360              354                5.700%               $22,636                 NAP
       40             119                 360              359                6.350%               $23,847                 NAP
       41             235                 240              235                6.400%               $28,478                 NAP
       42             120                 300              300                6.340%               $25,279                 NAP
       43             238                 240              238                5.500%               $25,452                 NAP
       44             238                 240              238                5.730%               $23,832                 NAP
       45             178                 180              178                5.040%               $26,958                 NAP
       46             179                 180              179                5.400%               $26,383                 NAP
       47             118                 360              360                5.040%               $16,717             $13,210
       48             120                 360              360                5.880%               $17,756                 NAP
       49             117                 360              357                5.670%               $17,066                 NAP
       50             116                 240              236                6.150%               $20,303                 NAP
       51             176                 180              176                5.450%               $22,804                 NAP
       52             175                 180              175                5.610%               $23,042                 NAP
       53             179                 180              179                5.400%               $22,121                 NAP
       54             119                 300              299                6.314%               $17,923                 NAP
       55             286                 288              286                5.680%               $16,620                 NAP
       56             235                 240              235                6.500%               $19,199                 NAP
       57             174                 180              174                5.840%               $21,299                 NAP
       58             117                 360              357                5.910%               $14,251                 NAP
       59             299                 300              299                6.200%               $15,298                 NAP
       60             120                 360              360                6.140%               $13,693                 NAP
       61             238                 240              238                5.370%               $14,972                 NAP
       62             237                 240              237                5.980%               $15,021                 NAP
       63             177                 180              177                5.280%               $16,995                 NAP
       64             178                 180              178                5.530%               $15,555                 NAP
       65             178                 180              178                5.310%               $15,334                 NAP
       66             175                 180              175                6.150%               $16,188                 NAP
       67             174                 180              174                5.950%               $15,982                 NAP
       68             238                 240              238                5.500%               $12,382                 NAP
       69             175                 180              175                6.190%               $14,521                 NAP
       70             179                 180              179                5.400%               $13,394                 NAP
       71             115                 360              355                5.760%                $9,552                 NAP

       72             111                 120              111                5.250%               $13,190                 NAP
       73             111                 120              111                5.250%                $5,050                 NAP
       74             238                 240              238                5.430%               $10,943                 NAP
       75             174                 180              174                6.160%               $13,854                 NAP
       76             176                 180              176                5.870%               $13,390                 NAP
       77             172                 180              172                6.210%               $13,684                 NAP
       78             114                 300              294                5.980%                $9,518                 NAP
       79             113                 180              173                6.500%               $13,067                 NAP
       80             175                 180              175                6.190%               $12,599                 NAP
       81             118                 240              238                5.550%                $9,670                 NAP
       82             236                 240              236                6.420%               $10,372                 NAP
       83             238                 240              238                5.500%                $9,286                 NAP
       84             239                 240              239                5.470%                $9,058                 NAP
       85             234                 240              234                6.400%                $9,616                 NAP
       86             177                 180              177                5.500%               $10,295                 NAP
       87             179                 180              179                5.700%               $10,347                 NAP
       88             178                 180              178                5.310%               $10,088                 NAP
       89             111                 120              111                5.960%               $14,407                 NAP
       90             119                 240              239                6.100%                $8,667                 NAP
       91             177                 180              177                5.500%                $9,805                 NAP
       92             113                 240              233                6.600%                $8,454                 NAP
       93             117                 180              177                5.770%                $9,146                 NAP
       94             177                 180              177                5.610%                $8,641                 NAP
       95             177                 180              177                5.670%                $8,427                 NAP
       96             177                 180              177                5.830%                $8,347                 NAP
       97             173                 180              173                6.190%                $8,542                 NAP
       98             173                 180              173                6.250%                $8,488                 NAP
       99             173                 180              173                6.250%                $7,974                 NAP
      100             236                 240              236                6.280%                $6,411                 NAP
      101             117                 120              117                5.300%                $9,410                 NAP
      102             118                 240              238                5.530%                $5,517                 NAP
      103             178                 180              178                5.390%                $6,084                 NAP

                      119                 291              290                5.748%

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE      UNDERWRITABLE      UNDERWRITABLE                BALLOON          CURRENT    SOURCE OF              VALUATION
    LOAN NO.                NOI          CASH FLOW                BALANCE         VALUE(12)   VALUE(12)                 DATE
------------------------------------------------------------------------------------------------------------------------------------

       1            $11,136,184        $11,111,247            $85,099,922     $127,000,000    Appraisal              04/01/2004
       2             $8,664,212         $8,664,212            $59,810,587     $112,000,000    Appraisal              04/02/2004
       3            $24,858,791        $24,321,010            $68,300,000     $344,400,000    Appraisal              06/01/2004
       4            $36,876,868        $35,712,917            $53,237,071     $563,000,000    Appraisal              10/23/2003
       5             $4,601,438         $4,287,195            $42,565,671      $62,800,000    Appraisal              06/09/2004
       6            $31,797,533        $29,608,161            $32,064,760     $395,000,000    Appraisal              05/01/2004
       7             $2,821,719         $2,698,645            $25,678,067      $38,000,000    Appraisal              05/11/2004
       8             $1,987,339         $1,957,189            $19,180,226      $27,000,000    Appraisal              09/05/2003
       9             $1,983,734         $1,832,006            $17,136,924      $27,900,000    Appraisal              12/04/2003
       10            $1,158,078         $1,108,499             $9,906,220      $15,200,000    Appraisal              01/02/2004
       11              $985,769           $931,121             $8,074,791      $13,500,000    Appraisal              06/11/2004
       12              $975,000           $900,000             $8,477,035      $12,700,000    Appraisal              06/07/2004
       13            $1,061,271         $1,037,538             $9,300,000      $15,600,000    Appraisal              05/01/2004

       14              $460,597           $448,452             $3,020,082       $5,110,000    Appraisal              12/03/2003
       15              $387,373           $377,345             $2,544,077       $4,260,000    Appraisal              12/04/2003
       16              $247,422           $241,302             $1,657,272       $3,000,000    Appraisal              01/08/2004
       17              $873,675           $777,826             $7,146,779      $10,500,000    Appraisal              06/07/2004
       18              $772,257           $754,455             $7,006,850      $10,300,000    Appraisal              11/26/2003
       19              $797,702           $759,572             $6,660,277      $11,000,000    Appraisal              02/01/2004

       20              $673,070           $554,792             $4,761,332       $9,100,000    Appraisal              01/01/2004
       21              $184,528           $137,461             $2,087,159       $3,200,000    Appraisal              12/01/2003
       22              $844,821           $754,459             $6,548,682       $9,925,000    Appraisal              02/23/2004
       23            $1,231,671         $1,117,497             $4,540,582      $13,500,000    Appraisal              05/28/2004
       24              $811,679           $704,156             $6,344,687      $10,400,000    Appraisal              05/05/2004
       25              $640,631           $630,114             $5,680,747       $8,600,000    Appraisal              12/29/2003
       26              $693,741           $689,249                $49,325       $8,800,000    Appraisal              05/01/2004
       27              $977,925           $833,430             $5,049,425      $10,635,000    Appraisal              05/26/2004
       28            $1,255,195         $1,085,712             $3,770,811      $17,350,000    Appraisal              07/17/2003
       29              $643,989           $577,822             $4,623,317       $7,600,000    Appraisal              12/19/2003
       30              $623,442           $556,229             $4,743,763       $7,500,000    Appraisal              05/25/2004
       31            $1,132,693         $1,031,787             $4,132,357      $12,600,000    Appraisal              06/01/2004
       32              $567,365           $539,754             $3,949,614       $7,500,000    Appraisal              11/26/2003
       33              $646,403           $565,865                $39,556       $7,015,000    Appraisal              01/20/2004
       34              $613,412           $576,212             $3,897,708       $6,600,000    Appraisal              06/10/2004
       35              $592,587           $552,414             $3,477,619       $7,000,000    Appraisal              08/02/2004
       36              $467,049           $435,841             $3,377,757       $6,250,000    Appraisal              05/26/2004
       37              $419,812           $412,612             $3,385,308       $5,100,000    Appraisal              04/28/2004
       38              $540,052           $525,552                $35,054       $8,500,000    Appraisal              03/23/2004
       39              $431,163           $390,295             $3,284,264       $5,300,000    Appraisal              12/05/2003
       40              $397,556           $378,783             $3,289,742       $5,125,000    Appraisal              03/04/2004
       41              $430,190           $401,820                $28,325       $5,475,000    Appraisal              12/29/2003
       42              $351,740           $350,258             $2,984,766       $4,900,000    Appraisal              06/01/2004
       43              $461,105           $401,072                $25,336       $5,100,000    Appraisal              04/21/2004
       44              $371,794           $363,158                $23,717       $5,150,000    Appraisal              05/01/2004
       45              $401,842           $361,664                $26,846       $4,800,000    Appraisal              04/19/2004
       46              $390,777           $355,959                $26,266       $4,600,000    Appraisal              06/03/2004
       47              $361,604           $326,324             $2,809,478       $4,800,000    Appraisal              04/20/2004
       48              $450,284           $384,456             $2,539,805       $7,200,000    Appraisal              05/18/2004
       49              $310,328           $281,772             $2,482,575       $3,700,000    Appraisal              03/28/2004
       50              $329,039           $295,808             $1,827,362       $3,740,000    Appraisal              02/10/2004
       51              $425,878           $372,116                $22,702       $4,310,000    Appraisal              03/09/2004
       52              $334,493           $312,992                $22,933       $3,950,000    Appraisal              03/01/2004
       53              $326,994           $293,991                $22,021       $4,100,000    Appraisal              06/03/2004
       54              $325,675           $307,438             $2,118,797       $4,300,000    Appraisal              04/27/2004
       55              $267,300           $265,253                $16,542       $3,550,000    Appraisal              04/23/2004
       56              $316,971           $252,685                $19,094       $3,830,000    Appraisal              01/07/2004
       57              $301,830           $299,783                $21,194       $3,815,000    Appraisal              12/02/2003
       58              $247,512           $216,372             $2,034,235       $3,300,000    Appraisal              03/01/2004
       59              $264,330           $262,146                $15,222       $3,450,000    Appraisal              06/03/2004
       60              $292,648           $287,408             $1,919,314       $3,300,000    Appraisal              05/10/2004
       61              $317,166           $235,958                $14,908       $4,000,000    Appraisal              04/13/2004
       62              $255,092           $210,986                $14,947       $3,120,000    Appraisal              04/06/2004
       63              $263,569           $258,319                $18,411       $4,700,000    Appraisal              03/23/2004
       64              $243,051           $205,654                $15,483       $2,900,000    Appraisal              03/12/2004
       65              $251,205           $225,377                $15,267       $2,815,000    Appraisal              02/11/2004
       66              $255,314           $227,932                $16,106       $3,365,000    Appraisal              01/21/2004
       67              $259,238           $212,864                $15,903       $3,450,000    Appraisal              12/03/2003
       68              $208,820           $189,580                $12,326       $2,500,000    Appraisal              04/21/2004
       69              $212,196           $194,781                $14,445       $2,440,000    Appraisal              01/13/2004
       70              $363,667           $302,891                $13,334       $5,700,000    Appraisal              05/06/2004
       71              $166,428           $160,820             $1,380,135       $2,060,000    Appraisal              01/08/2004

       72              $193,953           $173,605                $13,133       $1,985,000    Appraisal              08/20/2003
       73               $72,918            $66,532                 $5,027         $795,000    Appraisal              08/21/2003
       74              $178,101           $158,711                $10,892       $2,250,000    Appraisal              03/30/2004
       75              $238,464           $214,399                $13,782       $2,180,000    Appraisal              11/21/2003
       76              $227,371           $201,749                $13,325       $2,350,000    Appraisal              02/12/2004
       77              $213,176           $186,788                $13,613       $2,350,000    Appraisal              10/16/2003
       78              $159,613           $151,065             $1,148,814       $1,860,000    Appraisal              12/09/2003
       79              $266,382           $225,739               $677,216       $3,075,000    Appraisal              12/04/2003
       80              $183,224           $167,700                $12,535       $2,100,000    Appraisal              03/01/2004
       81              $161,092           $130,513               $894,531       $2,000,000    Appraisal              04/14/2004
       82              $151,133           $140,089                $10,317       $1,980,000    Appraisal              02/27/2004
       83              $143,642           $129,010                 $9,243       $1,860,000    Appraisal              04/22/2004
       84              $145,902           $129,675                 $9,017       $1,800,000    Appraisal              04/08/2004
       85              $146,833           $130,865                 $9,564       $1,815,000    Appraisal              10/25/2003
       86              $150,285           $135,529                $10,249       $2,000,000    Appraisal              03/03/2004
       87              $156,990           $137,679                $10,213       $1,900,000    Appraisal              05/04/2004
       88              $214,756           $168,441                $10,044       $2,300,000    Appraisal              03/31/2004
       89              $200,022           $191,226                $14,335       $2,700,000    Appraisal              08/28/2003
       90              $138,220           $126,764               $781,799       $1,650,000    Appraisal              05/10/2004
       91              $158,423           $144,658                 $9,761       $2,545,000    Appraisal              03/21/2004
       92              $137,677           $128,803               $745,564       $1,902,500    Appraisal              01/01/2004
       93              $149,389           $135,028               $482,550       $1,550,000    Appraisal              03/19/2004
       94              $167,301           $152,809                 $8,600       $2,100,000    Appraisal              05/01/2004
       95              $123,690           $111,836                 $8,387       $1,360,000    Appraisal              05/01/2004
       96              $129,874           $120,596                 $8,307       $1,400,000    Appraisal              03/04/2004
       97              $138,365           $125,490                 $8,498       $1,450,000    Appraisal              11/12/2003
       98              $131,264           $119,376                 $8,443       $1,400,000    Appraisal              10/13/2003
       99              $141,143           $125,941                 $7,934       $1,420,000    Appraisal              10/15/2003
      100              $165,347           $147,737                 $6,378       $1,900,000    Appraisal              03/01/2004
      101              $135,196           $123,853                 $9,368       $1,510,000    Appraisal              03/30/2004
      102              $132,188            $76,813               $510,792       $2,250,000    Appraisal              05/04/2004
      103               $91,176            $80,070                 $6,059       $1,510,000    Appraisal              04/15/2004

-------------------------------------------------------------------------------------------------------
    MORTGAGE                                                             LEASE
    LOAN NO.     LARGEST TENANT(13)                                 EXPIRATION DATE              % NSF
-------------------------------------------------------------------------------------------------------

       1         GSA                                                   04/14/2012               100.0%
       2         NAP                                                      NAP                      NAP
       3         Nordstrom                                             09/21/2020                38.1%
       4         Bloomingdales                                         03/31/2017                18.3%
       5         Shoppers Food Warehouse                               12/01/2013                18.2%
       6         Jones Apparel Group                                   04/30/2012                22.2%
       7         Food 4 Less                                           12/31/2008                26.8%
       8         NAP                                                      NAP                      NAP
       9         NLVH (Lake Mead Hospital Medical Ctr.)                09/30/2009                17.4%
       10        TJ Maxx & More                                        01/31/2008                45.5%
       11        Waikoloa Village                                      06/30/2010                25.1%
       12        Pineapple Moon                                        05/31/2009                 9.7%
       13        Verizon Wireless                                      08/31/2013               100.0%

       14        NAP                                                      NAP                      NAP
       15        NAP                                                      NAP                      NAP
       16        NAP                                                      NAP                      NAP
       17        Work Out World                                        12/31/2014                25.6%
       18        Riser Foods Company                                   12/31/2023               100.0%
       19        Wild Oats dba Henry's Market                          01/31/2019                72.3%

       20        R. M. Crowe Holding, L.P.                             02/29/2016                17.4%
       21        Workforce 2000                                        08/31/2004                16.4%
       22        Photonic Packaging                                    01/31/2011                26.7%
       23        Advancis Pharmaceutical Corporation                   05/31/2013                66.4%
       24        SchoolDude.com                                        12/31/2011                 8.8%
       25        Waldbaum's                                            01/31/2024                93.4%
       26        Giant Food/Drug Store #303                            07/31/2024               100.0%
       27        GRB Entertainment, Inc.                               04/30/2006                21.0%
       28        GI Joe's                                              04/10/2011                36.6%
       29        Federal Milk Market Adm.                              12/31/2010                20.6%
       30        NAP                                                      NAP                      NAP
       31        Kam Man Food, Inc                                     12/31/2022                68.1%
       32        Best Buy                                              01/31/2014               100.0%
       33        Exhibit Concepts                                      03/31/2019               100.0%
       34        Teplick Vision                                        01/31/2007                17.4%
       35        Countrywide Home Loans, Inc.                          07/31/2008                12.6%
       36        Chicago Public Schools                                08/31/2005                24.2%
       37        NAP                                                      NAP                      NAP
       38        NAP                                                      NAP                      NAP
       39        Richmond Aircraft Products, Inc.                      09/30/2009                50.4%
       40        Day Care                                              01/14/2014                26.6%
       41        Hsiu Enterprises, Inc.                                08/01/2013                14.0%
       42        Walgreen Co.                                          04/30/2079               100.0%
       43        Lyman Lumber Company                                  05/31/2024               100.0%
       44        NAP                                                      NAP                      NAP
       45        Dollar Tree                                           09/30/2007                18.0%
       46        Redwood Toxicology Lab                                06/30/2019               100.0%
       47        Sherwood America, Inc.                                05/31/2008                50.8%
       48        Roland Corporation U.S.                               03/31/2009               100.0%
       49        The Shoe Show of Rocky Mount, Inc.                    09/30/2007                21.2%
       50        Pier One Imports                                      05/31/2007                22.7%
       51        Huttig Sash and Door Company                          07/31/2007                50.0%
       52        Cabot Corp                                            02/28/2014               100.0%
       53        Redwood Toxicology Lab                                06/30/2019               100.0%
       54        Staples Office Supply                                 02/28/2010                62.3%
       55        Walgreens                                             03/01/2028               100.0%
       56        Obstetrix                                             03/31/2005                24.9%
       57        Walgreens                                             04/30/2028               100.0%
       58        Norplex, Incorporated                                 06/30/2012                78.4%
       59        Walgreens                                             02/28/2029               100.0%
       60        The Keg Restaurant & Bar                              11/30/2016               100.0%
       61        R. Downs & Company                                    12/31/2005                 8.5%
       62        Deines McCutcheon Co.                                 07/31/2006                15.1%
       63        NAP                                                      NAP                      NAP
       64        Neal Lascoe (Downey Dental)                           03/31/2007                29.3%
       65        Bloomfield/Millstone                                  11/30/2011                35.6%
       66        Hoang/Hoang dba 99 Cents Mart                         08/31/2005                28.5%
       67        Access Basic Blue Jeans Corp.                         12/31/2007                50.6%
       68        Lyman Lumber Company                                  05/31/2024               100.0%
       69        Tractor Supply Company                                02/28/2019               100.0%
       70        CopyTele                                              11/30/2008                25.6%
       71        Wendy's                                               12/31/2018                45.1%

       72        Vandyke Software                                      11/30/2007                59.5%
       73        Smalley & Company                                     10/30/2004                50.0%
       74        Joel Jenkins dba Gandolfo's                           09/15/2008                16.8%
       75        Precision Thermo                                      12/31/2018               100.0%
       76        Ike Behar Apparel and Design                          02/28/2019               100.0%
       77        Crye-Leike                                            01/31/2019                55.3%
       78        China Cottage                                         12/16/2013                44.6%
       79        Sunbelt Auto Group                                    06/30/2006                10.8%
       80        Tractor Supply Company                                02/28/2019               100.0%
       81        That Special Occasion                                 02/23/2009                33.0%
       82        Re/Max                                                11/30/2013                25.3%
       83        Ogden Clinic Professional Corp                        01/11/2011               100.0%
       84        Keego Video                                           09/30/2008                42.2%
       85        Aerial Company, Inc.                                  08/31/2008                18.8%
       86        Crye-Leike                                            01/31/2009                53.3%
       87        LIMN Company                                          08/31/2019               100.0%
       88        Environmental Temperature Ctrl                        09/30/2007                20.0%
       89        Eckerd Corporation                                    12/18/2017               100.0%
       90        Big Creek Convenience                                 01/13/2008                20.6%
       91        Otis Elevator Company                                 06/30/2008                60.8%
       92        TMG of Colorado, LLC                                  09/30/2013                50.0%
       93        Patient First Physician Group                         06/30/2016               100.0%
       94        Just Brakes of TN                                     04/30/2013                35.7%
       95        OKI Systems-Warehouse                                 03/31/2012                72.0%
       96        Southwest Gas                                         03/31/2019               100.0%
       97        Metro Mechanical Systems, Inc.                        10/31/2013               100.0%
       98        KBC, Inc.                                             11/30/2018               100.0%
       99        KBC, Inc.                                             11/30/2018                88.9%
      100        Larry Gottlieb                                        02/14/2013                16.7%
      101        Wave Electronics                                      09/30/2007                47.3%
      102        CIW Services, Inc.                                    05/31/2006                16.3%
      103        QC Corporation                                        02/28/2005                43.8%

---------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                                 LEASE
    LOAN NO.     SECOND LARGEST TENANT(13)                                              EXPIRATION DATE              % NSF
---------------------------------------------------------------------------------------------------------------------------

       1         NAP                                                                          NAP                      NAP
       2         NAP                                                                          NAP                      NAP
       3         Euro RSCG Tatham                                                         11/30/2014                 13.5%
       4         Macy's                                                                   03/01/2017                 17.8%
       5         Dick's Sporting Goods                                                    01/20/2019                 12.5%
       6         Chase Manhattan Bank                                                     10/31/2009                  6.3%
       7         State of Nevada                                                          11/30/2013                 16.9%
       8         NAP                                                                          NAP                      NAP
       9         NLVH (Lake Mead Hospital Medical Ctr.)                                   07/31/2010                  8.7%
       10        Super Fresh                                                              01/31/2024                 35.8%
       11        K.F.M.K., Inc.                                                           06/13/2008                  7.6%
       12        The Steel Network, Inc.                                                  05/31/2007                  8.8%
       13        NAP                                                                          NAP                      NAP

       14        NAP                                                                          NAP                      NAP
       15        NAP                                                                          NAP                      NAP
       16        NAP                                                                          NAP                      NAP
       17        AJ Wright (TJ  Maxx)                                                     09/30/2013                 16.9%
       18        NAP                                                                          NAP                      NAP
       19        Chino Hills Family Med Group                                             02/28/2014                  5.8%

       20        Texas Kinko's Inc.                                                       08/31/2004                  9.1%
       21        First American Bank                                                      10/31/2008                 13.2%
       22        City of Hillsboro Police                                                 06/30/2009                 10.7%
       23        Kaiser Foundation Health Plan of the Mid-Atlantic States, Inc.           01/31/2008                 16.1%
       24        Erie Indemnity Company                                                   03/31/2006                  7.2%
       25        Manual Sports & Physical Therapy                                         05/31/2007                  6.6%
       26        NAP                                                                          NAP                      NAP
       27        GRB Entertainment, Inc.                                                  07/31/2006                  9.5%
       28        Albertson's                                                              12/16/2012                 32.8%
       29        Haines Gipson & Assoc                                                    12/31/2009                 18.9%
       30        NAP                                                                          NAP                      NAP
       31        N.Y. Super Buffet, Inc.                                                  06/06/2010                     0
       32        NAP                                                                          NAP                      NAP
       33        NAP                                                                          NAP                      NAP
       34        Global Gifts, Inc.                                                       01/31/2005                 11.3%
       35        Wells Fargo Home Mortgage Inc.                                           06/30/2007                  9.8%
       36        Nick's Billiards                                                         04/30/2014                 17.6%
       37        NAP                                                                          NAP                      NAP
       38        NAP                                                                          NAP                      NAP
       39        Span-America Medical System, Inc.                                        12/31/2006                 49.6%
       40        Brake Team                                                               07/14/2011                 17.9%
       41        Juan Pollo Chicken                                                       06/01/2013                 12.8%
       42        NAP                                                                          NAP                      NAP
       43        NAP                                                                          NAP                      NAP
       44        NAP                                                                          NAP                      NAP
       45        Cato                                                                     01/31/2008                 12.5%
       46        NAP                                                                          NAP                      NAP
       47        Jasco Chemical                                                           04/30/2007                 49.3%
       48        NAP                                                                          NAP                      NAP
       49        The Cato Corp.                                                           01/31/2008                 19.7%
       50        Fascinations                                                             11/30/2011                 20.4%
       51        Aladdin Manufacturing Corp.                                              01/31/2006                 22.8%
       52        NAP                                                                          NAP                      NAP
       53        NAP                                                                          NAP                      NAP
       54        Rite Aid Pharmacy                                                        01/31/2010                 37.7%
       55        NAP                                                                          NAP                      NAP
       56        Fadell, Cheney & Burt                                                    02/28/2008                 17.7%
       57        NAP                                                                          NAP                      NAP
       58        National Oak Distributors, Inc.                                          07/31/2009                 21.6%
       59        NAP                                                                          NAP                      NAP
       60        NAP                                                                          NAP                      NAP
       61        Classique Hair Trends                                                    08/31/2006                  6.9%
       62        Greystone                                                                04/30/2006                 12.0%
       63        NAP                                                                          NAP                      NAP
       64        California Wholesale                                                     02/28/2006                 18.1%
       65        Pioneer Bagel                                                            09/30/2007                 11.8%
       66        Tacos Mexico, Inc.                                                       03/31/2009                 11.8%
       67        Sung Duck Kwon dba Benison                                               01/31/2005                 26.1%
       68        NAP                                                                          NAP                      NAP
       69        NAP                                                                          NAP                      NAP
       70        Seafield Services                                                        06/30/2005                  8.2%
       71        Payday Loans                                                             12/01/2008                 22.0%

       72        Fidel, Perner, Michnovlcz, LLC                                           08/31/2005                 17.9%
       73        Waypoint Distribution                                                    07/31/2004                 50.0%
       74        Paradise Tanning                                                         12/31/2006                 15.1%
       75        NAP                                                                          NAP                      NAP
       76        NAP                                                                          NAP                      NAP
       77        1st Trust Bank                                                           10/31/2006                 15.6%
       78        Heartland Dental                                                         11/30/2008                 14.6%
       79        Pretorius, Inc.                                                          04/30/2007                 10.8%
       80        NAP                                                                          NAP                      NAP
       81        Quick Lube                                                               09/30/2014                 11.2%
       82        Panda Express                                                            11/30/2013                 18.2%
       83        NAP                                                                          NAP                      NAP
       84        SSP Inc.                                                                 08/31/2012                 15.2%
       85        Pawn America                                                             01/31/2008                 15.3%
       86        Sunsations                                                               04/30/2007                 26.7%
       87        NAP                                                                          NAP                      NAP
       88        Sarcom Inc.                                                              09/30/2005                 19.9%
       89        NAP                                                                          NAP                      NAP
       90        LA Weight Loss Centers                                                   04/30/2006                 18.7%
       91        McParlane and Associates Inc.                                            10/31/2007                 39.2%
       92        Einstein and Noah Corp.                                                  01/31/2009                 31.3%
       93        NAP                                                                          NAP                      NAP
       94        San Francisco Bread Co.                                                  11/30/2008                 29.7%
       95        OKI-Showroom                                                             03/31/2012                 28.0%
       96        NAP                                                                          NAP                      NAP
       97        NAP                                                                          NAP                      NAP
       98        NAP                                                                          NAP                      NAP
       99        Capitol City Telephone, Inc.                                             12/31/2007                 11.1%
      100        Gary W. and Arlene Poling                                                06/30/2006                 15.7%
      101        Vincent & Associates                                                     09/30/2007                 36.4%
      102        Capital Title Agency                                                     03/31/2005                 10.6%
      103        Carolyn/Craig Townsend CST Bearings                                      01/14/2006                 24.2%

-----------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                       LEASE                       %      INSURANCE
    LOAN NO.     THIRD LARGEST TENANT(13)                                     EXPIRATION DATE                NSF   ESCROW IN PLACE
-----------------------------------------------------------------------------------------------------------------------------------

       1         NAP                                                                NAP                      NAP         Yes
       2         NAP                                                                NAP                      NAP         No
       3         Virgin Records                                                 01/31/2014                  5.7%         No
       4         Macy's Men's Store                                             12/31/2009                  7.8%         No
       5         Office Depot                                                   12/01/2010                  7.8%         Yes
       6         Levi Strauss                                                   01/31/2012                  3.7%         No
       7         Hollywood Video                                                03/31/2006                  6.5%         Yes
       8         NAP                                                                NAP                      NAP         No
       9         Tetra Tech                                                     10/31/2006                  6.7%         Yes
       10        Arby's                                                         12/31/2009                  2.4%         No
       11        Hilton Grand Vacation                                          08/31/2004                  6.1%         Yes
       12        Scholastic Book Fairs                                          09/30/2006                  7.3%         Yes
       13        NAP                                                                NAP                      NAP         No

       14        NAP                                                                NAP                      NAP         No
       15        NAP                                                                NAP                      NAP         No
       16        NAP                                                                NAP                      NAP         No
       17        Ocean State Job Lot                                            05/30/2009                 12.1%         Yes
       18        NAP                                                                NAP                      NAP         No
       19        Coffee Bean & Tea Leaf                                         03/31/2014                  4.4%         Yes

       20        John R. Powers                                                 06/30/2008                  7.6%         No
       21        Adams, Lynch & Loftin, P.C.                                    06/30/2004                 12.2%         No
       22        The Chess Store                                                11/30/2007                  6.0%         Yes
       23        Charles River Laboratories, Inc.                               04/30/2009                  8.4%         No
       24        CADRE Systems, Inc.                                            12/31/2008                  5.2%         Yes
       25        NAP                                                                NAP                      NAP         No
       26        NAP                                                                NAP                      NAP         No
       27        Pay Day, Inc.                                                  04/30/2006                  7.7%         No
       28        Trader Joe's Company                                           06/30/2011                  6.3%         No
       29        Southeast Bankcard Asso.                                       10/31/2008                 18.4%         Yes
       30        NAP                                                                NAP                      NAP         Yes
       31        Aaron's Rents                                                  06/30/2005                  7.9%         No
       32        NAP                                                                NAP                      NAP         No
       33        NAP                                                                NAP                      NAP         No
       34        Paper Zone, Inc.                                               04/30/2008                 11.2%         Yes
       35        Cherie S. Lodi, O.D., P.C.                                     12/31/2008                  8.5%         No
       36        Dollar Store                                                   09/30/2010                  7.5%         Yes
       37        NAP                                                                NAP                      NAP         Yes
       38        NAP                                                                NAP                      NAP         No
       39        NAP                                                                NAP                      NAP         No
       40        Brash & Sassy                                                  01/14/2011                 14.6%         Yes
       41        Senate Rules Committee, California Legislature                 11/01/2006                  8.2%         Yes
       42        NAP                                                                NAP                      NAP         No
       43        NAP                                                                NAP                      NAP         No
       44        NAP                                                                NAP                      NAP         No
       45        Payless Shoe Source                                            11/30/2012                  8.4%         No
       46        NAP                                                                NAP                      NAP         No
       47        NAP                                                                NAP                      NAP         No
       48        NAP                                                                NAP                      NAP         No
       49        ATT Wireless #FL112                                            09/30/2007                 10.2%         Yes
       50        Cincole's Salon                                                11/30/2006                 12.6%         No
       51        Darant Distribution Corp.                                      01/31/2007                 14.5%         No
       52        NAP                                                                NAP                      NAP         No
       53        NAP                                                                NAP                      NAP         No
       54        NAP                                                                NAP                      NAP         No
       55        NAP                                                                NAP                      NAP         No
       56        Circle K                                                       12/31/2009                 11.1%         Yes
       57        NAP                                                                NAP                      NAP         No
       58        NAP                                                                NAP                      NAP         Yes
       59        NAP                                                                NAP                      NAP         No
       60        NAP                                                                NAP                      NAP         Yes
       61        Mossman Enterprises                                            12/31/2005                  6.1%         No
       62        Choi & Ree                                                     01/31/2005                  7.9%         Yes
       63        NAP                                                                NAP                      NAP         No
       64        Pacific States Realty                                          09/30/2004                 10.5%         Yes
       65        A+ Finishing Touch                                             09/30/2004                 11.7%         Yes
       66        Pauly Lau                                                      12/31/2004                 11.0%         Yes
       67        Ensign Emblem Ltd.                                             05/31/2007                 23.3%         No
       68        NAP                                                                NAP                      NAP         No
       69        NAP                                                                NAP                      NAP         No
       70        Princeton Review                                               08/31/2006                  7.5%         No
       71        Nails Club                                                     01/01/2009                 16.9%         Yes

       72        Paragon Technical                                              05/31/2008                  5.1%         No
       73        NAP                                                                NAP                      NAP         No
       74        Aspen Tree Acquisitions-Flower                                 12/31/2004                 13.9%         Yes
       75        NAP                                                                NAP                      NAP         Yes
       76        NAP                                                                NAP                      NAP         No
       77        1st Trust Mortgage                                             02/28/2006                 12.7%         Yes
       78        Merle Norman Cosmetics                                         11/30/2008                 13.7%         Yes
       79        San Plumbing Supply                                                NAP                     7.3%         Yes
       80        NAP                                                                NAP                      NAP         No
       81        Auto Lab                                                       10/31/2008                 11.2%         No
       82        Gandolfo's Deli                                                06/30/2009                 15.2%         No
       83        NAP                                                                NAP                      NAP         Yes
       84        Harbor Pointe Management                                       05/31/2007                 13.5%         Yes
       85        Martha Burns Swim School                                       04/30/2010                 11.7%         Yes
       86        Trustmark                                                      08/31/2011                 20.0%         No
       87        NAP                                                                NAP                      NAP         Yes
       88        Paxar Monarch                                                  03/31/2005                 14.3%         No
       89        NAP                                                                NAP                      NAP         No
       90        North Coast Dental                                             12/31/2005                 15.2%         No
       91        NAP                                                                NAP                      NAP         No
       92        Fresh Perspectives, Inc.                                       09/30/2013                 18.8%         Yes
       93        NAP                                                                NAP                      NAP         No
       94        T-Mobile                                                       12/31/2006                 16.9%         No
       95        NAP                                                                NAP                      NAP         No
       96        NAP                                                                NAP                      NAP         No
       97        NAP                                                                NAP                      NAP         Yes
       98        NAP                                                                NAP                      NAP         No
       99        NAP                                                                NAP                      NAP         No
      100        Marjorie R. Handshuh, DDS                                      07/31/2007                  9.9%         No
      101        Clay Development & Construction                                09/30/2013                 16.4%         No
      102        Trafficade Service, Inc.                                       07/31/2005                 10.6%         Yes
      103        James Overmyer dba Overmyer Electric Motor Services            01/14/2006                 17.5%         No

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE           TAX            CAPITAL EXPENDITURE           TI/LC           OTHER
    LOAN NO.   ESCROW IN PLACE(14)    ESCROW IN PLACE(15)    ESCROW IN PLACE(16)    ESCROW DESCRIPTION(17)
------------------------------------------------------------------------------------------------------------------------------------

       1               Yes                    Yes                    No             NAP
       2               No                     Yes                    No             Excess Cash Flow Reserve
       3               No                      No                    No             NAP
       4               No                      No                    No             NAP
       5               Yes                    Yes                    Yes            NAP
       6               No                      No                    No             NAP
       7               Yes                    Yes                    No             NAP
       8               No                      No                    No             NAP
       9               Yes                    Yes                    Yes            NAP
       10              No                      No                    No             NAP
       11              Yes                    Yes                    Yes            NAP
       12              Yes                    Yes                    Yes            NAP
       13              No                     Yes                    No             Community Development Deposit Reserve

       14              No                     Yes                    No             NAP
       15              No                     Yes                    No             NAP
       16              No                     Yes                    No             NAP
       17              Yes                    Yes                    Yes            NAP
       18              No                      No                    No             NAP
       19              Yes                    Yes                    Yes            Cash Collateral Reserve

       20              Yes                    Yes                    Yes            Rental Achievement
       21              Yes                    Yes                    Yes            Rental Achievement
       22              Yes                    Yes                    Yes            NAP
       23              No                      No                    Yes            NAP
       24              Yes                     No                    No             Structure Holdback
       25              No                      No                    No             NAP
       26              No                      No                    Yes            Building Finish and Debt Service Shortfall
       27              No                      No                    No             NAP
       28              No                      No                    No             NAP
       29              Yes                     No                    Yes            NAP
       30              Yes                    Yes                    No             NAP
       31              No                      No                    No             NAP
       32              Yes                    Yes                    Yes            NAP
       33              Yes                     No                    No             NAP
       34              Yes                    Yes                    Yes            NAP
       35              Yes                     No                    Yes            NAP
       36              Yes                     No                    Yes            NAP
       37              Yes                    Yes                    No             NAP
       38              Yes                     No                    No             NAP
       39              Yes                    Yes                    Yes            NAP
       40              Yes                    Yes                    No             Rent Concession Reserve
       41              Yes                     No                    No             Lender Holdback Fund and Ground Lease Reserve
                                                                                      and Escrow
       42              No                      No                    No             NAP
       43              No                      No                    No             NAP
       44              Yes                    Yes                    No             NAP
       45              Yes                     No                    No             NAP
       46              No                      No                    No             NAP
       47              Yes                     No                    No             NAP
       48              Yes                    Yes                    No             NAP
       49              Yes                    Yes                    Yes            NAP
       50              Yes                     No                    No             NAP
       51              No                      No                    No             Repairs Holdback
       52              No                      No                    No             NAP
       53              No                      No                    No             NAP
       54              Yes                    Yes                    Yes            NAP
       55              No                      No                    No             NAP
       56              Yes                     No                    No             NAP
       57              No                      No                    No             NAP
       58              Yes                    Yes                    No             NAP
       59              No                      No                    No             NAP
       60              Yes                    Yes                    Yes            NAP
       61              No                      No                    No             NAP
       62              Yes                     No                    No             NAP
       63              Yes                     No                    No             NAP
       64              Yes                     No                    No             NAP
       65              Yes                     No                    No             NAP
       66              Yes                     No                    No             Repairs Holdback, HVAC Replacement Reserves
       67              No                      No                    No             NAP
       68              No                      No                    No             Repairs Holdback
       69              No                      No                    No             NAP
       70              Yes                     No                    No             NAP
       71              Yes                    Yes                    Yes            NAP

       72              No                      No                    No             NAP
       73              No                      No                    No             NAP
       74              Yes                     No                    No             NAP
       75              Yes                     No                    No             NAP
       76              Yes                     No                    No             NAP
       77              Yes                     No                    No             NAP
       78              Yes                    Yes                    Yes            NAP
       79              Yes                     No                    No             NAP
       80              No                      No                    No             NAP
       81              Yes                     No                    No             NAP
       82              No                      No                    No             Rent Guarantee Escrow
       83              Yes                     No                    No             NAP
       84              Yes                     No                    No             Repairs Holdback
       85              Yes                     No                    No             NAP
       86              No                      No                    No             NAP
       87              Yes                     No                    No             NAP
       88              No                      No                    No             NAP
       89              No                      No                    No             NAP
       90              No                      No                    No             Lease-up Holdback
       91              No                      No                    No             NAP
       92              Yes                     No                    No             NAP
       93              No                      No                    No             NAP
       94              Yes                     No                    No             Lease-up Holdback
       95              No                      No                    No             NAP
       96              No                      No                    No             NAP
       97              Yes                     No                    No             NAP
       98              No                      No                    No             NAP
       99              No                      No                    No             NAP
      100              No                      No                    No             NAP
      101              No                      No                    No             NAP
      102              Yes                     No                    No             Repairs Holdback
      103              No                      No                    No             NAP

--------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE      SPRINGING                                   INITIAL CAPITAL EXPENDITURE           MONTHLY CAPITAL EXPENDITURE
    LOAN NO.      ESCROW DESCRIPTION(18)                            ESCROW REQUIREMENT(19)                ESCROW REQUIREMENT(20)
--------------------------------------------------------------------------------------------------------------------------------

       1          TI/LC                                                               NAP                                $2,131
       2          Tax, Insurance, Other                                               NAP                  5% of gross revenues
       3          Tax, Insurance, TI/LC, Other                                        NAP                                   NAP
       4          Tax, Insurance, Cap Ex, TI/LC, Other                                NAP                                   NAP
       5          NAP                                                                 NAP                                $7,987
       6          Tax, Insurance, Cap Ex, TI/LC                                       NAP                                   NAP
       7          TI/LC                                                               NAP                                $3,201
       8          Tax, Insurance, Cap Ex                                              NAP                                   NAP
       9          TI/LC                                                               NAP                                $2,248
       10         Tax, Insurance                                                      NAP                                   NAP
       11         NAP                                                                 NAP                                $1,314
       12         NAP                                                                 NAP                                $1,372
       13         Tax, Insurance, TI/LC                                               NAP                                $1,978

       14         Tax, Insurance                                                      NAP                                $1,012
       15         Tax, Insurance                                                      NAP                                  $836
       16         Tax, Insurance                                                      NAP                                  $510
       17         NAP                                                                 NAP                                $2,103
       18         NAP                                                                 NAP                                   NAP
       19         NAP                                                                 NAP                                  $468

       20         Cap Ex                                                          $50,000                                   NAP
       21         Cap Ex                                                          $50,000                                   NAP
       22         NAP                                                                 NAP                                $1,412
       23         TI/LC                                                               NAP                                   NAP
       24         NAP                                                                 NAP                                   NAP
       25         Tax, Insurance                                                      NAP                                   NAP
       26         Other                                                               NAP                                   NAP
       27         NAP                                                                 NAP                                   NAP
       28         NAP                                                                 NAP                                   NAP
       29         NAP                                                                 NAP                                   NAP
       30         NAP                                                                 NAP                                $4,833
       31         NAP                                                                 NAP                                   NAP
       32         TI/LC                                                               NAP                                  $570
       33         Insurance                                                           NAP                                   NAP
       34         NAP                                                                 NAP                                  $671
       35         NAP                                                                 NAP                                   NAP
       36         NAP                                                                 NAP                                   NAP
       37         NAP                                                                 NAP                                  $574
       38         NAP                                                                 NAP                                   NAP
       39         NAP                                                                 NAP                                  $750
       40         TI/LC                                                               NAP                                  $204
       41         NAP                                                                 NAP                                   NAP
       42         NAP                                                                 NAP                                   NAP
       43         Tax, Insurance                                                      NAP                                   NAP
       44         NAP                                                                $715                                  $715
       45         Insurance                                                           NAP                                   NAP
       46         Tax, Insurance                                                      NAP                                   NAP
       47         NAP                                                                 NAP                                   NAP
       48         TI/LC, Other                                                    $51,100                                   NAP
       49         NAP                                                                 NAP                                  $295
       50         Insurance                                                           NAP                                   NAP
       51         Tax, Insurance                                                      NAP                                   NAP
       52         Tax, Insurance                                                      NAP                                   NAP
       53         Tax, Insurance                                                      NAP                                   NAP
       54         Insurance                                                           NAP                                  $432
       55         Tax, Insurance, Cap Ex, TI/LC                                       NAP                                   NAP
       56         NAP                                                                 NAP                                   NAP
       57         Tax, Insurance, Cap Ex, TI/LC                                       NAP                                   NAP
       58         TI/LC                                                               NAP                                  $785
       59         Tax, Insurance, Cap Ex, TI/LC                                       NAP                                   NAP
       60         NAP                                                                 NAP                                  $140
       61         Tax, Insurance                                                      NAP                                   NAP
       62         NAP                                                                 NAP                                   NAP
       63         NAP                                                                 NAP                                   NAP
       64         NAP                                                                 NAP                                   NAP
       65         NAP                                                                 NAP                                   NAP
       66         NAP                                                                 NAP                                   NAP
       67         Tax, Insurance                                                      NAP                                   NAP
       68         Tax, Insurance                                                      NAP                                   NAP
       69         Tax, Insurance                                                      NAP                                   NAP
       70         Insurance                                                           NAP                                   NAP
       71         NAP                                                                 NAP                                   $47

       72         Tax, Insurance                                                      NAP                                   NAP
       73         Tax, Insurance                                                      NAP                                   NAP
       74         NAP                                                                 NAP                                   NAP
       75         NAP                                                                 NAP                                   NAP
       76         Insurance                                                           NAP                                   NAP
       77         NAP                                                                 NAP                                   NAP
       78         NAP                                                                 NAP                                  $139
       79         NAP                                                                 NAP                                   NAP
       80         Tax, Insurance                                                      NAP                                   NAP
       81         Insurance                                                           NAP                                   NAP
       82         Tax, Insurance                                                      NAP                                   NAP
       83         NAP                                                                 NAP                                   NAP
       84         NAP                                                                 NAP                                   NAP
       85         NAP                                                                 NAP                                   NAP
       86         Tax, Insurance                                                      NAP                                   NAP
       87         NAP                                                                 NAP                                   NAP
       88         Tax, Insurance                                                      NAP                                   NAP
       89         Tax, Insurance                                                      NAP                                   NAP
       90         Tax, Insurance                                                      NAP                                   NAP
       91         Tax, Insurance                                                      NAP                                   NAP
       92         NAP                                                                 NAP                                   NAP
       93         Tax, Insurance                                                      NAP                                   NAP
       94         Insurance                                                           NAP                                   NAP
       95         Tax, Insurance                                                      NAP                                   NAP
       96         Tax, Insurance                                                      NAP                                   NAP
       97         NAP                                                                 NAP                                   NAP
       98         Tax, Insurance                                                      NAP                                   NAP
       99         Tax, Insurance                                                      NAP                                   NAP
      100         Tax, Insurance                                                      NAP                                   NAP
      101         Tax, Insurance                                                      NAP                                   NAP
      102         NAP                                                                 NAP                                   NAP
      103         Tax, Insurance                                                      NAP                                   NAP

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE      CURRENT CAPITAL EXPENDITURE                 INITIAL TI/LC                 MONTHLY TI/LC             CURRENT TI/LC
    LOAN NO.                ESCROW BALANCE(21)        ESCROW REQUIREMENT(22)        ESCROW REQUIREMENT(23)        ESCROW BALANCE(24)
------------------------------------------------------------------------------------------------------------------------------------

       1                               $2,131                           NAP                           NAP                       NAP
       2                                  NAP                           NAP                           NAP                       NAP
       3                                  NAP                           NAP                           NAP                       NAP
       4                                  NAP                           NAP                           NAP                       NAP
       5                                  NAP                           NAP                       $21,667                       NAP
       6                                  NAP                           NAP                           NAP                       NAP
       7                               $3,201                           NAP                           NAP                       NAP
       8                                  NAP                           NAP                           NAP                       NAP
       9                               $8,999                      $150,000                       $11,242                  $295,397
       10                                 NAP                           NAP                           NAP                       NAP
       11                                 NAP                           NAP                        $5,000                       NAP
       12                                 NAP                           NAP                        $4,000                       NAP
       13                                 NAP                           NAP                           NAP                       NAP

       14                              $4,181                           NAP                           NAP                       NAP
       15                              $5,065                           NAP                           NAP                       NAP
       16                              $2,041                           NAP                           NAP                       NAP
       17                                 NAP                           NAP                        $5,500                       NAP
       18                                 NAP                           NAP                           NAP                       NAP
       19                                $937                           NAP                        $2,917                    $5,834

       20                             $50,052                      $175,000                       $14,000                  $217,618
       21                             $50,052                      $175,000                       $14,000                  $217,618
       22                              $4,238                           NAP                        $4,557                   $13,677
       23                                 NAP                      $250,000                           NAP                  $250,000
       24                                 NAP                           NAP                           NAP                       NAP
       25                                 NAP                           NAP                           NAP                       NAP
       26                                 NAP                       $75,000                           NAP                   $75,000
       27                                 NAP                           NAP                           NAP                       NAP
       28                                 NAP                           NAP                           NAP                       NAP
       29                                 NAP                      $300,000                        $5,300                   $26,500
       30                                 NAP                           NAP                           NAP                       NAP
       31                                 NAP                           NAP                           NAP                       NAP
       32                              $2,851                           NAP                        $1,880                    $9,403
       33                                 NAP                           NAP                           NAP                       NAP
       34                                 NAP                           NAP                        $3,000                       NAP
       35                                 NAP                      $234,500                           NAP                  $234,500
       36                                 NAP                       $90,000                        $2,000                   $90,000
       37                                 NAP                           NAP                           NAP                       NAP
       38                                 NAP                           NAP                           NAP                       NAP
       39                              $3,751                           NAP                        $2,500                   $12,504
       40                                 NAP                           NAP                           NAP                       NAP
       41                                 NAP                           NAP                           NAP                       NAP
       42                                 NAP                           NAP                           NAP                       NAP
       43                                 NAP                           NAP                           NAP                       NAP
       44                              $1,430                           NAP                           NAP                       NAP
       45                                 NAP                           NAP                           NAP                       NAP
       46                                 NAP                           NAP                           NAP                       NAP
       47                                 NAP                           NAP                           NAP                       NAP
       48                             $51,100                           NAP                           NAP                       NAP
       49                                $590                           NAP                        $1,475                    $2,951
       50                                 NAP                           NAP                           NAP                       NAP
       51                                 NAP                           NAP                           NAP                       NAP
       52                                 NAP                           NAP                           NAP                       NAP
       53                                 NAP                           NAP                           NAP                       NAP
       54                                 NAP                      $200,000                        $1,100                       NAP
       55                                 NAP                           NAP                           NAP                       NAP
       56                                 NAP                           NAP                           NAP                       NAP
       57                                 NAP                           NAP                           NAP                       NAP
       58                              $1,571                           NAP                           NAP                       NAP
       59                                 NAP                           NAP                           NAP                       NAP
       60                                 NAP                 $250,000 (LOC)                          NAP             $250,000 (LOC)
       61                                 NAP                           NAP                           NAP                       NAP
       62                                 NAP                           NAP                           NAP                       NAP
       63                                 NAP                           NAP                           NAP                       NAP
       64                                 NAP                           NAP                           NAP                       NAP
       65                                 NAP                           NAP                           NAP                       NAP
       66                                 NAP                           NAP                           NAP                       NAP
       67                                 NAP                           NAP                           NAP                       NAP
       68                                 NAP                           NAP                           NAP                       NAP
       69                                 NAP                           NAP                           NAP                       NAP
       70                                 NAP                           NAP                           NAP                       NAP
       71                                $186                           NAP                          $310                    $1,241

       72                                 NAP                           NAP                           NAP                       NAP
       73                                 NAP                           NAP                           NAP                       NAP
       74                                 NAP                           NAP                           NAP                       NAP
       75                                 NAP                           NAP                           NAP                       NAP
       76                                 NAP                           NAP                           NAP                       NAP
       77                                 NAP                           NAP                           NAP                       NAP
       78                                $694                           NAP                          $775                    $3,875
       79                                 NAP                           NAP                           NAP                       NAP
       80                                 NAP                           NAP                           NAP                       NAP
       81                                 NAP                           NAP                           NAP                       NAP
       82                                 NAP                           NAP                           NAP                       NAP
       83                                 NAP                           NAP                           NAP                       NAP
       84                                 NAP                           NAP                           NAP                       NAP
       85                                 NAP                           NAP                           NAP                       NAP
       86                                 NAP                           NAP                           NAP                       NAP
       87                                 NAP                           NAP                           NAP                       NAP
       88                                 NAP                           NAP                           NAP                       NAP
       89                                 NAP                           NAP                           NAP                       NAP
       90                                 NAP                           NAP                           NAP                       NAP
       91                                 NAP                           NAP                           NAP                       NAP
       92                                 NAP                           NAP                           NAP                       NAP
       93                                 NAP                           NAP                           NAP                       NAP
       94                                 NAP                           NAP                           NAP                       NAP
       95                                 NAP                           NAP                           NAP                       NAP
       96                                 NAP                           NAP                           NAP                       NAP
       97                                 NAP                           NAP                           NAP                       NAP
       98                                 NAP                           NAP                           NAP                       NAP
       99                                 NAP                           NAP                           NAP                       NAP
      100                                 NAP                           NAP                           NAP                       NAP
      101                                 NAP                           NAP                           NAP                       NAP
      102                                 NAP                           NAP                           NAP                       NAP
      103                                 NAP                           NAP                           NAP                       NAP

------------------------------------------------------------------------------------------
    MORTGAGE             ENVIRONMENTAL                 INTEREST
    LOAN NO.               INSURANCE                ACCRUAL METHOD           SEASONING(25)
------------------------------------------------------------------------------------------

       1                      No                      Actual/360                        1
       2                      No                      Actual/360                        1
       3                      No                      Actual/360                        1
       4                      No                      Actual/360                        6
       5                      No                      Actual/360                        1
       6                      No                      Actual/360                        1
       7                      No                      Actual/360                        2
       8                      No                      Actual/360                        9
       9                      No                      Actual/360                        5
       10                     No                      Actual/360                        5
       11                     No                      Actual/360                        0
       12                     No                      Actual/360                        0
       13                     No                      Actual/360                        1

       14                     No                      Actual/360                        6
       15                     No                      Actual/360                        6
       16                     No                      Actual/360                        5
       17                     No                      Actual/360                        1
       18                     No                      Actual/360                        1
       19                     No                      Actual/360                        3

       20                     No                        30/360                          4
       21                     No                        30/360                          4
       22                     No                      Actual/360                        4
       23                     No                        30/360                          1
       24                     No                      Actual/360                       33
       25                     No                      Actual/360                        5
       26                     No                        30/360                          0
       27                     No                      Actual/360                        0
       28                     No                        30/360                          1
       29                     No                      Actual/360                        6
       30                     No                      Actual/360                        0
       31                     Yes                       30/360                          0
       32                     No                      Actual/360                        6
       33                     No                        30/360                          5
       34                     No                      Actual/360                        1
       35                     No                      Actual/360                        3
       36                     No                      Actual/360                        0
       37                     No                      Actual/360                        1
       38                     No                      Actual/360                        3
       39                     No                      Actual/360                        6
       40                     No                      Actual/360                        1
       41                     No                        30/360                          5
       42                     No                      Actual/360                        0
       43                     No                        30/360                          2
       44                     No                        30/360                          2
       45                     No                        30/360                          2
       46                     No                        30/360                          1
       47                     No                      Actual/360                        2
       48                     No                      Actual/360                        0
       49                     No                      Actual/360                        3
       50                     No                        30/360                          4
       51                     No                        30/360                          4
       52                     No                        30/360                          5
       53                     No                        30/360                          1
       54                     No                      Actual/360                        1
       55                     No                        30/360                          2
       56                     No                        30/360                          5
       57                     No                        30/360                          6
       58                     No                      Actual/360                        3
       59                     No                        30/360                          1
       60                     No                      Actual/360                        0
       61                     No                        30/360                          2
       62                     No                        30/360                          3
       63                     No                      Actual/360                        3
       64                     No                        30/360                          2
       65                     No                        30/360                          2
       66                     No                        30/360                          5
       67                     No                        30/360                          6
       68                     No                        30/360                          2
       69                     No                        30/360                          5
       70                     No                        30/360                          1
       71                     No                      Actual/360                        5

       72                     No                        30/360                          9
       73                     No                        30/360                          9
       74                     No                        30/360                          2
       75                     No                        30/360                          6
       76                     No                        30/360                          4
       77                     No                        30/360                          8
       78                     No                      Actual/360                        6
       79                     No                        30/360                          7
       80                     No                        30/360                          5
       81                     No                        30/360                          2
       82                     No                        30/360                          4
       83                     No                        30/360                          2
       84                     No                        30/360                          1
       85                     No                        30/360                          6
       86                     No                        30/360                          3
       87                     No                        30/360                          1
       88                     No                        30/360                          2
       89                     No                        30/360                          9
       90                     No                        30/360                          1
       91                     No                        30/360                          3
       92                     No                        30/360                          7
       93                     No                        30/360                          3
       94                     No                        30/360                          3
       95                     No                        30/360                          3
       96                     No                        30/360                          3
       97                     No                        30/360                          7
       98                     No                        30/360                          7
       99                     No                        30/360                          7
      100                     No                        30/360                          4
      101                     No                        30/360                          3
      102                     No                        30/360                          2
      103                     No                        30/360                          2

------------------------------------------------------------------------------------------------------------------------------------
                                                  PREPAYMENT CODE(26)
    MORTGAGE    ---------------------------------------------------------------------------     YM          ADMINISTRATIVE  MORTGAGE
    LOAN NO.       LO         DEF      DEF/YM1       YM1        2.5%       1.0%      OPEN     FORMULA(27)    COST RATE(28)  LOAN NO.
------------------------------------------------------------------------------------------------------------------------------------

       1            25       64                                                        4                        6.31           1
       2            25       88                                                        7                        3.31           2
       3            25       28                                                        7                        1.81           3
       4            30       86                                                        4                        2.31           4
       5            25       91                                                        4                        9.31           5
       6            30       86                                                        4                        2.31           6
       7            26       91                                                        3                        6.31           7
       8            33       83                                                        4                        3.31           8
       9            29       87                                                        4                        3.31           9
       10           29       87                                                        4                        3.31           10
       11           24       92                                                        4                        6.31           11
       12           24       56                                                        4                        6.31           12
       13           25       32                                                        3                        9.31           13

       14           30       86                                                        4                        3.31           14
       15           30       86                                                        4                        3.31           15
       16           29       87                                                        4                        3.31           16
       17           25       91                                                        4                        9.31           17
       18           25       91                                                        4                        4.31           18
       19           27       86                                                        7                        3.31           19

       20           48                                45                               3          A            11.61           20
       21           48                                45                               3          A            11.61           21
       22           28       88                                                        4                        3.31           22
       23           60                               116                               4          B             4.31           23
       24                                            116                               4          C             4.31           24
       25           29       87                                                        4                        3.31           25
       26           24                               212                               4          D             4.31           26
       27           24                                92                               4          B             4.31           27
       28           25                                91                               4          B             4.31           28
       29           30       86                                                        4                        4.31           29
       30           24       93                                                        3                        6.31           30
       31           24                                92                               4          E             4.31           31
       32           60                                57                               3          A            12.41           32
       33                                            179                               1          F            20.81           33
       34           25                       91                                        4          G             9.31           34
       35           27       89                                                        4                        4.31           35
       36           24       92                                                        4                        4.31           36
       37           25       92                                                        3                        6.31           37
       38           96                                81                               3          A            12.81           38
       39           60                                57                               3          A            12.91           39
       40           25       91                                                        4                        3.31           40
       41                                            239                               1          F            20.81           41
       42           24       92                                                        4                        4.31           42
       43                                            239                               1          F            20.81           43
       44          120                               117                               3          H            13.21           44
       45                                            179                               1          F            20.81           45
       46                                            179                               1          I            20.81           46
       47           60                                57                               3          A            13.31           47
       48           24                                92                               4          B             4.31           48
       49           27       86                                                        7                        3.31           49
       50                                            116                               4          F            20.81           50
       51                                            178                               2          F            20.81           51
       52                                            179                               1          F            20.81           52
       53                                            179                               1          I            20.81           53
       54           23                                93                               4          J             9.31           54
       55          144                               141                               3          A            13.31           55
       56                                            239                               1          F            20.81           56
       57           60                               117                               3          A            13.31           57
       58           27       89                                                        4                        3.31           58
       59          156                               141                               3          A            13.31           59
       60           24       92                                                        4                        3.31           60
       61                                            239                               1          F            20.81           61
       62                                            239                               1          F            20.81           62
       63           96                                81                               3          A            13.31           63
       64                                            179                               1          F            20.81           64
       65                                            179                               1          I            20.81           65
       66                                            179                               1          F            20.81           66
       67                                            179                               1          F            20.81           67
       68                                            239                               1          F            20.81           68
       69                                            179                               1          F            20.81           69
       70                                            176                               4          I            20.81           70
       71           29       87                                                        4                        3.31           71

       72                                            119                               1          F            20.81           72
       73                                            119                               1          F            20.81           73
       74                                            239                               1          F            18.31           74
       75                                            177                               3          F            20.81           75
       76                                            179                               1          F            20.81           76
       77                                            179                               1          F            20.81           77
       78           30       86                                                        4                        3.31           78
       79                                            119                               1          F            20.81           79
       80                                            179                               1          F            20.81           80
       81                                            119                               1          F            20.81           81
       82                                            239                               1          F            20.81           82
       83                                            239                               1          F            20.81           83
       84                                            239                               1          F            20.81           84
       85                                            239                               1          F            20.81           85
       86                                            156         12            9       3          K            20.81           86
       87                                            179                               1          I            20.81           87
       88                                            179                               1          F            20.81           88
       89                                            119                               1          F            20.81           89
       90                                            119                               1          F            20.81           90
       91                                            179                               1          I            20.81           91
       92                                            119                               1          F            20.81           92
       93                                            119                               1          F            20.81           93
       94                                            179                               1          F            20.81           94
       95                                            179                               1          F            20.81           95
       96                                            179                               1          F            16.31           96
       97                                            179                               1          L            20.81           97
       98                                            179                               1          F            20.81           98
       99                                            179                               1          F            20.81           99
      100                                            239                               1          F            20.81          100
      101                                            119                               1          F            20.81          101
      102                                            117                               3          F            20.81          102
      103                                            179                               1          I            20.81          103

FOOTNOTES TO APPENDIX II

1    "MSMC", "CDCMC", "UCMFI", "PCF", "WaMu" and "JHREF" denote Morgan Stanley
     Mortgage Capital Inc., CDC Mortgage Capital Inc., Union Central Mortgage
     Funding, Inc., Principal Commercial Funding, LLC, Washington Mutual Bank,
     FA, and John Hancock Real Estate Finance, Inc. respectively, as Sellers.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
     Mortgage Loan Nos. 14-15, 20-21 and 72-73 (All Seasons Portfolio-Hagerstown
     East and All Seasons Portfolio-Hagerstown West, Ridglea Village Shopping
     Center and Bedford Place, and Mechenbier Portfolio II, respectively). For the purpose of the statistical information set forth in this Prospectus
     Supplement as to such mortgage loans, a portion of the aggregate Cut-off
     Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pool represents cross- collateralized/cross-defaulted properties securing multiple mortgage loans and is designated by identical alphabetical coding: Mortgage Loan Nos. 14-16 (All Seasons Portfolio). For
     the purpose of the statistical information set forth in this Prospectus
     Supplement as to such single- loan/multiple-property and
     cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV
     and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan Nos. 14-15, All Seasons Portfolio-Hagerstown
     East and All Seasons Portfolio-Hagerstown West, the loan allows the release of a portion of the collateral provided that, among other conditions, (a)
     the borrower deposits defeasance collateral equal to 115% of the allocated loan amount of the released property, (b) the DSCR of the remaining property is not less than 1.55x, (c) the LTV ratio of the remaining property is equal to or less than 70%, and (d) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the REMIC certificates.

     With respect to Mortgage Loan No. 16, All Seasons Portfolio-Quakertown, the
     loan may be released from the crossed All Seasons Portfolio provided that, among other conditions, (a) the DSCR of the remaining portfolio is not less than 1.55x, (b) the LTV ratio of the remaining property is equal to or less than 70%, and (c) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the
     REMIC certificates.

3    The Cut-off Date is August 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in August 2004 were due on August 1, 2004, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 3, Northbridge Retail, the mortgage on the property secures a loan in the total amount of $205,000,000. The loan is evidenced by a Note in the original principal amount of $68,350,000
     ("Note 1"), a Note in the original principal amount of $68,350,000 ("Note
     2") and a Note in the original principal amount of $68,300,000 ("Note 3").
     Note 3 is an asset of the trust. The lien on the mortgage that secures Note
     1 and Note 2 is pari passu with the lien of the mortgage that secures the subject Note 3. Note 1 and Note 2 were transferred to the LB-UBS 2004-C6
     Trust. The borrower is required to make monthly payments to the servicer of the LB-UBS 2004-C6 Trust. The servicer in turn pays the holders of Note 1,
     Note 2 and Note 3 on a pari passu basis. All required escrows are maintained by the servicer of the LB-UBS 2004-C6 Trust. The special servicer under the LB-UBS 2004-C6 Trust has the right to control any workout or other remedies, with losses shared pari passu among Note 1, Note
     2 and Note 3 pursuant to an intercreditor agreement by and between the holders of the Notes. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date
     LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the
     $205,000,000 financing (Note 1, Note 2 and Note 3 combined). Please see
     Appendix III for more details.

     With respect to Mortgage Loan No. 4, Beverly Center, the mortgage on the property secures a whole mortgage loan with a total original principal amount of $347,500,000. The subject mortgage loan represents a pari passu interest in the senior portion of a whole mortgage loan evidenced by multiple separate notes: (i) seven pari passu A Notes with an aggregate original principal balance of $306,500,000, (ii) a subordinate B Note with an original principal balance of $20,000,000 and (iii) a subordinate C Note with an original principal balance of $21,000,000, which C Note is subordinate to the B Note. The A-5 Note in the original principal amount of
     $31,000,000 and the A-7 Note in the original principal amount of
     $30,000,000 will be assets of the trust. The A-1 Note in the original principal balance of $100,000,000 was transferred to the Credit Suisse
     First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through
     Certificates Series 2004-C1 Trust ("CSFB Series 2004-C1 Trust"). The A-4
     Note in the original principal amount of $31,000,000 and the A-6 Note in the original principal balance of $30,000,000 was transferred to the Morgan
     Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series
     2004-IQ7 Trust. The borrower is required to make monthly payments to the servicer of the CSFB Series 2004-C1 Trust. The servicer, in turn, pays the respective holders of the seven A Notes on a pari passu basis and the holders of the B Note and the C Note on a subordinate basis, which C Note is subordinate to the B Note. All required escrows are maintained by the servicer of the CSFB Series 2004-C1 Trust. The holder of the C Note has the right to control any workout or other remedies until certain events occur pursuant to an intercreditor agreement. The NOI DSCR, NCF DSCR, Implied
     DSCR, Cut-Off Date LTV, Balloon LTV and Cut-Off Date Balance per Unit or SF
     are based on the $306,500,000 senior portion of the total loan. Please see
     "Description of the Mortgage Pool--The Beverly Center Pari Passu Loan,"
     "Servicing of the Mortgage Loans--Rights of the Holders of the Beverly
     Center Subordinate Notes," and Appendix III for more details.

     With respect to Mortgage Loan No. 6, World Apparel Center, the mortgage on the property secures a loan in the total amount of $219,000,000. The loan is evidenced by an A-1 Note in the original principal amount of
     $73,000,000, an A-2 Note in the original principal amount of $73,000,000, an A-3 Note in the original principal amount of $37,230,000 and an A-4 Note in the original principal amount of $35,770,000. Note A-4 is an asset of the trust. The lien on the mortgage that secures Note A-1, Note A-2 and
     Note A-3 is pari passu with the lien of the mortgage that secures the subject Note A-4. Note A-1 was transferred to the JPMorgan 2004-LN2 Trust while Note A-2 is held by Lehman Brothers and Note A-3 is held by MSMC. The borrower is required to make monthly payments to the servicer of the
     JPMorgan 2004-LN2

                                      II-1

     Trust. The servicer in turn pays the holders of Note A-1, Note A-2, Note
     A-3 and Note A-4 on a pari passu basis. All required escrows are maintained by the servicer of the JPMorgan 2004-LN2 Trust. The special servicer under the JPMorgan 2004-LN2 Trust has the right to control any workout or other remedies, with the holders of each Note having voting rights in accordance with the amounts of their respective notes. Any losses will be shared pari passu among Note A-1, Note A-2, Note A-3 and Note A-4 pursuant to an intercreditor agreement by and between the holders of the Notes. The NOI
     DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off
     Date Balance per Unit or SF are based on the $219,000,000 financing (Note
     A-1, Note A-2, Note A-3 and Note A-4 combined). Please see Appendix III for more details.

     With respect to Mortgage Loan No. 31, President Plaza, the mortgage on the property secures a loan in the total amount of $6,000,000. The loan is evidenced by a promissory note in the original principal amount of
     $5,500,000 ("Note A"), and a promissory note in the original principal amount of $500,000 ("Note B"). The lien of the mortgage that secures Note A also secures Note B. Only Note A is an asset of the trust. Pursuant to the terms of an intercreditor agreement (the "Intercreditor Agreement") between the trust (as the holder of Note A), and the holder of Note B, repayment of
     Note B is generally subordinate to repayment of Note A. The Intercreditor
     Agreement contains other provisions which include, among other things, requirements that (a) Note A and Note B be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the Intercreditor Agreement, (b) the Master Servicer receives and disburses collections to the holders of Note A and Note B pursuant to the disbursement priorities contained in the Intercreditor Agreement, (c) the
     Master Servicer makes P&I Advances solely for the benefit of Note A and
     Servicing Advances for the benefit of both Note A and Note B, (d) the holder of Note A grants certain rights to the holder of Note B, which are more fully set forth in the Intercreditor Agreement. The NOI DSCR, NCF
     DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per Unit or SF are based on the $5,500,000 senior portion of the financing.

     With respect to Mortgage Loan No. 10, Cape May Courthouse Super Fresh, the
     borrower has additional unsecured, subordinate mezzanine financing totaling
     $1,554,591. The mezzanine financing allocated to the subject is a portion of an overall multi-property mezzanine loan made by Fortress Credit Corp.
     The mezzanine financing is in the form of an A loan and a B loan. The subject loan's allocated portion of the A loan is $1,402,000, and its allocated portion of the B loan is $152,591. Please see Appendix III for more details.

     With respect to Mortgage Loan No. 18, 7400 Broadview Road, Merrill Lynch
     provided mezzanine financing in the amount of $1,250,000. The mezzanine financing has a maturity date of June 30, 2006, however, the borrower shall have the right to extend the maturity date for an additional twelve months.

     With respect to Mortgage Loan No. 33, Exhibit Concepts, the borrower has the right in the future to obtain secondary secured financing on the property, provided that, among other things, (i) the aggregate LTV does not exceed 65% and (ii) the NOI is at least 1.25 times the combined debt service.

     With respect to Mortgage Loan No. 38, Rochester Avenue Apartments, the
     borrower has the right in the future to obtain secondary secured financing on the property provided that, among other things, (i) the combined LTV does not exceed 65% and (ii) the combined DSCR is at least 1.25x.

     With respect to Mortgage Loan No. 44, White Rock Self Storage, the borrower has the right in the future to obtain secondary secured financing after the
     10th year of the loan term, provided that, among other things, (i) there has been no event of default, (ii) the combined LTV does not exceed 70% and
     (iii) the combined DSCR is at least 1.40x.

     With respect to Mortgage Loan No. 63, Goshen Avenue Apartments, the
     borrower has the right in the future to obtain secondary secured financing on the property provided that, among other things, (i) the combined LTV does not exceed 65% and (ii) the combined DSCR is at least 1.25x.

     With respect to Mortgage Loan No. 64, Florence Medical Building, the
     borrower has the right in the future to obtain secondary secured financing on the property, provided that, among other things (i) the combined LTV does not exceed 70% and (ii) the NOI is at least 1.20 times the combined debt service.

     With respect to Mortgage Loan No. 65, Dugan's Corner Shopping Center, the
     borrower has the right in the future to obtain secondary secured financing on the property after the expiration of a lock-out period for the first five years, provided that, among other things, (i) the combined LTV does not exceed 70% and (ii) the NOI is at least 1.30 times the combined debt service.

     With respect to Mortgage Loan No. 75, Precision Thermo Building, the
     borrower has the right in the future to obtain secondary secured financing on the property provided after the expiration of a lock-out period for the first 7.5 years, provided that, among other things, (i) the combined LTV does not exceed 65% and (ii) the NOI is at least 1.25 times the combined debt service.

     With respect to Mortgage Loan No. 1 Columbia Plaza, the borrower has the right in the future to obtain mezzanine financing incurred by a mezzanine borrower secured by, inter alia, a pledge of all of mezzanine borrower's membership interests in the borrower provided that (i) such mezzanine loan is originated and, at all times, held by a qualified mezzanine lender, (ii)
     the principal amount of such mezzanine loan, together with the outstanding principal amount of the mortgage loan, does not exceed, in the aggregate,
     $105,000,000, (iii) no default or event of default shall be continuing,
     (iv) such mezzanine loan shall be coterminous with the mortgage loan, (v)
     lender shall enter into an intercreditor agreement with mezzanine lender unless the mezzanine lender is an affiliate of the borrower, in which case the mezzanine lender shall enter into a subordination and standstill agreement and (vi) a rating comfort letter is received with respect to such mezzanine loan and the documentation complies with applicable rating agency requirements and is reasonably approved by lender.

                                      II-2

     With respect to Mortgage Loan No. 2, Anaheim Marriot, the borrower has the right in the future to obtain secondary mezzanine financing in order to fund non-routine replacements or alterations to the Anaheim Marriott
     Property. Please see Appendix III for more details.

     With respect to Mortgage Loan No.10, Cape May Courthouse Super Fresh, the
     borrower has the right, provided that there is no event of default with respect to the mezzanine loan, to request future advances, thereby increasing the amount of the mezzanine B loan up to an aggregate maximum of
     $5,000,000. In connection with a request for a future advance, the sponsor is required to deposit an amount equal to three times the requested future advance into a mezzanine deposit account. Please see Appendix III for more details.

     With respect to Mortgage Loan No. 23, Seneca Meadows Corporate Center II,
     the borrower has the right in the future to obtain secondary mezzanine financing from a mezzanine lender approved by the lender provided that the principal amount of such mezzanine financing, together with the outstanding principal amount of the mortgage loan, (i) does not exceed, in the aggregate, 65% of the appraised value at the time of the mezzanine funding and (ii) has a minimum DSCR of 1.45x. All mezzanine financing documents must be approved by the lender and an intercreditor agreement must be entered with the mezzanine lender. The ability to obtain mezzanine financing is specific to the current borrower.

4    The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV and Balloon LTV
     reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan No. 2, Anaheim Marriott, the Anaheim Marriott
     is subject to an operating lease with Marriott Hotel Services, Inc., a wholly owned subsidiary of Marriott International, Inc. ("Marriott"). Under
     the lease, Marriott is required to pay annual rent in an amount up to 80%
     of the cash flow generated by the hotel, with Marriott entitled to certain incentive fees after such rent reaches $8,664,212. The underwritten net cash flow generated by the hotel is approximately $12,130,000. Factoring in the structure of the incentive fees to Marriott, the property's underwritten cash flow could decrease by 11% and still yield the same rent payment of $8,664,212. Therefore, in the absence of such incentives, the rent, based on current underwritten net cash flow generated by the hotel, would equal approximately $9,700,000, producing the 1.57x DSCR shown above.
     The DSCR based on the $8,664,212 rent obligation equals 1.40x.

5    Implied DSCR is based on an assumed constant of 8.0%, as defined herein.
     This number is calculated by dividing the underwritten cash flow by 8.0% of the Cut-Off Date Balance.

6    Certain mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total property square footage.

7    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

8    With respect to Mortgage Loan No. 4, Beverly Center, the related Mortgage
     Loan is secured by the borrower's leasehold interest in the subject property. The borrower's leasehold interest is granted pursuant to a ground lease with an expiration date of March 31, 2054. The borrower must give notice to the ground lessor prior to assigning the ground lease. The ground lessor's consent to assignment of the ground lease is not required if (i)
     the ground lease is assigned to entities controlled by certain parties set forth in the loan documents or to experienced commercial property managers meeting certain criteria set forth in the loan documents or (ii) in the event of a foreclosure by the lender. Under certain casualty or condemnation scenarios, both the ground lessor and the borrower are permitted to terminate the ground lease. In addition, the ground lease does not specifically require that the ground lessor enter into a new ground lease upon rejection of the original ground lease in a bankruptcy proceeding. Please see Appendix III for more details.

     With respect to Mortgage Loan No. 6, World Apparel, the related Mortgage
     Loan is secured by both the fee and leasehold interest in the subject property. The ground lessor has subjected its leasehold interest in the property to the lien of the mortgage. Upon foreclosure, the ground lease could be extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 13, River Rock Business Center, the
     related Mortgage Loan is secured by a leasehold interest in the subject property. The lessor under the ground lease is The Industrial Development
     Board of Rutherford County, Tennessee. The ground lease was implemented as a device to promote economic development by offering reduced real estate taxes on buildings used by desirable businesses. At any time during the term, the borrower can purchase the land from the ground lessor for a price of $82,500 less any installments ($8,250/year) theretofore made. The borrower put up a reserve of $82,500 which will be applied to such annual installments and can be used by the lender, after a default, to purchase the land.

     With respect to Mortgage Loan No. 41, East LA Civic Center Plaza, the
     related Mortgage Loan is secured by both a fee simple interest in the subject property held an affiliate of the borrower and the borrower's leasehold interest in the subject property granted pursuant to a ground lease entered into with an affiliate of the borrower. The ground lease provides for an expiration date of March 1, 2031 but allows for two, 20-
     year renewal options.

     With respect to Mortgage Loan No. 57, Walgreens-Spring, TX, the related
     Mortgage Loan is secured by both a fee and leasehold interest in the subject property. The related mortgaged property is situated upon a
     2.11-acre site, which includes 0.527 acres that is leased from HL&P/Reliant
     Energy to the borrower under a 25-year ground lease with an expiration date, including extensions, of June 30, 2062. The leased portion of the site is solely used for parking.

                                      II-3

9    The "Grace Period" shown is grace period to charge late interest.

10   The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

11   With respect to Mortgage Loan No. 4, Beverly Center, monthly payments are interest only until March 11, 2006 when they are required to be principal and interest. The disclosed monthly interest payment is the average payment for the term of the IO period. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and monthly payments will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.80x. The disclosed monthly principal and interest payment is the average payment for the 12 months from and including March 11, 2006. The monthly principal and interest payment changes each month of the loan term as principal repayment is allocated on a pro-rata basis to the subject A-5 Note, the subject A-7
     Note, the Beverly Center Companion Loans, the subordinate B Note and the subordinate C Note. The average aggregate monthly principal and interest payment for the 12 months from and including March 11, 2006 for the subject
     A-5 Note and A-7 Note over the loan term is $328,275.

     With respect to Mortgage Loan No. 6, World Apparel Center, monthly payments are interest only until August 7, 2007 when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and monthly payments will be based on a 30-year amortization schedule. The DSCR after the IO period will be 1.98x.

     With respect to Mortgage Loan No. 8, MHC-Maralago Cay, monthly payments are interest only until December 1, 2005, when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and will be based a 30-year amortization schedule. The DSCR after the IO period will be
     1.26x.

     With respect to Mortgage Loan Nos. 20-21, Ridglea Village Shopping Center
     and Bedford Place, monthly payments are interest only until May 1, 2006, when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on a
     30/360 basis and will be based a 25-year amortization schedule. The DSCR after the IO period will be 1.19x.

     With respect to Mortgage Loan No. 47, Cerritos Industrial Center, monthly payments are interest-only until July 1, 2008, when they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an actual/360 basis and will be based a 30-year amortization schedule. The DSCR after the IO period will be
     1.63x.

12   The "Current Value" for the Mortgage Loans is derived from an updated appraisal report. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

13   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No.4, Beverly Center, each of the second largest tenant, Macy's, and the third largest tenant, Macy's Men's Store, are controlled by Federated Department Stores, Inc.

     With respect to Mortgage Loan No. 42, 3700 35th Avenue, Walgreen Co. has a
     75 year lease, but has the option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

14   For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

     With respect to Mortgage Loan No. 25, Waldbaums Southampton, an initial escrow was deposited by the property seller to the property purchaser for immediate repairs. This escrow is held by a title company until the related required work is completed by the property seller.

16   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

                                      II-4

17   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

18   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

19   "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

20   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21   "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of July 2004.

22   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

23   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

24   "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of July 2004.

25   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

26   The ""Prepayment Code"" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM1" represents the greater of yield maintenance and 1.0%. "2.5%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid.
     "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies.

     With respect to Mortgage Loan No. 2, Anaheim Marriott, in the event a purchase option in favor of Marriott arises under the operating lease for the Anaheim Marriott Property and Marriott exercises such option, Borrower may (depending on the timing of such exercise) have the right to prepay or defease the Anaheim Marriott Loan. Please see Appendix III for more details.

     With respect to Mortgage Loan No. 3, Northbridge Retail, for the purpose of calculating the initial lockout period, this pari passu loan has an assumed last securitization date in August 2004.

     With respect to Mortgage Loan No. 4, Beverly Center, for the purpose of calculating the initial lockout period, this pari passu loan has an assumed last securitization date in August 2004.

     With respect to Mortgage Loan No. 6, World Apparel Center, for the purpose of calculating the initial lockout period, this pari passu loan has an assumed last securitization date in January 2005.

     With respect to Mortgage Loan No. 18, 7400 Broadview Road, in the event that the borrower acquires or otherwise takes control of an adjacent property set forth in the Riser Foods Company ("Riser Foods") lease, the borrower must give notice to Riser Foods. Per the terms of the lease, Riser
     Foods shall have 12 months from notice to make an election to expand their building onto the adjacent property. If they make this election, the lender shall have the right to require the borrower to prepay the loan including payment of a yield maintenance prepayment premium if the borrower fails to comply with certain conditions of an option to add additional collateral to the property securing the loan. Such conditions include that the borrower purchase only sufficient amount of the adjacent property to allow expansion of the building in accordance with the expansion terms of the lease between
     Borrower and Riser Foods, add the adjacent property to the collateral for this loan, meet all zoning requirements, provide appropriate title, survey,
     Phase I report and any other underwriting and closing information required by the lender, meet all requirements set out in the mortgage for this loan for on-site expansion, and provide a satisfactory REMIC opinion. Such conditions must be complied with within nine months of Riser Foods' notice to Borrower that the tenant elects to expand the building as provided in the lease.

                                      II-5

27   Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 12 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K" and "L".
     Exceptions to formulas are shown below. Descriptions of these yield maintenance formulas are listed beginning on page II-6. Numerical references and sections refer back to the original loan documents.

28   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

29   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 - 4, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve Although generally the agreements. mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                 Escrowed Holdback or
  Mtg.                                       Escrow or LOC           Letter of Credit         Outside Date       Prepayment Premium
Loan No.    Property Name                 Release Conditions          Initial  Amount         for Release            Provisions
------------------------------------------------------------------------------------------------------------------------------------

20-21       Ridglea Village Shopping             1                           $370,000          03/11/2005                 NAP
            Center and Bedford Place
  26        601 E. 33rd Street                   2                           $520,168          08/01/2005          Yield Maintenance
                                                 3                           $117,500          08/01/2005          Yield Maintenance
 48         5100 Eastern Avenue                  4                            $51,100          12/31/2012          Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the Borrower.

RELEASE CONDITIONS

1.   Borrower provides evidence that a base rental income level equal to
     $1,775,000 has been achieved and such rents have been collected from tenants in occupancy for three consecutive months.

2.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders, a Certificate of Substantial Completion issued by the Mayor and
     City Counsel of Baltimore, and an updated survey. In addition, the lender has inspected or waived right to inspection.

3.   Borrower furnishes to Lender written disbursement request, lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and an unconditional certificate of occupancy.

4.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change In addition, the lender has inspected or orders. waived right to inspection.

YIELD MAINTENANCE FORMULAS

A.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the
     Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of this Note immediately prior to such prepayment; or (b)
     1.00% of the principal balance of the Note immediately prior to such prepayment.

                                      II-6

     All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

     In the event that the yield rate on publicly traded United States Treasury
     Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

B.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
          published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill
          ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, no Make Whole Premium is due unless an
     Event of Default exists, in which case the Make Whole Premium due shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

C.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
          published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill
          ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

D.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue selected by Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted Average Life to Maturity" (defined below) as of the date of prepayment. The published yield shall be to an equivalent monthly converted compounded nominal yield.

          The "Weighted Average Life to Maturity" with respect to the Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollars-years" of the Note by the outstanding principal amount "Remaining Dollar-years" hereof. means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment

                                      II-7

          (including repayment of any principal at the due date of the Note) by
          (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, no Make Whole Premium is due unless an
     Event of Default exists, in which case the Make Whole Premium due shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

E.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The Make Whole Premium (for the Loan, or for each of the Notes, as applicable) shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue to be selected by
          Lender with a similar time to maturity to that of the respective Note
          ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
          Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the respective Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with Note A and/or Note B, as applicable (all installment payments and any remaining payment due on the Maturity Date) discounted at the
          Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present
          Value of the Loan shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, no Make Whole Premium is due unless an
     Event of Default exists, in which case the Make Whole Premium due shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above. The amount of any Make Whole Premium received from Borrower shall be applied by Lender in respect of Note A and
     Note B, pro rata based on the principal amount of Note A or Note B prepaid
     (as applicable): provided, however, that upon the occurrence of an Event of
     Default or any monetary default under the Loan Documents, such Make Whole
     Premium shall be applied in accordance with Section 2.1(G) of the loan agreement.

F.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) the greater of 1.0% of the outstanding principal balance of the Note at the time of Prepayment, or the Make-Whole Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by the holder of the loan) incurred in reinvesting the principal of the loan, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, which such out-of-pocket costs and expenses shall not exceed the amount set forth in the related note.

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, if invested in a United States Treasury Bond or Note of comparable remaining maturity and if discounted to its present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid.

G.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) a prepayment charge equal to the greater of (i) 1% of the amount prepaid or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under the Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield
     (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

                                      II-8

     For purposes of the foregoing, "Periodic Treasury Yield" means (A) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have Maturity Dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (B) 12, if scheduled payment date are monthly or 4 if scheduled payment date are quarterly.

H.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the
     Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of this Note immediately prior to such prepayment; or (b)
     1.00% of the principal balance of the Note immediately prior to such prepayment.

     All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of (x) the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date plus (y) 50 basis points.

     In the event that the yield rate on publicly traded United States Treasury
     Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

I.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (1) an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States
     Treasury Bond or Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid, or
     (2) 1.0% of the then outstanding principal balance hereof at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by such holder of the loan in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States
     Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed in the aggregate $2,500.00.

J.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (A) a prepayment charge equal to the greater of (i) 1% of the amount prepaid or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of (I) all unpaid principal and interest payments required under the Note from the prepayment date until the Maturity Date and (II) the balloon payment necessary to fully prepay the Loan on the Maturity Date, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield
     (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have Maturity Dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by 12.

K.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     (x) for years 1-13, in an amount equal to (A) the greater of 1.0% of the outstanding principal balance of the Note at the time of Prepayment, or the
     Make-Whole Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by the holder of the loan) incurred in reinvesting the loan, together with the Prepayment Premium, in United
     States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed
     $2,500.00; (y) for year 14, in an amount equal to 2.5% of the outstanding principal balance of the Note, and (z) during the first 9 months of year
     15, in an amount equal to 1.0% of the outstanding principal balance of the loan plus payment of the sum of $2,500.00.

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid.

L.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

     The greater of (1) an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States
     Treasury Bond or Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the holder of the loan would have realized had the loan not been prepaid, or
     (2) 1.0% of the then outstanding principal balance hereof (including accrued interest) at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by such holder of the loan in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed in the aggregate $2,500.00.

                                      II-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA PLAZA
--------------------------------------------------------------------------------

                            [COLUMBIA PLAZA PICTURE]

                            [COLUMBIA PLAZA PICTURE]

                                     III-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA PLAZA
--------------------------------------------------------------------------------

                              [COLUMBIA PLAZA MAP]

                                     III-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - COLUMBIA PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $95,000,000

CUT-OFF DATE BALANCE:              $94,923,896

SHADOW RATING (S&P/FITCH):         BBB-/BBB-

FIRST PAYMENT DATE:                08/07/2004

INTEREST RATE:                     5.940%

AMORTIZATION:                      367 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     04/07/2012

EXPECTED MATURITY BALANCE:         $85,099,922

SPONSOR:                           Normandy Realty Partners

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 06/10/2007 and
                                   24 months after the REMIC start-up date, with
                                   U.S. Treasury defeasance thereafter.
                                   Prepayable without premium from and after
                                   01/07/2012.

LOAN PER SF:                       $185.58

UP-FRONT RESERVES:                 Insurance:           $13,343

                                   Required Repairs:    $20,000

                                   Environmental:       $625

ONGOING RESERVES:                  RE Taxes:            $133,697/month

                                   CapEx:               $2,131/month

                                   Insurance:           $13,343/month

                                   TI/LC (1):           Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          Washington, D.C.

YEAR BUILT/RENOVATED:              1975/1990

OCCUPANCY(2):                      100.0%

SQUARE FOOTAGE:                    511,500

THE COLLATERAL:                    CBD Office Building

OWNERSHIP INTEREST:                Fee

MAJOR TENANT                       % NRSF   BASE RENT PSF    LEASE EXPIRATION
------------                       ------   -------------    ----------------
GSA                                100.0%       $21.11          04/14/2012

PROPERTY MANAGEMENT:               Normandy 2401 Property Manager, LLC

U/W NET OP. INCOME:                $11,136,184

U/W NET CASH FLOW:                 $11,111,247

APPRAISED VALUE:                   $127,000,000

CUT-OFF DATE LTV:                  74.7%

MATURITY DATE LTV:                 67.0%

DSCR:                              1.65x
--------------------------------------------------------------------------------
(1)  If on 03/09/2011, the GSA has neither renewed their lease nor exercised their purchase option, a full cash sweep ensues.

(2)  Based on a rent roll dated 05/01/2004.

THE COLUMBIA PLAZA LOAN

     THE LOAN. The largest loan (the "Columbia Plaza Loan") as evidenced by the
Promissory Note (the "Columbia Plaza Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Columbia
Plaza Mortgage") encumbering the Columbia Plaza Borrower's fee interest in the real property known as Columbia Plaza located in Washington, D.C. (the "Columbia
Plaza Property"). The Columbia Plaza Loan was originated on 06/10/2004 by CDC
Mortgage Capital Inc.

     THE BORROWER. The borrower is Columbia 2401 LLC, a Delaware limited liability company (the "Columbia Plaza Borrower"). The Columbia Plaza Borrower
owns no material asset other than the Columbia Plaza Property and related interests. The Columbia Plaza Borrower is a single purpose, bankruptcy remote entity, with an independent manager and non-consolidation opinion in place. The
Columbia Plaza Borrower is controlled by Normandy Real Estate Partners L.L.C.

     THE PROPERTY. The Columbia Plaza Property is a 511,500 SF office complex in
Washington, D.C., comprised of a 15-story high-rise building, a 7-story mid-rise building and dedicated, below-grade parking for 361 cars. Built in 1975, the
Columbia Plaza Property underwent a $37 million renovation in 1990, including renovations to the building operating and mechanical systems, elevators, lobby areas and restrooms. The Columbia Plaza Property is part of a larger mixed use development which features five residential towers containing 800 apartments,
34,000 SF of retail space and 1,500 parking spaces.

                                     III-3

Located at 2401 E Street NW, the Columbia Plaza Property is across the street from The State Department's main building and is proximate to the Watergate
Complex, George Washington University and Foggy Bottom Metro Rail Station. The
Columbia Plaza Property is 100% leased to the GSA (State Department), who manages and maintains the interior of the building and is responsible for all interior operating expenses and increases of real estate taxes over a $240,000 base.

     GSA LEASE. The United States of America leases 511,500 SF (100%) of the
Columbia Plaza Property. Pursuant to the lease, the United States of America has a purchase option, which may be exercised at any time on or prior to 04/14/2011, effective 04/14/2012. The purchase price is determined as follows: the escalated value is computed by increasing $64,000,000 by 85% of the percentage of change in CPI-W between 03/31/1991 and 03/31/2011 or if the CPI-W for 03/31/2011 is
less than any month during such period, the highest such CPI-W. If the escalated value is less than $100,000,000, the purchase price will be equal to the escalated value. If the escalated value is greater than $100,000,000, the purchase price will be $100,000,000. The right to purchase is assignable by the
United States of America. The United States of America also has a purchase option on similar terms during the entire extension term of the Lease, if any.

Upon default under the lease by the Columbia Plaza Borrower, the United States of America may terminate the lease.

     PROPERTY MANAGEMENT. The Columbia Plaza Property is managed by Normandy
2401 Property Manager, LLC., which is affiliated with the Columbia Plaza
Borrower.

     MEZZANINE DEBT. The Columbia Plaza Loan Agreement permits the parent entity of the Columbia Plaza Borrower to pledge its membership interests in the
Columbia Plaza Borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things, (i) the principal amount of the mezzanine loan, together with the outstanding principal amount of the Columbia Plaza Loan, does not exceed, in the aggregate,
$105,000,000, (ii) no default or event of default under the Columbia Plaza Loan shall be continuing at the time the mezzanine loan is incurred and (iii) the mezzanine loan shall be coterminous with the Columbia Plaza Loan.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Columbia Plaza Property, which do not exceed a maximum amount of 1.0% of the original principal amount of the Columbia Plaza Loan.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Columbia Plaza Loan and the
Columbia Plaza Property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - ANAHEIM MARRIOTT
--------------------------------------------------------------------------------

                           [ANAHEIM MARRIOTT PICTURE]

[ANAHEIM MARRIOTT PICTURE]                            [ANAHEIM MARRIOTT PICTURE]

                                     III-5

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - ANAHEIM MARRIOTT
--------------------------------------------------------------------------------

                             [ANAHEIM MARRIOTT MAP]

                                     III-6

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - ANAHEIM MARRIOTT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $75,500,000

CUT-OFF DATE BALANCE:              $75,414,494

SHADOW RATING (S&P/FITCH):         NAP

FIRST PAYMENT DATE:                08/09/2004

INTEREST RATE:                     6.595%

AMORTIZATION:                      300 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     07/09/2014

EXPECTED MATURITY BALANCE:         $59,810,587

SPONSOR:                           Tushar Patel

INTEREST CALCULATION:              Actual/360

CALL PROTECTION(1):                Lockout until 24 months after the REMIC
                                   start-up date, with U.S. Treasury defeasance
                                   thereafter. Prepayable without premium from
                                   and after 01/09/2014.

LOAN PER ROOM:                     $73,147

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES(2):               Insurance:        Springing

                                   Taxes:            Springing

                                   Excess Cashflow:  Springing

                                   FF&E:             5.0% of Gross Revenues

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Hospitality

PROPERTY SUB-TYPE:                 Full-Service Hotel

LOCATION:                          Anaheim, CA

YEAR(S)BUILT/RENOVATED:            1981,1982/2003

OCCUPANCY:                         NAP

ROOMS:                             1,031

THE COLLATERAL:                    Six building, 1,031-guest room conference
                                   center hotel and parking garage

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Marriott Hotel Services, Inc.

U/W NET OP. INCOME:                $8,664,212

U/W NET CASH FLOW:                 $8,664,212

APPRAISED VALUE(3):                $112,000,000

CUT-OFF DATE LTV(3):               67.3%

MATURITY DATE LTV(3):              53.4%

DSCR(4):                           1.57x
--------------------------------------------------------------------------------

(1)  In certain limited circumstances, Marriott may purchase the Anaheim
     Marriott Property causing a prepayment or defeasance of the Anaheim
     Marriott Loan as described under "The Operating Lease Agreement with
     Marriott - Rent Payments, Term and Purchase Options" below.

(2)  The Anaheim Marriott Borrower is required to make monthly deposits into the reserve accounts for taxes and insurance in an amount equal to 1/12 of annual taxes and insurance premiums if (i) an event of default has occurred under the Marriott Lease, (ii) the Marriott Lease is no longer in full force and effect or (iii) Marriott International, Inc. does not wholly own
     Marriott Hotel Services, Inc. (the lessee under the Marriott Lease). The
     Anaheim Marriott Borrower is required to make monthly deposits of excess cash flow into the Excess Cashflow Reserve upon the occurrence and during the continuance of a "UCF Trigger Period" defined as a period (i) beginning on the date that underwritable cash flow (tested monthly by lender) for the trailing 12-month period falls below $7,750,000 and (ii) ending on the date that underwritable cash flow (tested monthly by lender) for such trailing
     12-month period is equal to or greater than $7,750,000 for six consecutive months. Deposits made into the reserve account for FF&E (the "FF&E
     Reserve") are discussed under "The Operating Lease Agreement with Marriott
     - Operation of the Anaheim Marriott Property and Funding of the FF&E
     Reserve" below.

(3)  Based on an appraisal prepared by Hospitality Valuation Services, dated
     April 22, 2004, for the value of the Anaheim Marriott Property with the
     Marriott Lease in place.

(4)  Under the Marriott Lease, Marriott is required to pay annual rent to the
     Anaheim Marriott Borrower in an amount up to 80.0% of the net cash flow from the Anaheim Marriott Property, with Marriott entitled to certain incentive fees after such rent reaches $8,664,212. The underwritten net cash flow from the Anaheim Marriott Property is approximately $12,130,000.
     Factoring in the structure of the incentive fees payable to Marriott, the
     Anaheim Marriott Property's underwritten cash flow could decrease by 11%
     and still yield the same rent payment of $8,664,212. Therefore, in the absence of such incentive fees, the rent, based on current underwritten net cash flow from the Anaheim Marriott Property, would equal approximately
     $9,700,000, producing the 1.57x DSCR shown in the table above. The DSCR based on the $8,664,212 rent obligation equals 1.40x.

THE ANAHEIM MARRIOTT LOAN

     THE LOAN. The second largest loan (the "Anaheim Marriott Loan") as evidenced by the Promissory Note (the "Anaheim Marriott Note") is secured by a first priority Deed of Trust and Security Agreement (the "Anaheim Marriott Deed
of Trust"; the Anaheim Marriott Note and the Anaheim Marriott Deed of Trust,
together with all documents or other instruments executed in connection with the
Anaheim Marriott Loan are collectively herein referred to as the "Anaheim
Marriott Loan Documents")

                                     III-7

encumbering a conference center hotel known as the Anaheim Marriott and located in Anaheim, California (the "Anaheim Marriott Property"). The Anaheim Marriott
Loan was originated on 06/18/2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower, AMH, LLC, is a Delaware limited liability company (the "Anaheim Marriott Borrower") that is a single purpose, bankruptcy remote entity. The Anaheim Marriott Borrower is sponsored by Tushar Patel (the
"Sponsor"). The Sponsor owns one-third of Tarsadia Hotels (two family members of the Sponsor own the remaining two-thirds of the company) which, together with other closely-held family entities controlled by the Sponsor, owns and manages hotel properties in Southern California, San Francisco and Las Vegas, with five additional properties under development, comprising a total portfolio of over
6,000 rooms. Flags included in the portfolio include Hyatt, Hard Rock, Hilton and Crowne Plaza.

     THE PROPERTY. The Anaheim Marriott Property consists of a 1,031-guest room conference center hotel situated on an approximately 653,400 SF (15-acre) parcel of land located immediately adjacent to the Anaheim Convention Center and approximately two blocks from the Disneyland Resort in Orange County,
California. Opened in 1981, the Anaheim Marriott Property is composed of six buildings, including a 19-story tower and a 17-story tower that house the majority of the guestrooms, a 5-level, above-grade 898-parking space structure and a 684-space surface parking area. The Anaheim Marriott Property underwent an approximately $26.9 million renovation between 2000-2003, which included a renovation of the property's guestrooms and significant improvements and redesign of the property's lobby and public areas.

     THE OPERATING LEASE AGREEMENT WITH MARRIOTT.

     Rent Payments, Term and Purchase Options. The Anaheim Marriott Property is
operated under a lease between the Anaheim Marriott Borrower, as lessor, and
Marriott Hotel Services, Inc. ("Marriott"), a wholly-owned subsidiary of
Marriott International, Inc. (NYSE:MAR) (rated BBB+/BBB/Baa2 by S&P, Fitch and
Moody's, respectively), as lessee (the "Marriott Lease"). Marriott
International, Inc. is an operator and franchisor of hotels and related lodging facilities worldwide. The company operates or franchises over 2,600 lodging properties worldwide. The initial term of the Marriott Lease expires on
12/29/2006. Marriott has five successive 10-year renewal options.

     Under the Marriott Lease, Marriott makes rent payments to the Anaheim
Marriott Borrower in an amount up to 80.0% of the net cash flow from the Anaheim
Marriott Property up to a rent payment of $8,664,212 per year, plus additional rent in the event that net cash flow from the Anaheim Marriott Property exceeds approximately $14,400,000 per year.

     Marriott has the right to purchase the Anaheim Marriott Property in the following instances: (i) upon the expiration of the initial term of the Marriott
Lease on 12/29/2006; (ii) upon the Anaheim Marriott Borrower's termination of the Marriott Lease due to the rent payments paid thereunder not meeting certain specified amounts for three consecutive years; (iii) if the Anaheim Marriott
Borrower does not fund additional contributions to an ongoing FF&E reserve account (the "FF&E Reserve") or make its proportionate share of certain other contributions (including for restoration upon a casualty or building improvements) to Marriott as provided under the Marriott Lease; (iv) upon termination of the Marriott Lease as the result of a final arbitration award due to a default under the Marriott Lease (provided that the arbitrator also finds that Marriott did not seek termination as a scheme to purchase or that such default was a result of Marriott's bad faith or willful misconduct); or (v) upon the sale of the Anaheim Marriott Property to a third party, including a sale following a foreclosure on the Anaheim Marriott Property.

     The amount payable upon Marriott's exercise of any such purchase right is calculated pursuant to the Marriott Lease. The Anaheim Marriott Borrower
represented and warranted that the foregoing purchase price would be in an amount greater than the original principal balance of the Anaheim Marriott Loan, but such purchase price may not be sufficient to pay any applicable prepayment charge. The Sponsor executed a guarantee in favor of lender guaranteeing payment of any potential shortfall.

     In the event that Marriott purchases the Anaheim Marriott Property pursuant to any such purchase right, the Anaheim Marriott Borrower (and the Sponsor, to the extent any shortfall amount is payable under the related guarantee) are required to (a) (i) pay to lender the entire outstanding amount of the Anaheim
Marriott Loan plus any applicable prepayment charge if such purchase occurs either prior to the first date when the Anaheim Marriott Borrower may defease the Anaheim Marriott Loan or after 01/09/2014 or (ii) defease the Anaheim
Marriott Loan in its entirety and pay to lender all amounts required in connection therewith at any time other than the periods immediately specified above, or (b) cause the Anaheim Marriott Loan to be assumed by Marriott subject to certain conditions discussed below.

                                     III-8

     Operation of the Anaheim Marriott Property and Funding of the FF&E Reserve.
Under the Marriott Lease, Marriott is responsible for the operation, management and maintenance of the Anaheim Marriott Property and is required to pay the
Anaheim Marriott Borrower 5.0% of annual gross revenues for ongoing FF&E, which the Anaheim Marriott Borrower has directed to be paid directly on a monthly basis to lender for deposit into the FF&E Reserve to satisfy the Anaheim
Marriott Borrower's obligation under the Anaheim Marriott Loan Documents. At origination, the Anaheim Marriott Borrower held $6,259,616 (the "Guaranteed FF&E
Amount") in prior FF&E deposits made by Marriott pursuant to the Marriott Lease.
The Sponsor executed a guaranty in favor of lender guaranteeing that at least
$6,259,616 will be available for FF&E replacements upon an event of default under the Anaheim Marriott Loan Documents. Such guarantee is reduced by any of the payments made by the Anaheim Marriott Borrower to Marriott from the
Guaranteed FF&E Amount and not reimbursed to the Anaheim Marriott Borrower pursuant to the Anaheim Marriott Loan Documents. To the extent the Anaheim
Marriott Borrower disburses any portion of the $6,259,616 to Marriott, the
Anaheim Marriott Borrower will not be required to make monthly deposits into the
FF&E Reserve until Marriott deposits with the Anaheim Marriott Borrower an amount equal to the lesser of (i) $2,000,000 or (ii) the amount of Guaranteed
FF&E Amount actually disbursed.

     If Marriott desires to make non-routine FF&E replacements or alterations to the Anaheim Marriott Property, Marriott can request that the Anaheim Marriott
Borrower pay 62.5% of the cost of such replacements or alterations. The Anaheim
Marriott Borrower's sole member is permitted to incur mezzanine debt in order to fund the Anaheim Marriott Borrower's share of such costs as discussed below. If the Anaheim Marriott Borrower does not pay its share of such costs (and Marriott does not fund the request on its own), Marriott has the right to purchase the
Anaheim Marriott Property as discussed above.

     The Anaheim Marriott Borrower currently is negotiating an amendment to the
Marriott Lease relating to alterations at the Anaheim Marriott Property. The
Anaheim Marriott Loan Documents provide that lender will consent to such amendment subject to certain conditions set forth therein, including without limitation (i) Marriott is required to make rent payments in an amount equal up to 100% of the net cash flow from the Anaheim Marriott Property up to a rent payment of $8,664,212 per year with no additional rent payments payable by
Marriott to the Anaheim Marriott Borrower, (ii) the Anaheim Marriott Borrower is
granted the right to terminate the Marriott Lease if the rent payments paid thereunder do not satisfy clause (i) above in any one year and (iii) the subject alterations are at Marriott's cost and expense.

     Termination by Marriott. Marriott has the right to terminate the Marriott
Lease (i) if a material license or permit required for Marriott's performance under the Marriott Lease is withdrawn or revoked (provided it was not due to
Marriott's fault ) or (ii) if certain other causes beyond Marriott's control have a significant adverse affect on the Anaheim Marriott Property's operations as described in the Marriott Lease. In certain circumstances, Marriott also has the right to terminate the Marriott Lease upon the sale of the Anaheim Marriott
Property to a third party (if Marriott does not exercise its related right of first negotiation), provided Marriott reasonably believes that the third-party purchaser (or certain affiliates of such purchaser) (i) owns an interest in a competitor of Marriott, (ii) is not of adequate financial stature or (iii) is of bad character or reputation. If Marriott terminates the Marriott Lease upon a sale of the Anaheim Marriott Property to a third-party purchaser as described in the foregoing sentence, the Anaheim Marriott Borrower is required to reimburse
Marriott for the "net book value" of its proportionate share of contributions made for certain (i) FF&E replacements and improvements and (ii) building improvements to the Anaheim Marriott Property. Such right to terminate the
Marriott Lease is not applicable in connection with a sale of the Anaheim
Marriott Property at foreclosure or by deed in lieu thereof, but will be applicable to any subsequent sale, including a sale on behalf of the trust fund in the event the trust obtains title to the Anaheim Marriott Property or by a third-party purchaser that obtained title at foreclosure.

     Casualty and Condemnation. In connection with a casualty wherein the
Anaheim Marriott Property is destroyed or substantially damaged in the last two years of the initial term (or of any renewal term), Marriott may elect not to restore the Anaheim Marriott Property if Marriott has not then exercised its next renewal term. At any other time, Marriott is obligated to restore the
Anaheim Marriott Property to the extent of available insurance proceeds. If insurance proceeds are insufficient to restore the Anaheim Marriott Property,
Marriott may require the Anaheim Marriott Borrower to pay 62.5% of the costs of such restoration in excess of available insurance proceeds and, if the Anaheim
Marriott Borrower does not pay its share of such costs, Marriott has the right to purchase the Anaheim Marriott Property. If Marriott does not restore,
Marriott is entitled to a portion of the insurance proceeds in an amount sufficient to reimburse it for the value of its leasehold interest and the
Anaheim Marriott Borrower is entitled to an amount not less than the "net book value" of the Anaheim Marriott Property. Pursuant to the Anaheim Marriott Loan
Documents, the Anaheim Marriott Borrower is required to insure the Anaheim
Marriott Property in an amount not less than the replacement cost of the Anaheim
Marriott Property. The Sponsor has executed a guaranty (the "Anaheim Net Book
Value Guaranty") in favor of lender guaranteeing payment of any shortfall arising from the difference of the insurance proceeds paid to

                                     III-9

lender in connection with such a casualty and the outstanding amount of the
Anaheim Marriott Loan. In the Anaheim Marriott Loan Documents, the Anaheim
Marriott Borrower represented that as of 12/31/2003, its calculation of the net book value for the Anaheim Marriott Property was $74,200,000.

     If all or substantially all of the Anaheim Marriott Property is taken by eminent domain, the Marriott Lease terminates and any related award is to be
"fairly and equitably" apportioned between Marriott and the Anaheim Marriott
Borrower taking into consideration the remaining term of the Marriott Lease, the
"net book value" of each party's investment in the Anaheim Marriott Property and the future economic prospects for Anaheim Marriott Property. The Anaheim Net
Book Value Guaranty also covers any shortfall arising from the difference of the amounts paid to lender in connection with any such taking and the outstanding amount of the Anaheim Marriott Loan.

     PROPERTY MANAGEMENT. Marriott manages the property pursuant to the Marriott
Lease. No separate management arrangement exists. Any new management arrangement
(including, without limitation, any new franchise or flag for the Anaheim
Marriott Property) is subject to several conditions precedent in the Anaheim
Marriott Loan Documents, including, without limitation, rating agency confirmation and consent by lender.

     MEZZANINE DEBT. To the extent that the Anaheim Marriott Borrower elects, under the Marriott Lease, to pay its required share of non-routine repairs or alterations of the Anaheim Marriott Property as requested by Marriott, the sole member of the Anaheim Marriott Borrower may incur mezzanine debt secured by its
100% membership interest in the Anaheim Marriott Borrower in order to make a capital contribution to the Anaheim Marriott Borrower in order to fund the
Anaheim Marriott Borrower's share of such repairs or alterations. Such incurrence of mezzanine debt is subject to several conditions precedent contained in the Anaheim Marriott Loan Documents including, without limitation, that (i) the principal amount of the mezzanine loan does not exceed $25,000,000,
(ii) no event of default has occurred and is continuing, (iii) the borrower under the mezzanine loan maintains an interest rate cap agreement in accordance with the terms specified in the Anaheim Marriott Loan Documents, (iv) the combined DSCR of the mezzanine loan and the Anaheim Marriott Loan (tested on a actual basis) is equal to or greater than 1.20x, (v) the LTV (taking into account the aggregate amount of the Anaheim Marriott Loan and the mezzanine loan) does not exceed 80.0% and (vi) the mezzanine lender enters into an intercreditor agreement in a form acceptable to lender and the rating agencies.

     ADDITIONAL INDEBTEDNESS. Additional indebtedness is not allowed, except amounts incurred in the ordinary course of business for (i) unsecured trade payables paid within 60 days of the date incurred and/or (ii) financing leases and purchase money indebtedness relating to personal property, which in the aggregate do not exceed 3.0% of the outstanding principal amount of the Anaheim
Marriott Loan.

     RELEASE OF PARCELS. Not allowed.

     ASSUMPTION OF THE ANAHEIM MARRIOTT LOAN. The Anaheim Marriott Loan
Documents permit each of a third party, Marriott International, Inc. and certain
Sponsor affiliates to purchase the Anaheim Marriott Property and concurrently assume the Anaheim Marriott Loan, subject to several conditions precedent contained in the Anaheim Marriott Loan Documents, including, without limitation, that (i) the Anaheim Marriott Borrower will not have received notice that an event of default has occurred, (ii) with respect to a third party, lender shall have approved such third party and received a rating agency confirmation with respect to such third party, (iii) the Anaheim Marriott Property will be owned by a single purpose, bankruptcy remote entity which is controlled by the permitted assuming party and is 51% owned by such party and (iv) the permitted assuming party assumes the Anaheim Marriott Loan and the Anaheim Marriott
Borrower's obligations under the Anaheim Marriott Loan Documents.
Notwithstanding the foregoing, with respect to an assumption by certain Sponsor affiliates after the Anaheim Marriott Borrower has received a notice of default, such assumption is still permitted provided that certain conditions detailed in the Anaheim Marriott Loan Documents are satisfied.

     Certain additional information regarding the Anaheim Marriott Loan and the
Anaheim Marriott Property is set forth on Appendix II hereto.

                                     III-10

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 - NORTHBRIDGE RETAIL
--------------------------------------------------------------------------------

                          [NORTHBRIDGE RETAIL PICTURE]

                          [NORTHBRIDGE RETAIL PICTURE]

                                     III-11

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 - NORTHBRIDGE RETAIL
--------------------------------------------------------------------------------

                            [NORTHBRIDGE RETAIL MAP]

                                     III-12

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 - NORTHBRIDGE RETAIL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $68,300,000

CUT-OFF DATE BALANCE:              $68,300,000

SHADOW RATING (S&P/FITCH):         A-/A-

FIRST PAYMENT DATE:                08/10/2004

INTEREST RATE:                     4.670%

AMORTIZATION:                      IO

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     07/10/2009

EXPECTED MATURITY BALANCE:         $68,300,000

SPONSORS:                          Westfield, Morgan Stanley Real
                                   Estate Fund, John Buck Company

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 06/17/2007 and
                                   24 months from the start-up date of the last
                                   REMIC that holds a Northbridge Companion
                                   Loan, with U.S. Treasury defeasance
                                   thereafter. Prepayable without premium from
                                   and after 01/10/2009.

LOAN PER SF(1):                    $300.40

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES:                  RE Taxes(2):         Springing

                                   Insurance(2)(3):     Springing

                                   TI/LC(2)(4):         Springing

                                   Master Rent(2):      Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Chicago, IL

YEAR BUILT:                        2000

OCCUPANCY(5):                      88.7%

SQUARE FOOTAGE:                    682,418

THE COLLATERAL:                    Six-block, retail and office complex

OWNERSHIP INTEREST:                Fee

MAJOR TENANTS                      % NRSF  BASE RENT PSF   LEASE EXPIRATION
-------------                      ------  -------------   ----------------
Nordstrom                           38.1%      $19.23         09/21/2020

Euro RSCG Tatham                    13.5%      $20.21         11/30/2014

Virgin Records                       5.7%      $70.11         01/31/2014

ESPN Zone                            5.0%      $28.93         12/01/2014

PROPERTY MANAGEMENT:               Westfield Corporation, Inc.

U/W NET OP. INCOME:                $24,858,791

U/W NET CASH FLOW(6):              $24,321,010

APPRAISED VALUE:                   $344,400,000

CUT-OFF DATE LTV(1):               59.5%

MATURITY DATE LTV(1):              59.5%

DSCR(1)(7):                        2.51x
--------------------------------------------------------------------------------

(1)  The subject $68,300,000 loan represents an approximately 33.32% pari passu interest in a $205,000,000 mortgage loan secured by the Northbridge Retail
     Property. The Loan per SF, LTV, and DSCR numbers in this table are based on the total $205,000,000 mortgage loan. The reserves described in the footnotes below apply to the entire $205,000,000 financing.

(2)  In lieu of the Northbridge Retail Borrower making monthly deposits into the taxes, insurance, TI/LC, replacements and master rent reserve accounts, the
     Sponsors executed guaranties of payment in favor of the lender with respect to all of the monthly deposit amounts payable by the Northbridge Retail
     Borrower into each such reserve account. The Sponsors are severally liable under such guaranties of payment in proportion to their indirect beneficial interests in the Northbridge Retail Borrower. In the event the DSCR falls below 1.05x or an event of default occurs under the loan documents, the
     Northbridge Retail Borrower shall be required to commence depositing the full amount payable of such reserves or deliver to the lender one or more letters of credit in lieu of making such deposits.

(3)  In the event that the Northbridge Retail Borrower maintains blanket insurance policies, the Northbridge Retail Borrower shall not be required to make monthly deposits into the insurance reserve account.

(4)  The monthly deposit amount for tenant improvements, leasing commissions and similar costs is equal to 1/12 of the product of $1.20 and the gross rentable square feet of in-line tenant space at the Northbridge Retail
     Property (which is 163,596 SF pursuant to the loan agreement, unless the lender determines that a material expansion of the Northbridge Retail
     Property has occurred). The Northbridge Retail Borrower also shall deposit into the TI/LC reserve account all payments (including fees, penalties and commissions) received from any tenant leasing more than 30,000 SF of gross leasable area in connection with the termination or cancellation of any lease more than one year prior to its expiration date, provided that, upon the release of all or any portion of the space demised under such cancelled or terminated lease, the lender shall, upon the Northbridge Retail
     Borrower's request and provided that no event of default then exists under the loan documents, release to the Northbridge Retail Borrower the portion of such lease termination payments which exceeds the leasing expenses incurred in connection with such re-leasing.

(5)  Based on a rent roll dated 03/15/2004.

(6)  The current underwritten net cash flow for the Northbridge Retail Property was calculated to be $21,697,947. Based on that current underwritten net cash flow, the Northbridge Retail Loan has an underwritten DSCR of 2.24x
     (taking into account the Northbridge Retail Companion Loans). The projected underwritten net cash flow for the Northbridge Retail Property was calculated to be $24,321,010 based on the inclusion of anticipated rental income from a certain proposed lease for 2,792 SF which, according to the
     Northbridge Retail Borrower, is currently being negotiated with Oysy Sushi, and lease-up of additional space in accordance with underwriting assumptions which would bring occupancy for the non-anchor space to 95%.
     Based on that projected underwritten net cash flow, the Northbridge Retail
     Loan would have an underwritten DSCR of 2.51x (taking into account the
     Northbridge Retail Companion Loans).

(7)  The DSCR is based on the interest payments during the term of the loan with no amortization.

                                     III-13

THE NORTHBRIDGE RETAIL LOAN

     THE LOAN. The third largest loan (the "Northbridge Retail Loan") as evidenced by the Promissory Note (the "Northbridge Retail Note") is secured by, among other things, a Fee Mortgage, Assignment of Leases and Rents and Security
Agreement (the "Northbridge Retail Mortgage") encumbering the Northbridge Retail borrower's (i) fee interest in a retail and office complex containing approximately 682,418 SF known as the Westfield Shoppingtown Northbridge Mall, located in Chicago, Illinois (the "Northbridge Retail Property") and (ii)
leasehold interest created under a ground lease of an approximate 15,300 SF portion of the Northbridge Retail Property. The Northbridge Retail Loan was
originated on 06/14/2004 by Morgan Stanley Mortgage Capital Inc. and two other lenders.

     The Northbridge Retail Loan represents an approximately 33.32% pari passu interest in a $205,000,000 (original balance) total mortgage loan. The two other mortgage loans secured by the Northbridge Retail Property are each pari passu in right of payment to the Northbridge Retail Loan (collectively, the "Northbridge
Retail Companion Loans"). The Northbridge Retail Companion Loans each have an original principal balance of $68,350,000 and the same interest rate, maturity date and amortization term as the Northbridge Retail Loan. Only the Northbridge
Retail Loan is included in the trust. The Northbridge Retail Loan and the
Northbridge Companion Loans are serviced pursuant to the LB-UBS 2004-C6 Pooling and Servicing Agreement (as defined in this prospectus supplement) and the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the Northbridge Retail Loan.

     THE BORROWER. The borrowers under the Northbridge Retail Loan are four separate special purpose, bankruptcy remote entities (collectively, the
"Northbridge Retail Borrower") that are Delaware limited liability companies.
The Northbridge Retail Borrower is owned by Westfield America, Inc., a Missouri corporation ("Westfield America"), Buck River North L.L.C., a Delaware limited liability company ("Buck"), The Morgan Stanley Real Estate Fund II, L.P., a
Delaware limited partnership ("MSREF"). Westfield America is the U.S.-based affiliate of Westfield America Trust, a member of The Westfield Group, the largest retail property group in the world by equity market capitalization and the eighth largest entity listed on the Australian Stock Exchange (ASX: WDC) (as of 07/05/2004). As of 03/31/2004, The Westfield Group reported interests in 123 shopping centers, including the Westfield America portfolio of 66 shopping centers encompassing approximately 68.0 million SF. MSREF is one of a series of discretionary institutional funds managed by Morgan Stanley, an affiliate of the depositor and one of the mortgage loan sellers and underwriters, that targets opportunistic real estate investments. MSREF currently owns approximately $13.5 billion of assets worldwide. Buck is an affiliate of The John Buck Company, a corporate real estate services firm with a portfolio of over 10.0 million SF of property under its management.

     THE PROPERTY. The Northbridge Retail Property is an urban retail/office center constructed during 2000 in a six-block, 682,418 SF area located near the southern edge of Chicago's Magnificent Mile. Components of the Northbridge
Retail Property include: (i) The Shops at North Bridge, a 359,899 SF, four-level, retail venue anchored by Nordstrom (260,000 SF) and approximately 50 in-line stores; (ii) a 239,318 SF, multiple story retail/office building with tenants including Euro RSCG Tatham (92,330 SF), ESPN Zone (33,918 SF) and
Bally's Total Fitness (26,235 SF); and (iii) 83,201 SF of retail/restaurant space with Virgin Records (39,189 SF) and P.F. Chang's China Bistro (4,790 SF).
The Northbridge Retail Property is part of the greater Northbridge development, which is a master-planned, nine-block mix of retail, restaurant, hotel and office space that spans from North Michigan Avenue on the east to the River
North entertainment district on the west.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Northbridge Retail Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                                     III-14

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE

                                                                                                                    CUMULATIVE % OF
                       # OF LEASES    AVERAGE TOTAL RENT  % OF TOTAL SF      CUMULATIVE % OF    % OF TOTAL RENTAL     TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING(1)     ROLLING           SF ROLLING        REVENUES ROLLING   REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant               9               $0.00              11%                11%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
        MTM                 0               $0.00               0%                11%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
        2004                0               $0.00               0%                11%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
        2005                9              $83.43               2%                13%                   4%                 4%
------------------------------------------------------------------------------------------------------------------------------------
        2006                2              $99.51               1%                14%                   1%                 5%
------------------------------------------------------------------------------------------------------------------------------------
        2007                0               $0.00               0%                14%                   0%                 5%
------------------------------------------------------------------------------------------------------------------------------------
        2008                3              $82.88               0%                14%                   1%                 6%
------------------------------------------------------------------------------------------------------------------------------------
        2009                3             $121.47               2%                17%                   7%                12%
------------------------------------------------------------------------------------------------------------------------------------
        2010                22            $103.22              10%                27%                  23%                35%
------------------------------------------------------------------------------------------------------------------------------------
        2011                8             $133.68               2%                29%                   5%                41%
------------------------------------------------------------------------------------------------------------------------------------
        2012                1              $53.37               1%                29%                   1%                42%
------------------------------------------------------------------------------------------------------------------------------------
        2013                4              $67.36               3%                32%                   4%                45%
------------------------------------------------------------------------------------------------------------------------------------
   2014 & Beyond            7              $36.50              68%               100%                  55%               100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Northbridge Retail Property is managed by
Westfield Corporation, Inc., which is an affiliate of Westfield America, one of the sponsors.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed, except trade debt incurred in the ordinary course of business relating to the ownership and operation of the
Northbridge Retail Property which trade debt does not exceed $8,200,000 and is paid within 60 days of the date incurred.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Northbridge Retail Loan and the
Northbridge Retail Property is set forth on Appendix II hereto.

                                     III-15

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - BEVERLY CENTER
--------------------------------------------------------------------------------

                            [BEVERLY CENTER PICTURE]

[BEVERLY CENTER PICTURE]                                [BEVERLY CENTER PICTURE]

                                     III-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - BEVERLY CENTER
--------------------------------------------------------------------------------

                              [BEVERLY CENTER MAP]

                                     III-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - BEVERLY CENTER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):               $61,000,000

CUT-OFF DATE BALANCE:              $61,000,000

SHADOW RATING (S&P/FITCH):         BBB/BBB

FIRST PAYMENT DATE:                03/11/2004

INTEREST RATE:                     5.090%

AMORTIZATION(2):                   IO/360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     02/11/2014

EXPECTED MATURITY BALANCE:         $53,237,071

SPONSOR:                           The Taubman Realty Group

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 02/11/2007 and
                                   24 months after the start-up date of the last
                                   REMIC that holds a Beverly Center Companion
                                   Loan, with U.S. Treasury defeasance
                                   thereafter. Prepayable without premium from
                                   and after 11/11/2013.

LOAN PER SF(1):                    $358.47

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES:                  RE Taxes(3):         Springing

                                   CapEx(3):            Springing

                                   TI/LC(3):            Springing

                                   Ground Rent(3):      Springing

                                   Insurance(3):        Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Los Angeles, CA

YEAR BUILT/RENOVATED:              1982/2003

OCCUPANCY(4):                      99.1%

SQUARE FOOTAGE:                    855,015

THE COLLATERAL:                    Three-level anchored super regional mall

OWNERSHIP INTEREST:                Leasehold

MAJOR TENANTS                      % NRSF   BASE RENT PSF   LEASE EXPIRATION
-------------                      ------   -------------   ----------------

Bloomingdale's                      18.3%       $7.27         03/31/2017

Macy's                              17.8%       $0.00         03/01/2017

Macy's Men's Store                   7.8%      $20.23         12/31/2009

PROPERTY MANAGEMENT:               The Taubman Company LLC

U/W NET OP. INCOME:                $36,876,868

U/W NET CASH FLOW:                 $35,712,917

APPRAISED VALUE:                   $563,000,000

CUT-OFF DATE LTV(1):               54.4%

MATURITY DATE LTV(1):              47.5%

DSCR(1)(5):                        2.25x
--------------------------------------------------------------------------------

(1)  The subject $61,000,000 loan represents an approximately 19.9% pari passu interest in the senior $306,500,000 portion of a $347,500,000 total mortgage loan (the "Beverly Center Whole Loan") secured by the Beverly
     Center Property. The Loan per SF, LTV, and DSCR numbers in this table are based on the total $306,500,000 senior financing. The reserves described in the footnotes below apply to the Beverly Center Whole Loan.

(2)  The loan is interest only for the first 24 months of the loan term, with principal and interest payments commencing 03/11/2006. The total
     $347,500,000 loan amortizes on a 30-year schedule after the initial 24 month interest only period.

(3)  Upon the occurrence and during the continuance of certain specified
     "trigger" events under the loan documents, including an event of default or the DSCR for the Beverly Center Whole Loan is below 1.30x at the end of any calendar quarter, the Beverly Center Borrower shall make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual taxes and insurance premiums; (ii) $10,688 for capital expenditures (capped at $256,512); (iii) $82,746 tenant improvements, tenant allowances and leasing commissions (capped at $992,952) and (iv) an amount equal to the ground rent payable under the ground lease for the applicable month. In addition to or in lieu of making the payments to the capital expenditures reserve account or the tenant improvements, tenant allowances and leasing commission reserve account, the Beverly Center Borrower may deliver to the lender a letter of credit issued by a bank or other financial institution with a long-term unsecured rating of at least "A+" by S&Ps or "Aa3" by
     Moody's or by a bank or other financial institution which the rating agencies have provided a written confirmation pursuant to the related loan documents.

(4)  Based on a rent roll dated 10/20/2003.

(5)  The DSCR is based on the interest payments during the interest only period.
     The DSCR after the interest only period will be 1.80x and will be based on the principal and interest payments commencing 03/11/2006. The DSCR for the
     Beverly Center Whole Loan is 1.92x during the interest only period and
     1.55x after the interest only period.

THE BEVERLY CENTER LOAN

     THE LOAN. The fourth largest loan (the "Beverly Center Loan") as evidenced by the Amended and Restated Promissory Notes A-5 and A-7 (collectively, the
"Beverly Center Note") is secured by a first priority Leasehold Deed of Trust,
Assignment of Leases and Rents, Security Agreement and Fixture Filing (the
"Beverly Center Mortgage") encumbering a super-regional shopping center containing approximately 855,015 SF known as Beverly Center, located in Los
Angeles, California (the "Beverly Center Property"). The Beverly Center Loan was
originated on 02/11/2004 by Column Financial, Inc. and subsequently acquired by
Morgan Stanley Mortgage Capital Inc.

                                     III-18

The Beverly Center Loan represents an approximately 19.9% pari passu interest in the senior $306,500,000 portion of a $347,500,000 total mortgage loan. The
Beverly Center Loan is secured by the Beverly Center Property, on a pari passu basis, with $245,500,000 of other A Note mortgage loans, each having the same interest rate, maturity date and amortization term as the Beverly Center Loan.
Such other A Note mortgage loans are collectively referred to in this prospectus supplement as the "Beverly Center Companion Loans". The Beverly Center Property
also secures, on a subordinate basis, a $20,000,000 B Note mortgage loan and a
$21,000,000 C Note mortgage loan, which C Note mortgage loan is subordinate to the B Note mortgage loan. Such B Note mortgage loan and C Note mortgage loan are collectively referred to in this prospectus supplement as the "Beverly Center
Subordinate Notes". Only the Beverly Center Loan is included in the trust. The
Beverly Center Loan, the Beverly Center Companion Loans and the Beverly Center
Subordinate Notes are serviced pursuant to the CSFB 2004-C1 Pooling and
Servicing Agreement (as defined in this prospectus supplement) and, therefore, the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the Beverly Center Loan.

     THE BORROWER. The borrower under the Beverly Center Loan, La Cienega
Partners Limited Partnership, is a Delaware limited partnership (the "Beverly
Center Borrower") that is a special purpose, bankruptcy remote entity controlled by The Taubman Realty Group. The Taubman Realty Group is a fully integrated REIT and a leading developer, owner and manager of high-end regional malls. The
Taubman Realty Group operates approximately 32 regional malls totaling over 34.5 million SF.

     THE PROPERTY. The Beverly Center Property consists of a 855,015 SF, three-level, super-regional enclosed mall that is anchored by Macy's,
Bloomingdale's, and Macy's Men's Store and includes over 130 in-line stores. The anchor tenant stores are included in the collateral. Originally built in 1982, the Beverly Center Property is located on 7.86 acres at the southwest corner of
La Cienega Boulevard and Beverly Boulevard in Los Angeles, California. La
Cienega Boulevard is a major commercial corridor through the west Los Angeles area containing a significant concentration of retail commercial development.

     GROUND LEASE. The Beverly Center Borrower's interest in the Beverly Center
Property consists of a leasehold interest created under a ground lease (the
"Beverly Center Ground Lease") with Dorothy L. Hay and Beverly Hay (formerly known as Beverly Hay Laverty), two third parties unaffiliated with the Beverly
Center Borrower. The Beverly Center Ground Lease expires on 03/31/2054.
Currently, the annual rent under the Beverly Center Ground Lease is $1,716,936 and is subject to periodic increases beginning 01/01/2007 based on increases in certain mall rents or in the cost of living, as more particularly described in the Beverly Center Ground Lease. The Beverly Center Ground Lease does not specifically provide that the lessors are required to enter into a new ground lease upon rejection of the ground lease in a bankruptcy proceeding, but does require the lessor to enter into a new ground lease with the mortgagee upon a termination of the ground lease due to a default by the lessee under the ground lease.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the Beverly Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE
                                                                                                                    CUMULATIVE % OF
                       # OF LEASES    AVERAGE TOTAL RENT  % OF TOTAL SF      CUMULATIVE % OF    % OF TOTAL RENTAL     TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING(1)     ROLLING           SF ROLLING        REVENUES ROLLING   REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant               10               $0.00              1%                   1%                 0%               0%
------------------------------------------------------------------------------------------------------------------------------------
        MTM                  0               $0.00              0%                   1%                 0%               0%
------------------------------------------------------------------------------------------------------------------------------------
        2004                 9              $58.83              7%                   8%                 8%               8%
------------------------------------------------------------------------------------------------------------------------------------
        2005                12              $99.26              3%                  11%                 5%              14%
------------------------------------------------------------------------------------------------------------------------------------
        2006                 9             $143.14              1%                  13%                 4%              17%
------------------------------------------------------------------------------------------------------------------------------------
        2007                16             $122.69              3%                  16%                 7%              25%
------------------------------------------------------------------------------------------------------------------------------------
        2008                14              $57.57             12%                  27%                13%              38%
------------------------------------------------------------------------------------------------------------------------------------
        2009                12              $45.61              9%                  37%                 8%              46%
------------------------------------------------------------------------------------------------------------------------------------
        2010                12             $115.59              3%                  40%                 6%              52%
------------------------------------------------------------------------------------------------------------------------------------
        2011                16             $106.48              6%                  45%                12%              64%
------------------------------------------------------------------------------------------------------------------------------------
        2012                10              $84.31              5%                  51%                 9%              72%
------------------------------------------------------------------------------------------------------------------------------------
        2013                20             $100.03              8%                  59%                16%              88%
------------------------------------------------------------------------------------------------------------------------------------
   2014 & Beyond            16              $15.30             41%                 100%                12%             100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Beverly Center Property is managed by The Taubman
Company, LLC, which is an affiliate of the Beverly Center Borrower.

     MEZZANINE DEBT. Not allowed.

                                     III-19

     ADDITIONAL INDEBTEDNESS. The Beverly Center Property also secures, on a subordinate basis, a $20,000,000 B Note mortgage loan and a $21,000,000 C Note mortgage loan, which C Note mortgage loan is subordinate to the B Note mortgage loan. Various matters regarding the respective rights and obligations of the trust, as the holder of the Beverly Center Loan, the holders of the Beverly
Center Companion Loans and the holders of the Beverly Center Subordinate Notes are governed by two intercreditor agreements. The intercreditor agreements are described in this prospectus supplement under "Description of the Mortgage
Pool-The Beverly Center Pari Passu Loan" and under "Servicing of the Mortgage
Loans-Servicing of Certain Mortgage Loans with Other Financing-Rights of the
Holders of the Beverly Center Subordinate Notes". Additional indebtedness is not allowed, except amounts for the unsecured trade payables and operational debt and financing of equipment, fixtures or personal property used at the Beverly
Center Property so long as such indebtedness is incurred in the ordinary course of business and (i) in the aggregate does not exceed $5,000,000, (ii) in the case of unsecured trade payables and operational debt, is paid not more than 60 days from the date incurred and (iii) in the case of debt incurred in the financing of equipment, fixtures and personal property that is evidenced by a note, is paid on the date payment is due under such note.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Beverly Center Loan and the Beverly
Center Property is set forth on Appendix II hereto.

                                     III-20

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - BULL RUN PLAZA
--------------------------------------------------------------------------------

                            [BULL RUN PLAZA PICTURE]

[BULL RUN PLAZA PICTURE]                                [BULL RUN PLAZA PICTURE]

                                     III-21

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - BULL RUN PLAZA
--------------------------------------------------------------------------------

                              [BULL RUN PLAZA MAP]

                                     III-22

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - BULL RUN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $50,250,000

CUT-OFF DATE BALANCE:              $50,207,136

SHADOW RATING (S&P/FITCH):         NAP

FIRST PAYMENT DATE:                08/01/2004

INTEREST RATE:                     5.890%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     07/01/2014

EXPECTED MATURITY BALANCE:         $42,565,671

SPONSORS:                          Randall C. Stein and Bryan S. Weingarten

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 06/30/2007 and
                                   24 months after the REMIC start-up date, with
                                   U.S. Treasury defeasance thereafter.
                                   Prepayable without a premium from and after
                                   04/01/2014.

LOAN PER SQUARE FOOT:              $120.48

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES:                  RE Taxes:              $35,330/month

                                   Insurance:             $7,553/month

                                   CapEx:                 $7,987/month

                                   TI/LC:                 $21,667/month

LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Manassas, VA

YEAR BUILT:                        1987

OCCUPANCY (1):                     97.2%

SQUARE FOOTAGE:                    416,722

THE COLLATERAL:                    A single-story grocer-anchored shopping
                                   center

OWNERSHIP INTEREST:                Fee

MAJOR TENANTS                      %NRSF     BASE RENT PSF    LEASE EXPIRATION
-------------                      -----     -------------    ----------------
Shoppers Food                      18.2%        $9.06           12/01/2013

Warehouse                          12.5%        $12.00          01/20/2019

Dick's Sporting Goods              7.8%         $10.08          12/01/2010

Office Depot

PROPERTY MANAGEMENT:               WP Realty, Inc.

U/W NET OP. INCOME:                $4,601,438

U/W NET CASH FLOW:                 $4,287,195

APPRAISED VALUE:                   $62,800,000

CUT-OFF DATE LTV:                  79.9%

MATURITY DATE LTV:                 67.8%

DSCR:                              1.20x
--------------------------------------------------------------------------------

(1)  Based on a rent roll dated 05/01/2004.

THE BULL RUN PLAZA LOAN

     THE LOAN. The fifth largest loan (the "Bull Run Plaza Loan") as evidenced by a promissory note (the "Bull Run Plaza Note") is secured by a Deed of Trust and Absolute Assignment of Leases and Rents, Security Agreement and Fixture
Filing (the "Bull Run Plaza Mortgage") encumbering a 416,722 SF single story grocer-anchored shopping center located in Manassas, Virginia (the "Bull Run
Plaza Property") and is governed by, and subject to the terms and provisions of, a loan agreement between the lender and the borrower (the "Bull Run Plaza Loan
Agreement"). The Bull Run Plaza Loan was originated on 06/30/2004 by Washington
Mutual Bank, FA.

     THE BORROWER. The borrower is Bull Run WP Associates, LLC, a Delaware limited liability company (the "Bull Run Plaza Borrower"). The Bull Run Plaza
Borrower is a special purpose entity. The managing member of the Bull Run Plaza
Borrower is Bull Run WP Developers, L.P., a Pennsylvania limited partnership.
Bull Run WP, Inc., a Pennsylvania corporation, is the general partner of the managing member of the Bull Run Plaza Borrower.

                                     III-23

     THE PROPERTY. The Bull Run Plaza Property is a 416,722 SF grocer-anchored shopping center known as Bull Run Plaza. The center contains seven buildings which were constructed in 1987. The Bull Run Plaza Property amenities include on site parking for 2,084 automobiles. The largest tenant, Shoppers Food Warehouse, had sales per SF of $460.02 in 2001, $478.29 in 2002 and $489.15 in 2003.
Shoppers Food Warehouse offers a variety of products and services, including produce, baked goods, meats and seafood, salad bars, cookware and prepared foods, among other items. The company was incorporated in 1956 as Jumbo Food
Stores and was bought in 1998 by wholesale food distributor Richfood Holdings, which was in turn bought by food wholesaler Supervalue in 1999. Adjoining properties consist of the Bull Run Regional Library, a business center, government center and a bank branch to the north; a Costco Wholesale and Costco
Gasoline station, business center, skating rink and smaller retail units to the south; Best Buy, Big K (Kmart) and various fast food restaurants to the east;
and residential and densely wooded land to the west.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Bull Run Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE

                                                                                                                    CUMULATIVE % OF
                       # OF LEASES    AVERAGE TOTAL RENT  % OF TOTAL SF      CUMULATIVE % OF    % OF TOTAL RENTAL     TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING(1)     ROLLING           SF ROLLING        REVENUES ROLLING   REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant               1              $0.00                3%                3%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
         MTM                0              $0.00                0%                3%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
        2004                0              $0.00                0%                3%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
        2005                2              $10.86               8%               11%                   8%                 8%
------------------------------------------------------------------------------------------------------------------------------------
        2006                0              $0.00                0%               11%                   0%                 8%
------------------------------------------------------------------------------------------------------------------------------------
        2007                6              $14.63               4%               16%                   6%                14%
------------------------------------------------------------------------------------------------------------------------------------
        2008               12              $14.85               11%              26%                  14%                28%
------------------------------------------------------------------------------------------------------------------------------------
        2009                6              $12.92               9%               36%                  11%                39%
------------------------------------------------------------------------------------------------------------------------------------
        2010                4              $11.97               9%               45%                  10%                48%
------------------------------------------------------------------------------------------------------------------------------------
        2011                0              $0.00                0%               45%                   0%                48%
------------------------------------------------------------------------------------------------------------------------------------
        2012                1              $18.87               1%               46%                   1%                50%
------------------------------------------------------------------------------------------------------------------------------------
        2013                5              $9.86                22%              68%                  19%                69%
------------------------------------------------------------------------------------------------------------------------------------
    2014 & Beyond           6              $10.95               32%             100%                  31%               100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Bull Run Plaza Property is managed by WP Realty,
Inc., a Pennsylvania corporation, the sole owners and shareholders of which are the principals of the Bull Run Plaza Borrower. WP Realty, Inc., is a real estate investment, development, leasing and management company specializing in retail and multifamily residential properties. WP Realty's portfolio currently consists of 25 properties, comprising 3.9 million SF of retail space and 574 multi-family units. The management fees are subordinate to the Bull Run Plaza Loan.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables not to exceed $1,500,000 in the aggregate with respect to the Bull Run Plaza
Borrower or $20,000 in the aggregate with respect to the managing member of the
Bull Run Plaza Borrower and the general partner of such managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Bull Run Plaza
Property (or its interest in the Bull Run Plaza Borrower, as applicable) and is paid within thirty days from the date due.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Bull Run Plaza Loan and the Bull
Run Plaza Property is set forth on Appendix II hereto.

                                     III-24

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - WORLD APPAREL CENTER
--------------------------------------------------------------------------------

[WORLD APPAREL CENTER PICTURE]                    [WORLD APPAREL CENTER PICTURE]

[WORLD APPAREL CENTER PICTURE]                    [WORLD APPAREL CENTER PICTURE]

                                     III-25

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - WORLD APPAREL CENTER
--------------------------------------------------------------------------------

                           [WORLD APPAREL CENTER MAP]

                                     III-26

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - WORLD APPAREL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE(1):               $35,770,000

CUT-OFF DATE BALANCE:              $35,770,000

SHADOW RATING (S&P/FITCH):         A+/AA-

FIRST PAYMENT DATE:                08/07/2004

INTEREST RATE:                     5.502%

AMORTIZATION(2):                   IO/360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     07/07/2014

EXPECTED MATURITY BALANCE:         $32,064,760

SPONSORS:                          Trizec Properties, Inc. and The Swig
                                   Investment Company

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 06/18/2007 and
                                   24 months after the start-up date of the last
                                   REMIC that holds a World Apparel Center
                                   Companion Loan, with U.S. Treasury defeasance
                                   thereafter. Prepayable without premium from
                                   and after 04/07/2014.

LOAN PER SF(1):                    $190.32

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES(3):               RE Taxes:   Springing

                                   Insurance:  Springing

                                   CapEx:      Springing

                                   TI/LC:      Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEARS BUILT/RENOVATED:             1970/1998-1999, 2001-2002

OCCUPANCY(4):                      97.9%

SQUARE FOOTAGE:                    1,150,705

THE COLLATERAL:                    40-story class A office building

OWNERSHIP INTEREST:                Fee

MAJOR TENANTS                      % NRSF   BASE RENT PSF   LEASE EXPIRATION
-------------                      ------   -------------   ----------------
Jones Apparel Group                22.2%       $38.63         04/30/2012

Chase Manhattan Bank               6.3%        $21.48         10/31/2009

Levi Strauss                       3.7%        $50.71         01/31/2012

PROPERTY MANAGEMENT:               Trizec Holdings, Inc.

U/W NET OP. INCOME:                $31,797,533

U/W NET CASH FLOW:                 $29,608,161

APPRAISED VALUE:                   $395,000,000

CUT-OFF DATE LTV(1):               55.4%

MATURITY DATE LTV(1):              49.7%

DSCR(1)(5):                        2.42x
--------------------------------------------------------------------------------

(1)  The subject $35,770,000 loan represents an approximately 16.33% pari passu interest in a $219,000,000 mortgage loan secured by the World Apparel
     Center Property. The Loan per SF, LTV, and DSCR numbers in this table are based on the total $219,000,000 mortgage loan. The reserves described in the footnotes below apply to the entire $219,000,000 financing.

(2)  The loan is interest only for the first 36 months of the loan term, with principal and interest payments commencing on 08/07/2007. The total
     $219,000,000 loan amortizes on a 30-year schedule after the initial 36 month interest only period.

(3)  Upon the occurrence of an event of default under the loan documents or if the Actual Net Cash Flow (as defined in the loan documents) from the World
     Apparel Center Property is less than $25,500,000 (a "Trigger Event"), the
     World Apparel Center Borrower shall make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual taxes and insurance premiums; (ii) $10,775 for capital expenditures; and (iii) $119,865 for tenant improvements, leasing commissions and similar costs. The World
     Apparel Center Borrower may cease making such monthly deposits if the event of default is cured, no longer exists or has been waived by the lender, as applicable, or if the Actual Net Cash Flow is equal to or greater than
     $25,500,000 for two consecutive quarters.

     Whether or not a Trigger Event has occurred and is continuing, commencing on 04/07/2011 and continuing for the next 12 succeeding monthly payment dates, the World Apparel Center Borrower shall make a monthly deposit in an amount equal to the product of $20 times the rentable square footage of the space demised at such time under the Jones Apparel Group Lease divided by
     12, so long as Jones Apparel Group has not renewed its lease or entered into a new lease pursuant to the loan agreement on or before 04/07/2011;
     provided, however, the World Apparel Center Borrower shall not be required to make such monthly deposits in the event that as of 04/07/2011, the Jones
     Apparel Group Lease demises less than 30,000 SF of space and the World
     Apparel Center Borrower has relet the approximately 222,867 remaining SF.

(4)  Based on a rent roll dated 05/01/2004.

(5)  The DSCR is based on the interest payments during the interest only period.
     The DSCR after the interest only period will be 1.98x and will be based on principal and interest payments commencing 08/07/2007.

                                     III-27

THE WORLD APPAREL CENTER LOAN

     THE LOAN. The sixth largest loan (the "World Apparel Center Loan") as evidenced by the Promissory Note A-4 (the "World Apparel Center Note") is
secured by, among other things, a Mortgage, Assignment of Leases and Rents and
Security Agreement (the "World Apparel Center Mortgage") encumbering the
1,150,705 SF office/showroom property known as the World Apparel Center and located in New York, New York (the "World Apparel Center Property"). The World
Apparel Center Loan was originated on 06/18/2004 by Morgan Stanley Mortgage
Capital Inc. and two other banks.

     The World Apparel Center Loan represents an approximately 16.33% pari passu interest in a $219,000,000 (original balance) total mortgage loan. The three other mortgage loans secured by the World Apparel Center Property are each pari passu in right of payment to the World Apparel Center Loan (collectively, the
"World Apparel Center Companion Loans"). The World Apparel Center Companion
Loans have original principal balances of $73,000,000, $73,000,000 and
$37,230,000, respectively, and the same interest rate, maturity date and amortization term as the World Apparel Center Loan. Only the World Apparel
Center Loan is included in the trust. The World Apparel Center Loan and the
World Apparel Center Companion Loans are serviced pursuant to the JPMorgan
2004-LN2 Pooling and Servicing Agreement (as defined in this prospectus supplement) and the master servicer thereunder will remit collections and establish and maintain reserves, if any, on the World Apparel Center Loan.

     THE BORROWER. The borrower is 1411 TrizecHahn-Swig, L.L.C., a Delaware limited liability company (the "World Apparel Center Borrower") that is a special purpose, bankruptcy remote entity controlled by Trizec Properties, Inc.
(NYSE: TRZ) and The Swig Investment Company. Trizec Properties, Inc. is a
publicly traded office REIT that has ownership interests in and manages a portfolio of 62 U.S. office properties containing approximately 42,000,000 SF.
The Swig Investment Company is a private real estate investment company with more than sixty years of operating history that owns more than 7,000,000 SF of office space, 650,000 SF of industrial space and 1,500 full-service hotel rooms.

     THE PROPERTY. The World Apparel Center Property is located in the Midtown
Manhattan business district of New York, New York, at 1411 Broadway, occupying the full city block from Broadway to Seventh Avenue and West 39th to West 40th
Streets. The World Apparel Center Property was originally constructed in 1970 and was subsequently renovated from 1998-1999 and 2001-2002, with improvements including elevator renovation and modernization, chiller plant retrofit and complete facade maintenance as well as new building management and lighting control systems. It consists of a 1,150,705 SF, 40-story Class A office/showroom building. Property amenities include a two-story lobby, a 150-space garage, 24/7 building access and security, onsite bank and newsstand and specially designed showroom space for fashion-industry tenants. Average year-end occupancy since
1997 is 97.9%.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the World Apparel Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE

                                                                                                                    CUMULATIVE % OF
                       # OF LEASES    AVERAGE TOTAL RENT  % OF TOTAL SF      CUMULATIVE % OF    % OF TOTAL RENTAL     TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING(1)     ROLLING           SF ROLLING        REVENUES ROLLING   REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant               15              $0.00               2%                  2%                  0%               0%
------------------------------------------------------------------------------------------------------------------------------------
        MTM                  0              $0.00               0%                  2%                  0%               0%
------------------------------------------------------------------------------------------------------------------------------------
        2004                41             $45.03               5%                  7%                  6%               6%
------------------------------------------------------------------------------------------------------------------------------------
        2005                46             $37.88              16%                 23%                 15%              22%
------------------------------------------------------------------------------------------------------------------------------------
        2006                29             $40.12              12%                 35%                 12%              34%
------------------------------------------------------------------------------------------------------------------------------------
        2007                11             $46.01               2%                 37%                  2%              36%
------------------------------------------------------------------------------------------------------------------------------------
        2008                17             $38.77              13%                 49%                 13%              49%
------------------------------------------------------------------------------------------------------------------------------------
        2009                14             $29.36              16%                 65%                 12%              61%
------------------------------------------------------------------------------------------------------------------------------------
        2010                 2             $47.00               1%                 66%                  1%              62%
------------------------------------------------------------------------------------------------------------------------------------
        2011                 2             $56.76               3%                 69%                  5%              67%
------------------------------------------------------------------------------------------------------------------------------------
        2012                25             $40.20              29%                 98%                 30%              97%
------------------------------------------------------------------------------------------------------------------------------------
        2013                 2             $50.62               2%                100%                  3%             100%
------------------------------------------------------------------------------------------------------------------------------------
  2014 & Beyond              0              $0.00               0%                100%                  0%             100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The World Apparel Center Property is managed by Trizec
Holdings, Inc., an affiliate of Trizec Properties, Inc. The management agreement is subject and subordinate to the World Apparel Center Loan.

     MEZZANINE DEBT. Not allowed.

                                     III-28

     ADDITIONAL INDEBTEDNESS. Not allowed, except amounts for unsecured trade debt incurred in the ordinary course of business and for financing of equipment and personal property used on the World Apparel Center Property, which in the aggregate do not exceed $6,570,000 at any one time.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the World Apparel Center Loan and the
World Apparel Center Property is set forth on Appendix II hereto.

                                     III-29

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - RENAISSANCE III
--------------------------------------------------------------------------------

                            [RENAISSANCE III PICTURE]

                            [RENAISSANCE III PICTURE]

                                     III-30

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - RENAISSANCE III
--------------------------------------------------------------------------------

                              [RENAISSANCE III MAP]

                                     III-31

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - RENAISSANCE III
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $30,250,000

CUT-OFF DATE BALANCE:              $30,194,286

SHADOW RATING (S&P/FITCH):         NAP

FIRST PAYMENT DATE:                07/01/2004

INTEREST RATE:                     5.970%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     06/01/2014

EXPECTED MATURITY BALANCE:         $25,678,067

SPONSOR:                           David Walker and Aria Mehrabi

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 06/01/2007 and
                                   24 months after the REMIC start-up date, with
                                   U.S. Treasury defeasance thereafter.
                                   Prepayable without a premium from and after
                                   04/01/2014.

LOAN PER SF:                       $133.62

UP-FRONT RESERVES:                 RE Taxes:           $48,000

                                   Insurance:          $1,000

                                   Deferred            $8,620

                                   Maintenance:

                                   Environmental:      $65,875

ONGOING RESERVES:                  RE Taxes:           $15,757/month

                                   Insurance:          $4,411/month

                                   Replacements:       $3,201/month

                                   TI/LC(1)(2):        Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Las Vegas, Nevada

YEARS BUILT/RENOVATED:             1987-1999/2003

OCCUPANCY(3):                      94.7%

SQUARE FOOTAGE:                    225,973

THE COLLATERAL:                    Community Retail Shopping Center

OWNERSHIP INTEREST:                Fee

MAJOR TENANTS                      % NRSF   BASE RENT PSF   LEASE EXPIRATION
-------------                      ------   -------------   ----------------
Food 4 Less                         26.8%       $8.50         12/31/2008

State of Nevada                     16.9%       $14.28        11/30/2013

Hollywood Video                      6.5%       $18.62       03/31/2006

The Ritz                             5.4%       $14.78       09/30/2008

PROPERTY MANAGEMENT:               Vista Realty, Inc., a Nevada corporation

U/W NET OP. INCOME:                $2,821,719

U/W NET CASH FLOW:                 $2,698,645

APPRAISED VALUE:                   $38,000,000

CUT-OFF DATE LTV:                  79.5%

MATURITY DATE LTV:                 67.6%

DSCR:                              1.24x
--------------------------------------------------------------------------------

(1)  Commencing on the 12/01/2008 payment date, the Renaissance III Borrower is required to make monthly deposits of $10,700 into the TI/LC reserve account, provided that a monthly deposit will not be required if the amount in the such account is $625,000 or more and, provided further, that certain amounts in the TI/LC reserve account allocable to certain tenant spaces may be refunded to the Renaissance III Borrower and/or adjusted upon the renewal of the existing lease or re-leasing of such tenant spaces.

(2)  If Food 4 Less has not entered into a new 10 year lease on or before
     06/01/2005, a cash sweep will commence until $1.9 million is deposited into the TI/LC reserve account (the TI/LC reserve can be reduced based upon certain circumstances set forth in the loan agreement).

(3)  Based on a rent roll dated 04/29/2004.

RENAISSANCE III LOAN

     THE LOAN. The seventh largest loan (the "Renaissance III Loan") as evidenced by the Promissory Note (the "Renaissance III Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security
Agreement (the "Renaissance III Mortgage") encumbering a commercial retail shopping center known as Renaissance III, located in Las Vegas, Nevada (the
"Renaissance III Property"). The Renaissance III Loan was originated on
06/01/2004 by CDC Mortgage Capital Inc.

     THE BORROWER. The borrower, Renaissance III, LLC, is a Delaware limited liability company conducting business in Nevada as Renaissance III Associates,
LLC (the "Renaissance III Borrower"), which is a single purpose, bankruptcy remote entity. Magi Ridgeview, LLC, a Delaware limited liability company, has a
100% ownership interest in the Renaissance III Borrower.

                                     III-32

     THE PROPERTY. The Renaissance III Property is a commercial retail shopping center containing approximately 225,973 leaseable SF. Constructed in stages from
1987 to 1999, the property is located in the city of Las Vegas, Nevada. The
Renaissance III Property is anchored by Food 4 Less (60,560 SF) and the State of
Nevada (38,151 SF) and includes approximately 39 other in-line tenants. The
Renaissance III Property is located at 3300 East Flamingo Road in Las Vegas,
Nevada. According to the appraisal by CB Richard Ellis, the 2003 population within a one mile radius from the property was 16,759 and the average household income in that area was $69,607.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Renaissance III Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.

------------------------------------------------------------------------------------------------------------------------------------
                                                           LEASE ROLLOVER SCHEDULE

                                                                                                                    CUMULATIVE % OF
                       # OF LEASES    AVERAGE TOTAL RENT  % OF TOTAL SF      CUMULATIVE % OF    % OF TOTAL RENTAL     TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING(1)     ROLLING           SF ROLLING        REVENUES ROLLING   REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

        Vacant               2               $0.00              5%                 5%                   0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
         MTM                 2               $7.81              6%                11%                   3%                 3%
------------------------------------------------------------------------------------------------------------------------------------
         2004                2              $16.34              1%                12%                   1%                 5%
------------------------------------------------------------------------------------------------------------------------------------
         2005                5              $18.54              7%                19%                  10%                14%
------------------------------------------------------------------------------------------------------------------------------------
         2006               11              $19.98             14%                33%                  20%                35%
------------------------------------------------------------------------------------------------------------------------------------
         2007                6              $17.67              3%                36%                   4%                39%
------------------------------------------------------------------------------------------------------------------------------------
         2008                6              $10.98             40%                76%                  32%                71%
------------------------------------------------------------------------------------------------------------------------------------
         2009                7              $21.00              6%                82%                   9%                80%
------------------------------------------------------------------------------------------------------------------------------------
         2010                0               $0.00              0%                82%                   0%                80%
------------------------------------------------------------------------------------------------------------------------------------
         2011                1              $24.96              1%                83%                   2%                82%
------------------------------------------------------------------------------------------------------------------------------------
         2012                0               $0.00              0%                83%                   0%                82%
------------------------------------------------------------------------------------------------------------------------------------
         2013                1              $14.28             17%               100%                  18%               100%
------------------------------------------------------------------------------------------------------------------------------------
    2014 & Beyond            0               $0.00              0%               100%                   0%               100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Renaissance III Property is managed by Vista
Realty, Inc., a Nevada corporation, which is not affiliated with the Renaissance
III Borrower.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for (i) unsecured trade payables relating to the ownership and operation of the Renaissance III Property which do not exceed a maximum amount of 1.0% of the original principal amount of the Renaissance III Loan (provided, however, the foregoing dollar threshold limitation will not apply to any amounts that are payable out of the reserve accounts) and (ii) equipment financing for equipment related to the ownership and operation of the Renaissance III Property, in each case, entered into in the ordinary course of business.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Renaissance III Loan and the
Renaissance III Property is set forth on Appendix II hereto.

                                     III-33

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - MHC-MARALAGO CAY
--------------------------------------------------------------------------------

                           [MHC-MARALAGO CAY PICTURE]

                           [MHC-MARALAGO CAY PICTURE]

                                     III-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - MHC-MARALAGO CAY
--------------------------------------------------------------------------------

                             [MHC-MARALAGO CAY MAP]

                                     III-35

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - MHC-MARALAGO CAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $21,600,000

CUT-OFF DATE BALANCE:              $21,600,000

SHADOW RATING (S&P/FITCH):         NAP

FIRST PAYMENT DATE:                12/01/2003

INTEREST RATE:                     6.020%

AMORTIZATION(1):                   IO/360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     11/01/2013

EXPECTED MATURITY BALANCE:         $19,180,226

SPONSOR:                           Manufactured Home Communities, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 11/01/2007 and
                                   24 months after the REMIC start-up date, with
                                   U.S. Treasury defeasance thereafter.
                                   Prepayable without premium from and after
                                   08/01/2013.

LOAN PER PAD SITE:                 $35,821

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES:                  RE Taxes(2):           Springing

                                   Insurance(2):          Springing

                                   CapEx(2):              Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Manufactured Housing Community

PROPERTY SUB-TYPE:                 Manufactured Housing Community

LOCATION:                          Lantana, FL

YEAR BUILT:                        1968

OCCUPANCY(3):                      93.5%

PAD SITES:                         603

THE COLLATERAL:                    Manufactured Housing Community

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               MHC Operating Limited Partnership

U/W NET OP. INCOME:                $1,987,339

U/W NET CASH FLOW:                 $1,957,189

APPRAISED VALUE:                   $27,000,000

CUT-OFF DATE LTV:                  80.0%

MATURITY DATE LTV:                 71.0%

DSCR(1)(4):                        1.48x
--------------------------------------------------------------------------------

(1)  The loan is interest only for the first 24 months of the loan term, with principal and interest payments commencing on 12/01/2005. The total
     $21,600,000 loan amortizes on a 30-year schedule after the initial 24 month interest only period.

(2)  Upon the occurrence and during the continuance of certain specified
     "trigger" events under the loan documents, including the DSCR falling below
     1.15x for the immediately preceding 12-month period (and ending on the date the DSCR for the immediately preceding 12-month period equals or exceeds
     1.15x) or an event of default under the loan documents, the MHC-Maralago
     Cay Borrower will be required to make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual taxes and insurance premiums and (ii) $4.17 per pad for capital repairs, replacements and improvements. Upon the occurrence of certain acts of foreign terrorism in which the MHC-Maralago Cay Property is directly affected by any such act, the Sponsor will be required to deposit into a reserve account an amount equal to the sum of three monthly payment amounts that would be payable by the MHC-Maralago Cay Borrower for the three scheduled payment dates immediately following the occurrence of any such act.

(3)  Based on a rent roll dated 05/01/2004.

(4)  The DSCR is based on the interest payments during the interest only period.
     The DSCR after the interest only period will be 1.26x and will be based on principal and interest payments commencing 12/01/2005.

THE MHC-MARALAGO CAY LOAN

     THE LOAN. The eighth largest loan (the "MHC-Maralago Cay Loan") as evidenced by a single promissory note is secured by a first priority Mortgage,
Assignment of Leases and Rents and Security Agreement encumbering a 603-pad manufactured housing community located in Lantana, Florida (the "MHC-Maralago
Cay Property"). The MHC-Maralago Cay Loan was originated on 10/17/2003 by Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is MHC Maralago Cay, LLC, a Delaware limited liability company (the "MHC-Maralago Cay Borrower") that is a special purpose, bankruptcy-remote entity controlled by manufactured home communities, Inc.
(NYSE:MHC) ("MHC"). MHC is a Chicago-based real estate investment trust that owns and operates manufactured housing communities and resort communities. As of
12/31/2003, MHC reported ownership interests in a portfolio of 142 communities and resorts located in 24 states containing 51,715 residential sites.

                                     III-36

     THE PROPERTY. The MHC-Maralago Cay Property is a 603-pad mobile home park, consisting of approximately 86 single-wide and 517 double-wide homes, which was constructed in 1968 on an approximately 101 acre parcel of land. Each pad site is served by all public utilities and improvements including paved parking areas, curbing and landscape. The MHC-Maralago Cay Property includes a clubhouse, two swimming pools, a fitness center and storage facilities. The
MHC-Maralago Cay Property is located in Lantana, Florida, approximately 170 miles southeast of Orlando and 71 miles north of Miami. The Florida Turnpike is situated approximately six miles west of the MHC-Maralago Cay Property.

     PROPERTY MANAGEMENt. The MHC-Maralago Cay Property is managed by MHC
Operating Limited Partnership, an affiliate of Manufactured Home Communities,
Inc. and the MHC-Maralago Cay Borrower.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for certain unsecured amounts in the ordinary course of business.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the MHC-Maralago Cay Loan and the
MHC-Maralago Cay Property is set forth on Appendix II hereto.

                                     III-37

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 - WESTCLIFF HOUSE OFFICE PARK
--------------------------------------------------------------------------------

                      [WESTCLIFF HOUSE OFFICE PARK PICTURE]

                      [WESTCLIFF HOUSE OFFICE PARK PICTURE]

                                     III-38

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 - WESTCLIFF HOUSE OFFICE PARK
--------------------------------------------------------------------------------

                        [WESTCLIFF HOUSE OFFICE PARK MAP]

                                     III-39

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 - WESTCLIFF HOUSE OFFICE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $20,400,000

CUT-OFF DATE BALANCE:              $20,299,002

SHADOW RATING (S&P/FITCH):         NAP

FIRST PAYMENT DATE:                04/01/2004

INTEREST RATE:                     5.600%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     03/01/2014

EXPECTED MATURITY BALANCE:         $17,136,924

SPONSOR:                           Angela Bennett

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:

Lockout until the earlier of
                                   03/01/2009 and 24 months after
                                   the REMIC start-up date, with
                                   U.S. Treasury defeasance
                                   thereafter.  Prepayable without
                                   premium from and after
                                   12/01/2013.

LOAN PER SF:                       $150.00

UP-FRONT RESERVES:                 TI/LC:                 $150,000
                                   RE Taxes:              $2,069

                                   Insurance:             $7,231
ONGOING RESERVES:                  RE Taxes:              $12,245
                                   Insurance:             $3,615
                                   TI/LC(1):              $11,242
                                   CapEx:                 $2,248

LOCKBOX:                           Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Suburban

LOCATION:                          Las Vegas, NV

YEARS BUILT:                       1994-1996

OCCUPANCY(2):                      84.3%

SQUARE FOOTAGE:                    134,907

THE COLLATERAL:                    11-building medical office park

OWNERSHIP INTEREST:                Fee

MAJOR TENANTS                      % NRSF   BASE RENT PSF   LEASE EXPIRATION
-------------                      ------   -------------   ----------------
NLVH(Lake Mead                       8.7%       $18.81        09/30/2009

Hospital Medical Ctr.)               8.7%       $18.81        09/30/2009

                                     8.7%       $18.04        07/31/2010
                                     ----       ------
                                    26.1%       $18.55

Tetra Tech                          6.7%        $21.33        10/31/2006

Manthei                             4.9%        $19.55        09/30/2005

PROPERTY MANAGEMENT:               Burnham of Nevada LLC

U/W NET OP. INCOME:                $1,983,734

U/W NET CASH FLOW:                 $1,832,006

APPRAISED VALUE:                   $27,900,000

CUT-OFF DATE LTV:                  72.8%

MATURITY DATE LTV:                 61.4%

DSCR:                              1.30x
--------------------------------------------------------------------------------

(1)  The monthly deposits into the TI/LC reserve account are capped at $700,000 and will be replenished if drawn upon.

(2)  Based on a rent roll dated 05/01/2004. A certain tenant representing approximately 4.5% of NRSF has vacated since the 05/01/2004 rent roll and the occupancy percentage in the table above has been adjusted to reflect such vacancy.

THE WESTCLIFF HOUSE OFFICE PARK LOAN

     THE LOAN. The ninth largest loan (the "Westcliff House Office Park Loan")
as evidenced by a single promissory note is secured by a first priority Deed of
Trust and Security Agreement encumbering an 11-building suburban and medical office complex, which consists of 10 two-story buildings and a single one-story building containing approximately 134,907 SF located in Las Vegas, Nevada (the
"Westcliff House Office Park Property"). The Westcliff House Office Park Loan
was originated on 02/03/2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Westcliff Investments, LLC, a Nevada limited liability company (the "Westcliff House Office Park Borrower") that is a special purpose, bankruptcy-remote entity sponsored by Angela Bennett. Ms. Bennett is an
Australian citizen whose real estate portfolio includes properties in the United
States and Australia.

     THE PROPERTY. Built from 1994 to 1996, the Westcliff House Office Park
Property is a suburban and medical office complex comprised of 10 two-story buildings and a single one-story building containing approximately 134,907 SF.
The Westcliff House Office Park Property is located in Las Vegas, Nevada, approximately eight miles from the Las Vegas Strip. The Westcliff House Office
Park Property is 84.3% occupied by 21 tenants, the largest of which is NLVH
("Lake Mead Hospital Medical Center"). Lake Mead Hospital master leases three
11,721 SF suites (aggregate of approximately 35,163 SF or 26.1% NRSF), which space is subleased to medical

                                     III-40

practice groups who may be affiliated with the Lake Mead Hospital Medical Center located approximately seven miles from the Westcliff House Office Park Property.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Westcliff House Office Park Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE

                                          AVERAGE BASE                                             % OF TOTAL BASE  CUMULATIVE % OF
                        # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES    TOTAL RENTAL
       YEAR               ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING      REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

      Vacant                  7               $0.00              15.7%               15.7%              0.0%                0%
------------------------------------------------------------------------------------------------------------------------------------
        MTM                   0               $0.00                0%                15.7%              0.0%                0%
------------------------------------------------------------------------------------------------------------------------------------
       2004                   3              $21.27               6.6%               22.3%              7.9%               7.9%
------------------------------------------------------------------------------------------------------------------------------------
       2005                   5              $22.76              12.0%               34.2%              15.4%             23.3%
------------------------------------------------------------------------------------------------------------------------------------
       2006                   3              $20.73              13.4%               47.7%              15.7%             38.9%
------------------------------------------------------------------------------------------------------------------------------------
       2007                   5              $22.14              12.9%               60.5%              16.1%             55.0%
------------------------------------------------------------------------------------------------------------------------------------
       2008                   3              $23.99               9.8%               70.4%              13.3%             68.3%
------------------------------------------------------------------------------------------------------------------------------------
       2009                   3              $19.35              20.9%               91.3%              22.8%             91.2%
------------------------------------------------------------------------------------------------------------------------------------
       2010                   1              $18.04               8.7%              100.0%              8.8%               100%
------------------------------------------------------------------------------------------------------------------------------------
       2011                   0               $0.00                0%               100.0%              0.0%               100%
------------------------------------------------------------------------------------------------------------------------------------
       2012                   0               $0.00                0%               100.0%              0.0%               100%
------------------------------------------------------------------------------------------------------------------------------------
       2013                   0               $0.00                0%               100.0%              0.0%               100%
------------------------------------------------------------------------------------------------------------------------------------
   2014 & Beyond              0               $0.00                0%               100.0%              0.0%               100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Westcliff House Office Park Property is managed by
Burnham of Nevada LLC.

     MEZZANINE DEBT. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for certain unsecured amounts in the ordinary course of business.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Westcliff House Office Park Loan and the Westcliff House Office Park Property is set forth on Appendix II hereto.

                                     III-41

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 10 - CAPE MAY COURTHOUSE SUPER FRESH
--------------------------------------------------------------------------------

                    [CAPE MAY COURTHOUSE SUPER FRESH PICTURE]

                                     III-42

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 10 - CAPE MAY COURTHOUSE SUPER FRESH
--------------------------------------------------------------------------------

                      [CAPE MAY COURTHOUSE SUPER FRESH MAP]

                                     III-43

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 10 - CAPE MAY COURTHOUSE SUPER FRESH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                  $11,858,000

CUT-OFF DATE BALANCE:              $11,796,916

SHADOW RATING (S&P/FITCH):         NAP

FIRST PAYMENT DATE:                04/01/2004

INTEREST RATE:                     5.420%

AMORTIZATION:                      360 months

ARD:                               NAP

HYPERAMORTIZATION:                 NAP

MATURITY DATE:                     03/01/2014

EXPECTED MATURITY BALANCE:         $9,906,220

SPONSOR:                           Cardinal Capital Partners, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout until the earlier of 03/01/2008 and
                                   24 months after the REMIC start-up date, with
                                   U.S. Treasury defeasance thereafter.
                                   Prepayable without premium from and after
                                   12/01/2013.

LOAN PER SF:                       $95.18

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES:                  RE Taxes(1):            Springing

                                   Insurance(1):           Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Cape May, NJ

YEAR BUILT/RENOVATED:              1980/1994

OCCUPANCY(2):                      93.5%

SQUARE FOOTAGE:                    123,948

THE COLLATERAL:                    5-building retail
                                   center
OWNERSHIP INTEREST:                Fee

MAJOR TENANTS                      % NRSF   BASE RENT PSF   LEASE EXPIRATION
-------------                      ------   -------------   ----------------
TJ Maxx & More                       45.5%      $4.61          01/31/2008

Super Fresh                          35.8%      $15.00         01/31/2024

PROPERTY MANAGEMENT:               Super Fresh Food Markets, Inc.

U/W NET OP. INCOME:                $1,158,078

U/W NET CASH FLOW:                 $1,108,499

APPRAISED VALUE:                   $15,200,000

CUT-OFF DATE LTV:                  77.6%

MATURITY DATE LTV:                 65.2%

DSCR:                              1.38x
--------------------------------------------------------------------------------

(1)  So long as no event of default has occurred, the Master Lease (as defined below) is in full force and effect, the Master Lessee (as defined below) is not in default under its lease and the Master Lessee is paying the taxes and insurance in full and when due, monthly reserves for payments of taxes and insurance premiums are not required. Upon the occurrence of any event described in the immediately preceding sentence, the lender may require the
     Cape May Borrower to make monthly deposits of 1/12 of annual taxes and insurance premiums into the ongoing reserve accounts.

(2)  Based on a rent roll dated 02/16/2004. The Cape May Property is 100% master leased to Super Fresh Food Markets, Inc. and is 93.5% occupied by a combination of the Master Lessee and eight sub-tenants.

CAPE MAY COURTHOUSE SUPER FRESH LOAN

     THE LOAN. The tenth largest loan (the "Cape May Loan") as evidenced by a single promissory note is secured by a first priority Mortgage and Security
Agreement encumbering a five-building retail center containing approximately
123,948 SF located in Cape May, New Jersey (the "Cape May Property"). The Cape
May Loan was originated on 02/27/2004 by Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Cape May Grocery Owners, LLC, a Delaware limited liability company (the "Cape May Borrower") that is a special purpose, bankruptcy-remote entity controlled by the principals of Cardinal Capital
Partners, Inc. ("CCP"). CCP is a real estate investment firm that focuses on the acquisition of net leased corporate real estate.

     THE PROPERTY. Built in 1980 and expanded in 1994, the Cape May Property is a five-building retail center known as Courthouse Village and contains approximately 123,948 SF. The Cape May Property is located in Cape May, New
Jersey, approximately 40 miles south of Atlantic City. The Cape May Property is
100% master leased to Super Fresh Food Markets, Inc. (the "Master Lessee")
pursuant to a master lease as discussed below, and the Master Lessee occupies approximately 44,427 SF (35.8% NRSF) of the Cape May Property. The Master Lessee
has entered a sublease with The TJX Companies, Inc. with respect to approximately 56,422 SF (45.5% NRSF) of the Cape May Property, and with seven additional in-line sub-tenants. The Great Atlantic & Pacific Tea Company, Inc.
("A&P") (NYSE: GAP) (rated B and B3 by S&P and Moody's, respectively) operates
and

                                     III-44

sells stores under various trade names, including Super Fresh Food Markets, Inc.
(the "Master Lessee"). A&P, founded in 1859, operates approximately 630 stores in the United States and Canada.

     THE MASTER LEASE WITH SUPER FRESH FOODS MARKET, INC. The Cape May Borrower,
as master lessor, and Super Fresh Food Markets, Inc., as master lessee, have entered into a master lease (the "Master Lease") with respect to the Cape May
Property. The initial term of the Master Lease expires on 02/29/2024 and, pursuant to the Master Lease, the Master Lessee (i) has the right to renew the
Master Lease for a period of ten years after the expiration of the initial term and (ii) after the expiration of the first renewal option, has the right to renew the Master Lease for seven successive five-year terms. Under the Master
Lease, the Master Lessee is responsible for payment of certain expenses, including but not limited to real estate taxes, insurance and engineering expenses. The obligations of the Master Lessee under the Master Lease are guaranteed by A&P.

If the Cape May Borrower receives an offer from a third party to purchase (i)
the Cape May Property or (ii) an ownership interest of 50.0% or more in the Cape
May Borrower, the Cape May Borrower is required to notify the Master Lessee of such third-party purchase offer. The Master Lessee has a right of first offer to purchase the Cape May Property on substantially the same terms as such third-party purchase offer. In such circumstances, the purchase price will be in an amount sufficient to pay the outstanding principal amount of the Cape May
Loan and any applicable charges or expenses due thereunder. In addition, if the
Master Lessee offers to purchase the Cape May Property pursuant to the terms of the Master Lease, the Cape May Borrower is required to either (i) pay to lender an amount equal to the outstanding principal amount of the Cape May Loan and any applicable charges or expenses or (ii) accept such purchase offer from the
Master Lessee. Notwithstanding the foregoing, the Master Lessee's right of first offer and purchase options are subordinated to the loan agreement and the Cape
May Borrower is not permitted to sell the Cape May Property or agree to a transfer of its ownership interests except as provided under the loan agreement.

     CASUALTY AND CASUALTY INSURANCE. The Master Lease provides that casualty insurance proceeds will be applied to the restoration or repair of the Cape May
Property, with any excess insurance proceeds after restoration or repair being paid to the Master Lessee.

     PROPERTY MANAGEMENT. The Cape May Property is managed by the Master Lessee.

     MEZZANINE DEBT. A mezzanine loan in the aggregate original principal amount not to exceed $23,000,000 (a portion of which in an amount not to exceed
$16,000,000 is referred to as the "A Mezzanine Loan" and a portion of which in an amount not to exceed $2,000,000 is referred to as the "B Mezzanine Loan" and, collectively, the "Mezzanine Loan") was made by Fortress Credit Corp. to
CCP/Drawbridge Grocery Owners, LLC and is secured by a pledge (i) of the equity interests in the owner of the Cape May Borrower and (ii) the equity interests of certain other borrowers under other mortgage loans that are not included in the trust. Subject to certain conditions set forth in the mezzanine loan documents, the mezzanine lender may advance the mezzanine borrower an additional amount up to $5,000,000 (thereby increasing the amount of the B Mezzanine Loan). The A
Mezzanine Loan amount allocated to the Cape May Loan is $1,402,000 and the B
Mezzanine Loan amount allocated to the Cape May Loan is $152,591.

     ADDITIONAL INDEBTEDNESS. Not allowed, except for certain unsecured amounts in the ordinary course of business.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Cape May Loan and the Cape May
Property is set forth on Appendix II hereto.

                                     III-45

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
   Securitized Products      [MORGAN STANLEY LOGO]               August 11, 2004
         Group
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                       -----------------------------------

                                  $716,530,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            CDC MORTGAGE CAPITAL INC.
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                           WASHINGTON MUTUAL BANK, FA
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.

                            AS MORTGAGE LOAN SELLERS

                       -----------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                       -----------------------------------

                                 MORGAN STANLEY
                          SOLE LEAD BOOKRUNNING MANAGER

   RBS GREENWICH CAPITAL                                 WAMU CAPITAL CORP.
       CO-MANAGER                                             CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

TRANSACTION FEATURES
--------------------
o    Sellers:

----------------------------------------------------------------------------------------------
                                              NO. OF     NO. OF    CUT-OFF DATE    % OF
SELLERS                                        LOANS     PROPS.     BALANCE ($)    POOL
----------------------------------------------------------------------------------------------

 Morgan Stanley Mortgage Capital Inc.            18         19     340,400,008     44.8
 CDC Mortgage Capital Inc.                        7          7     163,077,243     21.5
 Union Central Mortgage Funding, Inc.            49         50      85,459,192     11.3
 Principal Commercial Funding, LLC               12         12      68,043,279      9.0
 Washington Mutual Bank, FA                       4          4      65,893,090      8.7
 John Hancock Real Estate Finance, Inc.          10         11      36,365,148      4.8
----------------------------------------------------------------------------------------------
 TOTAL:                                         100        103    $759,237,960      100.0%
----------------------------------------------------------------------------------------------

o    Loan Pool:
     o    Average Cut-off Date Balance: $7,592,380
     o    Largest Mortgage Loan by Cut-off Date Balance: $94,923,896
     o    Five largest and ten largest loans: 46.1% and 61.8% of pool, respectively

o    Credit Statistics:
     o    Weighted average debt service coverage ratio of 1.65x
     o    Weighted average current loan-to-value ratio of 67.8%; weighted average balloon loan-to-value ratio of 51.2%

o    Property Types:

[PIE CHART OMITTED]

                  Retail                  46.9%
                  Office                  27.7%
                  Hospitality              9.9%
                  Industrial               7.7%
                  Manufactured Housing     2.8%
                  Multifamily              2.1%
                  Other*                   2.8%

* "Other" includes Self Storage, Leased Fee and Mixed Use property types

o    Call Protection: Please refer to the prepayment tables on page T-17 and
     Appendix II of the Prospectus Supplement

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.ctslink.com.
     Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-2

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

OFFERED CERTIFICATES
--------------------

------------------------------------------------------------------------------------------------------------------------------------
               APPROXIMATE                                                                                             CERTIFICATE
                 INITIAL                                                              EXPECTED FINAL      INITIAL       PRINCIPAL
               CERTIFICATE    SUBORDINATION    RATINGS      AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH      TO VALUE
  CLASS         BALANCE(1)       LEVELS      (S&P/FITCH)   LIFE(2)(3)   WINDOW(2)(4)      DATE(2)         RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

   A-1         $10,000,000       12.000%       AAA/AAA        0.52          1-12        08/15/2005         2.25%          59.7%
------------------------------------------------------------------------------------------------------------------------------------
   A-2         $61,500,000       12.000%       AAA/AAA        3.40         12-59        07/15/2009         3.96%          59.7%
------------------------------------------------------------------------------------------------------------------------------------
   A-3        $119,000,000       12.000%       AAA/AAA        5.55         59-87        11/15/2011         4.50%          59.7%
------------------------------------------------------------------------------------------------------------------------------------
   A-4        $123,500,000       12.000%       AAA/AAA        7.79         87-111       11/15/2013         4.90%          59.7%
------------------------------------------------------------------------------------------------------------------------------------
   A-5        $354,129,000       12.000%       AAA/AAA        9.71        111-119       07/15/2014         5.11%          59.7%
------------------------------------------------------------------------------------------------------------------------------------
    B          $18,981,000       9.500%         AA/AA         9.96        119-120       08/15/2014         5.19%          61.4%
------------------------------------------------------------------------------------------------------------------------------------
    C          $21,828,000       6.625%          A/A         10.05        120-128       04/15/2015         5.30%          63.3%
------------------------------------------------------------------------------------------------------------------------------------
    D           $7,592,000       5.625%         A-/A-        11.24        128-142       06/15/2016         5.53%          64.0%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  INITIAL                                                                    EXPECTED                    CERTIFICATE
                CERTIFICATE                                                                    FINAL         INITIAL      PRINCIPAL
                 BALANCE OR      SUBORDINATION      RATINGS      AVERAGE      PRINCIPAL    DISTRIBUTION    PASS-THROUGH    TO VALUE
   CLASS     NOTIONAL AMOUNT(1)      LEVELS       (S&P/FITCH)   LIFE(2)(3)  WINDOW(2)(4)      DATE(2)        RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

     E           $8,542,000          4.500%        BBB+/BBB+      12.38        142-156      08/15/2017        5.84%         64.7%
------------------------------------------------------------------------------------------------------------------------------------
     F           $4,745,000          3.875%         BBB/BBB       13.27        156-163      03/15/2018        5.84%         65.2%
------------------------------------------------------------------------------------------------------------------------------------
     G           $6,643,000          3.000%        BBB-/BBB-      13.99        163-173      01/15/2019        5.84%         65.8%
------------------------------------------------------------------------------------------------------------------------------------
   H - O        $22,777,960           ----           ----         ----          ----           ----           4.79%          ----
------------------------------------------------------------------------------------------------------------------------------------
  X-1(8)       $759,237,960           ----          AAA/AAA       ----          ----           ----       Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------
  X-2(8)       $715,341,000           ----          AAA/AAA       ----          ----           ----       Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  As of August 2004. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
          (2)  Based on the Structuring Assumptions, assuming 0% CPR as described in the Prospectus Supplement.
          (3)  Average life is expressed in terms of years.
          (4)  Principal window is the period (expressed in terms of months and commencing with the month of September 2004) during which
               distributions of principal are expected to be made to the holders of each designated Class.
          (5)  The Class A-1, Class A-2 Class A-3 and Class A-4 Certificates
               will accrue interest at a fixed rate. The Class A-5, Class B,
               Class C and Class D will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. Class E,
               Class F and Class G Certificates will each accrue interest at a rate equal to the Weighted Average Net Mortgage. The Class H,
               Class J, Class K, Class L, Class M, Class N and Class O
               Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The Class X-1 and
               X-2 Certificates will accrue interest at a variable rate. The
               Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 will be collectively known as the "Class A Certificates" and the Class
               X-1 and Class X-2 Certificates will be collectively known as the
               "Class X Certificates."
          (6)  Certificate Principal to Value Ratio is calculated by dividing the Certificate Balance of each Class and all Classes (if any)
               that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio.
               The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
               Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, Class A-2, Class A-3, Class A-4 and
               Class A-5 Certificate Balances.
          (7)  Certificates to be offered privately pursuant to Rule 144A.
          (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-3

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

I. ISSUE CHARACTERISTICS
   ---------------------

ISSUE TYPE:                       Public: Classes A-1, A-2, A-3, A-4, A-5, B, C
                                  and D (the "Offered Certificates")

                                  Private (Rule 144A): Classes X-1, X-2, E, F,
                                  G, H, J, K, L, M, N and O

SECURITIES OFFERED:               $716,530,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including eight
                                  principal and interest classes (Classes A-1,
                                  A-2, A-3, A-4, A-5, B, C and D)

MORTGAGE POOL:                    The mortgage pool consists of 100 mortgage
                                  loans with an aggregate principal balance of
                                  all mortgage loans as of the Cut-Off Date of
                                  approximately $759,237,960, which may vary by
                                  up to 5%

SELLERS:                          Morgan Stanley Mortgage Capital Inc.; CDC
                                  Mortgage Capital Inc.; Union Central Mortgage
                                  Funding, Inc.; Principal Commercial Funding,
                                  LLC; Washington Mutual Bank, FA; and John
                                  Hancock Real Estate Finance, Inc.

LEAD BOOKRUNNING MANAGER:         Morgan Stanley & Co. Incorporated

CO-MANAGERS:                      Greenwich Capital Markets, Inc. and WaMu
                                  Capital Corp.

MASTER SERVICER:                  Wells Fargo Bank, National Association will
                                  act as master servicer with respect to all of
                                  the mortgage loans in the trust, other than
                                  the Non-Trust Serviced Pari-Passu Loans

PRIMARY SERVICERS:                Union Central Mortgage Funding, Inc. with
                                  respect to those mortgage loans sold to the
                                  trust by Union Central Mortgage Funding, Inc.,
                                  Principal Global Investors, LLC with respect
                                  to those mortgage loans sold to the trust by
                                  Principal Commercial Funding, LLC, Washington
                                  Mutual Bank, FA with respect to those mortgage
                                  loans sold to the trust by Washington Mutual
                                  Bank, FA and John Hancock Real Estate Finance,
                                  Inc. with respect to those mortgage loans sold
                                  to the trust by John Hancock Real Estate
                                  Finance, Inc.

SPECIAL SERVICER:                 Midland Loan Services, Inc. will act as
                                  special servicer with respect to all of the
                                  mortgage loans in the trust, other than the
                                  Non-Trust Serviced Pari Passu Loans

TRUSTEE:                          LaSalle Bank National Association

FISCAL AGENT:                     ABN AMRO Bank, N.V.

PAYING AGENT AND REGISTRAR:       Wells Fargo Bank, NA

CUT-OFF DATE:                     August 1, 2004

PRICING DATE:                     August 11, 2004

CLOSING DATE:                     On or about August 24, 2004

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-4

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

DISTRIBUTION DATES:               The 15th day of each month, commencing in
                                  September 2004 (or if the 15th is not a
                                  business day, the next succeeding business
                                  day)

MINIMUM DENOMINATIONS:            $25,000 for the Class A Certificates and
                                  $100,000 for all other Offered Certificates
                                  and in multiples of $1 thereafter

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

LEGAL/REGULATORY STATUS:          Classes A-1, A-2, A-3, A-4, A-5, B, C and D
                                  are expected to be eligible for exemptive
                                  relief under ERISA. No Class of Certificates
                                  is SMMEA eligible

RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-5

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

II. STRUCTURE CHARACTERISTICS
    -------------------------

Pass-Through Rates                The Class A-1, Class A-2, Class A-3 and Class
                                  A-4 Certificates are fixed-rate, monthly pay,
                                  multi-class, sequential pay REMIC Pass-Through
                                  Certificates. The Class A-5, Class B, Class C
                                  and Class D will each accrue interest at a
                                  fixed rate subject to a cap at the Weighted
                                  Average Net Mortgage Rate. Class E, Class F
                                  and Class G Certificates will each accrue
                                  interest at a rate equal to the weighted
                                  average net mortgage rate. The Class H, Class
                                  J, Class K, Class L, Class M, Class N and
                                  Class O Certificates will each accrue interest
                                  at a fixed rate subject to a cap at the
                                  Weighted Average Net Mortgage Rate. The Class
                                  X-1 and Class X-2 Certificates will accrue
                                  interest at a variable rate. For certain
                                  information concerning the distribution of
                                  principal and interest to the Class A and
                                  Class X Certificates, see "Offered
                                  Certificates" and "Private Certificates"
                                  herein and "Description of the Offered
                                  Certificates - Distributions" in the
                                  Prospectus Supplement.

Class X-1 and Class X-2 Notional  The Notional Amount of the Class X-1
Balances:                         Certificates will be equal to the aggregate of
                                  the certificate balances of the classes of
                                  Principal Balance Certificates outstanding
                                  from time to time. The Notional Amount of the
                                  Class X-2 Certificates at any time on or
                                  before the Distribution Date occurring in
                                  August 2011 will be an amount equal to the
                                  aggregate Component Notional Amount of the
                                  Class A-2, Class A-3, Class A-4, Class A-5,
                                  Class B, Class C, Class D, Class E, Class F,
                                  Class G, Class H, Class J and Class K
                                  Components. After the August 2011 Distribution
                                  Date, the Notional Amount of the Class X-2
                                  Certificates will be equal to zero. As of any
                                  Distribution Date, the Component Notional
                                  Amount of the Class A-2, Class A-3, Class A-4,
                                  Class A-5, Class B, Class C, Class D, Class E,
                                  Class F, Class G, Class H, Class J and Class K
                                  Components will generally be equal to the
                                  lesser of (i) the Certificate Balance of the
                                  corresponding Class of Principal Balance
                                  Certificates as of such date (taking into
                                  account any distributions of principal made
                                  on, and any Realized Losses and Expense Losses
                                  allocated to, such Classes of Principal
                                  Balance Certificates) and (ii) the amount
                                  specified for such Component and such
                                  Distribution Date on Schedule B to the
                                  Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-6

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                                  Accordingly, the Notional Amount of the Class
                                  X-1 Certificates will be reduced on each
                                  Distribution Date by any distributions of
                                  principal actually made on, and any Realized
                                  Losses and Expense Losses of principal
                                  actually allocated to any class of Principal
                                  Balance Certificates. The Notional Amount of
                                  the Class X-2 Certificates will be reduced on
                                  each Distribution Date by any distributions of
                                  principal actually made on, and any Realized
                                  Losses and Expense Losses of principal
                                  actually allocated to any component and any
                                  Class of Certificates included in the
                                  calculation of the Notional Amount for the
                                  Class X-2 Certificates on such Distribution
                                  Date, as described above to the extent that
                                  such distribution or allocation of Realized
                                  Losses and Expense Losses reduces the
                                  principal balance of the related Class of
                                  Certificates to a balance that is lower than
                                  the amount shown on Schedule B to the
                                  Prospectus Supplement. Holders of the Class
                                  X-2 Certificates will not be entitled to
                                  distributions of interest at any time
                                  following the Distribution Date occurring in
                                  August 2011.

                                  Upon initial issuance, the aggregate Notional
                                  Amount of the Class X-1 Certificates and Class
                                  X-2 Certificates will be $759,237,960 and
                                  $715,341,000, respectively, subject in each
                                  case to a permitted variance of plus or minus
                                  5%. The Notional Amount of each Class X
                                  Certificate is used solely for the purpose of
                                  determining the amount of interest to be
                                  distributed on such Certificate and does not
                                  represent the right to receive any
                                  distributions of principal.

                                  The Residual Certificates will not have
                                  Certificate Balances or Notional Amounts.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-7

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

Class X-1 and X-2 Pass-Through    The Pass-Through Rate applicable to the Class
Rates:                            X-1 Certificates for the initial Distribution
                                  Date will equal approximately 0.15% per annum.
                                  The Pass-Through Rate applicable to the Class
                                  X-1 Certificates for each Distribution Date
                                  subsequent to the initial Distribution Date
                                  will equal the weighted average of the
                                  respective strip rates (the "Class X-1 Strip
                                  Rates") at which interest accrues from time to
                                  time on the respective components of the total
                                  Notional Amount of the Class X-1 Certificates
                                  outstanding immediately prior to the related
                                  Distribution Date (weighted on the basis of
                                  the respective balances of such components
                                  outstanding immediately prior to such
                                  Distribution Date). Each of those components
                                  will be comprised of all or a designated
                                  portion of the Certificate Balance of one of
                                  the classes of the Principal Balance
                                  Certificates. In general, the Certificate
                                  Balance of each class of Principal Balance
                                  Certificates will constitute a separate
                                  component of the total Notional Amount of the
                                  Class X-1 Certificates; provided that, if a
                                  portion, but not all, of the Certificate
                                  Balance of any particular class of Principal
                                  Balance Certificates is identified in Schedule
                                  B to the Prospectus Supplement as being part
                                  of the total Notional Amount of the Class X-2
                                  Certificates immediately prior to any
                                  Distribution Date, then that identified
                                  portion of such Certificate Balance will also
                                  represent one or more separate components of
                                  the total Notional Amount of the Class X-1
                                  Certificates for purposes of calculating the
                                  accrual of interest for the related
                                  Distribution Date, and the remaining portion
                                  of such Certificate Balance will represent one
                                  or more other separate components of the Class
                                  X-1 Certificates for purposes of calculating
                                  the accrual of interest for the related
                                  Distribution Date. For any Distribution Date
                                  occurring on or before August 2011, on any
                                  particular component of the total Notional
                                  Amount of the Class X-1 Certificates
                                  immediately prior to the related Distribution
                                  Date, the applicable Class X-1 Strip Rate will
                                  be calculated as follows:

                                  o     if such particular component consists of
                                        the entire Certificate Balance of any
                                        class of Principal Balance Certificates,
                                        and if such Certificate Balance also
                                        constitutes, in its entirety, a
                                        component of the total Notional Amount
                                        of the Class X-2 Certificates
                                        immediately prior to the related
                                        Distribution Date, then the applicable
                                        Class X-1 Strip Rate will equal the
                                        excess, if any, of (a) the Weighted
                                        Average Net Mortgage Rate for such
                                        Distribution Date, over (b) the greater
                                        of (i) the rate per annum corresponding
                                        to such Distribution Date as set forth
                                        on Schedule A to the Prospectus
                                        Supplement and (ii) the Pass-Through
                                        Rate for such Distribution Date for such
                                        class of Principal Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-8

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                                  o     if such particular component consists of
                                        a designated portion (but not all) of
                                        the Certificate Balance of any class of
                                        Principal Balance Certificates, and if
                                        such designated portion of such
                                        Certificate Balance also constitutes a
                                        component of the total Notional Amount
                                        of the Class X-2 Certificates
                                        immediately prior to the related
                                        Distribution Date, then the applicable
                                        Class X-1 Strip Rate will equal the
                                        excess, if any, of (a) the Weighted
                                        Average Net Mortgage Rate for such
                                        Distribution Date, over (b) the greater
                                        of (i) the rate per annum corresponding
                                        to such Distribution Date as set forth
                                        on Schedule A to the Prospectus and (ii)
                                        the Pass-Through Rate for such
                                        Distribution Date for such class of
                                        Principal Balance Certificates;

                                  o     if such particular component consists of
                                        the entire Certificate Balance of any
                                        class of Principal Balance Certificates,
                                        and if such Certificate Balance does
                                        not, in whole or in part, also
                                        constitute a component of the total
                                        Notional Amount of the Class X-2
                                        Certificates immediately prior to the
                                        related Distribution Date, then the
                                        applicable Class X-1 Strip Rate will
                                        equal the excess, if any, of (a) the
                                        Weighted Average Net Mortgage Rate for
                                        such Distribution Date, over (b) the
                                        Pass-Through Rate for such Distribution
                                        Date for such class of Principal Balance
                                        Certificates; and

                                  o     if such particular component consists of
                                        a designated portion (but not all) of
                                        the Certificate Balance of any class of
                                        Principal Balance Certificates, and if
                                        such designated portion of such
                                        Certificate Balance does not also
                                        constitute a component of the total
                                        Notional Amount of the Class X-2
                                        Certificates immediately prior to the
                                        related Distribution Date, then the
                                        applicable Class X-1 Strip Rate will
                                        equal the excess, if any, of (a) the
                                        Weighted Average Net Mortgage Rate for
                                        such Distribution Date, over (b) the
                                        Pass-Through Rate for such Distribution
                                        Date for such class of Principal Balance
                                        Certificates.

                                  For any Distribution Date occurring after
                                  August 2011, the Certificate Balance of each
                                  class of Principal Balance Certificates will
                                  constitute a single separate component of the
                                  total Notional Amount of the Class X-1
                                  Certificates, and the applicable Class X-1
                                  Strip Rate with respect to each such component
                                  for each such Distribution Date will equal the
                                  excess, if any, of (a) the Weighted Average
                                  Net Mortgage Rate for such Distribution Date,
                                  over (b) the Pass-Through Rate for such
                                  Distribution Date for such class of Principal
                                  Balance Certificates.

                                  Under no circumstances will the Class X-1
                                  Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-9

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                                  The Pass-Through Rate applicable to the Class
                                  X-2 Certificates for the initial Distribution
                                  Date will equal approximately 0.87% per annum.
                                  The Pass-Through Rate applicable to the Class
                                  X-2 Certificates for each Distribution Date
                                  subsequent to the initial Distribution Date
                                  and on or before the Distribution Date in
                                  August 2011 will equal the weighted average of
                                  the respective strip rates (the "Class X-2
                                  Strip Rates") at which interest accrues from
                                  time to time on the respective components of
                                  the total Notional Amount of the Class X-2
                                  Certificates outstanding immediately prior to
                                  the related Distribution Date (weighted on the
                                  basis of the respective balances of such
                                  components outstanding immediately prior to
                                  such Distribution Date). Each of those
                                  components will be comprised of all or a
                                  designated portion of the Certificate Balance
                                  of a specified class of Principal Balance
                                  Certificates. If all or a designated portion
                                  of the Certificate Balance of any class of
                                  Principal Balance Certificates is identified
                                  in Schedule B to the Prospectus Supplement as
                                  being part of the total Notional Amount of the
                                  Class X-2 Certificates immediately prior to
                                  any Distribution Date, then that Certificate
                                  Balance (or designated portion thereof) will
                                  represent one or more separate components of
                                  the total Notional Amount of the Class X-2
                                  Certificates for purposes of calculating the
                                  accrual of interest for the related
                                  Distribution Date. For any Distribution Date
                                  occurring on or before August 2011, on any
                                  particular component of the total Notional
                                  Amount of the Class X-2 Certificates
                                  immediately prior to the related Distribution
                                  Date, the applicable Class X-2 Strip Rate will
                                  equal the excess, if any, of:

                                  o     the lesser of (a) the rate per annum
                                        corresponding to such Distribution Date
                                        as set forth on Schedule A to the
                                        Prospectus Supplement and (b) the
                                        Weighted Average Net Mortgage Rate for
                                        such Distribution Date, over

                                  o     the Pass-Through Rate for such
                                        Distribution Date for the class of
                                        Principal Balance Certificates whose
                                        Certificate Balance, or a designated
                                        portion thereof, comprises such
                                        component.

                                  Under no circumstances will the Class X-2
                                  Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-10

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

Yield Maintenance/Prepayment      On any Distribution Date, Prepayment Premiums
Premium Allocation:               or Yield Maintenance Charges during the
                                  related Collection Period (other than with
                                  respect to the Serviced Companion Loan) will
                                  be distributed by the paying agent on the
                                  classes of certificates as follows: to the
                                  holders of each of the Class A-1, Class A-2,
                                  Class A-3, Class A-4, Class A-5, Class B,
                                  Class C, Class D, Class E, Class F and Class G
                                  Certificates then entitled to distributions of
                                  principal on such Distribution Date. Such
                                  holders will receive an amount equal to the
                                  product of (a) a fraction, the numerator of
                                  which is the amount distributed as principal
                                  to the holders of that class on that
                                  Distribution Date, and the denominator of
                                  which is the total amount distributed as
                                  principal to the holders of all classes of
                                  certificates representing principal payments
                                  on that Distribution Date, (b) a fraction not
                                  greater than one and not less than zero, whose
                                  numerator is the difference between (i) the
                                  Pass-Through Rate on that class of
                                  certificates, and (ii) the Discount Rate (as
                                  defined in the Prospectus Supplement) used in
                                  calculating the Prepayment Premium or Yield
                                  Maintenance Charge with respect to the
                                  principal prepayment (or the current Discount
                                  Rate if not used in such calculation) and
                                  whose denominator is the difference between
                                  (i) the mortgage rate on the related mortgage
                                  loan and (ii) the Discount Rate used in
                                  calculating the Prepayment Premium or Yield
                                  Maintenance Charge with respect to that
                                  principal prepayment (or the current Discount
                                  Rate if not used in such calculation) and (c)
                                  the amount of the Prepayment Premium or Yield
                                  Maintenance Charge collected in respect of
                                  such principal prepayment during the related
                                  Collection Period.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-11

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                                  The portion, if any, of the Prepayment
                                  Premium/Yield Maintenance Charge remaining
                                  after such payments to the holders of the
                                  Principal Balance Certificates will be
                                  distributed to the holders of the Class X-1
                                  Certificates and Class X-2 Certificates based
                                  on a 88/12 ratio through and including the
                                  Distribution Date in August 2007. After the
                                  Distribution Date in August 2007 all
                                  Prepayment Premium/Yield Maintenance charges
                                  remaining after such payments to the holders
                                  of the Principal Balance Certificates will be
                                  distributed to the Class X-1 Certificates.

                                  The following is an example of the Prepayment
                                  Premium Allocation under (b) above based on
                                  the information contained herein and the
                                  following assumptions:

                                  Two Classes of Certificates: Class A-2 and X

                                  The characteristics of the Mortgage Loan being
                                  prepaid are as follows:

                                  -   Loan Balance: $10,000,000

                                  -   Mortgage Rate: 5.75%

                                  -   Maturity Date: 5 years (August 1, 2009)

                                  The Discount Rate is equal to 3.49%

                                  The Class A-2 Pass-Through Rate is equal to
                                  3.96%

                                                                CLASS A-2 CERTIFICATES
                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                METHOD                                 FRACTION          ALLOCATION
                                --------------------------------------------------------------------------------------

                                (Class A-2 Pass Through Rate - Discount Rate)         (3.96%-3.49%)        20.8%
                                ---------------------------------------------       ----------------
                                       (Mortgage Rate - Discount Rate)                (5.75%-3.49%)

                                                                      CLASS X CERTIFICATES
                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                METHOD                                 FRACTION          ALLOCATION
                                --------------------------------------------------------------------------------------

                                      (1- Class A-2 YM Allocation)                    (1-20.8% )            79.2%

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-12

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

III.     SELLERS

                                  Morgan Stanley Mortgage Capital Inc. ("MSMC")

                                  The Mortgage Pool includes 18 Mortgage Loans,
                                  representing 44.8% of the Initial Pool Balance
                                  that were originated by or on behalf of MSMC
                                  or purchased from a third party.

                                  MSMC, a subsidiary of Morgan Stanley and an
                                  affiliate of Morgan Stanley & Co.
                                  Incorporated, one of the underwriters, was
                                  formed as a New York corporation to originate
                                  and acquire loans secured by mortgages on
                                  commercial and multifamily real estate. Each
                                  of the MSMC mortgage loans was originated or
                                  purchased by MSMC, and all of the MSMC
                                  mortgage loans were underwritten by MSMC
                                  underwriters. The principal offices of MSMC
                                  are located at 1585 Broadway, New York, New
                                  York 10036.

                                  CDC Mortgage Capital Inc. ("CDCMC")

                                  The Mortgage Pool includes 7 Mortgage Loans,
                                  representing 21.5% of the Initial Pool Balance
                                  that were originated by or on behalf of CDCMC
                                  or purchased from a third party.

                                  CDCMC is a New York corporation that primarily
                                  engages in originating, lending against,
                                  purchasing and securitizing commercial and
                                  residential mortgage loans. CDCMC is a
                                  subsidiary of CDC IXIS, a fully licensed bank
                                  under French laws.

                                  Union Central Mortgage Funding, Inc. ("UCMFI")

                                  The Mortgage Pool includes 49 Mortgage Loans,
                                  representing 11.3% of the Initial Pool
                                  Balance, that were originated by UCMFI.

                                  UCMFI is a corporation organized under the
                                  laws of the State of Ohio. UCMFI is a wholly
                                  owned subsidiary of The Union Central Life
                                  Insurance Company. UCMFI was formed to
                                  originate and acquire loans secured by
                                  commercial and multifamily real estate. UCMFI
                                  is also the primary servicer with respect to
                                  loans transferred by it to the trust. The
                                  principal offices of UCMFI are located at 312
                                  Elm Street, Cincinnati, Ohio 45202. The
                                  mortgage loans for which UCMFI is the
                                  applicable mortgage loan seller were
                                  originated or acquired by UCMFI.

                                  Principal Commercial Funding, LLC

                                  The Mortgage Pool includes 12 Mortgage Loans,
                                  representing 9.0% of the Initial Pool Balance,
                                  that are being contributed by Principal
                                  Commercial Funding, LLC.

                                  Principal Commercial Funding, LLC is a wholly
                                  owned subsidiary of Principal Global
                                  Investors, LLC, which is a wholly owned
                                  subsidiary of Principal Life Insurance
                                  Company. Principal Commercial Funding, LLC was
                                  formed as a Delaware limited liability company
                                  to originate and acquire loans secured by
                                  commercial and multifamily real estate. Each
                                  of the Principal Commercial Funding, LLC loans
                                  was originated and underwritten by Principal
                                  Commercial Funding, LLC and/or its affiliates.
                                  The offices of Principal Commercial Funding,
                                  LLC are located at 801 Grand Avenue, Des
                                  Moines, Iowa 50392.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-13

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

                                  Washington Mutual Bank, FA ("WaMu")

                                  The Mortgage Pool includes 4 Mortgage Loans,
                                  representing 8.7% of the Initial Pool Balance,
                                  that are being contributed by WaMu.

                                  With a history dating back to 1889, WaMu is a
                                  retailer of financial services that provides a
                                  diversified line of products and services to
                                  consumers and small businesses. At December
                                  31, 2003, Washington Mutual, Inc. and its
                                  subsidiaries, including WaMu and WaMu Capital
                                  Corp., one of the underwriters, had
                                  consolidated assets of $275.18 billion.
                                  Washington Mutual, Inc. currently operates
                                  more than 2,400 consumer banking, mortgage
                                  lending, commercial banking and financial
                                  services offices throughout the nation. The
                                  Commercial Real Estate division of WaMu
                                  provides construction, acquisition,
                                  rehabilitation and term financing for office,
                                  retail, industrial and apartment properties.

                                  WaMu originated all of the mortgage loans
                                  transferred to the trust for which it is the
                                  applicable mortgage loan seller and is also
                                  the Primary Servicer with respect to those
                                  mortgage loans.

                                  John Hancock Real Estate Finance, Inc.
                                  ("JHREF")

                                  The Mortgage Pool includes 10 Mortgage Loans,
                                  representing 4.8% of the Initial Pool Balance
                                  that were originated by JHREF.

                                  JHREF is a wholly-owned subsidiary of John
                                  Hancock Subsidiaries LLC, which is a
                                  wholly-owned subsidiary of John Hancock Life
                                  Insurance Company. On April 28, 2004, John
                                  Hancock Financial Services, Inc., the parent
                                  company of John Hancock Life Insurance
                                  Company, merged into and became a subsidiary
                                  of Manulife Financial Corporation. JHREF was
                                  founded in 1982 and is headquarted in Boston,
                                  Massachusetts.

                                  JHREF presently has six offices across the
                                  country. Each of the JHREF mortgage loans was
                                  underwritten and originated by JHREF at its
                                  principal office located at 200 Clarendon
                                  Street, 56th Floor, Boston, Massachusetts
                                  02117.

                                  JHREF originated all of the mortgage loans
                                  transferred to the trust for which it is the
                                  applicable mortgage loan seller and is also
                                  the Primary Servicer with respect to those
                                  mortgage loans.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-14

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

IV. COLLATERAL DESCRIPTION
--------------------------

TEN LARGEST LOANS

---------------------------------------------------------------------------------------------------------------------

        MORTGAGE                                                                                      CUT-OFF DATE
  NO.   LOAN SELLER   PROPERTY NAME                           CITY           STATE  PROPERTY TYPE          BALANCE
---------------------------------------------------------------------------------------------------------------------

  1     CDCMC         Columbia Plaza                          Washington      DC    Office             $94,923,896
---------------------------------------------------------------------------------------------------------------------
  2     MSMC          Anaheim Marriott                        Anaheim         CA    Hospitality        $75,414,494
---------------------------------------------------------------------------------------------------------------------
  3     MSMC          Northbridge Retail                      Chicago         IL    Retail             $68,300,000
---------------------------------------------------------------------------------------------------------------------
  4     MSMC          Beverly Center                          Los Angeles     CA    Retail             $61,000,000
---------------------------------------------------------------------------------------------------------------------
  5     WaMu          Bull Run Plaza                          Manassas        VA    Retail             $50,207,136
---------------------------------------------------------------------------------------------------------------------
  6     MSMC          World Apparel Center                    New York        NY    Office             $35,770,000
---------------------------------------------------------------------------------------------------------------------
  7     CDCMC         Renaissance III                         Las Vegas       NV    Retail             $30,194,286
---------------------------------------------------------------------------------------------------------------------
  8     MSMC          MHC-Maralago Cay                        Lantana         FL    MHC                $21,600,000
---------------------------------------------------------------------------------------------------------------------
  9     MSMC          Westcliff House Office Park             Las Vegas       NV    Office             $20,299,002
---------------------------------------------------------------------------------------------------------------------
  10    MSMC          Cape May Courthouse Super Fresh         Cape May        NJ    Retail             $11,796,916
---------------------------------------------------------------------------------------------------------------------
                      TOTALS/WEIGHTED AVERAGES                                                        $469,505,731
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                          CUT-OFF
                          UNITS/   LOAN PER                  DATE    BALLOON
  NO.      % OF POOL          SF    UNIT/SF        DSCR       LTV       LTV
----------------------------------------------------------------------------

  1            12.5%     511,500       $186       1.65x     74.7%     67.0%
----------------------------------------------------------------------------
  2             9.9%       1,031    $73,147       1.57x     67.3%     53.4%
----------------------------------------------------------------------------
  3             9.0%     682,418       $300       2.51x     59.5%     59.5%
----------------------------------------------------------------------------
  4             8.0%     855,015       $358       2.25x     54.4%     47.5%
----------------------------------------------------------------------------
  5             6.6%     416,722       $120       1.20x     79.9%     67.8%
----------------------------------------------------------------------------
  6             4.7%   1,150,705       $190       2.42x     55.4%     49.7%
----------------------------------------------------------------------------
  7             4.0%     225,973       $134       1.24x     79.5%     67.6%
----------------------------------------------------------------------------
  8             2.8%         603    $35,821       1.48x     80.0%     71.0%
----------------------------------------------------------------------------
  9             2.7%     134,907       $150       1.30x     72.8%     61.4%
----------------------------------------------------------------------------
  10            1.6%     123,948        $95       1.38x     77.6%     65.2%
----------------------------------------------------------------------------
               61.8%                              1.79X     68.3%     59.9%
----------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-15

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

I. TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                  NO. OF             AGGREGATE
                                 MORTGAGE         CUT-OFF DATE    % OF
                                  LOANS            BALANCE ($)    POOL
---------------------------------------------------------------------------
(less than or equal to) 2,500,000   47              69,914,903      9.2
2,500,001 - 5,000,000               25              87,583,091     11.5
5,000,001 - 7,500,000                9              56,024,897      7.4
7,500,001 - 10,000,000               9              76,209,339     10.0
10,000,001 - 12,500,000              1              11,796,916      1.6
20,000,001 - 30,000,000              2              41,899,002      5.5
30,000,001 - 40,000,000              2              65,964,286      8.7
50,000,001 - 60,000,000              1              50,207,136      6.6
60,000,001 - 70,000,000              2             129,300,000     17.0
70,000,001
(greater than or equal to)           2             170,338,390     22.4
---------------------------------------------------------------------------
TOTAL:                             100            $759,237,960    100.0%
---------------------------------------------------------------------------
Min: $744,556         Max: $94,923,896         Average: $7,592,380
---------------------------------------------------------------------------

STATE
----------------------------------------------------------------------------
                                NO. OF               AGGREGATE
                              MORTGAGED           CUT-OFF DATE     % OF
                              PROPERTIES             BALANCE ($)   POOL
----------------------------------------------------------------------------
California - Southern               17              183,196,212     24.1
California - Northern                3                7,198,974      0.9
District of Columbia                 1               94,923,896     12.5
Illinois                             2               72,630,000      9.6
Nevada                               4               63,822,898      8.4
Virginia                             1               50,207,136      6.6
New York                             3               44,179,002      5.8
Florida                              5               31,091,601      4.1
Maryland                             4               21,499,461      2.8
Texas                                6               20,214,077      2.7
Ohio                                 7               20,028,373      2.6
Other                               50              150,246,333     19.8
----------------------------------------------------------------------------
TOTAL:                             103             $759,237,960    100.0%
----------------------------------------------------------------------------

PROPERTY TYPE
----------------------------------------------------------------------------
                                NO. OF              AGGREGATE
                               MORTGAGED         CUT-OFF DATE      % OF
                              PROPERTIES          BALANCE ($)      POOL
----------------------------------------------------------------------------
Retail                               47           356,374,158      46.9
Office                               20           210,384,773      27.7
Hospitality                           1            75,414,494       9.9
Industrial                           24            58,360,447       7.7
Manufactured Housing                  1            21,600,000       2.8
Multifamily                           4            15,630,471       2.1
Self Storage                          4            12,683,896       1.7
Other                                 1             6,600,000       0.9
Mixed Use                             1             2,189,722       0.3
----------------------------------------------------------------------------
TOTAL:                              103          $759,237,960     100.0%
----------------------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------------------
                               NO. OF            AGGREGATE
                              MORTGAGE        CUT-OFF DATE      % OF
                                LOANS          BALANCE ($)      POOL
------------------------------------------------------------------------
4.501 - 5.000                     1             68,300,000       9.0
5.001 - 5.500                    27            145,984,211      19.2
5.501 - 6.000                    39            342,650,395      45.1
6.001 - 6.500                    29            112,227,426      14.8
6.501 - 7.000                     4             90,075,929      11.9
------------------------------------------------------------------------
TOTAL:                          100           $759,237,960     100.0%
------------------------------------------------------------------------
  Min: 4.670%         Max: 6.990%              Wtd Avg: 5.748%
------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
--------------------------------------------------------------------------
                                NO. OF             AGGREGATE
                               MORTGAGE         CUT-OFF DATE       % OF
                                LOANS            BALANCE ($)      POOL
--------------------------------------------------------------------------
1- 60                             2               77,600,000      10.2
61 - 120                         51              578,508,764      76.2
121 - 180                        31               64,314,246       8.5
181 - 240                        14               33,886,763       4.5
241 - 300                         2                4,928,188       0.6
--------------------------------------------------------------------------
TOTAL:                          100             $759,237,960     100.0%
--------------------------------------------------------------------------
  Min: 60 mos.        Max: 300 mos.            Wtd Avg: 121 mos.
--------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
----------------------------------------------------------------------------
                                NO. OF             AGGREGATE
                               MORTGAGE         CUT-OFF DATE        % OF
                                 LOANS           BALANCE ($)        POOL
----------------------------------------------------------------------------
1 - 60                             2              77,600,000        10.2
61 - 120                          51             578,508,764        76.2
121 - 180                         31              64,314,246         8.5
181 - 240                         14              33,886,763         4.5
241 - 300                          2               4,928,188         0.6
----------------------------------------------------------------------------
TOTAL:                           100            $759,237,960       100.0%
----------------------------------------------------------------------------
  Min: 59 mos.        Max: 299 mos.            Wtd Avg: 119 mos.
----------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
-----------------------------------------------------------------------------
                                NO. OF             AGGREGATE
                               MORTGAGE         CUT-OFF DATE         % OF
                                 LOANS           BALANCE ($)         POOL
-----------------------------------------------------------------------------
IO                                 2              77,600,000         10.2
1-120                              3               3,686,367          0.5
121 - 180                         32              59,128,523          7.8
181 - 240                         20              46,946,503          6.2
241 - 360                         42             476,952,672         62.8
361 (greater than or equal to)     1              94,923,896         12.5
-----------------------------------------------------------------------------
TOTAL:                           100            $759,237,960        100.0%
-----------------------------------------------------------------------------
  Non Zero Min: 111 mos.                        Max: 366 mos.
                     Non Zero Wtd Avg: 322 mos.
-----------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
                     NO. OF                 AGGREGATE
                    MORTGAGE               CUT-OFF DATE             % OF
                     LOANS                  BALANCE ($)             POOL
----------------------------------------------------------------------------
(less than
 or equal to) 30.0         1                1,644,031                0.2
30.1 - 40.0                2                6,583,838                0.9
40.1 - 50.0               10               21,063,712                2.8
50.1 - 55.0                4               66,290,730                8.7
55.1 - 60.0                9              132,544,577               17.5
60.1 - 65.0                9               29,624,016                3.9
65.1 - 70.0               23              133,048,626               17.5
70.1 - 75.0               27              200,387,926               26.4
75.1 - 80.0               15              168,050,504               22.1
----------------------------------------------------------------------------
TOTAL:                   100             $759,237,960              100.0%
----------------------------------------------------------------------------
  Min: 28.8%          Max: 80.0%           Wtd Avg: 67.8%
----------------------------------------------------------------------------

 BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
                     NO. OF               AGGREGATE
                    MORTGAGE             CUT-OFF DATE             % OF
                     LOANS                BALANCE ($)             POOL
----------------------------------------------------------------------------
 0.0 - 30.0              52              107,125,306              14.1
 30.1 - 40.0              5               18,436,179               2.4
 40.1 - 50.0              8              115,315,192              15.2
 50.1 - 60.0             12              198,698,199              26.2
 60.1 - 70.0             22              298,063,084              39.3
 70.1 - 80.0              1               21,600,000               2.8
----------------------------------------------------------------------------
 TOTAL:                 100             $759,237,960             100.0%
----------------------------------------------------------------------------
   Min: 0.2%           Max: 71.0%             Wtd Avg: 51.2%
----------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------------------------
                         NO. OF               AGGREGATE
                        MORTGAGE             CUT-OFF DATE           % OF
                          LOANS               BALANCE ($)           POOL
------------------------------------------------------------------------------
1.01 - 1.15                    21               38,847,111           5.1
1.16 - 1.25                    21              126,237,466          16.6
1.26 - 1.35                    19               78,194,794          10.3
1.36 - 1.50                    18              104,439,503          13.8
1.51 - 1.75                     8              198,914,911          26.2
1.76 - 2.00                     7               33,146,669           4.4
2.01
(greater than or equal to)      6              179,457,506          23.6
------------------------------------------------------------------------------
TOTAL:                        100             $759,237,960         100.0%
------------------------------------------------------------------------------
  Min: 1.10x               Max: 2.58x             Wtd Avg: 1.65x
------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-16

                           $716,530,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                AUG-04           AUG-05          AUG-06           AUG-07            AUG-08            AUG-09
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                            87.83%           88.13%          84.00%           84.36%            83.70%            78.95%
Greater of YM and 1.00%               12.17%           11.87%          16.00%           15.64%            16.30%            21.05%
Penalty Points:
                  2.50%                0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
                  1.00%                0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
Penalty Points Total                   0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
Open                                   0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%          100.00%         100.00%          100.00%           100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $759,237,960     $749,233,232    $737,968,005     $725,424,437      $711,779,897      $619,583,871
% Initial Pool Balance               100.00%           98.68%          97.20%           95.55%            93.75%            81.61%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                AUG-10           AUG-11          AUG-12           AUG-13            AUG-14            AUG-15
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                            79.44%           79.70%          78.28%           74.87%             6.76%             7.33%
Greater of YM and 1.00%               20.56%           19.20%          21.72%           20.83%            93.24%            92.67%
Penalty Points:
                  2.50%                0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
                  1.00%                0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
Penalty Points Total                   0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
Open                                   0.00%            1.10%           0.00%            4.29%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%          100.00%         100.00%          100.00%           100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $604,102,726     $579,219,507    $464,619,235     $448,381,682       $54,610,307       $48,041,343
% Initial Pool Balance                79.57%           76.29%          61.20%           59.06%             7.19%             6.33%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                AUG-16           AUG-17          AUG-18           AUG-19            AUG-20            AUG-21
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                             3.96%            0.00%           0.00%            0.00%             0.00%             0.00%
Greater of YM and 1.00%               96.04%           99.39%          99.65%          100.00%           100.00%           100.00%
Penalty Points:
                  2.50%                0.00%            0.61%           0.00%            0.00%             0.00%             0.00%
                  1.00%                0.00%            0.00%           0.35%            0.00%             0.00%             0.00%
Penalty Points Total                   0.00%            0.61%           0.35%            0.00%             0.00%             0.00%
Open                                   0.00%            0.00%           0.00%            0.00%             0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%          100.00%         100.00%          100.00%           100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $41,082,972      $33,711,440     $25,902,364      $14,927,502       $12,439,150        $9,796,747
% Initial Pool Balance                 5.41%            4.44%           3.41%            1.97%             1.64%             1.29%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement
(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance
(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and WaMu Capital Corp. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                          DISTRIBUTION DATE STATEMENT

================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     Midland Loan Services, Inc.
     10851 Mastin Street, Bldg. 82
     Suite 700
     Overland Park, KS 66210

     Contact:       Brad Hauger
     Phone Number:  (913) 253-9000

================================================================================
This report has been compiled from information provided to Wells Fargo Bank MN,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright,  Wells Fargo Bank, N.A.                                  Page 1 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
  Class   CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------

   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------

  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------

   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------

  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                     MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

--------------------------------------------------------------------------------------------------------------------------------
         Accrued      Uncovered                          Certificate       Unpaid     Optimal Interest Interest
Class  Certificate    Prepayment     Indemnification  Deferred Interest   Interest      Distribution   Shortfall   Interest
        Interest   Interest Shortfall   Expenses             Amount    Shortfall Amount    Amount        Amount   Distribution
--------------------------------------------------------------------------------------------------------------------------------

 A-1
 A-2
 A-3
 A-4
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  X-1
  X-2
--------------------------------------------------------------------------------------------------------------------------------
Totals
================================================================================================================================

--------------------------------
               Remaining Unpaid
Class           Distributable
                 Certificate
                   Interest
--------------------------------
 A-1
 A-2
 A-3
 A-4
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  X-1
  X-2
-------
Totals
=======

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Amount of Primary Servicing Fee         0.00
Aggregate Trust Fund Expenses                     0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------

 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                             0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non-Recoverability Determinations     0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
     TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

        INTEREST RESERVE DEPOSIT                                                  0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                          0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                           0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------

 A-1
 A-2
 A-3
 A-4
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
 X-1
 X-2
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term(2)            Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            Loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL
----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR (4)  Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Amount       #   Amount      Coupon      Remit          WAM
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE: 08/31/2004

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Acutal      Outstanding
             Foreclosure     Principal     Servicing    Bankruptcy    REO
Loan Number     Date          Balance       Advances       Date       Date
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

** Outstanding P&I Advances include the current period advance.
--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

--------------------------------------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

--------------------------------------------------------------------------------------------------------------
           Offering     Servicing  Resolution                                                        Net
 Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
 Loan         DSCR                 Note     Maturity   Amortization
Number        Date       DSCR      Date       Date         Term
--------------------------------------------------------------------

--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

----------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

----------------------------------------------------------------------------------------------------------------------
           Offering      Resolution     Site
 Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-IQ8

-----------------------------------------
For Additional Information, please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 09/15/2004
RECORD DATE:  08/31/2004

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)   direct obligations of the United States or other governmental agencies; or

     4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o    provide for the accrual of interest based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes in respect of distributions;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-29 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                  The date of this Prospectus is August 2, 2004

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o    any circumstance in which the trust fund may be subject to early termination;

     o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o    information regarding any master servicer, sub-servicer or special servicer; and

     o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                                PAGE

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus

                                      -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates,
                                          issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial
                                               mortgage loans;

                                          (2)  mortgage participations, mortgage
                                               pass-through certificates or
                                               mortgage-backed securities;

                                          (3)  direct obligations of the United
                                               States or other governmental
                                               agencies; or

                                          (4)  any combination of 1-3 above, as
                                               well as other property as
                                               described in the accompanying
                                               prospectus supplement.

                                          as to some or all of the mortgage
                                          loans, assignments of the leases of
                                          the related mortgaged properties or
                                          assignments of the rental payments due
                                          under those leases.

                                          Each trust fund for a series of
                                          certificates may also include:

                                          o    letters of credit, insurance
                                               policies, guarantees, reserve
                                               funds or other types of credit
                                               support; and

                                          o    currency or interest rate
                                               exchange agreements and other
                                               financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__
                                          Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc., a
                                          wholly-owned subsidiary of Morgan
                                          Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named
                                          in the related prospectus supplement.
                                          The master servicer may be an
                                          affiliate of Morgan Stanley Capital I
                                          Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named,
                                          or the circumstances in accordance
                                          with which a special servicer will be
                                          appointed will be described, in the
                                          related prospectus supplement. The
                                          special servicer may be an affiliate
                                          of Morgan Stanley Capital I Inc.

TRUSTEE...................................The trustee for each series of certificates will be named in the
                                          related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the
                                          related prospectus supplement. An
                                          originator may be an affiliate of
                                          Morgan Stanley Capital I Inc. Morgan
                                          Stanley Capital I Inc. will purchase

                                          the mortgage loans or the mortgage
                                          backed securities or both, on or
                                          before the issuance of the related
                                          series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire
                                          beneficial ownership interest in a
                                          trust fund consisting primarily of:

         (A) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the
                                          other, with respect to each series of
                                          certificates will consist of a pool
                                          of:

                                          o    multifamily or commercial
                                               mortgage loans or both;

                                          o    mortgage participations, mortgage
                                               pass-through certificates or
                                               other mortgage-backed securities
                                               evidencing interests in or
                                               secured by mortgage loans; or

                                          o    a combination of mortgage loans
                                               and mortgage backed securities.

                                          The mortgage loans will not be
                                          guaranteed or insured by:

                                          o    Morgan Stanley Capital I Inc. or
                                               any of its affiliates; or

                                          o    unless the prospectus supplement
                                               so provides, any governmental
                                               agency or instrumentality or
                                               other person.

                                          The mortgage loans will be secured by
                                          first liens or junior liens on, or
                                          security interests in:

                                          o    residential properties consisting
                                               of five or more rental or
                                               cooperatively-owned dwelling
                                               units; or

                                          o    office buildings, shopping
                                               centers, retail stores, hotels or
                                               motels, nursing homes, hospitals
                                               or other health-care related
                                               facilities, mobile home parks,
                                               warehouse facilities,
                                               mini-warehouse facilities or
                                               self-storage facilities,
                                               industrial plants, congregate
                                               care facilities, mixed use
                                               commercial properties or other
                                               types of commercial properties.

                                          Unless otherwise provided in the
                                          prospectus supplement, the mortgage
                                          loans:

                                          o    will be secured by properties
                                               located in any of the fifty
                                               states, the District of Columbia
                                               or the Commonwealth of Puerto
                                               Rico;

                                          o    will have individual principal
                                               balances at origination of at
                                               least $25,000;

                                          o    will have original terms to
                                               maturity of not more than 40
                                               years; and

                                          o    will be originated by persons
                                               other than Morgan Stanley Capital
                                               I Inc.

                                          Each mortgage loan may provide for the
                                          following payment terms:

                                          o    Each mortgage loan may provide
                                               for no accrual of interest or for
                                               accrual of interest at a fixed or
                                               adjustable rate or at a rate that
                                               may be converted from adjustable
                                               to fixed, or vice versa, from
                                               time to

                                      -2-

                                          time at the borrower's election.
                                          Adjustable mortgage rates may be based
                                          on one or more indices.

                                          o    Each mortgage loan may provide
                                               for scheduled payments to
                                               maturity or payments that adjust
                                               from time to time to accommodate
                                               changes in the interest rate or
                                               to reflect the occurrence of
                                               certain events.

                                          o    Each mortgage loan may provide
                                               for negative amortization or
                                               accelerated amortization.

                                          o    Each mortgage loan may be fully
                                               amortizing or require a balloon
                                               payment due on the loan's stated
                                               maturity date.

                                          o    Each mortgage loan may contain
                                               prohibitions on prepayment or
                                               require payment of a premium or a
                                               yield maintenance penalty in
                                               connection with a prepayment.

                                          o    Each mortgage loan may provide
                                               for payments of principal,
                                               interest or both, on due dates
                                               that occur monthly, quarterly,
                                               semi-annually or at another
                                               interval as specified in the
                                               related prospectus supplement.

         (B) GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may
                                          include direct obligations of the
                                          United States, agencies of the United
                                          States or agencies created by
                                          government entities which provide for
                                          payment of interest or principal or
                                          both.

         (C) COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and
                                          maintained on behalf of the
                                          certificateholders. The person(s)
                                          designated in the related prospectus
                                          supplement will, to the extent
                                          described in this prospectus and the
                                          prospectus supplement, deposit into
                                          this account all payments and
                                          collections received or advanced with
                                          respect to the trust fund's assets.
                                          The collection account may be either
                                          interest bearing or non-interest
                                          bearing, and funds may be held in the
                                          account as cash or invested in
                                          short-term, investment grade
                                          obligations.

         (D) CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of
                                          certificates may be provided with
                                          partial or full protection against
                                          certain defaults and losses on a trust
                                          fund's mortgage loans and mortgage
                                          backed securities.

                                          This protection may be provided by one
                                          or more of the following means:

                                          o    subordination of one or more
                                               other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support,
                                               or a combination thereof.

                                          The related prospectus supplement will
                                          describe the amount and types of
                                          credit support, the entity providing
                                          the credit support, if applicable, and

                                      -3-

                                          related information. If a particular
                                          trust fund includes mortgage backed
                                          securities, the related prospectus
                                          supplement will describe any similar
                                          forms of credit support applicable to
                                          those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may
                                          include guaranteed investment
                                          contracts pursuant to which moneys
                                          held in the collection accounts will
                                          be invested at a specified rate. The
                                          trust fund also may include agreements
                                          designed to reduce the effects of
                                          interest rate or currency exchange
                                          rate fluctuations on the trust fund's
                                          assets or on one or more classes of
                                          certificates.

                                          Agreements of this sort may include:

                                          o    interest rate exchange
                                               agreements,

                                          o    interest rate cap or floor
                                               agreements,

                                          o    currency exchange agreements or
                                               similar agreements. Currency
                                               exchange agreements might be
                                               included in a trust fund if some
                                               or all of the mortgage loans or
                                               mortgage backed securities, such
                                               as mortgage loans secured by
                                               mortgaged properties located
                                               outside the United States, are
                                               denominated in a non-United
                                               States currency.

                                          The related prospectus supplement will
                                          describe the principal terms of any
                                          guaranteed investment contract or
                                          other agreement and provide
                                          information with respect to the
                                          obligor. If a particular trust fund
                                          includes mortgage backed securities,
                                          the related prospectus supplement will
                                          describe any guaranteed investment
                                          contract or other agreements
                                          applicable to those mortgage backed
                                          securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               includes mortgage loans, the
                                               certificates will be issued
                                               pursuant to a pooling agreement;

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               does not include mortgage loans,
                                               the certificates will be issued
                                               pursuant to a trust agreement;

                                          o    each series of certificates will
                                               include one or more classes of
                                               certificates;

                                          o    each series of certificates,
                                               including any class or classes
                                               not offered by this prospectus,
                                               will represent, in the aggregate,
                                               the entire beneficial ownership
                                               interest in the related trust
                                               fund;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped interest
                                               certificates, will have a stated
                                               principal amount;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped principal
                                               certificates, will accrue
                                               interest based on a fixed,
                                               variable or adjustable interest
                                               rate.

                                          The related prospectus supplement will
                                          specify the principal amount, if any,
                                          and the interest rate, if any, for
                                          each class of certificates. In the
                                          case of a variable or adjustable
                                          interest rate, the related prospectus
                                          supplement will specify the method for
                                          determining the rate.

                                      -4-

                                          The certificates will not be
                                          guaranteed or insured by Morgan
                                          Stanley Capital I Inc. or any of its
                                          affiliates. The certificates also will
                                          not be guaranteed or insured by any
                                          governmental agency or instrumentality
                                          or by any other person, unless the
                                          related prospectus supplement so
                                          provides.

         (A) INTEREST.....................Each class of certificates offered to you, other than stripped principal
                                          certificates and certain classes of
                                          stripped interest certificates, will
                                          accrue interest at the rate indicated
                                          in the prospectus supplement. Interest
                                          will be distributed to you as provided
                                          in the related prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates
                                               may be made on the basis of the
                                               notional amount for that class,
                                               as described in the related
                                               prospectus supplement;

                                          o    may be reduced to the extent of
                                               certain delinquencies, losses,
                                               prepayment interest shortfalls,
                                               and other contingencies described
                                               in this prospectus and the
                                               related prospectus supplement.

         (B) PRINCIPAL................... The certificates of each series initially will have an aggregate
                                          principal balance no greater than the
                                          outstanding principal balance of the
                                          trust fund's assets as of the close of
                                          business on the first day of the month
                                          during which the trust fund is formed,
                                          after application of scheduled
                                          payments due on or before that date,
                                          whether or not received. The related
                                          prospectus supplement may provide that
                                          the principal balance of the trust
                                          fund's assets will be determined as of
                                          a different date. The principal
                                          balance of a certificate at a given
                                          time represents the maximum amount
                                          that the holder is then entitled to
                                          receive of principal from future cash
                                          flow on the assets in the related
                                          trust fund.

                                          Unless the prospectus supplement
                                          provides otherwise, distributions of
                                          principal:

                                          o    will be made on each distribution
                                               date to the holders of the class
                                               or classes of certificates
                                               entitled to principal
                                               distributions, until the
                                               principal balances of those
                                               certificates have been reduced to
                                               zero; and

                                          o    will be made on a pro rata basis
                                               among all of the certificates of
                                               a given class or by random
                                               selection, as described in the
                                               prospectus supplement or
                                               otherwise established by the
                                               trustee.

                                          Stripped interest or interest-only
                                          certificates will not have a principal
                                          balance and will not receive
                                          distributions of principal.

ADVANCES..................................Unless the related prospectus supplement otherwise provides, if a
                                          scheduled payment on a mortgage loan
                                          is delinquent and the master servicer
                                          determines that an advance would be
                                          recoverable, the master servicer will,
                                          in most cases, be required to advance
                                          the shortfall. Neither Morgan Stanley
                                          Capital I Inc. nor any of its
                                          affiliates will have any
                                          responsibility to make those advances.

                                      -5-

                                          The master servicer:

                                          o    will be reimbursed for advances
                                               from subsequent recoveries from
                                               the delinquent mortgage loan or
                                               from other sources, as described
                                               in this prospectus and the
                                               related prospectus supplement;
                                               and

                                          o    will be entitled to interest on
                                               advances, if specified in the
                                               related prospectus supplement.

                                          If a particular trust fund includes
                                          mortgage backed securities, the
                                          prospectus supplement will describe
                                          any advance obligations applicable to
                                          those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early
                                          termination of the series of
                                          certificates through repurchase of the
                                          trust fund's assets by a specified
                                          party, under specified circumstances.

                                          The related prospectus supplement may
                                          provide for the early termination of
                                          the series of certificates in various
                                          ways including:

                                          o    optional early termination where
                                               a party identified in the
                                               prospectus supplement could
                                               repurchase the trust fund assets
                                               pursuant to circumstances
                                               specified in the prospectus
                                               supplement;

                                          o    termination through the
                                               solicitation of bids for the sale
                                               of all or a portion of the trust
                                               fund assets in the event the
                                               principal amount of a specified
                                               class or classes declines by a
                                               specified percentage amount on or
                                               after a specified date.

REGISTRATION OF CERTIFICATES..............If the related prospectus supplement so provides, one or more classes of
                                          the certificates being offered to you
                                          will initially be represented by one
                                          or more certificates registered in the
                                          name of Cede & Co., as the nominee of
                                          Depository Trust Company. If the
                                          certificate you purchase is registered
                                          in the name of Cede & Co., you will
                                          not be entitled to receive a
                                          definitive certificate, except under
                                          the limited circumstances described in
                                          this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:

                                          o    regular interests and residual
                                               interests in a trust treated as a
                                               real estate mortgage investment
                                               conduit--known as a REMIC--under
                                               Sections 860A through 860G of the
                                               Internal Revenue Code; or

                                          o    interests in a trust treated as a
                                               grantor trust under applicable
                                               provisions of the Internal
                                               Revenue Code.

         (A) REMIC........................The regular certificates of the REMIC generally will be treated as debt
                                          obligations of the applicable REMIC
                                          for federal income tax purposes. Some
                                          of the regular certificates of the
                                          REMIC may be issued with original
                                          issue discount for federal income tax
                                          purposes.

                                          A portion or, in certain cases, all of
                                          the income from REMIC residual
                                          certificates:

                                          o    may not be offset by any losses
                                               from other activities of the
                                               holder of those certificates;

                                      -6-

                                          o    may be treated as unrelated
                                               business taxable income for
                                               holders of the residual
                                               certificates of the REMIC that
                                               are subject to tax on unrelated
                                               business taxable income, as
                                               defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S.
                                               withholding tax.

                                          To the extent described in this
                                          prospectus and the related prospectus
                                          supplement, the certificates offered
                                          to you will be treated as:

                                          o    assets described in section
                                               7701(a)(19)(C) of the Internal
                                               Revenue Code; and

                                          o    "real estate assets" within the
                                               meaning of section 856(c)(5)(B)
                                               of the Internal Revenue Code.

         (B) GRANTOR TRUST................If no election is made to treat the trust fund relating to a series of
                                          certificates as a REMIC, the trust
                                          fund will be classified as a grantor
                                          trust and not as an association
                                          taxable as a corporation for federal
                                          income tax purposes. If the trust fund
                                          is a grantor trust, you will be
                                          treated as an owner of an undivided
                                          pro rata interest in the mortgage pool
                                          or pool of securities and any other
                                          assets held by the trust fund. In
                                          certain cases the certificates may
                                          represent interests in a portion of a
                                          trust fund as to which one or more
                                          REMIC elections, as described above,
                                          are also made.

                                          Investors are advised to consult their
                                          tax advisors and to review "Federal
                                          Income Tax Consequences" in this
                                          prospectus and the related prospectus
                                          supplement.

ERISA CONSIDERATIONS......................If you are subject to Title I of the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended--also known as
                                          ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully
                                          review with your legal advisors
                                          whether the purchase or holding of
                                          certificates could give rise to a
                                          transaction that is prohibited or is
                                          not otherwise permissible under either
                                          statute.

                                          In general, the related prospectus
                                          supplement will specify that some of
                                          the classes of certificates may not be
                                          transferred unless the trustee and
                                          Morgan Stanley Capital I Inc. receive
                                          a letter of representations or an
                                          opinion of counsel to the effect that:

                                          o    the transfer will not result in a
                                               violation of the prohibited
                                               transaction provisions of ERISA
                                               or the Internal Revenue Code;

                                          o    the transfer will not cause the
                                               assets of the trust fund to be
                                               deemed "plan assets" for purposes
                                               of ERISA or the Internal Revenue
                                               Code; and

                                          o    the transfer will not subject any
                                               of the trustee, Morgan Stanley
                                               Capital I Inc. or any servicer to
                                               additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the
                                          offered certificates will constitute
                                          "mortgage related securities" for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. If your investment activities
                                          are subject to legal investment laws
                                          and regulations, regulatory capital
                                          requirements, or review by regulatory
                                          authorities, then you may be subject
                                          to restrictions on investment in the

                                          offered certificates. You should
                                          consult your own legal advisors for
                                          assistance in determining the
                                          suitability of and consequences to you
                                          of the purchase, ownership, and the
                                          sale of the offered certificates.

RATING....................................At the date of issuance, each class of certificates of each series that
                                          are offered to you will be rated not
                                          lower than investment grade by one or
                                          more nationally recognized statistical
                                          rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                         Secondary market considerations may
                                          make your certificates difficult to
                                          resell or less valuable than you
                                          anticipated for a variety of reasons,
                                          including:

                                          o    there may not be a secondary
                                               market for the certificates;

                                          o    if a secondary market develops,
                                               we cannot assure you that it will
                                               continue or will provide you with
                                               the liquidity of investment you
                                               may have anticipated. Lack of
                                               liquidity could result in a
                                               substantial decrease in the
                                               market value of your
                                               certificates;

                                          o    the market value of your
                                               certificates will fluctuate with
                                               changes in interest rates;

                                          o    the secondary market for
                                               certificates backed by
                                               residential mortgages may be more
                                               liquid than the secondary market
                                               for certificates backed by
                                               multifamily and commercial
                                               mortgages so if your liquidity
                                               assumptions were based on the
                                               secondary market for certificates
                                               backed by residential mortgages,
                                               your assumptions may not be
                                               correct;

                                          o    certificateholders have no
                                               redemption rights; and

                                          o    secondary market purchasers are
                                               limited to this prospectus, the
                                               related prospectus supplement and
                                               to the reports delivered to
                                               certificateholders for
                                               information concerning the
                                               certificates.

                                          Morgan Stanley & Co. Incorporated
                                          currently expects to make a secondary
                                          market in your certificates, but it
                                          has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                              Unless the related prospectus
                                          supplement so specifies, the sole
                                          source of payment on your certificates
                                          will be proceeds from the assets
                                          included in the trust fund for each
                                          series of certificates and any form of
                                          credit enhancement specified in the
                                          related prospectus supplement. You
                                          will not have any claim against, or
                                          security interest in, the trust fund
                                          for any other series. In addition, in
                                          general, there is no recourse to
                                          Morgan Stanley Capital I Inc. or any
                                          other entity, and neither the
                                          certificates nor the underlying
                                          mortgage loans are guaranteed or
                                          insured by any governmental agency or
                                          instrumentality or any other entity.
                                          Therefore, if the trust fund's assets
                                          are insufficient to pay you your

                                      -9-

                                          expected return, in most situations
                                          you will not receive payment from any
                                          other source. Exceptions include:

                                          o    loan repurchase obligations in
                                               connection with a breach of
                                               certain of the representations
                                               and warranties; and

                                          o    advances on delinquent loans, to
                                               the extent the master servicer
                                               deems the advance will be
                                               recoverable.

                                          Because some of the representations
                                          and warranties with respect to the
                                          mortgage loans or mortgage backed
                                          securities may have been made or
                                          assigned in connection with transfers
                                          of the mortgage loans or mortgage
                                          backed securities prior to the closing
                                          date, the rights of the trustee and
                                          the certificateholders with respect to
                                          those representations or warranties
                                          will be limited to their rights as
                                          assignees. Unless the related
                                          prospectus supplement so specifies,
                                          neither Morgan Stanley Capital I Inc.,
                                          the master servicer nor any affiliate
                                          thereof will have any obligation with
                                          respect to representations or
                                          warranties made by any other entity.

                                          There may be accounts, as described in
                                          the related prospectus supplement,
                                          maintained as credit support. The
                                          amounts in these accounts may be
                                          withdrawn, under conditions described
                                          in the related prospectus supplement.
                                          Any withdrawn amounts will not be
                                          available for the future payment of
                                          principal or interest on the
                                          certificates.

                                          If a series of certificates consists
                                          of one or more classes of subordinate
                                          certificates, the amount of any losses
                                          or shortfalls in collections of assets
                                          on any distribution date will be borne
                                          first by one or more classes of the
                                          subordinate certificates, as described
                                          in the related prospectus supplement.
                                          Thereafter, those losses or shortfalls
                                          will be borne by the remaining classes
                                          of certificates, in the priority and
                                          manner and subject to the limitations
                                          specified in the related prospectus
                                          supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                              The yield on your certificates may be
                                          reduced by prepayments on the mortgage
                                          loans or mortgage backed securities
                                          because prepayments affect the average
                                          life of the certificates. Prepayments
                                          can be voluntary, if permitted, and
                                          involuntary, such as prepayments
                                          resulting from casualty or
                                          condemnation, defaults and
                                          liquidations or repurchases upon
                                          breaches of representations and
                                          warranties. The investment performance
                                          of your certificates may vary
                                          materially and adversely from your
                                          expectation if the actual rate of
                                          prepayment is higher or lower than you
                                          anticipated.

                                          Voluntary prepayments may require the
                                          payment of a yield maintenance or
                                          prepayment premium. Nevertheless, we
                                          cannot assure you that the existence
                                          of the prepayment premium will cause a
                                          borrower to refrain from prepaying its
                                          mortgage loan nor can we assure you of
                                          the rate at which prepayments will
                                          occur. Morgan Stanley Mortgage Capital
                                          Inc., under certain circumstances, may
                                          be required to repurchase a mortgage
                                          loan from the trust fund if there has
                                          been a breach of a representation or
                                          warranty. The repurchase price paid
                                          will be passed through to you, as a
                                          certificateholder, with the same
                                          effect as if the mortgage loan had
                                          been prepaid in part or in full,
                                          except that no prepayment premium or
                                          yield maintenance charge would be
                                          payable.

                                      -10-

                                          Such a repurchase may therefore
                                          adversely affect the yield to maturity
                                          on your certificates.

                                          In a pool of mortgage loans, the rate
                                          of prepayment is unpredictable as it
                                          is influenced by a variety of factors
                                          including:

                                          o    the terms of the mortgage loans;

                                          o    the length of any prepayment
                                               lockout period;

                                          o    the prevailing interest rates;

                                          o    the availability of mortgage
                                               credit;

                                          o    the applicable yield maintenance
                                               charges or prepayment premiums;

                                          o    the servicer's ability to enforce
                                               those yield maintenance charges
                                               or prepayment premiums;

                                          o    the occurrence of casualties or
                                               natural disasters; and

                                          o    economic, demographic, tax, legal
                                               or other factors.

                                          There can be no assurance that the
                                          rate of prepayments will conform to
                                          any model described in this prospectus
                                          or in the related prospectus
                                          supplement.

                                          Some of the certificates may be more
                                          sensitive to prepayments than other
                                          certificates and in certain cases, the
                                          certificateholder holding these
                                          certificates may fail to recoup its
                                          original investment. You should
                                          carefully consider the specific
                                          characteristics of the certificates
                                          you purchase, as well as your
                                          investment approach and strategy. For
                                          instance, if you purchase a
                                          certificate at a premium, a prepayment
                                          may reduce the stream of interest
                                          payments you are entitled to receive
                                          on your certificate and your actual
                                          yield may be lower than your
                                          anticipated yield. Similarly, if you
                                          purchase a certificate which provides
                                          for the payment of interest only, or a
                                          certificate which provides for the
                                          payment of interest only after the
                                          occurrence of certain events, such as
                                          the retirement of one or more other
                                          classes of certificates of a series,
                                          you will probably be extremely
                                          sensitive to prepayments because a
                                          prepayment may reduce the stream of
                                          interest payments you are entitled to
                                          receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED                 The yield on your certificates may be
                                          less than anticipated because the
                                          prepayment premium or yield
                                          maintenance required under certain
                                          prepayment scenarios may not be
                                          enforceable in some states or under
                                          federal bankruptcy laws.

                                          o    Some courts may consider the
                                               prepayment premium to be
                                               usurious.

                                          o    Even if the prepayment premium is
                                               enforceable, we cannot assure you
                                               that foreclosure proceeds will be
                                               sufficient to pay the prepayment
                                               premium.

                                      -11-

                                          o    Although the collateral
                                               substitution provisions related
                                               to defeasance are not suppose to
                                               be treated as a prepayment and
                                               should not affect your
                                               certificates, we cannot assure
                                               you that a court will not
                                               interpret the defeasance
                                               provisions as requiring a
                                               prepayment premium; nor can we
                                               assure you that if it is treated
                                               as a prepayment premium, the
                                               court will find the defeasance
                                               income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       As principal payments or prepayments
                                          are made on a mortgage loan, the
                                          mortgage pool will be exposed to
                                          concentration risks with respect to
                                          the diversity of mortgaged properties,
                                          types of mortgaged properties and
                                          number of borrowers. Classes that have
                                          a later sequential designation or a
                                          lower payment priority are more likely
                                          to be exposed to these concentration
                                          risks than are classes with an earlier
                                          sequential designation or higher
                                          priority. This is so because principal
                                          on the certificates will be payable in
                                          sequential order, and no class
                                          entitled to a distribution of
                                          principal will receive its principal
                                          until the principal amount of the
                                          preceding class or classes entitled to
                                          receive principal have been reduced to
                                          zero.

RATINGS DO NOT GUARANTY
PAYMENT                                   Any rating assigned by a rating agency
                                          to a class of certificates reflects
                                          the rating agency's assessment of the
                                          likelihood that holders of the class
                                          of certificates will receive the
                                          payments to which they are entitled.

                                          o    The ratings do not assess the
                                               likelihood that you will receive
                                               timely payments on your
                                               certificates.

                                          o    The ratings do not assess the
                                               likelihood of prepayments,
                                               including those caused by
                                               defaults.

                                          o    The ratings do not assess the
                                               likelihood of early optional
                                               termination of the certificates.

                                          Each rating agency rating classes of a
                                          particular series will determine the
                                          amount, type and nature of credit
                                          support required for that series.This
                                          determination may be based on an
                                          actuarial analysis of the behavior of
                                          mortgage loans in a larger group
                                          taking into account the appraised
                                          value of the real estate and the
                                          commercial and multifamily real estate
                                          market.

                                          o    We cannot assure you that the
                                               historical data supporting the
                                               actuarial analysis will
                                               accurately reflect or predict the
                                               rate of delinquency, foreclosure
                                               or loss that will be experienced
                                               by the mortgage loans in a
                                               particular series.

                                          o    We cannot assure you that the
                                               appraised value of any property
                                               securing a mortgage loan in a
                                               particular series will remain
                                               stable throughout the life of
                                               your certificate.

                                          o    We cannot assure you that the
                                               real estate market will not
                                               experience an overall decline in
                                               property values nor can we assure
                                               you that the outstanding balance
                                               of any mortgage loan in a

                                      -12-

                                          particular series will always be less
                                          than the market value of the property
                                          securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE             If one or more rating agencies
                                          downgrade certificates of a series,
                                          your certificate will decrease in
                                          value. Because none of Morgan Stanley
                                          Capital I Inc., the seller, the master
                                          servicer, the trustee or any affiliate
                                          has any obligation to maintain a
                                          rating of a class of certificates, you
                                          will have no recourse if your
                                          certificate decreases in value.

CASH FLOW FROM THE PROPERTIES MAY
BE VOLATILE AND INSUFFICIENT TO
ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                         Repayment of a commercial or
                                          multifamily mortgage loan is dependent
                                          on the income produced by the
                                          property. Therefore, the borrower's
                                          ability to repay a mortgage loan
                                          depends primarily on the successful
                                          operation of the property and the net
                                          operating income derived from the
                                          property. Net operating income can be
                                          volatile and may be adversely affected
                                          by factors such as:

                                          o    economic conditions causing plant
                                               closings or industry slowdowns;

                                          o    an oversupply of available retail
                                               space, office space or
                                               multifamily housing;

                                          o    changes in consumer tastes and
                                               preferences;

                                          o    decrease in consumer confidence;

                                          o    retroactive changes in building
                                               codes;

                                          o    the age, design and construction
                                               quality of the property,
                                               including perceptions regarding
                                               the attractiveness, convenience
                                               or safety of the property;

                                          o    the age, design, construction
                                               quality and proximity of
                                               competing properties;

                                          o    increases in operating expenses
                                               due to external factors such as
                                               increases in heating or
                                               electricity costs;

                                          o    increases in operating expenses
                                               due to maintenance or
                                               improvements required at the
                                               property;

                                          o    a decline in the financial
                                               condition of a major tenant;

                                          o    a decline in rental rates as
                                               leases are renewed or entered
                                               into with new tenants;

                                          o    the concentration of a particular
                                               business type in a building;

                                          o    the length of tenant leases;

                                          o    the creditworthiness of tenants;
                                               and

                                          o    the property's "operating
                                               leverage."

                                      -13-

                                          Operating leverage refers to the
                                          percentage of total property expenses
                                          in relation to revenue, the ratio of
                                          fixed operating expenses to those that
                                          vary with revenue and the level of
                                          capital expenditures required to
                                          maintain the property and retain or
                                          replace tenants.

                                          If a commercial property is designed
                                          for a specific tenant, net operating
                                          income may be adversely affected if
                                          that tenant defaults under its
                                          obligations because properties
                                          designed for a specific tenant often
                                          require substantial renovation before
                                          it is suitable for a new tenant. As a
                                          result, the proceeds from liquidating
                                          this type of property following
                                          foreclosure might be insufficient to
                                          cover the principal and interest due
                                          under the loan.

                                          It is anticipated that a substantial
                                          portion of the mortgage loans included
                                          in any trust fund will be nonrecourse
                                          loans or loans for which recourse may
                                          be restricted or unenforceable.
                                          Therefore, if a borrower defaults,
                                          recourse may be had only against the
                                          specific property and any other assets
                                          that have been pledged to secure the
                                          related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING INCOME                          Various factors may adversely affect
                                          the value of the mortgaged properties
                                          without affecting the properties'
                                          current net operating income. These
                                          factors include among others:

                                          o    changes in governmental
                                               regulations, fiscal policy,
                                               zoning or tax laws;

                                          o    potential environmental
                                               legislation or liabilities or
                                               other legal liabilities;

                                          o    the availability of refinancing;
                                               and

                                          o    changes in interest rate levels
                                               or yields required by investors
                                               in income producing commercial
                                               properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                     The successful operation of a real
                                          estate project depends upon the
                                          property manager's performance and
                                          viability. The property manager is
                                          responsible for:

                                          o    responding to changes in the
                                               local market;

                                          o    planning and implementing the
                                               rental structure;

                                          o    operating the property and
                                               providing building services;

                                          o    managing operating expenses; and

                                          o    assuring that maintenance and
                                               capital improvements are carried
                                               out in a timely fashion.

                                          A good property manager, by
                                          controlling costs, providing
                                          appropriate service to tenants and
                                          seeing to the maintenance of
                                          improvements, can improve cash flow,
                                          reduce vacancy, leasing and repair
                                          costs and

                                      -14-

                                          preserve building value. On the other
                                          hand, management errors can, in some
                                          cases, impair short-term cash flow and
                                          the long term viability of an income
                                          producing property. Properties
                                          deriving revenues primarily from
                                          short-term sources are generally more
                                          management intensive than properties
                                          leased to creditworthy tenants under
                                          long-term leases.

                                          Morgan Stanley Capital I Inc. makes no
                                          representation or warranty as to the
                                          skills of any present or future
                                          managers. Additionally, Morgan Stanley
                                          Capital I Inc. cannot assure you that
                                          the property managers will be in a
                                          financial condition to fulfill their
                                          management responsibilities throughout
                                          the terms of their respective
                                          management agreements.

YOU SHOULD CONSIDER THE NUMBER OF
MORTGAGE LOANS IN THE POOL                Assuming pools of equal aggregate
                                          unpaid principal balances, the
                                          concentration of default, foreclosure
                                          and loss in a trust fund containing
                                          fewer mortgage loans will generally be
                                          higher than that in trust fund
                                          containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                 Payments under the mortgage loans are
                                          generally not insured or guaranteed by
                                          any person or entity.

                                          In general, the borrowers under the
                                          mortgage loans will be entities
                                          created to own or purchase the related
                                          commercial property. The borrowers are
                                          set up this way, in significant part,
                                          to isolate the property from the debts
                                          and liabilities of the person creating
                                          the entity. Unless otherwise
                                          specified, the loan will represent a
                                          nonrecourse obligation of the related
                                          borrower secured by the lien of the
                                          related mortgage and the related lease
                                          assignments. Even if the loan is
                                          recourse, the borrower generally will
                                          not have any significant assets other
                                          than the property or properties and
                                          the related leases, which will be
                                          pledged to the trustee. Therefore,
                                          payments on the loans and, in turn,
                                          payments of principal and interest on
                                          your certificates, will depend
                                          primarily or solely on rental payments
                                          by the lessees. Those rental payments
                                          will, in turn, depend on continued
                                          occupancy by, or the creditworthiness
                                          of, those lessees. Both continued
                                          occupancy and creditworthiness may be
                                          adversely affected by a general
                                          economic downturn or an adverse change
                                          in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE
ON ITS MATURITY DATE WHICH
WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Some of the mortgage loans may not be
                                          fully amortizing over their terms to
                                          maturity and will require substantial
                                          principal payments--i.e., balloon
                                          payments--at their stated maturity.
                                          Mortgage loans with balloon payments
                                          involve a greater degree of risk
                                          because a borrower's ability to make a
                                          balloon payment typically will depend
                                          upon its ability either to timely
                                          refinance the loan or to timely sell
                                          the mortgaged property. However,
                                          refinancing a loan or selling the
                                          property will be affected by a number
                                          of factors, including:

                                          o    interest rates;

                                          o    the borrower's equity in the
                                               property;

                                      -15-

                                          o    the financial condition and
                                               operating history of the borrower
                                               and the property;

                                          o    tax laws;

                                          o    renewability of operating
                                               licenses;

                                          o    prevailing economic conditions
                                               and the availability of credit
                                               for commercial and multifamily
                                               properties;

                                          o    with respect to certain
                                               multifamily properties and mobile
                                               home parks, rent control laws;
                                               and

                                          o    with respect to hospitals,
                                               nursing homes and convalescent
                                               homes, reimbursement rates from
                                               private and public coverage
                                               providers.

YOUR CERTIFICATES WILL BEAR LOSSES
IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                            If the prospectus supplement so
                                          specifies, some of the mortgage loans
                                          may be secured primarily by junior
                                          mortgages. In the event of a
                                          liquidation, satisfaction of a
                                          mortgage loan secured by a junior
                                          mortgage will be subordinate to the
                                          satisfaction of the related senior
                                          mortgage loan. If the proceeds are
                                          insufficient to satisfy the junior
                                          mortgage and the related senior
                                          mortgage, the junior mortgage loan in
                                          the trust fund would suffer a loss and
                                          the class of certificate you own may
                                          bear that loss. Therefore, any risks
                                          of deficiencies associated with first
                                          mortgage loans will be even greater in
                                          the case of junior mortgage loans. See
                                          "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       If the related prospectus supplement
                                          so specifies, a master servicer, a
                                          sub-servicer or a special servicer
                                          will be permitted, within prescribed
                                          parameters, to extend and modify whole
                                          loans that are in default or as to
                                          which a payment default is imminent.
                                          Any ability to extend or modify may
                                          apply, in particular, to whole loans
                                          with balloon payments. In addition, a
                                          master servicer, a sub-servicer or a
                                          special servicer may receive a workout
                                          fee based on receipts from, or
                                          proceeds of, those whole loans. While
                                          any entity granting this type of
                                          extension or modification generally
                                          will be required to determine that the
                                          extension or modification is
                                          reasonably likely to produce a greater
                                          recovery on a present value basis than
                                          liquidation, there is no assurance
                                          this will be the case. Additionally,
                                          if the related prospectus supplement
                                          so specifies, some of the mortgage
                                          loans included in the mortgage pool
                                          may have been subject to workouts or
                                          similar arrangements following prior
                                          periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      The bankruptcy or insolvency of a
                                          major tenant, or of a number of
                                          smaller tenants may adversely affect
                                          the income produced by a mortgaged
                                          property. Under the Bankruptcy Code, a
                                          tenant has the option of assuming or
                                          rejecting any unexpired lease. If the
                                          tenant rejects the lease, the
                                          landlord's claim would be a general
                                          unsecured claim against the tenant,
                                          absent collateral securing the claim.
                                          The claim would be limited to the
                                          unpaid rent reserved for the periods
                                          prior to the bankruptcy petition or
                                          the earlier surrender of the leased

                                      -16-

                                          premises, which are unrelated to the
                                          rejection, plus the greater of one
                                          year's rent or 15% of the remaining
                                          rent reserved under the lease, but not
                                          more than three years' rent to cover
                                          any rejection related claims.

BORROWER BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Bankruptcy Code, the filing
                                          of a petition in bankruptcy by or
                                          against a borrower will stay the sale
                                          of the real property owned by that
                                          borrower, as well as the commencement
                                          or continuation of a foreclosure
                                          action. In addition, if a court
                                          determines that the value of the
                                          mortgaged property is less than the
                                          principal balance of the mortgage loan
                                          it secures, the court may prevent a
                                          lender from foreclosing on the
                                          mortgaged property, subject to certain
                                          protections available to the lender.
                                          As part of a restructuring plan, a
                                          court also may reduce the amount of
                                          secured indebtedness to the then-value
                                          of the mortgaged property. Such an
                                          action would make the lender a general
                                          unsecured creditor for the difference
                                          between the then-value and the amount
                                          of its outstanding mortgage
                                          indebtedness. A bankruptcy court also
                                          may:

                                          o    grant a debtor a reasonable time
                                               to cure a payment default on a
                                               mortgage loan;

                                          o    reduce monthly payments due under
                                               a mortgage loan;

                                          o    change the rate of interest due
                                               on a mortgage loan; or

                                          o    otherwise alter the mortgage
                                               loan's repayment schedule.

                                          Moreover, the filing of a petition in
                                          bankruptcy by, or on behalf of, a
                                          junior lienholder may stay the senior
                                          lienholder from taking action to
                                          foreclose on the mortgaged property in
                                          a manner that would substantially
                                          diminish the position of the junior
                                          lien. Additionally, the borrower's
                                          trustee or the borrower, as
                                          debtor-in-possession, has certain
                                          special powers to avoid, subordinate
                                          or disallow debts. In certain
                                          circumstances, the claims of the
                                          trustee may be subordinated to
                                          financing obtained by a
                                          debtor-in-possession subsequent to its
                                          bankruptcy.

                                          Under the Bankruptcy Code, the lender
                                          will be stayed from enforcing a
                                          borrower's assignment of rents and
                                          leases. The Bankruptcy Code also may
                                          interfere with the lender's ability to
                                          enforce lockbox requirements. The
                                          legal proceedings necessary to resolve
                                          these issues can be time consuming and
                                          may significantly delay the receipt of
                                          rents. Rents also may escape an
                                          assignment to the extent they are used
                                          by the borrower to maintain the
                                          mortgaged property or for other court
                                          authorized expenses.

                                          As a result of the foregoing, the
                                          lender's recovery with respect to
                                          borrowers in bankruptcy proceedings
                                          may be significantly delayed, and the
                                          aggregate amount ultimately collected
                                          may be substantially less than the
                                          amount owed.

                                       -17

SOPHISTICATION OF THE BORROWER MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      In general, the mortgage loans will be
                                          made to partnerships, corporations or
                                          other entities rather than
                                          individuals. This may entail greater
                                          risks of loss from delinquency and
                                          foreclosure than do single family
                                          mortgage loans. In addition, the
                                          borrowers under commercial mortgage
                                          loans may be more sophisticated than
                                          the average single family home
                                          borrower. This may increase the
                                          likelihood of protracted litigation or
                                          the likelihood of bankruptcy in
                                          default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Although the prospectus supplement for
                                          a series of certificates will describe
                                          the credit support for the related
                                          trust fund, the credit support will be
                                          limited in amount and coverage and may
                                          not cover all potential losses or
                                          risks. Use of credit support will be
                                          subject to the conditions and
                                          limitations described in the
                                          prospectus and in the related
                                          prospectus supplement. Moreover, any
                                          applicable credit support may not
                                          cover all potential losses or risks.
                                          For example, credit support may not
                                          cover fraud or negligence by a
                                          mortgage loan originator or other
                                          parties.

                                          A series of certificates may include
                                          one or more classes of subordinate
                                          certificates, which may include
                                          certificates being offered to you.
                                          Although subordination is intended to
                                          reduce the senior certificateholders'
                                          risk of delinquent distributions or
                                          ultimate losses, the amount of
                                          subordination will be limited and may
                                          decline under certain circumstances.
                                          In addition, if principal payments are
                                          made in a specified order of priority,
                                          and limits exist with respect to the
                                          aggregate amount of claims under any
                                          related credit support, the credit
                                          support may be exhausted before the
                                          principal of the certificate classes
                                          with lower priority has been repaid.
                                          Significant losses and shortfalls on
                                          the assets consequently may fall
                                          primarily upon classes of certificates
                                          having a lower payment priority.
                                          Moreover, if a form of credit support
                                          covers more than one series of
                                          certificates, holders of certificates
                                          evidencing an interest in a covered
                                          series will be subject to the risk
                                          that the credit support will be
                                          exhausted by the claims of other
                                          covered series.

                                          The amount of any credit support
                                          supporting one or more classes of
                                          certificates being offered to you,
                                          including the subordination of one or
                                          more classes will be determined on the
                                          basis of criteria established by each
                                          pertinent rating agency. Those
                                          criteria will be based on an assumed
                                          level of defaults, delinquencies,
                                          other losses or other factors.
                                          However, the loss experience on the
                                          related mortgage loans or mortgage
                                          backed securities may exceed the
                                          assumed levels. See "Description of
                                          Credit Support."

                                          Regardless of the form of any credit
                                          enhancement, the amount of coverage
                                          will be limited and, in most cases,
                                          will be subject to periodic reduction,
                                          in accordance with a schedule or
                                          formula. The master servicer generally
                                          will be permitted to reduce, terminate
                                          or substitute all or a portion of the
                                          credit enhancement for any series of
                                          certificates, if the applicable rating
                                          agency indicates that the then-current
                                          ratings will not be adversely
                                          affected. A rating agency may lower
                                          the ratings of any series of
                                          certificates if the obligations of any
                                          credit support

                                      -18-

                                          provider are downgraded. The ratings
                                          also may be lowered if losses on the
                                          related mortgage loans or MBS
                                          substantially exceed the level
                                          contemplated by the rating agency at
                                          the time of its initial rating
                                          analysis. Neither Morgan Stanley
                                          Capital I Inc., the master servicer
                                          nor any of their affiliates will have
                                          any obligation to replace or
                                          supplement any credit enhancement, or
                                          to take any other action to maintain
                                          any ratings of any series of
                                          certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT TO
DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                               To the extent described in this
                                          prospectus, the subordinate
                                          certificateholders' rights to receive
                                          distributions with respect to the
                                          assets to which they would otherwise
                                          be entitled will be subordinate to the
                                          rights of the senior
                                          certificateholders and of the master
                                          servicer, if the master servicer is
                                          paid its servicing fee, including any
                                          unpaid servicing fees with respect to
                                          one or more prior periods, and is
                                          reimbursed for certain unreimbursed
                                          advances and unreimbursed liquidation
                                          expenses. As a result, investors in
                                          subordinate certificates must be
                                          prepared to bear the risk that they
                                          may be subject to delays in payment
                                          and may not recover their initial
                                          investments.

                                          The yields on the subordinate
                                          certificates may be extremely
                                          sensitive to the loss experience of
                                          the assets and the timing of any
                                          losses. If the actual rate and amount
                                          of losses experienced by the assets
                                          exceed the rate and amount assumed by
                                          an investor, the yields to maturity on
                                          the subordinate certificates may be
                                          lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       The mortgage loans may contain
                                          due-on-sale clauses, which permit a
                                          lender to accelerate the maturity of
                                          the mortgage loan if the borrower
                                          sells, transfers or conveys the
                                          related mortgaged property or its
                                          interest in the mortgaged property and
                                          debt-acceleration clauses, which
                                          permit a lender to accelerate the loan
                                          upon a monetary or non-monetary
                                          default by the borrower. These clauses
                                          are generally enforceable. The courts
                                          of all states will enforce clauses
                                          providing for acceleration in the
                                          event of a material payment default.
                                          The equity courts, however, may refuse
                                          to enforce these clauses if
                                          acceleration of the indebtedness would
                                          be inequitable, unjust or
                                          unconscionable.

                                          If the related prospectus supplement
                                          so specifies, the mortgage loans will
                                          be secured by an assignment of leases
                                          and rents. Pursuant to those
                                          assignments, the borrower typically
                                          assigns its right, title and interest
                                          as landlord under the leases on the
                                          related mortgaged property and the
                                          income derived from the leases to the
                                          lender as further security for the
                                          related mortgage loan, while retaining
                                          a license to collect rents as long as
                                          there is no default. If the borrower
                                          defaults, the license terminates and
                                          the lender is entitled to collect
                                          rents. These assignments are typically
                                          not perfected as security interests
                                          prior to actual possession of the cash
                                          flows. Some state laws may require
                                          that the lender take possession of the
                                          mortgaged property and obtain judicial
                                          appointment of a receiver before
                                          becoming entitled to collect the
                                          rents. In addition, if bankruptcy or
                                          similar proceedings are commenced by
                                          or in respect of the borrower, the
                                          lender's ability to collect the rents
                                          may be adversely

                                      -19-

                                          affected. See "Legal Aspects of the
                                          Mortgage Loans and the Leases--Leases
                                          and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                         Real property pledged as security for
                                          a mortgage loan may be subject to
                                          environmental risks. Under federal law
                                          and the laws of certain states,
                                          contamination of a property may give
                                          rise to a lien on the property to
                                          assure the costs of cleanup. In
                                          several states, this type of lien has
                                          priority over the lien of an existing
                                          mortgage against the property.
                                          Moreover, the presence of hazardous or
                                          toxic substances, or the failure to
                                          remediate the property, may adversely
                                          affect the owner or operator's ability
                                          to borrow using the property as
                                          collateral. In addition, under the
                                          laws of some states and under CERCLA
                                          and other federal law, a lender may
                                          become liable, as an "owner operator,"
                                          for costs of addressing releases or
                                          threatened releases of hazardous
                                          substances that require remedy at a
                                          property, if agents or employees of
                                          the lender have become sufficiently
                                          involved in the management or
                                          operations of the borrower. Liability
                                          may be imposed even if the
                                          environmental damage or threat was
                                          caused by a prior owner.

                                          Under certain circumstances, a lender
                                          also risks this type of liability on
                                          foreclosure of the mortgage. Unless
                                          the related prospectus supplement
                                          specifies otherwise, neither the
                                          master servicer, the sub-servicer nor
                                          the special servicer may acquire title
                                          to a mortgaged property or take over
                                          its operation unless the master
                                          servicer has previously determined,
                                          based upon a report prepared by a
                                          person who regularly conducts
                                          environmental audits, that:

                                          o    the mortgaged property is in
                                               compliance with applicable
                                               environmental laws, and there are
                                               no circumstances present at the
                                               mortgaged property for which
                                               investigation, testing,
                                               monitoring, containment, clean-up
                                               or remediation could be required
                                               under any federal, state or local
                                               law or regulation; or

                                          o    if the mortgaged property is not
                                               in compliance with applicable
                                               environmental laws or
                                               circumstances requiring any of
                                               the foregoing actions are
                                               present, that it would be in the
                                               best economic interest of the
                                               trust fund to acquire title to
                                               the mortgaged property and take
                                               the actions as would be necessary
                                               and appropriate to effect
                                               compliance or respond to those
                                               circumstances.

                                          See "Legal Aspects of the Mortgage
                                          Loans and Leases--Environmental
                                          Legislation."

IF YOU ARE SUBJECT TO ERISA, YOU
MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                     Generally, ERISA applies to
                                          investments made by employee benefit
                                          plans and transactions involving the
                                          assets of those plans. Due to the
                                          complexity of regulations governing
                                          those plans, prospective investors
                                          that are subject to ERISA are urged to
                                          consult their own counsel regarding
                                          consequences under ERISA of
                                          acquisition, ownership and disposition
                                          of the offered certificates of any
                                          series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                               Except as provided in the prospectus
                                          supplement, REMIC residual
                                          certificates are anticipated to have
                                          "phantom income" associated with them.
                                          That is, taxable income is anticipated
                                          to be allocated to the REMIC residual
                                          certificates in the early years of the
                                          existence of the related REMIC--even
                                          if the REMIC residual certificates
                                          receive no distributions from the
                                          related REMIC--with a corresponding
                                          amount of losses allocated to the
                                          REMIC residual certificates in later
                                          years. Accordingly, the present value
                                          of the tax detriments associated with
                                          the REMIC residual certificates may
                                          significantly exceed the present value
                                          of the tax benefits related thereto,
                                          and the REMIC residual certificates
                                          may have a negative "value."

                                          Moreover, the REMIC residual
                                          certificates will, in effect, be
                                          allocated an amount of gross income
                                          equal to the non-interest expenses of
                                          the REMIC, but those expenses will be
                                          deductible only as itemized
                                          deductions, and will be subject to all
                                          the limitations applicable to itemized
                                          deductions, by holders of REMIC
                                          residual certificates that are
                                          individuals. Accordingly, investment
                                          in the REMIC residual certificates
                                          generally will not be suitable for
                                          individuals or for certain
                                          pass-through entities, such as
                                          partnerships or S corporations, that
                                          have individuals as partners or
                                          shareholders. In addition, REMIC
                                          residual certificates are subject to
                                          restrictions on transfer. Finally,
                                          prospective purchasers of a REMIC
                                          residual certificate should be aware
                                          that Treasury Department regulations
                                          do not permit certain REMIC residual
                                          interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES MAY
EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Under certain circumstances, the
                                          consent or approval of the holders of
                                          a specified percentage of the
                                          aggregate principal balance of all
                                          outstanding certificates of a series
                                          or a similar means of allocating
                                          decision-making will be required to
                                          direct certain actions. The actions
                                          may include directing the special
                                          servicer or the master servicer
                                          regarding measures to be taken with
                                          respect to some of the mortgage loans
                                          and real estate owned properties and
                                          amending the relevant pooling
                                          agreement or trust agreement. The
                                          consent or approval of these holders
                                          will be sufficient to bind all
                                          certificateholders of the relevant
                                          series. See "Description of the
                                          Agreements--Events of Default,"
                                          "--Rights Upon Event of Default," and
                                          "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      There may be pending or threatened
                                          legal proceedings against the
                                          borrowers and managers of the
                                          mortgaged properties and their
                                          respective affiliates arising out of
                                          the ordinary business of the
                                          borrowers, managers and affiliates.
                                          This litigation could cause a delay in
                                          the payment on your certificates.
                                          Therefore, we cannot assure you that
                                          this type of litigation would not have
                                          a material adverse effect on your
                                          certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990 MAY
BE EXPENSIVE AND MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Americans with Disabilities
                                          Act of 1990, all public accommodations
                                          are required to meet federal
                                          requirements related to access and use
                                          by disabled persons. Borrowers may
                                          incur costs complying with the
                                          Americans with Disabilities Act of
                                          1990. In addition, noncompliance could
                                          result in the imposition of fines by
                                          the federal government or an award of
                                          damages to private litigants. These
                                          costs of complying with the Americans
                                          with Disabilities Act of 1990 and the
                                          possible imposition of fines for
                                          noncompliance would result in
                                          additional expenses on the mortgaged
                                          properties, which could have an
                                          adverse effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-ENTRY,
YOU WILL NOT BE RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE          If the prospectus supplement so
                                          provides, one or more classes of the
                                          certificates offered to you will be
                                          initially represented by one or more
                                          certificates for each class registered
                                          in the name of Cede & Co., the nominee
                                          for the Depository Trust Company. If
                                          you purchase this type of certificate:

                                          o    your certificate will not be
                                               registered in your name or the
                                               name of your nominee;

                                          o    you will not be recognized by the
                                               trustee as a certificateholder;
                                               and

                                          o    you will be able to exercise your
                                               right as a certificateholder only
                                               through the Depository Trust
                                               Company and its participating
                                               organizations.

                                          You will be recognized as a
                                          certificateholder only if and when
                                          definitive certificates are issued.
                                          See "Description of the
                                          Certificates--Book-Entry Registration
                                          and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o    multifamily mortgage loans, commercial mortgage loans or both;

     o    mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o    direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a)
          interest-bearing securities, (b) non-interest bearing securities, (c)
          originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d)
          interest-bearing securities from which the right to payment of principal has been removed; or

     o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o    Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

     Appraised values for income-producing properties may be based on:

     o    the recent resale value of comparable properties at the date of the appraisal;

     o    the cost of replacing the property;

     o    a projection of value based upon the property's projected net cash flow; or

     o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value;

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o    more than one of the appraisal methods may be used and each may produce significantly different results; and

     o    if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage
          Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides

                                      -26-

          otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o    the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the weighted average, by principal balance, of the Loan-to-Value
          Ratios at origination of the mortgage loans;

     o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o    the state or states in which most of the mortgaged properties are located;

     o    information with respect to the prepayment provisions, if any, of the mortgage loans; o the weighted average Retained Interest, if any;

     o    with respect to mortgage loans with adjustable mortgage rates, the
          Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o    have individual principal balances at origination of not less than
          $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount or
          Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o    the original and remaining term to stated maturity of the MBS, if applicable;

     o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o    the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o    characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o    the terms on which the MBS or the related Underlying Mortgage Loans or
          Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

     o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o    the servicing fees payable under the MBS Agreement;

     o    the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
          Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amounts or
          Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o    the original and remaining terms to stated maturity of the government securities;

     o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o    the interest rates of the government securities or the formula to determine the rates, if any;

     o    the applicable payment provisions for the government securities; and

     o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United
          States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely
Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o    will correspond to the rate of principal payments on the assets in the related trust fund;

     o    is likely to be affected by the existence of Lockout Periods and
          Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the
Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate
Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to
Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the
Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And
Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment
Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the
Certificate Balance of that class has been reduced to zero. Stripped Interest
Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

          (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

          (3)  the amount of the distribution allocable to

               o    prepayment premiums and

               o    payments on account of Equity Participations;

          (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other
               customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

          (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

          (7)  the number and aggregate principal balance of Whole Loans in respect of which:

               o    one scheduled payment is delinquent,

               o    two scheduled payments are delinquent,

               o    three or more scheduled payments are delinquent and

               o    foreclosure proceedings have been commenced;

          (8)  with respect to each Whole Loan that is delinquent two or more months:

               o    the loan number thereof,

               o    the unpaid balance thereof,

               o    whether the delinquency is in respect of any balloon
                    payment,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

               o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related
                    advances assuming the mortgage loan is subsequently
                    liquidated through foreclosure,

               o    whether a notice of acceleration has been sent to the
                    borrower and, if so, the date of the notice,

               o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

               o    if the mortgage loan is more than three months delinquent
                    and foreclosure has not been commenced, the reason therefor;

          (9)  with respect to any Whole Loan liquidated during the related Due
               Period other than by payment in full:

               o    the loan number thereof,

               o    the manner in which it was liquidated and

               o    the aggregate amount of liquidation proceeds received;

          (10) with respect to any Whole Loan liquidated during the related Due
               Period,

               o    the portion of the liquidation proceeds payable or
                    reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

               o    the amount of any loss to certificateholders;

          (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period,

               o    the loan number of the related mortgage loan and

               o    the date of acquisition;

          (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

               o    the book value,

               o    the principal balance of the related mortgage loan
                    immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into
                    account certain limited modifications to the terms thereof specified in the Agreement,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

               o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (13) with respect to any REO Property sold during the related Due
               Period

               o    the loan number of the related mortgage loan,

               o    the aggregate amount of sale proceeds,

               o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                    Property or the related mortgage loan and

               o    the amount of any loss to certificateholders in respect of the related mortgage loan;

          (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
               Distribution Date, separately identifying any reduction in the
               Certificate Balance due to the allocation of any loss and
               increase in the Certificate Balance of a class of Accrual
               Certificates in the event that Accrued Certificate Interest has been added to the balance;

          (15) the aggregate amount of principal prepayments made during the related Due Period;

          (16) the amount deposited in the reserve fund, if any, on the
               Distribution Date;

                                      -39-

          (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

          (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the
               Distribution Date;

          (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an
               adjustment date occurs, the adjustable pass-through rate
               applicable to the Distribution Date and the immediately
               succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the
               Series as of the close of business on the Distribution Date; and

          (22) the aggregate amount of payments by the borrowers of:

               o    default interest,

               o    late charges and

               o    assumption and modification fees collected during the
                    related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution
Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of
DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

     o    Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its
          responsibilities as depository with respect to the certificates and
          Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

     o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

     o    A Pooling Agreement will be used where the trust fund includes Whole
          Loans. The parties to a Pooling Agreement will be Morgan Stanley
          Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

     o    A Trust Agreement will be used where the trust fund does not include
          Whole Loans. The parties to a Trust Agreement will be Morgan Stanley
          Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc.,
c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New
York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

     o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

          original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value,
          Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

     o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o    the existence of title insurance insuring the lien priority of the
          Whole Loan;

     o    the authority of the Warrantying Party to sell the Whole Loan;

     o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

     o    the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the
          Warrantying Party was notified of the breach, at the Purchase Price;
          or

     o    if so provided in the prospectus supplement for a series, the
          Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the
          Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

                                      -44-

     o    if so provided in the prospectus supplement for a series, the
          Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

     o    the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

     o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

     o    an account or accounts the deposits in which are insured by the Bank
          Insurance Fund or the Savings Association Insurance Fund of the FDIC,
          to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the
          Certificate Account is maintained or

     o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

          (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained
               Interest;

          (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all
               Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          (4)  any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

          (5)  any amounts representing prepayment premiums;

          (6)  any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley
               Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
               "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
               "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
               Certificates--Termination";

          (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

          (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (12) any other amounts required to be deposited in the Certificate
               Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1)  to make distributions to the certificateholders on each
               Distribution Date;

          (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the
               Certificates--Advances in Respect of Delinquencies," the
               reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4)  to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2)
               and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of
               Subordinate Certificates, if any, remain outstanding, and
               otherwise any outstanding class of certificates, of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain
               outstanding and unreimbursed;

          (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for
               containment, clean-up or remediation of hazardous wastes,
               substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization
               Upon Defaulted Whole Loans";

          (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the
               Depositor";

          (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the
               Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole
               Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               certificateholders;

          (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not
               constitute a waiver with respect to the obligation of the
               Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (17) to pay the person entitled thereto any amounts deposited in the
               Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of
               Assets; Repurchase" and "--Representations and Warranties;
               Repurchases" or otherwise;

          (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

     o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

     o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

     o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

     o    supervising foreclosures;

     o    inspecting and managing mortgaged properties under certain circumstances; and

     o    maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit
          Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

     o    affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

     o    in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

     o    in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

     o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses" below.

                                      -49-

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

     o    monitor any Whole Loan which is in default,

     o    contact the borrower concerning the default,

     o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

     o    initiate corrective action in cooperation with the borrower if cure is likely,

     o    inspect the mortgaged property, and

     o    take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

     o    institute foreclosure proceedings,

     o    exercise any power of sale contained in any mortgage,

     o    obtain a deed in lieu of foreclosure, or

     o    otherwise acquire title to a mortgaged property securing the Whole
          Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

     o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o    if the mortgaged property is not so in compliance or such
          circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

     o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property
          and

     o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

     o    that the expenses will be recoverable by it from related Insurance
          Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate
Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

     o    the replacement cost of the improvements less physical depreciation
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation,
the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related
Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related prospectus supplement.
The entity serving as master servicer or as servicer may be an affiliate of
Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s
affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

     o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
          Agreement;

     o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o    incurred in connection with any violation of any state or federal securities law; or

     o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related
          Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

          (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

     o    exercise any of the powers vested in it by any Agreement;

     o    make any investigation of matters arising under any Agreement; or

     o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

          (1)  to cure any ambiguity;

          (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

                                      -57-

          (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

          (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

     o    defending or prosecuting any legal action in respect of the related
          Agreement or series of certificates;

     o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of
          certificateholders; or

     o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related
          Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2)  any conditions to payment thereunder not otherwise described in this prospectus;

          (3)  the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit
               Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5)  information regarding the obligor under any instrument of Credit
               Support, including:

               o    a brief description of its principal business activities;

               o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o    if applicable, the identity of regulatory agencies that
                    exercise primary jurisdiction over the conduct of its
                    business; and

               o    its total assets, and its stockholders' or policyholders'
                    surplus, if applicable, as of the date specified in the
                    prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

     o    purport to be complete;

     o    purport to reflect the laws of any particular state; or

     o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

     o    a borrower--the borrower and usually the owner of the subject property, and

     o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

     o    a trustor--the equivalent of a mortgagor or borrower,

     o    a trustee to whom the mortgaged property is conveyed, and

     o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o    a tenant's interest in a lease of land or improvements, or both, and

     o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

                                      -63-

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

     o    the Internal Revenue Service grants an REO Extension, or

     o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

          (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

          (2)  the right to cure those defaults, with adequate cure periods;

          (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

          (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities
               thereunder;

          (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

          (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

          (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

     o    assume the lease and retain it or assign it to a third party or

     o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

     o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

     o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

     o    to receive rents, hazard insurance and condemnation proceeds, and

     o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election,with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

     o    a diminution in value of property securing any mortgage loan;

     o    limitation on the ability to foreclose against the property; or

     o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

     o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                      -73-

     o    if the mortgaged property is not so in compliance or such
          circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan
Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

     o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

     o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

     o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

     o    for the interest rate, discount points and charges as are permitted in that state, or

     o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.
Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter
J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

     o    3% of the excess of adjusted gross income over the applicable amount
          and

     o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

     o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
          representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

     o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section
          856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

     o    a grantor trust certificate owned by a REMIC will represent
          "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

     o    the total remaining market discount and

     o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o    the total remaining market discount and

     o    a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

will apply. Because the regulations described above have not been issued, it is impossible to predict what effect thoseregulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

     o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

     o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and
"permitted assets" within the meaning of Code Section 860L(c).

          2. Grantor Trust Certificates Representing Interests in Loans Other
     Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower

                                      -82-

under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under
"--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o    adding (1) the present value at the end of the accrual
          period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
          Assumption--of all remaining payments to be received under the
          Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans

                                      -83-

or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable
     Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o    the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o    the grantor trust certificate is part of a straddle;

     o    the grantor trust certificate is marketed or sold as producing capital gain; or

     o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

                                      -84-

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

     o    an owner that is not a U.S. Person or

     o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that

                                      -85-

such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

     o    the broker determines that the seller is a corporation or other exempt recipient, or

     o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

     o    the broker determines that the seller is an exempt recipient or

     o    the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in
          Code Section 7701(a)(19)(C);

                                      -86-

     o    certificates held by a real estate investment trust will constitute
          "real estate assets" within the meaning of Code Section 856(c)(5)(B);
          and

     o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o    "real estate assets" within the meaning of Code Section 856(c)(5)(B);

     o    "loans secured by an interest in real property" under Code Section
          7701(a)(19)(C); and

     o    whether the income on the certificates is interest described in Code
          Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

                                      -87-

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally

                                      -88-

would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley
Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only
REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such
REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such
Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

     o    adding (1) the present value at the end of the accrual period --
          determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the
          Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2)
          any payments included in the stated redemption price at maturity received during such accrual period, and

     o    subtracting from that total the adjusted issue price of the REMIC
          Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.
In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount

                                      -89-

that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular
Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o    the interest is unconditionally payable at least annually;

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of

                                      -90-

a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated
redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is

                                      -91-

includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

     o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

                                      -92-

          Code Section 1274(d) determined as of the date of purchase of such
          REMIC Regular Certificate, over

     o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be

                                      -93-

allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o    the REMIC Regular Certificateholder does not actually or
          constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

     o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC
          Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax

                                      -94-

advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are
"controlled foreign corporations" as to the United States of which such a
Borrower is a "United States shareholder" within the meaning of Section 951(b)
of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related
Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o    the broker determines that the seller is a corporation or other exempt recipient, or

     o    the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a
          Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o    the broker determines that the seller is an exempt recipient, or

     o    the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -95-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o    the income from the mortgage loans or MBS and the REMIC's other assets
          and

     o    the deductions allowed to the REMIC for interest and OID on the REMIC
          Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the
          REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

                                      -96-

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or
OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The
REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on

                                      -97-

a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

     o    3% of the excess of the individual's adjusted gross income over the applicable amount or

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is
          a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under
          "--Tax-Exempt Investors" below; and

     o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
          Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are

                                      -98-

determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued.
For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC
Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The
"federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

                                      -99-

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan or MBS,

     o    the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o    the receipt of compensation for services, or

     o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

     o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

     o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                                     -100-

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

                                     -101-

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

         (A)      the United States, any State, possession or political
                  subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                  instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B)      any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                  organization is subject to the tax on "unrelated business
                  taxable income"; and

         (C)      a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

     o    a regulated investment company, real estate investment trust or common trust fund;

     o    a partnership, trust or estate; and

     o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual
          Certificate as a nominee or agent for a disqualified organization, and

     o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

                                     -102-

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o    the present value of the expected future distributions on the REMIC
          Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
                    Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another
                    eligible corporation in a transaction which will also
                    satisfy clauses (1) and (2) above and this clause

                                     -103-

                    (3)(ii) and (c) the facts and circumstances known to the
                    transferor on or before the date of the transfer must not
                    reasonably indicate that the taxes associated with the
                    residual interest will not be paid. For purposes of clause
                    (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of
                    reasonable assumptions a reasonable person would conclude
                    that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     -104-

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

     o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley
          & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

                                     -105-

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1)  The acquisition of the certificates by an ERISA Plan is on terms
               -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc.,
               Moody's Investors Service, Inc. and Standard & Poor's Ratings
               Services, a division of The McGraw-Hill Companies, Inc.;

          (3)  The trustee is not an affiliate of any member of the Restricted
               Group other than an underwriter;

          (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;
               and

          (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the Securities Act of
               1933 as amended.

     The trust fund must also meet the following requirements:

     o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating
          Agency for at least one year prior to the Plan's acquisition of the
          Securities; and

     o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

     o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

     o    the Plan is not a plan with respect to which any member of the
          Restricted Group is the "plan sponsor" as defined in Section 3(16)(B)
          of ERISA;

     o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the
          Restricted Group;

     o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

                                     -106-

     o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

     o    that the certificates constitute "certificates" for purposes of the
          Exemption and

     o    that the general conditions and other requirements set forth in the
          Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

     o    are rated in one of the two highest rating categories by one or more
          Rating Agencies and

     o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the

                                     -107-

purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under
SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as

                                     -108-

to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or

                                     -109-

principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine
LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -110-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     -113-

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

     o   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
         Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     o   any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
         Rights; and

     o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

                                     -114-

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o   non-cash items such as depreciation and amortization;

     o   capital expenditures; and

     o   debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

                                     -115-

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

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     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

          A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C.   the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

                                     -117-

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

     o   Mortgage Loans

     o   MBS

     o   direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
         (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

     o   a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

       o   the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

       o   the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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